Exhibit 2.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

THE DOW CHEMICAL COMPANY

AND

BOULEVARD ACQUISITION CORP.

Dated as of April 30, 2015

SALE OF

THE AGROFRESH BUSINESS

i

(continued)

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EXHIBITS

Exhibit A	Form of Bailment Agreement
Exhibit B	Form of India Transition Services Agreement
Exhibit C	Form of Investor Rights Agreement
Exhibit D	Form of Occupancy Agreement
Exhibit E	Form of Tax Receivables Agreement
Exhibit F	Form of Transition Services Agreement
Exhibit G	Form of Seconding Agreement
Exhibit H	Form of Sublease Agreement
Exhibit I	Form of Second Amended and Restated Certificate of Incorporation
Exhibit J	Form of Amended and Restated Bylaws
Exhibit K	Restructuring Transactions
Exhibit L	Form of Series A Certificate of Designation
Exhibit M	Form of Warrant Purchase Agreement

v

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is made as of April 30, 2015, by and between The Dow Chemical Company, a corporation organized under the laws of Delaware (“TDCC”), and Boulevard Acquisition Corp., a corporation organized under the laws of Delaware (“Purchaser”).  Certain capitalized terms used herein are defined in Article I.

W I T N E S S E T H:

WHEREAS, Rohm and Haas Company, a corporation organized under the laws of Delaware and a wholly owned subsidiary of TDCC (“RandH”), owns beneficially and of record all of the issued and outstanding Equity Interests (as defined below) of AgroFresh Inc. (the “AF Interests”), a corporation organized under the laws of Illinois (“AgroFresh”);

WHEREAS, AgroFresh owns or will own, directly or indirectly, beneficially and of record all of the issued and outstanding Equity Interests of the AgroFresh Entities (as defined below) (other than AgroFresh);

WHEREAS, prior to the Restructuring Transactions (as defined below), AgroFresh, together with TDCC and certain of its Affiliates (as defined below), are engaged in the Business (as defined below) and, upon consummation of the Restructuring Transactions, the AgroFresh Entities will be engaged in the Business;

WHEREAS, the Sponsor (as defined below), Purchaser and TDCC have entered into a Standby Agreement (the “Standby Agreement”), dated as the date hereof, pursuant to which, among other things, the subscribers named therein have agreed to subscribe for and purchase from Purchaser shares of Purchaser Common Stock (as defined below), on terms and subject to the conditions set forth therein;

WHEREAS, an Affiliate of Sponsor has entered into a letter agreement with Purchaser and TDCC whereby such Affiliate of Sponsor has agreed to directly pay the Transaction Expenses (as defined below) of Purchaser in excess of the Permitted Transaction Expenses (as defined below);

WHEREAS, Purchaser or its designated Affiliates desire to purchase from RandH, and TDCC desires to cause RandH to sell to Purchaser or its designated Affiliates, all of the AF Interests, upon the terms and subject to the conditions contained herein; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, TDCC and Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  The following terms shall have the following meanings for purposes of this Agreement:

“2014 Financial Information” means the audited combined statements of income and comprehensive income of the Business for the fiscal year ended December 31, 2014.

“2016 Measurement Year” means the one year period commencing on January 1, 2016, and ending on December 31, 2016.

“2017 Measurement Year” means the one year period commencing on January 1, 2017, and ending on December 31, 2017.

“Accounting Firm” has the meaning set forth in Section 2.4(c).

“Additional Purchaser SEC Reports” has the meaning set forth in Section 4.5(a).

“AF Interests” has the meaning set forth in the recitals to this Agreement.

“Affected French Business Employees” has the meaning set forth in Section 6.3(a).

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person; provided, however, that (a) the term “Affiliate” when used with respect to any Seller shall not include the AgroFresh Entities and (b) the term “Affiliate” when used with respect to Purchaser shall not include any Seller or any Affiliate of any Seller.  The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.  Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, the AgroFresh Entities shall be deemed to be Affiliates of Purchaser with respect to the period from and after the Closing.

“Agreement” means this Stock Purchase Agreement, including all Exhibits and Schedules hereto.

“AgroFresh” has the meaning set forth in the recitals to this Agreement.

“AgroFresh Business Combination” means the acquisition by Purchaser of the AF Interests upon the terms and subject to the conditions set forth herein.

“AgroFresh Entities” means (a) AgroFresh (b) the Subsidiaries of AgroFresh as of the date hereof and (c) the Subsidiaries of AgroFresh described on Schedule 1.1A that will be formed by AgroFresh or its Affiliates pursuant to the Restructuring Transactions, as such Schedule may be amended by TDCC prior to the Closing Date by written notice to Purchaser.

“AgroFresh Entity Securities” has the meaning set forth in Section 3.1(d).

“AgroFresh Products and Services” means all applications, products and services sold or provided, or in development or planned for development, by the AgroFresh Entities or Asset Transferors as of the date of this Agreement.

“Alternative Financing” has the meaning set forth in Section 5.21(a).

“Antitrust Division” means the Antitrust Division of the United States Department of Justice.

“Asset Transferors” means those entities set forth on Schedule 1.1B, as such Schedule may be amended by TDCC (provided that any Persons included in such amended Schedule are Subsidiaries of TDCC) prior to the Closing Date by written notice to Purchaser.

“Available Cash” means, as of the date of determination, (a) all proceeds of the Debt Financing (net of any original issue discount) and amounts in the Trust Account, plus (b) all other Cash and Cash Equivalents of Purchaser (including the proceeds of any issuance of Equity Interests after the date hereof).

“Bailment Agreement” means the bailment agreement substantially in the form attached hereto as Exhibit A.

“Business” means the global business relating to (a) pre- and post-harvest applications of 1-methylcyclopropene to inhibit ethylene action in fruit, horticultural, ornamental, and agronomic crops and their products, including commercial activities associated with trademarks AgroFresh, FreshStart, SmartFresh, SmartTabs, Harvista, Invinsa, LandSpring, RipeLock, and EthylBloc; (b) advisory services in connection with post-harvest technology and the use of advanced control technology and equipment for diagnostics and storage room monitoring of fresh produce, including commercial activities associated with the trademark AdvanStore; and (c) research and development of one or more broad spectrum volatile antimicrobials to minimize post-harvest decay in agricultural crops, in each case as conducted by AgroFresh, both directly and through TDCC and its Affiliates, as of the date hereof.

“Business Assets” means the assets, properties and rights of AgroFresh and the assets, properties and rights that are to be transferred to AgroFresh or its Subsidiaries pursuant to the Restructuring Transactions.

“Business Combination” has the meaning given to such term in the Purchaser Charter as of the date hereof.

“Business Combination Proposal” means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest with respect to the AgroFresh Business Combination), relating to a Business Combination.

“Business Combined Income” means, for any given Measurement Year, the combined income before income taxes of the AgroFresh Entities as calculated for purposes of the audited GAAP financial statements of Purchaser for such Measurement Year, determined in accordance and adjusted (to the extent necessary) to comply with the Earnout Accounting Principles.

“Business Contracts” means all Contracts that are either (i) exclusively related to the Business, including those that are set forth on Schedule 1.1C(i); or (ii) set forth on Schedule 1.1C(ii), in the case of each of the foregoing clauses (i) and (ii), to the extent relating to the period subsequent to the Closing.

“Business Day” means any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are authorized or required to be closed for business.

“Business EBITDA” means, for any given Measurement Year, the Business Combined Income, adjusted as set forth below.  For purposes of this Agreement, without duplication of any of the principles and methodologies contained in the Earnout Accounting Principles and without limiting Purchaser’s obligations hereunder or Seller’s remedies hereunder, the following items shall apply to the calculation of Business EBITDA for any given Measurement Year:

(a)                                 there shall be an increase for depreciation and amortization and net interest expense;

(b)                                 there shall be no decrease for any (i) Transaction Expenses of Purchaser, any of its Affiliates or the AgroFresh Entities or (ii) Transfer Taxes;

(c)                                  there shall be no increase or decrease for extraordinary losses or unusual or nonrecurring items that are not in the ordinary course of business, including restructuring charges, gains and losses on asset sales, asset impairments (including intangible assets and goodwill), or asset write-offs;

(d)                                 there shall be no decrease for expenses related to merger and acquisition activities (including any consummated or proposed acquisition of stock or assets, or merger, consolidation or joint venture), the integration thereof, or business development opportunities outside the activities of the Business conducted during the fiscal year ended December 31, 2014;

(e)                                  there shall be no decrease for any acquisition-related expenses, including expenses related to the integration of the AgroFresh Entities after the Closing such as relocation, restructuring, employee retention incentives, or exit costs;

(f)                                   there shall be no increase or decrease for fair value step-up adjustments from purchase accounting, including with respect to inventory;

(g)                                  there shall be no increase or decrease for charges or gains from early extinguishment or refinancing of indebtedness;

(h)                                 without limiting the requirement to apply the Earnout Accounting Principles, there shall be no increase or decrease as a result of any changes in accounting practices, principles, standards or methodologies or a change in GAAP or any GAAP election or treatment not made or utilized by AgroFresh, TDCC or its Affiliates in preparation of the 2014 Financial Information;

(i)                                     there shall be no decrease for any amount paid in connection with any indebtedness, including the indebtedness incurred pursuant to the Debt Financing (including any refinancing thereof), including any principal, interest, prepayment premiums, penalties, breakage costs, “make whole amounts”, fees, costs or expenses;

(j)                                    there shall be no increase or decrease from a change in reserves, including reserves for inventory obsolescence, bad debts or product claims;

(k)                                 there shall be no decrease for expenses associated with the voluntary or involuntary separation from employment and/or transfer of any Transferred Employee or other expenses arising out of a consolidation of services or facilities or other rationalization or restructuring of the AgroFresh Entities subsequent to the Closing (including any required payments to any Transferred Employee pursuant to the terms of this Agreement or any agreement with, or obligation (including pursuant to applicable Law or order of any Governmental Authority) to, such Transferred Employee);

(l)                                     there shall be no decrease for any employment expenses associated with any Seconded Employee with respect to the period during which such employee is a Seconded Employee to the extent that the aggregate amount of such employment expenses exceeds the aggregate amount of such expenses associated with such employee that would have been paid by the AgroFresh Entities with respect to such period had such employee become a Transferred Employee as of the Closing Date;

(m)                             there shall be no decrease for any expenses associated with any bonus compensation plan, stock compensation plan or other incentive plan of Purchaser or any of its Affiliates to the extent the aggregate amount of such expenses exceeds 25% of the total salaries and wages compensation paid by Purchaser in such Measurement Year;

(n)                                 there shall be no decrease for capital expenditures or any expenses associated therewith;

(o)                                 there shall be no increase or decrease for any Losses or expenses recorded during any Measurement Year that are recoverable from insurance carriers or third parties or for any such amounts actually recovered from such insurance carriers or third parties;

(p)                                 there shall be no decrease for any expenses or amortization arising out of the accrual or payment of the Deferred Payment hereunder;

(q)                                 there shall be no decrease for any expenses incurred in determining the Business EBITDA or in respect of any dispute associated with the determination of Business EBITDA or the Deferred Payment hereunder;

(r)                                    there shall be no decrease for any director fees and other amounts paid by Purchaser or any of its Affiliates (including any AgroFresh Entity) to members of its governing bodies with respect to meetings of such governing bodies, committees thereof and other meetings directly related to the business of such governing body;

(s)                                   there shall be no decrease for any amount paid by Purchaser pursuant to the Tax Receivables Agreement;

(t)                                    there shall be no decrease for any fees or expenses, or allocations thereof, in respect of capital requirements (including equity offerings);

(u)                                 there shall be no decrease for any research and development expenses relating to the Integrated Decay Control or Invinsa (including Landspring) projects;

(v)                                 there shall be no decrease for any fees charged by Purchaser or any Affiliate of Purchaser to any AgroFresh Entity or other Affiliate of Purchaser engaged in the Business, and there shall be no decrease for any allocation (including of overhead) to any AgroFresh Entity from any parent entity;

(w)                               there shall be no increase or decrease for the impact of foreign exchange remeasurement or translation or foreign exchange gains or losses from hedging or similar derivative instruments;

(x)                                 sales, expenses and transactions originally denominated in EURO or Australian Dollars that are included in Business EBITDA shall be translated into US Dollars at a rate of (i) 1.30 Euro per US Dollar and (ii) 0.907 Australian Dollars per US Dollar; and

(y)                                 if Purchaser or any of its Affiliates sells, exchanges or otherwise disposes of any portion of its or their assets or liabilities related to or used in the operation of the Business outside of the ordinary course of business, Business EBITDA shall be increased by an amount equal to the greater of (i) the amount of Business EBITDA that would have been attributable to such assets for the fiscal year ended December 31, 2014 and (ii) the amount of Business EBITDA that was attributable to such assets for the 12 month period ending on to the date of such sale, exchange or disposal, in each case calculated as provided herein.

For the avoidance of doubt: (1) there shall be no increase or decrease to income before income taxes related to any income or loss attributable to noncontrolling interests or preferred dividends; and (2) Business EBITDA shall include all revenue associated with data registration rights and data sharing in the Measurement Year for which such revenue is recognized in accordance with GAAP.

“Business EBITDA Statement” means the Business EBITDA Statement, as subsequently agreed (or deemed agreed) or determined as set forth in Section 2.5(d)(iii).

“Business Information” has the meaning set forth in Section 11.17.

“Business Intellectual Property” means, collectively, the Business Know-How, the Business Patents and the Business Trademarks.

“Business Know-How” means the Know-How owned by AgroFresh.

“Business Material Adverse Effect” means an effect on the operations or financial condition of the Business taken as a whole that, when viewed on both a long-term and a short-term basis, is material and adverse, excluding any effect directly or indirectly resulting, either alone or in combination, from (a) circumstances, events, effects or changes generally affecting the industries or segments thereof in which the Business operates (including changes to commodity prices, general market prices and regulatory changes affecting such industries or segments generally), (b) general business, economic or political conditions (or changes therein), (c) events, circumstances, changes or effects affecting the financial, credit or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rate; (d) any outbreak or escalation of hostilities or declared or undeclared acts of war, sabotage, terrorist attack or any other act of terrorism, (e) earthquakes, hurricanes, tornadoes, floods or other natural disasters, weather conditions or other force majeure events in any country or region of the world, (f) any failure by the Business to meet budgets, plans, projections or forecasts (whether internal or otherwise) for any period (it being understood that the underlying cause of the failure to meet such budgets, plans, projections or forecasts may be taken into account in determining whether a Business Material Adverse Effect has occurred to the extent not otherwise excluded by this definition), (g) changes (or proposed changes) in Law or interpretation thereof or GAAP or other accounting principles or interpretation thereof, (h) circumstances, events, effects or changes attributable to the announcement of the execution of this Agreement or any Related Agreement or the announcement of the transactions contemplated hereby or thereby, the consummation of the transactions contemplated hereby or thereby or the taking of or omission to take any action, which action or omission is required, permitted or contemplated by, this Agreement or any Related Agreement (including any Divestiture Action), or consented to or requested by Purchaser, including (1) any actions of competitors; (2) any actions taken by or losses of employees, customers, distributors, suppliers, financing sources, landlords, licensors, licensees, sub-licensees or co-promotion or joint venture partners or any similar Persons, including as a result of the identity of Purchaser; (3) any delays or cancellations of orders for products or services; (4) any actions taken in connection with obtaining regulatory Consents; or (5) any Proceeding resulting therefrom or with respect thereto; (i) strikes, slowdowns or work stoppages; (j) any reduction in the price of services or products offered by the Business in response to the reduction in price of comparable services or products offered by a competitor (k)  any matter or condition described in the Schedules and Exhibits to this Agreement or (l) any announcement made or action taken by Purchaser or its Affiliates.

“Business Patents” means (a) the Transferred Patents and (b) the patents and pending patent applications owned by AgroFresh.

“Business Records” means all customer lists, supplier lists, product price lists and sales records, product specifications, advertising materials, engineering data, maintenance schedules and operating and production records, in each case that are owned by TDCC or its Affiliates and used or held for use exclusively in, or having arisen exclusively from the conduct of, the Business.

“Business Trademarks” means (a) the Transferred Trademarks and (b) the trade names, trademarks, service names and service marks (and applications for registration of the same) owned by AgroFresh.

“Calculated EBITDA” means an amount equal to (a) (1) the Business EBITDA for the 2016 Measurement Year plus (2) the Business EBITDA for the 2017 Measurement Year, divided by (b) two (2).

“Cash and Cash Equivalents” means cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, including all cash residing in any collateral cash account securing any obligation or contingent obligation, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

“Cash Consideration” has the meaning set forth in Section 2.3(a).

“Certifications” has the meaning set forth in Section 4.5(a).

“Change of Control” means (a) the acquisition by any Person or Persons of direct or indirect beneficial ownership of securities representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of Purchaser or AgroFresh; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in the securities of Purchaser or AgroFresh outstanding immediately prior thereto failing to continue to represent at least fifty percent (50%) of the combined voting power of the outstanding securities of Purchaser or AgroFresh or the surviving Person outstanding immediately after such combination or (c) the sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent fifty percent (50%) or more of the consolidated revenue, consolidated operating income or consolidated assets of the AgroFresh Entities (determined in accordance with GAAP) in any transaction or series of related transactions.

“Charter Amendment” means the amendment of the Purchaser Charter in accordance with Section 8.4.

“CIM” means the Confidential Information Memorandum, dated March, 2015, provided to Purchaser in connection with the transactions contemplated by this Agreement.

“Claim Notice” has the meaning set forth in Section 10.5.

“Claims Deductible” has the meaning set forth in Section 10.4(a).

“Closing” means the consummation of the transactions contemplated herein in accordance with Article VIII.

“Closing Date” means the date on which the Closing occurs.

“Closing Working Capital” means the aggregate value of: (a) the Current Assets minus (b) the Current Liabilities, in each case determined as of the Closing Date in accordance with the Working Capital Accounting Principles.

“Closing Working Capital Statement” has the meaning set forth in Section 2.4(d).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committed Lender” means each of the financial institutions party to a Debt Commitment Letter (including by joinder).

“Competition Law” means any applicable Law of a U.S. or foreign jurisdiction that relates to the regulation of monopolies, competition or similar matters.

“Conduct of Business Exceptions” has the meaning set forth in Section 5.2(a).

“Confidential Information” has the meaning set forth in Section 5.9(b).

“Confidentiality Agreement” means the Confidentiality Agreement dated as of March 7, 2015, by and between Purchaser and TDCC.

“Consent” means a consent, authorization or approval of a Person, or a filing or registration with a Person.

“Consolidated Taxes” shall mean all federal, state, provincial, local or foreign Taxes that are paid on an affiliated, consolidated, combined, unitary or similar basis with respect to Tax Returns that include one or more AgroFresh Entities, on the one hand, and TDCC or any of its Affiliates (other than any of the AgroFresh Entities), on the other hand.

“Contract” means a contract, lease, sales order, purchase order, agreement, indenture, mortgage, note, bond, warrant or other similar instrument.

“Conversion Rate” has the meaning set forth in Section 11.3.

“Current Assets” means (a) Cash and Cash Equivalents of all AgroFresh Entities, (b) Inventory of AgroFresh Entities or of TDCC and the Asset Transferors, (c) current accounts receivable and current notes receivable and other rights to payment from customers and other Persons, in each case of an AgroFresh Entity or of TDCC and the Asset Transferors arising exclusively out of, or exclusively relating to, the Business, and (d) current deferred charges, prepaid expenses and other current assets, in each case of AgroFresh, and in each case of clauses (a) through (d), excluding all assets relating to Taxes other than value added and similar Taxes associated with items included in clauses (c) and (d).  The parties understand and agree that any Cash and Cash Equivalents contributed by TDCC to the AgroFresh Entities pursuant to Schedule 2.3 (up to the Minimum Cash Amount (as defined therein)) shall not constitute “Current Assets” for purposes hereof.

“Current Liabilities” means (a) trade accounts payable, notes payable and other accounts payable of the AgroFresh Entities or of TDCC and the Asset Transferors arising exclusively out of, or exclusively relating to, the Business; (b) accrued liabilities of AgroFresh and (c) Customer Rebates, in each case of clause (a) or clause (b), of an AgroFresh Entity or of TDCC or any Asset Transferor exclusively relating to the Business and in each such case excluding (i) all Liabilities relating to Taxes other than value added and similar Taxes associated with items included in clause (a) or clause (b); and (ii) intercompany balances between Asset Transferor on the one hand and AgroFresh, TDCC or any other Affiliate of TDCC on the other hand.

“Customer Rebates” means all Liabilities in respect of rebates accrued or payable to customers, in each case of (a) the AgroFresh Entities or (b) of TDCC or an Asset Transferor arising exclusively out of, or exclusively relating to the Business.

“D&O Indemnifiable Claim” has the meaning set forth in Section 5.15(a).

“D&O Indemnitees” has the meaning set forth in Section 5.15(a).

“D&O Releasor” has the meaning set forth in Section 5.15(c).

“Debt Commitment Letter” has the meaning set forth in Section 4.20(a).

“Debt Financing” has the meaning set forth in Section 4.20(a).

“Debt Financing Agreements” has the meaning set forth in Section 5.21(a).

“Debt Financing Conditions” has the meaning set forth in Section 4.20(b).

“Deferred Payment” shall have the meaning set forth in Section 2.5(a).

“Deferred Payment Amount” means fifty million Dollars ($50,000,000).

“Deferred Payment Period” means the period beginning on January 1, 2016 and ending on December 31, 2017.

“Deficiency” has the meaning set forth in Section 5.11(c).

“Deficit Amount” has the meaning set forth in Schedule 2.3.

“DGCL” means the General Corporate Law of the State of Delaware, as amended.

“Disputed Business EBITDA Statement” shall have the meaning set forth in Section 2.5(d)(ii).

“Divestiture Action” has the meaning set forth in Section 5.3(c).

“Dollars” or numbers preceded by the symbol “$” mean amounts in United States Dollars.

“Dow Name” means (a) any trademark, service mark, trade name, service name, brand name, slogan, logo, Internet domain name, corporate name and other identifier of source or goodwill that includes the word “Dow”, including the Dow Diamond logo (e.g.,), (b) any and all other derivatives of the word “Dow” and (c) any names or derivatives of the operating subsidiaries or Affiliates of TDCC, including Union Carbide Corporation and RandH.

“Earnout Accounting Principles” means GAAP as applied by TDCC in the 2014 Financial Information.

“EBITDA Review Period” has the meaning set forth in Section 2.5(d)(ii).

“EDGAR” means the SEC’s Electronic Data-Gathering, Analysis and Retrieval system.

“Employee” means all US Employees and Remaining Employees.

“Employee Benefit Plan” means each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits).

“Enforceability Limitations” means limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing with respect to those jurisdictions that recognize such concepts).

“Environmental Law” means any applicable Laws (including common law) concerning the protection of human health and the environment (including ambient air, surface water, groundwater, sediment, land, surface or subsurface strata, and natural resources) from exposure to Hazardous Substances, including Laws (a) imposing Liability in connection with cleanup, investigation or remediation relative to any Release or threatened Release, (b) relating to exposure to Hazardous Substances and protection of worker health and safety and (c) otherwise relating to the environmental aspects of the manufacture, processing, distribution, use, treatment, storage, disposal, emission, transport or handling of Hazardous Substances.

“Environmental Permit” means any Permit required by or issued pursuant to any Environmental Law.

“Equity Interests” means (a) any partnership interests, (b) any membership interests or units, (c) any shares of capital stock, (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, (e) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire membership interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, capital stock, or any other equity securities, or (g) any other interest classified pursuant to applicable Law as an equity security of a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Law):

(a)                                 a default in the performance of, or breach of, any covenant of Purchaser contained in Sections 2.5(g) through (i), and continuance of such default or breach for a period of ten (10) days after there has been given to Purchaser by TDCC a notice specifying such default or breach; provided, however, that no cure period will be permitted for any such breach that by its nature cannot be cured or that has, prior to TDCC’s written notice to Purchaser, materially impaired Business EBITDA for any Measurement Year;

(b)                                 prior to the end of the 2017 Measurement Year, a Change of Control shall have occurred;

(c)                                  a court having competent jurisdiction shall enter a decree or order for relief in respect of Purchaser or any Affiliate of Purchaser in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Purchaser or any AgroFresh Entity or for any substantial part of its property or ordering the winding up or liquidation of its affairs;

(d)                                 Purchaser or any Affiliate of Purchaser (including any AgroFresh Entity) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Purchaser or any Affiliate of Purchaser (including any AgroFresh Entity) or for any substantial part of its or their property, or make any general assignment for the benefit of creditors; or

(e)                                  Purchaser or any Affiliate of Purchaser (including any AgroFresh Entity) is barred or otherwise prohibited from conducting the Business or any material portion of the Business or is otherwise prohibited from obtaining or maintaining any Permit or Registration that is related to the Business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executory Contract” means a Contract related to the Business that has any material obligation on the part of AgroFresh or TDCC or its Affiliates remaining unperformed thereunder, excluding (a) any Contract having as its sole remaining obligations warranty or confidentiality obligations that have not expired and (b) any purchase orders or sales orders entered into in the ordinary course of business.

“Fee Letter” has the meaning set forth in Section 4.20(a).

“Final Closing Working Capital” has the meaning set forth in Section 2.4(e).

“Final Working Capital Target” has the meaning set forth in Section 2.4(e).

“Financing” means the Debt Financing together with the proceeds of the Trust Account.

“French Asset Transfer Agreement” has the meaning set forth in Exhibit K.

“French Assets” has the meaning set forth in the French Asset Transfer Agreement.

“French Employee Transfer Date” has the meaning set forth in Section 6.3(a).

“FTC” means the Federal Trade Commission of the United States.

“Fundamental Representations” means the representations and warranties contained in Sections 3.1, 3.2, 3.6, 4.1, 4.2 and 4.3.

“GAAP” means U.S. generally accepted accounting principles applied consistently to the financial statements and as in effect as of the date or for the period, as the case may be, implicated by the relevant provision of this Agreement.

“Geographic Relocation” means an increase in travel distance of fifty (50) miles or more each way from (a) the applicable Employee’s current place of residence to the location of the new employment position compared to (b) the distance such Employee travels from his or her current residence to the location of his or her current employment position with AgroFresh or TDCC or its Affiliates.

“Good Cause” means, with respect to any Transferred US Employee, (a) unsatisfactory performance that, under the employment policies of Purchaser or any of its Affiliates, permits the termination of such Transferred US Employee’s employment, (b) dishonesty, (c) unethical conduct, (d) insubordination or (e) violation of company work rules as established by Purchaser or any of its Affiliates.

“Governmental Authority” means any supra-national, federal, state, local or foreign government or other political subdivision thereof or any entity, body, authority, agency, commission, court, tribunal or judicial body exercising executive, legislative, judicial, regulatory or administrative law functions, including quasi-governmental entities established to perform such functions.

“Group Contract” means any Contract to which AgroFresh or TDCC or any of its Affiliates is a party that relates to both (a) the Business and (b) any Other Dow Business.

“Hazardous Substance” means petroleum or any material or substance in such concentration that it is regulated or controlled as a hazardous substance, toxic substance, hazardous waste or pollutant under any Environmental Law.

“Historical Financial Information” has the meaning set forth in Section 3.4.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Person” means the Person or Persons entitled to, or claiming a right to, indemnification under Article X.

“Indemnifying Person” means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article X.

“India Transition Services Agreement” means the transition services agreement contemplating services to be provided in the Republic of India, substantially in the form attached hereto as Exhibit B.

“Initial Business EBITDA Statement” shall have the meaning set forth in Section 2.5(d)(i).

“Initial Closing Working Capital Statement” has the meaning set forth in Section 2.4(a).

“Intellectual Property” means all (a) patents and pending patent applications, including provisionals, continuations, divisionals, continuations-in-part, reissues or reexaminations thereof, (b) trademarks, service marks, trade names, service names, trade dress and Internet domain names, together with the goodwill exclusively associated with any of the foregoing, and all applications, registrations and renewals thereof and (c) Know-How.

“Interest Commencement Date” means the earlier of (i) the date on which TDCC delivers a Notice of Business EBITDA Statement Disagreement and (ii) the last day of the EBITDA Review Period.

“Inventory” means inventories of raw materials, work-in-progress, finished goods, packaging (including SmartFresh generators and parts), labels, materials and supplies, in each case that are treated as inventory and held for use with respect to the Business.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” means the investor rights agreement substantially in the form attached hereto as Exhibit C.

“JOBS Act” means the U.S. Jumpstart Our Business Startups Act of 2012, as amended.

“Know-How” means trade secrets, inventions, discoveries, formulae, practices, processes, procedures, ideas, specifications, engineering data, databases and data collections.

“Law” means any law, statute, regulation, ordinance, rule, code, order, decree, requirement or rule of law (including common law) enacted, promulgated or imposed by any Governmental Authority.

“Liability” means any debt, liability, commitment, duty or obligation of any nature, whether pecuniary or not, asserted or unasserted, accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, incurred or consequential, known or unknown and whether due or to become due, including those arising under any Law or Proceeding and those arising under any Contract or otherwise, including any Tax liability or tort liability.

“LIBOR Rate” means the rate of interest announced publicly by the British Bankers Association as its one (1) month LIBOR rate for Dollars on the date on which the Closing Working Capital Statement becomes final and binding on the parties (as provided in Section 2.4(d)) or, if such date is not a Business Day, the next Business Day.

“Lien” means any lien, mortgage, pledge, security interest, imperfection of title, encroachment, lease, easement, right-of-way, covenant, condition, restriction or other encumbrance, other than any license of, option to license, or covenant not to assert claims of infringement, misappropriation or other violation with respect to Intellectual Property.

“Local Transfer Agreements” means the duly executed bills of sale, assignments, local transfer agreements and other instruments of transfer or assumption relating to the transfer of assets and assumption of Liabilities pursuant to the Restructuring Transactions, in each case duly executed by TDCC or one of its Affiliates, on the one hand, and the applicable AgroFresh Entity, on the other hand.

“Loss” or “Losses” means any and all losses, Liabilities, claims, damages, reasonable and documented out-of-pocket costs and reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel).

“Material Contracts” has the meaning set forth in Section 3.10.

“Measurement Year” means either of the 2016 Measurement Year or the 2017 Measurement Year.

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“NASDAQ” means The NASDAQ Capital Market.

“Non-Business Liability” has the meaning set forth in Section 5.11(c).

“Notice of Acceptance” has the meaning set forth in Section 2.4(b).

“Notice of Business EBITDA Statement Disagreement” shall have the meaning set forth in Section 2.5(d)(ii).

“Notice of Disagreement” has the meaning set forth in Section 2.4(b).

“Occupancy Agreement” means the occupancy agreement substantially in the form attached hereto as Exhibit D.

“Other Dow Business” means any business of TDCC or any of its Affiliates other than the Business.

“Outside Date” has the meaning set forth in Section 9.1(b).

“Permit” means any permit, license, approval or other authorization required or granted by any Governmental Authority, excluding any Registrations.

“Permitted Liens” means: (a) Liens for or in respect of Taxes or other governmental charges that are not yet delinquent (or which may be paid without interest or penalties) or that are being contested in good faith by appropriate proceedings; (b) workers’, mechanics’, materialmen’s, repairmen’s, suppliers’, carriers’, tenants’ or similar Liens arising in the ordinary course of business or by operation of law with respect to obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings; (c) all covenants, conditions, restrictions (including any zoning, entitlement, conservation, restriction and other land use and environmental regulations by Governmental Authorities), easements, charges, rights-of-way, other Liens, and other irregularities in title (including leasehold title) thereto that do not materially impair the use of such real property, leases or leasehold estates or that would otherwise be disclosed by a customary search of the public records; (d) any Lien or other condition relating to any real property disclosed on any title commitments, if any, available to Purchaser, and any state of facts which a current and accurate survey of the real property in question would disclose; (e) any easements, rights of way, access rights or any other Lien on the assets of AgroFresh or the Business Assets reserved or created for the benefit of AgroFresh or TDCC or its Affiliates or any third party pursuant to the Related Agreements; (f) all other Liens that do not materially impair the value of the property subject to such Liens or the use of such property in the Business; (g) Liens securing Liabilities that are assumed by an AgroFresh Entity pursuant to the Restructuring Transactions; (h) Liens arising from the Debt Financing; (i) Liens arising from leases of personal property; (j) variations, if any, between tax lot lines and property lines; (k) standard survey and title exceptions; (l) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest; (m) with respect to the AF Interests and the AgroFresh Entity Securities, Liens imposed under applicable securities Laws; and (n) those Liens set forth on Schedule 1.1D.

“Permitted Transaction Expenses” means (a) the commitment, arrangement, upfront and other fees or amounts that are due and payable by Purchaser in connection with the Debt Financing, together with (b) any other Transaction Expenses of Purchaser up to but not exceeding an aggregate amount (of amounts under both clause (a) and clause (b)) equal to twenty-three million Dollars ($23,000,000), subject to reduction pursuant to Section 5.26.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, Governmental Authority or other entity.

“Pre-Closing Tax Period” means any taxable period on or prior to the Closing Date.

“Preferred Director” means the individual designated to the Purchaser Board by TDCC as the holder of the Series A Preferred Stock.

“Privileged Communications” has the meaning set forth in Section 11.18.

“Proceeding” means an action, suit, arbitration, proceeding or other litigation by or before any Governmental Authority.

“Products” has the meaning set forth in Section 5.4(d).

“Proposed Adjustments” has the meaning set forth in Section 2.4(b).

“Proposed Business EBITDA Statement Adjustments” shall have the meaning set forth in Section 2.5(d)(ii).

“Protected French Business Employees” has the meaning set forth in Section 6.3(a).

“Proxy Statement” has the meaning set forth in Section 5.17(a).

“Purchase Price” means the Stock Consideration (valued as at the Closing) and Cash Consideration, as may be increased or decreased pursuant to Section 2.4(e) and as may be increased by any Deferred Payment Amount.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Purchaser Affiliate Agreements” means those Contracts set forth on Schedule 1.1E.

“Purchaser Benefit Plan” means each Employee Benefit Plan that is maintained, administered or contributed to by Purchaser or its Affiliates in respect of the Business after the Closing or that covers the Transferred Employees or any other employees of Purchaser or any of its Affiliates similarly situated to the Transferred Employees.

“Purchaser Board” means the board of directors of Purchaser.

“Purchaser Board Recommendation” has the meaning set forth in Section 5.18.

“Purchaser Charter” means the Amended and Restated Certificate of Incorporation of Purchaser.

“Purchaser Common Stock” means the common stock, par value $0.0001 per share, of Purchaser.

“Purchaser Indemnified Party” has the meaning set forth in Section 10.2.

“Purchaser Issued Equity” has the meaning set forth in Section 4.2(a).

“Purchaser Material Adverse Effect” means a material adverse effect on the financial condition or operating results of Purchaser or on the ability of Purchaser to consummate the transactions contemplated hereby.

“Purchaser Material Contract” means a material contract, as such term is defined in Regulation S-K of the SEC, to which Purchaser is party.

“Purchaser Organizational Documents” means the Purchaser Charter and bylaws of Purchaser.

“Purchaser SEC Reports” has the meaning set forth in Section 4.5(a).

“Purchaser Stockholder Approval” means the required vote of the stockholders of Purchaser, in each case obtained in accordance with the DGCL, the Purchaser Charter, as amended, and the rules and regulations of NASDAQ, to approve (i) the AgroFresh Business Combination, (ii) issuance of the Stock Consideration, (iii) the Charter Amendment, (iv) the election to the Purchaser Board of the directors being designated pursuant to Sections 5.17(f) and

(g) and (v) any other proposals Purchaser and TDCC deem necessary or desirable to consummate the transactions contemplated by this Agreement

“Purchaser Stockholder Redemption” means the right held by certain stockholders of Purchaser to redeem all or a portion of their shares of Purchaser Common Stock upon the consummation of a Business Combination, for a per share redemption price of cash equal to (a) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Purchaser to pay certain Taxes, divided by (b) the number of then outstanding shares of Purchaser Common Stock issued in connection with Purchaser’s initial public offering.

“Purchaser Stockholders Meeting” has the meaning set forth in Section 5.17(a).

“Purchaser Warrant” means a warrant to purchase one (1) share of Purchaser Common Stock at an exercise price of eleven Dollars fifty cents ($11.50).

“Put Option Agreement” has the meaning set forth in Exhibit K.

“Put Option Exercise Event” has the meaning set forth in Exhibit K.

“RandH” has the meaning set forth in the recitals to this Agreement.

“Real Property Lease” has the meaning set forth in Section 3.8(b).

“Registration” means any product approval and registration granted, or any product approval and registration pending before, any Governmental Authority, in each case relating to the Business.

“Registration Data” means regulatory study reports, data and related rights relating to any Registration.

“Related Agreement” means any Contract that is to be entered into at the Closing or otherwise pursuant to or in connection with this Agreement on or prior to the Closing Date, including the Local Transfer Agreements, the Investor Rights Agreement, the India Transition Services Agreement, the Tax Receivables Agreement, the Transition Services Agreement, the Bailment Agreement, the Occupancy Agreement, the Seconding Agreement, the Standby Agreement, the Warrant Purchase Agreement and certain letter agreements entered into on the date hereof by the parties hereto, Sponsor, an Affiliate of Sponsor and certain other Persons.  The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or other similar expression.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit or discharge of any Hazardous Substance in, onto or through the environment.

“Remaining Employees” has the meaning set forth in Section 6.2(a).

“Remedial Action” means any action that is required under any Environmental Law to (a) investigate, clean up, remediate, remove, respond to, treat or in any other way address a Release, or a threat of Release, into the environment, including the performance of required studies, investigations, restoration or monitoring or (b) assess or restore the environment or natural resources.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents and advisors.

“Restructuring Transactions” has the meaning set forth in Section 5.11(a).

“Retained Records” has the meaning given that term in Section 5.6(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Seconded Employee” has the meaning set forth in Section 6.4.

“Seconding Agreement” has the meaning set forth in Section 6.4.

“Section 338(h)(10) Election” has the meaning set forth in Section 5.10(i).

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” means TDCC, RandH and the Asset Transferors.

“Series A Certificate of Designation” means the Certificate of Designation of Series A Preferred Stock of Purchaser, substantially in the form attached hereto as Exhibit L.

“Series A Preferred Stock” means the series of preferred stock, par value $0.0001 per share, having the rights and preferences set forth in the Series A Certificate of Designation.

“Solvent” has the meaning set forth in Section 4.22.

“Specified Retained Matter” means all Liabilities with respect to the matter set forth on Schedule 1.1F.

“Sponsor” means Avenue Special Opportunities Fund II, L.P., a Delaware limited partnership.

“Stock Consideration” has the meaning set forth in Section 2.3(a).

“Standby Agreement” has the meaning set forth in the recitals to this Agreement.

“Standby Amount” has the meaning set forth in the Schedule 2.3.

“Sublease Agreement” means the sublease agreement substantially in the form attached hereto as Exhibit H.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

“Successor Savings Plan” has the meaning set forth in Section 6.1(h).

“Target EBITDA” means one hundred million Dollars ($100,000,000).

“Tax” or “Taxes” means all taxes and similar charges, fees, duties, levies or other assessments (including income, gross receipts, net proceeds, ad valorem, withholding, turnover, real or personal property (tangible and intangible), occupation, customs, import and export, sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, registration, recording, fuel, profit, excess profits, occupational, interest equalization, windfall profits, severance, payroll, unemployment and social security or other taxes or fees) that are imposed by any Governmental Authority, in each case including any interest, penalties or additions to tax attributable thereto (or attributable to the nonpayment thereof).

“Tax Receivables Agreement” means the tax receivables agreement substantially in the form attached hereto as Exhibit E.

“Tax Return” means any return, declaration, report, claim for refund, information return or similar statement filed or required to be filed with any Governmental Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“TDCC” has the meaning set forth in the preamble to this Agreement.

“TDCC Benefit Plan” means each Employee Benefit Plan that is maintained, administered or contributed to by AgroFresh or TDCC or its relevant Affiliates in respect of the Business and covers any Employee.

“TDCC Indemnified Party” has the meaning set forth in Section 10.3.

“TDCC’s Knowledge” or any similar expression with regard to the knowledge or awareness of, or receipt of notice by, TDCC, means the actual, direct and personal knowledge of the Persons listed on Schedule 1.1G, without any implication of verification or investigation concerning such knowledge.

“Third Party Claim” has the meaning set forth in Section 10.6.

“Third Party Confidential Information” has the meaning set forth in Section 4.19.

“Transaction Expenses” means, with respect to any Person, its costs and expenses incident to the negotiation and preparation of this Agreement and the other documents contemplated hereby (including the Related Agreements) and the performance and compliance with all agreements and conditions contained herein to be performed or complied with at or before Closing, including the fees, expenses and disbursements of its counsel and accountants, due diligence expenses, advisory and consulting fees and expenses, underwriting and other third-party fees required to consummate the AgroFresh Business Combination and other costs and expenses associated with any of the foregoing but excluding, in each case, Transfer Taxes.  Transaction Expenses of Purchaser shall include any fees payable in connection with the commitment to purchase Purchaser Common Stock in accordance with the Standby Agreement.

“Transfer Tax Payment Date” has the meaning set forth in Section 5.10(f).

“Transfer Taxes” has the meaning set forth in Section 5.10(f).

“Transferred Employees” means, collectively, all Transferred US Employees and Transferred Remaining Employees.

“Transferred French Employees” has the meaning set forth in Section 6.3(a).

“Transferred Patents” means the patents and pending patent applications that are set forth on Schedule 1.1H.

“Transferred Registration Data” has the meaning given that term in Exhibit K.

“Transferred Registrations” has the meaning given that term in Exhibit K.

“Transferred Remaining Employee” has the meaning set forth in Section 6.2(b).

“Transferred Trademarks” means the trade names, trademarks, service names and service marks (and applications for registration of the same) that are set forth on Schedule 1.1H.

“Transferred US Employees” has the meaning set forth in Section 6.1(b).

“Transition Services Agreement” means the transition services agreement substantially in the form attached hereto as Exhibit F.

“Trust Account” has the meaning set forth in Section 4.6.

“Trust Agreement” has the meaning set forth in Section 4.6.

“Trustee” has the meaning set forth in Section 4.6.

“Unresolved Adjustments” has the meaning set forth in Section 2.4(c).

“Unresolved Balance” has the meaning set forth in Section 2.4(c).

“Unresolved Business EBITDA Statement Adjustments” shall have the meaning set forth in Section 2.5(d).

“US AgroFresh Employees” has the meaning set forth in Section 6.1(a).

“US Employees” has the meaning set forth in Section 6.1(a).

“US TDCC Employees” has the meaning set forth in Section 6.1(a).

“Warrant Purchase Agreement” means the warrant purchase agreement substantially in the form attached hereto as Exhibit M.

“Working Capital Accounting Principles” means the accounting principles, practices and procedures set forth on Schedule 2.4.

“Working Capital Adjustment Amount” has the meaning set forth in Section 2.4(e).

“Working Capital Target” means an amount determined in accordance with the formula set forth on Schedule 1.1I.

1.2                               Other Definitional Provisions and Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement.  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined.

ARTICLE II
SALE AND PURCHASE; PURCHASE PRICE

2.1                               Purchase and Sale of AF Interests.  Upon the terms and subject to the conditions set forth herein, at the Closing TDCC shall cause RandH to sell to Purchaser, and Purchaser shall purchase from RandH, free and clear of all Liens (other than those imposed under applicable securities Laws) the AF Interests.

2.2                               Purchaser Stockholder Redemptions; Available Cash.  Not more than two (2) Business Days before the Closing, Purchaser shall deliver (a) to TDCC written notice of (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of Purchaser Stockholder Redemptions; (ii) Purchaser’s good faith estimate of Available Cash as of the Closing; and (iii) a schedule containing Purchaser’s good faith estimate of the amount of each payment contemplated by Section 2.3(a); and (b) to all parties to the Standby Agreement, written notice of Purchaser’s good faith estimate of the Standby Amount, if any.  Purchaser shall thereafter promptly provide to all parties to the Standby Agreement written notice of any adjustments to such estimate of the Standby Amount required based on final amounts at the Closing.

2.3                               Closing Payments; Purchase Price.

(a)                                 At the Closing, as consideration for the AF Interests, Purchaser shall (i) pay to TDCC six hundred thirty-five million Dollars ($635,000,000), subject to the requirements of Schedule 2.3 (the “Cash Consideration”); and (ii) issue to TDCC, free and clear of all Liens (other than those imposed under applicable securities Laws), (A) one (1) share of Series A Preferred Stock; and (B) the sum of seventeen million five hundred thousand (17,500,000) shares of Purchaser Common Stock plus any additional shares of Purchaser Common Stock to be issued to TDCC in accordance with Schedule 2.3 (collectively, the “Stock Consideration”).  The parties agree to comply with the provisions of Schedule 2.3 in connection with the payment of Cash Consideration and issuance of Stock Consideration and the other matters set forth therein.

(b)                                 All cash payments made by Purchaser to TDCC pursuant to Section 2.3(a) shall be made in accordance with Section 11.3 and to such account or accounts as the receiving party shall designate in writing to the paying party.  TDCC may designate in a written notice provided to Purchaser at least two (2) Business Days prior to the Closing Date one or more of its Affiliates to receive all or a portion of the Cash Consideration or Stock Consideration payable pursuant to Section 2.3(a) and Schedule 2.3.

2.4                               Purchase Price Adjustment.

(a)                                 TDCC shall, as soon as practicable, and in any event no later than seventy-five (75) days after the Closing Date, prepare and deliver to Purchaser an unaudited statement prepared in good faith (the “Initial Closing Working Capital Statement”) setting forth (i) the amount of the Working Capital Target and (ii) the amount of the Closing Working Capital, together with reasonable supporting documentation.  The Initial Closing Working Capital Statement shall be prepared by TDCC in accordance with the Working Capital Accounting Principles.

(b)                                 Purchaser shall review the Initial Closing Working Capital Statement during the sixty (60) day period commencing on the date TDCC delivers to Purchaser the Initial Closing Working Capital Statement.  At or prior to the end of such sixty (60) day period, Purchaser shall either:

(i)                                     deliver a notice to TDCC confirming that no adjustments are proposed by Purchaser to TDCC’s calculation of the Working Capital Target or the Closing Working Capital, in each case as set forth on the Initial Closing Working Capital Statement (a “Notice of Acceptance”); or

(ii)                                  deliver a notice to TDCC to the effect that Purchaser disagrees with TDCC’s calculation of the Working Capital Target or the Closing Working Capital, in each case as set forth on the Initial Closing Working Capital Statement (a “Notice of Disagreement”), specifying the nature of such disagreement in reasonable detail and the adjustments that, in Purchaser’s opinion, should be made to the calculation of the Working Capital Target or the Closing Working Capital in order to comply with this Agreement (collectively, the “Proposed Adjustments”); provided, that any Proposed Adjustments with respect to the calculation of the Working Capital Target shall be limited to adjustments to the Closing Date Sales Amount (as defined on Schedule 1.1I).

Purchaser shall not be entitled to deliver more than one Notice of Disagreement or to amend or otherwise modify the Notice of Disagreement after delivery thereof.

(c)                                  If there are any Proposed Adjustments, TDCC shall, no later than thirty (30) days after receipt of the Notice of Disagreement, notify Purchaser whether, in each case, TDCC accepts or rejects each such Proposed Adjustment.  Thereafter, TDCC and Purchaser shall seek in good faith to resolve any differences that remain with respect to the Proposed Adjustments and to reach agreement in writing on any Proposed Adjustments not accepted by TDCC.  If any of the Proposed Adjustments are not so resolved (the “Unresolved Adjustments,” and the aggregate difference between the parties’ respective calculations of the Working Capital Target or the Closing Working Capital, as applicable, resulting from the Unresolved Adjustments, the “Unresolved Balance”) within sixty (60) days after TDCC’s notification to Purchaser of its rejection of any portion of the Notice of Disagreement (or such longer period as the parties may mutually agree in writing), then the Unresolved Adjustments may be submitted for arbitration at the request of either TDCC or Purchaser to Grant Thornton LLP (the “Accounting Firm”); provided, that in the event that Grant Thornton LLP is unable or unwilling to serve in such capacity, the parties shall mutually agree in writing to appoint a nationally recognized firm with accounting expertise and relevant experiences in resolving similar purchase price adjustment disputes to serve as the “Accounting Firm” hereunder.  The scope of the review by the Accounting Firm shall be limited to (i) a disposition of the Unresolved Adjustments through a strict application of the Working Capital Accounting Principles, (ii) based on its determination of the matters described in clause (i), a final calculation of the Working Capital Target and the Closing Working Capital (including all items and amounts that were previously accepted or agreed upon or deemed agreed upon by the parties in accordance with this Section 2.4), as applicable, and (iii) an allocation of the fees and expenses of the Accounting Firm determined in accordance with the formula specified below in this Section 2.4(c).  The Accounting Firm is not to, and the parties shall not individually request the Accounting Firm to, (A) make any determination other than as set forth in the previous sentence, (B) determine any Unresolved Adjustment to be a value higher than the highest value or lower than the lowest value proposed by the parties in their submissions to the Accounting Firm; or (C) undertake any independent investigation of the facts relating to the Unresolved Adjustments.  TDCC and

Purchaser shall use reasonable best efforts to cause the Accounting Firm to render its written decision resolving the matters submitted to it as promptly as practicable and, if at all possible, within thirty (30) days after such submission of the Unresolved Adjustments.  Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.  The fees and expenses of the Accounting Firm incurred pursuant to this Section 2.4(c) shall be borne by Purchaser, on the one hand, and TDCC, on the other hand, as determined by the Accounting Firm based on the inverse of the percentage that the Accounting Firm’s determination (before such allocation) bears to the total value of each party’s respective position in relation to the total amount of the Unresolved Balance.  For purposes of illustration only, if the Unresolved Balance is one hundred Dollars ($100) and if the final written determination of the Accounting Firm states that eighty Dollars ($80) of the Unresolved Balance is resolved in Purchaser’s favor and twenty Dollars ($20) of the Unresolved Balance is resolved in TDCC’s favor, Purchaser would bear twenty percent (20%) of the Accounting Firm’s costs and expenses, on the one hand, and TDCC would bear eighty percent (80%) of such costs and expenses, on the other hand.  All other fees, expenses and costs incurred by TDCC or Purchaser in implementing the provisions of this Section 2.4 shall be borne by TDCC or Purchaser, respectively.

(d)                                 The calculation of the Working Capital Target and the Closing Working Capital shall become final and binding on all parties upon the earliest of (i) the date that a Notice of Acceptance is delivered to TDCC pursuant to Section 2.4(b)(i) (in which case the Working Capital Target and the Closing Working Capital shall be as set forth in the Initial Closing Working Capital Statement delivered pursuant to Section 2.4(a)), (ii) the date that immediately follows the sixty (60) day review period specified in Section 2.4(b), if no Notice of Disagreement has been delivered by Purchaser to TDCC pursuant to Section 2.4(b)(ii) during such sixty (60) day period (in which case the Working Capital Target and the Closing Working Capital shall be as set forth in the Initial Closing Working Capital Statement delivered pursuant to Section 2.4(a)), (iii) the date of an agreement in writing by TDCC and Purchaser that the Initial Closing Working Capital Statement, together with any modifications thereto agreed to by TDCC and Purchaser, are final and binding (in which case the Working Capital Target and the Closing Working Capital shall be as so agreed upon by the parties) and (iv) the date on which the Accounting Firm issues its written decision on the Unresolved Adjustments (in which case the Working Capital Target and the Closing Working Capital shall be as determined by the Accounting Firm pursuant to Section 2.4(c)), and at such time the Initial Closing Working Capital Statement as so agreed (or deemed agreed) or determined shall be the “Closing Working Capital Statement” for purposes of this Agreement, and shall have the effect of an arbitral award that is final and binding on the parties and shall be used for the adjustment of the Purchase Price, if any, pursuant to Section 2.4(e).

(e)                                  The Purchase Price shall be adjusted such that, if the Closing Working Capital set forth on the Closing Working Capital Statement (the “Final Closing Working Capital”), is greater than or less than the Working Capital Target set forth on the Closing Working Capital Statement (the “Final Working Capital Target”), the Cash Consideration shall be increased by the amount by which the Final Closing Working Capital exceeds the Final Working Capital Target, or decreased by the amount by which the Final Closing Working Capital is less than the Final Working Capital Target, as applicable (the amount of such increase or decrease, the “Working Capital Adjustment Amount”).  In accordance with Section 2.4(f), (i)

if the Final Closing Working Capital is greater than the Final Working Capital Target, Purchaser shall pay in cash to TDCC the Working Capital Adjustment Amount, with interest as provided in Section 2.4(f); and (ii) if the Final Closing Working Capital is less than the Final Working Capital Target, TDCC shall pay in cash to Purchaser the Working Capital Adjustment Amount, with interest as provided in Section 2.4(f), provided, however, that notwithstanding anything set forth in this Section 2.4(e) to the contrary, if the payment contemplated by clause (i) or clause (ii) is less than five hundred thousand Dollars ($500,000) then the amount owing pursuant thereto shall be zero (0) Dollars and neither TDCC or Purchaser, as applicable, shall have any obligation to make any payment in respect of the Final Closing Working Capital.  Notwithstanding anything set forth in the preceding provisions of this Section 2.4(e) to the contrary, if any amount (or portion thereof) payable pursuant to this Section 2.4(e) relates to any Current Assets transferred pursuant to a Local Transfer Agreement, as determined by TDCC, then the parties agree that, (i) at TDCC’s election, such amount (or portion thereof) shall be paid to the applicable Affiliate of TDCC (in the case of a payment owed by Purchaser) or by the applicable Affiliate of TDCC (in the case of a payment owed by TDCC) and (ii) such amounts shall be taken into account in adjusting the purchase price reflected in the applicable Local Transfer Agreement.

(f)                                   Any payment (or payments, if any portion thereof is to be paid by or to an Affiliate of TDCC) required to be made pursuant to Section 2.4(e) shall be made within five (5) Business Days after the date on which the Closing Working Capital Statement becomes final and binding as provided in Section 2.4(d) to an account designated by the payee (or payees) no later than two (2) Business Days prior to the date of payment.  The amount of any payment to be made pursuant to Section 2.4(e) shall bear interest from but not including the Closing Date to and including the date on which payment is made at a rate per annum equal to the LIBOR Rate plus two percent (2%) and calculated on the basis of the actual number of days elapsed divided by three hundred sixty (360).

(g)                                  For purposes of calculating the Closing Working Capital, to the extent any assets or Liabilities are transferred to the AgroFresh Entities at or prior to the Closing in connection with the Restructuring Transactions, such assets and Liabilities shall be considered assets and Liabilities of TDCC or one of the Asset Transferors.

2.5                               Deferred Payments.

(a)                                 Following the Closing, and as additional consideration for the AF Interests, TDCC shall be entitled to receive from Purchaser (subject to the terms and conditions set forth in this Section 2.5) an additional payment based on the amount of Business EBITDA during the 2016 Measurement Year and the 2017 Measurement Year.  The aggregate amount paid with respect to the Deferred Payment Period (such payment, the “Deferred Payment”) shall be determined and paid in accordance with this Section 2.5.

(b)                                 Promptly, but in any event within two (2) Business Days, following the later of (A) the later to occur of (1) the determination of Business EBITDA for the 2016 Measurement Year pursuant to Section 2.5(d) and (2) the determination of Business EBITDA for the 2017 Measurement Year pursuant to Section 2.5(d) and (B) the date of the completion of the audit by Purchaser’s independent accounting firm of the consolidated financial statements for

Purchaser and its Subsidiaries for the fiscal year ending December 31, 2017, if the Calculated EBITDA is greater than or equal to the Target EBITDA, then Purchaser shall pay to TDCC an amount equal to the Deferred Payment Amount.

(c)                                  If the Calculated EBITDA is less than the Target EBITDA, then there shall be no payment by Purchaser to TDCC in respect of the Deferred Payment:

(d)                                 Business EBITDA Statements.

(i)                                     Within sixty (60) calendar days following the completion of each Measurement Year, Purchaser shall deliver to TDCC a statement that sets forth in reasonable detail its calculation of the Business EBITDA for such Measurement Year and the elements thereof (each such statement, an “Initial Business EBITDA Statement”); provided that, if Purchaser has paid the Deferred Payment Amount to TDCC as of such date, neither Purchaser nor TDCC shall have any further obligations pursuant to this Section 2.5(d).  Each Initial Business EBITDA Statement shall (A) specifically and separately identify (x) each excluded item from Business EBITDA and (y) each adjustment to Business EBITDA, and (B) include a schedule reconciling the Business Combined Income to the audited GAAP financial statements of Purchaser and its Subsidiaries for such fiscal year and (C) include all backup calculations reasonably necessary to arrive at Purchaser’s calculation of the Business EBITDA for such Measurement Year, and shall be certified by the Chief Financial Officer of Purchaser as having been calculated in accordance with the terms of this Section 2.5.  Purchaser shall, and shall cause the AgroFresh Entities to, keep true, complete and accurate records in sufficient detail to enable the amounts payable hereunder to be determined by TDCC and its consultants or professional advisors.  Furthermore, in order to facilitate TDCC’s review of each Initial Business EBITDA Statement, Purchaser shall, at its own expense and promptly upon request by TDCC, make available to TDCC and its auditors copies of the work papers (including the work papers of Purchaser’s independent auditors) and back-up materials used by Purchaser in preparing such initial drafts and such other documents.

(ii)                                  Upon receipt, TDCC shall review the Initial Business EBITDA Statement for the 2016 Measurement Year and shall be entitled to, but shall not have an obligation to, provide questions or comments to, or request information with respect to, or provide notice of disagreement with, any item contained therein; provided that TDCC’s failure to provide such comments, questions, notice of disagreement or requests for information with respect to the Initial Business EBITDA Statement for the 2016 Measurement Year prior to TDCC’s receipt of the Initial Business EBITDA Statement for the 2017 Measurement Year shall not constitute a waiver of its rights to object under this Section 2.5(d)(ii).  Upon receipt, TDCC shall review the Initial Business EBITDA Statement for the 2017 Measurement Year during the seventy-five (75) day period commencing on the date that TDCC receives such Initial Business EBITDA Statement (the “EBITDA Review Period”).  If TDCC disagrees with the Initial Business EBITDA Statement for either of the 2016 Measurement Year or the 2017

Measurement Year (each, a “Disputed Business EBITDA Statement”), it must, prior to the end of the EBITDA Review Period, deliver a written notice to Purchaser (a “Notice of Business EBITDA Statement Disagreement”) setting out its objections and specifying the adjustments that, in its opinion, should be made to such Disputed Business EBITDA Statement (collectively, the “Proposed Business EBITDA Statement Adjustments”).  To the extent that there are any Proposed Business EBITDA Statement Adjustments, Purchaser shall, no later than fifteen (15) days after receipt of the Proposed Business EBITDA Statement Adjustments, notify TDCC which, if any, of the Proposed Business EBITDA Statement Adjustments it accepts or rejects, and TDCC and Purchaser shall seek in good faith to resolve any remaining differences in relation to the Proposed Business EBITDA Statement Adjustments and to reach agreement in writing on all such Proposed Business EBITDA Statement Adjustments.

(iii)                               If TDCC is satisfied with the applicable Initial Business EBITDA Statement for both the 2016 Measurement Year and the 2017 Measurement Year (either as originally submitted or after adjustments are agreed upon by Purchaser and TDCC in accordance with Section 2.5(d)(ii)) or if TDCC fails to deliver a Notice of Business EBITDA Statement Disagreement with respect to either Initial Business EBITDA Statement before the end of the EBITDA Review Period, then such Initial Business EBITDA Statement (incorporating, if applicable, any agreed adjustments) shall be deemed to constitute the “Business EBITDA Statement” for the 2016 Measurement Year or the 2017 Measurement Year, as applicable, for purposes of this Agreement.

(iv)                              If any of the Proposed Business EBITDA Statement Adjustments are not resolved or otherwise agreed to (or deemed agreed to) in accordance with Sections 2.5(d)(ii) and 2.5(d)(iii) (such unresolved adjustments the “Unresolved Business EBITDA Statement Adjustments”) within forty-five (45) days after Purchaser’s receipt of a Notice of Business EBITDA Statement Disagreement, then the Unresolved Business EBITDA Statement Adjustments may be submitted at the request of TDCC or Purchaser to the Accounting Firm for arbitration.  The scope of the review by the Accounting Firm shall be limited to (A) a determination of whether the portions of the applicable Initial Business EBITDA Statement relating to such Unresolved Business EBITDA Statement Adjustments were prepared in accordance with this Section 2.5(d) and (B) based on its determinations of the matters described in clause (A), a statement of the adjustments (if any) to such Disputed Business EBITDA Statement that are necessary with respect to the Unresolved Business EBITDA Statement Adjustments in order to comply with the requirements of this Agreement.  The Accounting Firm is not to make, or be asked to make, any determination other than as set forth in this Section 2.5(d)(iv).  TDCC and Purchaser shall use reasonable best efforts to cause the Accounting Firm to render its written decision resolving the matters submitted to it as promptly as practicable after such submission of the Unresolved Business EBITDA Statement Adjustments.  The fees and expenses of the Accounting Firm incurred pursuant to this Section 2.5(d)(iv) and all fees, expenses and costs incurred by TDCC in implementing the provisions of this Section 2.5 shall be borne one-half by Purchaser and one-half by TDCC.

(v)                                 When, with respect to the Business EBITDA Statement for the 2016 Measurement Year or the 2017 Measurement Year, (A) pursuant to Section 2.5(d)(ii) or Section 2.5(d)(iii), such Initial Business EBITDA Statement is deemed to constitute the Business EBITDA Statement for the applicable Measurement Year for purposes of this Agreement, (B) TDCC and Purchaser reach agreement in writing with respect to such Initial Business EBITDA Statement or (C) such Initial Business EBITDA Statement is finally determined in accordance with the procedures set forth in Section 2.5(d)(iv), such Initial Business EBITDA Statement as so agreed (or deemed agreed) or determined shall be the “Business EBITDA Statement” for the applicable Measurement Year for purposes of this Agreement, and the Business EBITDA set forth therein shall be the “Business EBITDA” for the applicable Measurement Year shall be final and binding on all parties, shall have the effect of an arbitral award and shall be used for the payment, if any, pursuant to Section 2.5(b) or Section 2.5(c).

(e)                                  Interest.  The amount of any payments to be made pursuant to Section 2.5(b) shall bear interest from but not including the Interest Commencement Date to and including the date on which payment (or portion thereof) is made at a rate per annum equal to the LIBOR Rate plus two percent (2%) (and the aggregate amount of any such interest shall not be subject to any limits or caps on individual or aggregate payment amounts hereunder, including the Deferred Payment Amount).

(f)                                   Payment Upon Event of Default.  Upon the occurrence of an Event of Default prior to the end of the Deferred Payment Period, notwithstanding anything in this Section 2.5 to the contrary, Purchaser shall promptly, but in any event within two (2) Business Days, pay to TDCC an amount equal to the Deferred Payment Amount, and, following such payment, any and all obligations of Purchaser under this Section 2.5 shall thereafter terminate and cease to have any further force or effect.

(g)                                  Conduct of Business.  Until the earlier to occur of (i) the end of the Deferred Payment Period, and (ii) the payment by Purchaser to TDCC of the Deferred Payment Amount (plus any applicable interest), Purchaser shall, and shall cause each of its Affiliates including the AgroFresh Entities to:

(i)                                     cause the Business to be conducted exclusively by the AgroFresh Entities or a Person directly or indirectly owned or controlled by the AgroFresh Entities;

(ii)                                  cause the operations and revenues of the Business to be managed and accounted for separately from all other business lines of Purchaser (whether now owned or hereafter acquired), regardless of the relationship between such businesses and the Business; and

(iii)                               operate the Business in good faith and consistent with past practice.

(h)                                 Restrictive Covenants.  Other than pursuant to the express terms of the Restructuring Transactions to the extent required to be performed after the Closing, until the earlier to occur of (i) the end of the Deferred Payment Period, and (ii) the payment by Purchaser to TDCC of the Deferred Payment Amount (plus any applicable interest), Purchaser shall not, and shall cause each of its Affiliates, including each of the AgroFresh Entities to not, without the written consent of TDCC:

(i)                                     take any action outside of the ordinary course of business, the result of which would be a reduction of, or deferral to a later period of, more than a de minimis amount of Business EBITDA;

(ii)                                  sell, assign, lease or otherwise transfer (directly or indirectly, in a single transaction or a series of related transactions) all or a portion of any AgroFresh Entities or any line of business or division (or any rights therein) included in any aspect of the Business or any material amount of assets (tangible or intangible) related to the Business to any Person (other than another AgroFresh Entity);

(iii)                               voluntarily liquidate, dissolve or wind-up;

(iv)                              enter into or permit to exist any agreement, arrangement or understanding that would restrict or prevent payment of the Deferred Payment when due;

(v)                                 discontinue or materially reduce the sale or support of any AgroFresh Products and Services, including through a reduction of the sales force or key personnel supporting any AgroFresh Products and Services; or

(vi)                              fail to maintain the level of research and development activities of the Business in the ordinary course.

(i)                                     Arm’s Length Transactions.  Purchaser shall cause the Business to only (i) purchase, sell, lease, exchange or otherwise dispose of any property or assets, (ii) render any service and (iii) enter into any other transaction, in each case, on terms that are not materially less favorable to the Business than terms that could have been obtained in an arm’s length dealing with a third party other than (A) transactions between or among the AgroFresh Entities and (B) transactions pursuant to agreements, instruments or arrangements to which any of the AgroFresh Entities were party on the date of this Agreement with parties that are not Affiliates of the AgroFresh Entities, and any amendment thereto to the extent such amendment is not materially adverse to the AgroFresh Entities or is on arm’s length terms.

(j)                                    Tax Treatment of Deferred Payment.  Purchaser and TDCC agree that for federal, state and local income tax purposes, the Deferred Payment, including any payment made upon an Event of Default pursuant to Section 2.5(f), shall be additional consideration for the sale of the AF Interests (and shall be allocated among the AgroFresh Assets in accordance with the Tax Receivables Agreement and applicable Law) and Purchaser shall cause such payments to be reported in accordance herewith.

2.6                               Limitation on Assignment of Contracts.  Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer pursuant to the Restructuring Transactions any Contract or any claim, right, benefit or obligation thereunder or resulting therefrom if (a) an assignment or transfer thereof, without the Consent of any applicable third party, would constitute a breach or violation thereof or result in the termination thereof or the creation of any Lien on any of the assets of TDCC or any of its Affiliate and (b) such Consent is not obtained at or prior to the Closing, in which case the provisions of Section 5.3(h) will apply.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF TDCC

TDCC represents and warrants to Purchaser as follows:

3.1                               Organization; Capitalization of the AgroFresh Entities.

(a)                                 Each of TDCC and each Affiliate of TDCC that becomes a party to a Related Agreement is validly existing and (where such concept is applicable) in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or other business entity power and authority to own, lease and operate its assets and to conduct its business as currently conducted, except where the failure to be in good standing or to have such power and authority would not materially impair such Person’s ability to consummate the transactions contemplated hereby.  AgroFresh is validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its assets and to conduct its business as currently conducted, except where the failure to be in good standing or to have such power and authority would not materially impair the ability of AgroFresh to conduct its business operations in the ordinary course as conducted on the date hereof.

(b)                                 Schedule 3.1(b) sets forth a correct and complete list all of the issued and outstanding AF Interests and the legal and beneficial ownership thereof.  All of the AF Interests are validly issued, fully paid and nonassessable.  Other than the AF Interests set forth on Schedule 3.1(b), there are no Equity Interests of AgroFresh issued or outstanding.

(c)                                  Schedule 3.1(c) sets forth the legal name and the jurisdiction of organization of each of the AgroFresh Entities (other than AgroFresh) that has been formed as of the date hereof.  Except as set forth on Schedule 3.1(c) or Exhibit K, none of the AgroFresh Entities (other than AgroFresh) has conducted any business other than the Business.  Each of the AgroFresh Entities set forth on Schedule 3.1(c) is validly existing and (where such concept is applicable) in good standing under the Laws of its jurisdiction of organization.

(d)                                 Schedule 3.1(d) sets forth a correct and complete list of all of the issued and outstanding Equity Interests of each of the AgroFresh Entities set forth on Schedule 3.1(c) and the legal and beneficial ownership thereof (the Equity Interests required to be listed on Schedule 3.1(d) being referred to collectively as the “AgroFresh Entity Securities”).  Other than the AgroFresh Entity Securities set forth on Schedule 3.1(d), there are no Equity Interests of the AgroFresh Entities set forth on Schedule 3.1(c) issued or outstanding.

3.2                               Authorization.  TDCC and each of its applicable Affiliates has all requisite corporate and other power and authority to execute, deliver and perform this Agreement and its Related Agreements (in each case to the extent it is a party thereto) and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by TDCC and each applicable Affiliate of TDCC of this Agreement and its Related Agreements (in each case to the extent it is a party thereto) and the consummation by TDCC and such Affiliates of the transactions contemplated hereby and thereby, in each case as and to the extent applicable, have been duly authorized by all necessary action by TDCC and, at or prior to the Closing, by each of its applicable Affiliates.  TDCC has duly and validly executed and delivered this Agreement and, at or prior to the Closing, TDCC and each of its applicable Affiliates will have duly and validly executed and delivered each of its Related Agreements.  Assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by the other parties hereto and thereto, this Agreement constitutes, and each Related Agreement shall after the Closing constitute, legal, valid and binding obligations of TDCC and the Affiliates of TDCC party thereto, enforceable against each of them in accordance with their respective terms, subject to the Enforceability Limitations.

3.3                               Governmental Consents; No Conflicts.

(a)                                 The execution, delivery and performance of this Agreement and the Related Agreements by TDCC and its applicable Affiliates do not and will not require any Consent of or with any Governmental Authority, other than (i) any Consent the failure of which to be obtained would not reasonably be expected to have a Business Material Adverse Effect or would not prevent or materially delay the consummation by TDCC or any such Affiliate of the transactions contemplated by this Agreement, (ii) any Consent relating to the Restructuring Transactions, (iii) such Consents as may be necessary as a result of any facts or circumstances relating solely to Purchaser or any of its Affiliates and (iv) any Consent set forth on Schedule 3.3(a).

(b)                                 Except as set forth on Schedule 3.3(b), the execution, delivery and performance of this Agreement and of the applicable Related Agreements by TDCC and its applicable Affiliates, and the consummation of the transactions contemplated hereby and thereby by such Persons, do not and will not (i) violate any Law applicable to or binding on AgroFresh, TDCC or any such Affiliate or their respective assets, (ii) violate or conflict with, result in a breach, cancellation or termination of, constitute a default under, result in the creation of any Lien upon any of the assets of AgroFresh, TDCC or any such Affiliate under, or result in or constitute a circumstance that, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which AgroFresh, TDCC or any such Affiliate is a party or by which AgroFresh, TDCC or any such Affiliate or any of their respective assets are bound or (iii) violate or conflict with any provision of the certificate of incorporation or by-laws (or similar organizational documents) of AgroFresh, TDCC or any such Affiliate, except, in the case of each of clauses (i) and (ii), where such violation, conflict, breach, cancellation, termination, default or Lien (as applicable) would not reasonably be expected to have a Business

Material Adverse Effect or would not prevent or materially delay the consummation by TDCC or any such Affiliate of the transactions contemplated by this Agreement.

3.4                               Historical Financial Information; No Undisclosed Liabilities.

(a)                                 Attached as Schedule 3.4 are (i) the audited combined balance sheets of the Business as of December 31, 2014 and December 31, 2013 and (ii) the audited combined statements of income and comprehensive income, equity and cash flows of the Business for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012 (collectively, the “Historical Financial Information”).  The Historical Financial Information subject to the notes thereto, (x) was derived from the books and records of TDCC; (y) has been prepared in accordance with GAAP as applied by TDCC; and (z) presents fairly, in all material respects, the combined financial position of the Business as of the dates thereof and the results of operations and cash flows of the Business for the periods covered thereby.

(b)                                 There are no material Liabilities of the AgroFresh Entities, other than Liabilities (i) reflected or reserved against on the Historical Financial Information or the notes thereto, (ii) set forth in the Disclosure Schedules, (iii) incurred since December 31, 2014, in the ordinary course of business, which Liabilities are not, individually or in the aggregate, material to the AgroFresh Entities taken as a whole, or (iv) arising under any Contract of an AgroFresh Entity, other than as a result of a breach thereof by TDCC or any of its Affiliates or any AgroFresh Entity.

3.5                               Absence of Certain Changes.  Except for the Restructuring Transactions or as disclosed on Schedule 3.5, from January 1, 2015 to the date of this Agreement, the Business has been conducted in the ordinary course of business and consistent in all material respects with past practices and there has not occurred a Business Material Adverse Effect.

3.6                               Title.

(a)                                 Except as set forth on Schedule 3.6(a), (i) each Asset Transferor has title to and is the lawful owner of, or has a valid leasehold interest in or a valid right to use, its Business Assets free and clear of any Lien (other than Permitted Liens) and (ii) subject to obtaining and making all applicable Consents, the Asset Transferors shall convey to the applicable AgroFresh Entity such title to or leasehold interest in or valid right to use, as applicable, such Business Assets, free and clear of any Lien (other than Permitted Liens).  Except as set forth on Schedule 3.6(a), after consummation of the Restructuring Transactions each AgroFresh Entity has title to and is the lawful owner of, or has a valid leasehold interest in or a valid right to use, its Business Assets free and clear of any Lien (other than Permitted Liens).

(b)                                 RandH is the sole legal, beneficial and record owner of the AF Interests, free and clear of all Liens other than Liens imposed by applicable securities Laws.  At the Closing, TDCC will cause RandH to deliver, to Purchaser (or its designated Affiliate) good and valid title to the AF Interests, free and clear of all Liens other than Liens imposed by applicable securities Laws.

3.7                               Sufficiency of Assets; No Non-Business Liabilities.

(a)                                 Upon consummation of the Restructuring Transactions, the assets, properties and rights of the AgroFresh Entities (including rights of the AgroFresh Entities under the Bailment Agreement, Occupancy Agreement and Seconding Agreement), the transactions contemplated by Section 5.4(d) and Section 5.11(b) and any services provided pursuant to the Transition Services Agreement and India Transition Services Agreement, shall comprise all of the assets, properties and rights forming a part of, used, held or intended to be used in, and all such assets, properties and rights as are necessary to permit Purchaser to conduct, the Business immediately following the Closing in substantially the same manner as conducted by AgroFresh, both directly and through TDCC and its Affiliates, as of the date hereof, except for in each case (a) the Group Contracts; (b) any Transferred Registrations that are not transferred at Closing; and (c) the assets, properties and rights set forth on Schedule 3.7(a).

(b)                                 Upon consummation of the Restructuring Transactions, the Liabilities of the AgroFresh Entities shall only include (i) Liabilities relating to or arising out of the ownership or operation of the Business or the Business Assets and (ii) Liabilities of Purchaser and its Affiliates under this Agreement (other than pursuant to the Restructuring Transaction) and the Related Agreements.

3.8                               Real Property.

(a)                                 AgroFresh does not own any real property.

(b)                                 Schedule 3.8(b) sets forth an accurate and complete list as of the date of this Agreement of all leasehold interests in real property of AgroFresh or any Asset Transferor (solely in relation to the Business) (each, a “Real Property Lease”).  TDCC has made available to Purchaser a copy of each Real Property Lease that is material to the Business.  Except as set forth on Schedule 3.8(b), to TDCC’s Knowledge, each such Real Property Lease is in full force and effect and constitutes a legal, valid and binding obligation of AgroFresh or the applicable Asset Transferor, as the case may be.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 3.8 are the only representations and warranties being made by TDCC in this Agreement with respect to real property.

3.9                               Intellectual Property.

(a)                                 Schedules 3.9(a)(i) (with respect to the Business Trademarks) and 3.9(a)(ii) (with respect to the Business Patents) set forth accurate and complete lists of the application and registration or grant number (if applicable) and relevant jurisdiction for the Business Trademarks and Business Patents.

(b)                                 Schedule 3.9(b) sets forth an accurate and complete list of all licenses pursuant to which any of AgroFresh or TDCC or one of its Affiliates licenses, from a third party (and, in the case of AgroFresh, from TDCC or one of its Affiliates), Intellectual Property that is material to and used and held for use exclusively in the Business.

(c)                                  Except as set forth on Schedule 3.9(c), since January 1, 2015, none of AgroFresh or TDCC or any of its Affiliates has received a written communication from any Person (i) asserting an ownership interest in any Business Intellectual Property (ii) challenging the validity or enforceability of any item of the Business Intellectual Property or (iii) alleging that the conduct of the Business by AgroFresh or TDCC or any of its Affiliates violated any material rights relating to Intellectual Property of such Person, except in each case for any assertions or allegations that, if true, would not reasonably be expected to have a Business Material Adverse Effect.

(d)                                 Except as set forth on Schedule 3.9(d), since January 1, 2015, none of AgroFresh or TDCC or any of its Affiliates has filed any Proceeding or sent any written notice of a violation, infringement, misuse or misappropriation by any Person of their respective rights to, or in connection with, the Business Intellectual Property.

(e)                                  TDCC has a policy in effect requiring individuals who may have access to Business Know-How to adhere to confidentiality obligations.

(f)                                   All fees, Taxes, annuities, renewals and other payments associated with maintaining the Business Patents and Business Trademarks due and owing as of the date of this Agreement have been paid in full in a timely manner to the proper Governmental Authority.  The Business Patents and Business Trademarks are owned by AgroFresh or TDCC or one of its Affiliates free and clear of all Liens other than Permitted Liens.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 3.9 are the only representations and warranties being made by TDCC in this Agreement with respect to Intellectual Property.

3.10                        Material Contracts.  Schedule 3.10 sets forth an accurate and complete list as of the date of this Agreement of all of the Executory Contracts of the following types to which (x) AgroFresh or an Asset Transferor is a party or (y) any of the Business Assets are subject:

(a)                                 any collective bargaining agreement or collective labor agreement;

(b)                                 any Executory Contract that provides for or has resulted in expenditures in 2014 in connection with the Business of more than one million Dollars ($1,000,000) (i) with a sales representative, manufacturer’s representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distribution or promotional activities for or on behalf of the Business, in each case where such Person is not TDCC or an Affiliate of TDCC, or (ii) to act in one of the capacities specified in clause (i) on behalf of any Person other than TDCC or an Affiliate of TDCC;

(c)                                  any Executory Contract (i) with any supplier of goods or services that provides for or has resulted in expenditures in 2014 in connection with the Business of more than one million Dollars ($1,000,000); or (ii) with any customer or distributor that provides for or has resulted in sales in 2015 in connection with the Business of more than one million Dollars ($1,000,000);

(d)                                 any material Executory Contract establishing or governing a partnership or joint venture; and

(e)                                  any Executory Contract that expressly limits, in any material respect, the freedom of AgroFresh or an Asset Transferor to compete with any Person or in any area, in each case with respect to the Business, excluding (i) territorial or field of use restrictions imposed by any license agreements with respect to the use of the subject matter thereof and (ii) reasonable limitations on use in connection with secrecy, research, consulting or other agreements entered into in the ordinary course of business.

TDCC has made available to Purchaser a copy of each Executory Contract that is listed on Schedule 3.10 (the “Material Contracts”) (with certain Material Contracts provided in redacted form due to confidentiality concerns) except for any such Material Contracts that are not Business Contracts.  Except as set forth on Schedule 3.10, to TDCC’s Knowledge, each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of AgroFresh or the applicable Asset Transferor, as the case may be.

3.11                        Permits.  AgroFresh and TDCC or its applicable Affiliate possesses or has applied for all Permits required by applicable Law to conduct the Business, other than such Permits the absence of which would not reasonably be expected to have a Business Material Adverse Effect.  This Section 3.11 does not address matters specifically covered by other representations and warranties contained in this Article III, including any representations and warranties with respect to Registrations or Registration Data, which matters are addressed solely and exclusively in Section 3.12, and any representations and warranties with respect to compliance with Environmental Laws or Environmental Permits, which matters are addressed solely and exclusively in Section 3.14.

3.12                        Registrations.

(a)                                 To TDCC’s Knowledge, all Registrations exclusively relating to the Business as of the date of this Agreement are listed on Schedule 3.12(a).  Except as set forth on Schedule 3.12(a), none of TDCC, its Affiliates or AgroFresh has received any written notice or request within the past twelve (12) months from any Governmental Authority that requests or requires the generation of additional studies to maintain any such Registrations.

(b)                                 The Registration Data identified in Schedule 3.12(b) represents all of the data submitted or, to TDCC’s Knowledge, required to be submitted, up to the date of this Agreement in order to maintain the Registrations held by AgroFresh or the Transferred Registrations.

(c)                                  Nothing in this Agreement shall be construed as:

(i)                                     a representation or warranty as to the future validity or enforceability of the Registrations or the Registration Data conveyed pursuant to this Agreement;

(ii)                                  a representation or warranty that anything to be made, used, sold or otherwise disposed of following the Closing Date under the Registrations or the

Registration Data conveyed pursuant to this Agreement shall not infringe, misappropriate or otherwise violate the rights of any Person;

(iii)                               an obligation to bring or prosecute future actions or suits against any Person for infringement, misappropriation or other violation of the Registrations or the Registration Data conveyed pursuant to this Agreement; or

(iv)                              a representation or warranty that the Registration Data conveyed pursuant to this Agreement, standing alone, is sufficient to support the obtaining or maintenance of any Registration conveyed pursuant to this Agreement or related tolerance or the obtaining of new Registrations for products relating to the Business or related tolerances.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 3.12 are the only representations and warranties related to Registrations and Registration Data made by TDCC under this Agreement.

3.13                        Employees and Employee Benefit Plans.

(a)                                 Except as set forth on Schedule 3.13(a), none of AgroFresh or TDCC or any of its Affiliates is a party to, or bound by, any collective bargaining or similar agreement with any labor organization with respect to any Employee.

(b)                                 There is no labor strike, slowdown, work stoppage, unresolved material labor union grievance or labor arbitration proceedings pending or, to TDCC’s Knowledge, threatened against AgroFresh, TDCC or any of its Affiliates with respect to any Employee.

(c)                                  Schedule 3.13(c) sets forth a list of TDCC Benefit Plans.  A copy of the plan document, summary plan description or summary of each TDCC Benefit Plan, in each case as in effect on the date of this Agreement and in each case sufficient for Purchaser to fulfill Purchaser’s obligations in Article VI, and a copy of the most recent favorable determination letter for each TDCC Benefit Plan that is a defined contribution plan and is intended to be qualified under Section 401(a) of the Code, has been made available to Purchaser.

3.14                        Environmental Matters.  Except as set forth on Schedule 3.14:

(a)                                 to TDCC’s Knowledge, AgroFresh and TDCC and each applicable Affiliate of TDCC is in compliance with all Environmental Laws applicable to the Business, except where the failure to so comply would not reasonably be expected to have a Business Material Adverse Effect;

(b)                                 TDCC and AgroFresh are in possession of all Environmental Permits, if any, required for the conduct or operation of the Business and, to TDCC’s Knowledge, are in compliance with all of the requirements and limitations included in such Environmental Permits, except where the failure to possess such Environmental Permits or to so comply would not reasonably be expected to have a Business Material Adverse Effect;

(c)                                  since January 1, 2015, no written notice from any Governmental Authority has been received by AgroFresh, TDCC or any of its Affiliates claiming that (i) the use of any of the tangible Business Assets is in violation of any Environmental Law or Environmental Permit or (ii) AgroFresh or TDCC or any of its Affiliates is responsible (or potentially responsible) for Remedial Action with respect to the operations or facilities included in the Business, other than, in each case, such notices that have been resolved by the applicable Governmental Authority and except for violations and Remedial Actions that would not reasonably be expected to have a Business Material Adverse Effect; and

(d)                                 as of the date of this Agreement, there are no Proceedings pending or, to TDCC’s Knowledge, threatened in writing against AgroFresh or TDCC or any of its Affiliates (in each case, solely in relation to the Business) with respect to any Remedial Action or violation of any Environmental Law or Environmental Permit, except for any such Remedial Actions or violations that would not reasonably be expected to have a Business Material Adverse Effect.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 3.14 are the only representations and warranties relating to Environmental Laws or Remedial Actions, including all Environmental Permits, made by TDCC under this Agreement.

3.15                        Taxes.  Except as set forth on Schedule 3.15:

(a)                                 All material Tax Returns of the AgroFresh Entities that are required by applicable Law to be filed before the Closing Date by the AgroFresh Entities have been filed or will be filed in a timely manner (within any applicable extension periods), the information provided on such Tax Returns is or will be complete in all material respects, and all Taxes shown to be due (before the Closing Date) on such Tax Returns have been timely paid in full or will be timely paid in full, to the extent that a failure to file such Tax Returns or pay such Taxes, or an inaccuracy in such Tax Returns, as applicable, would reasonably be expected to result in Purchaser or the AgroFresh Entities being liable for such Taxes or would reasonably be expected to give rise to a Lien on any asset of the AgroFresh Entities.  There are no Liens for Taxes with respect to the AF Interests other than Permitted Liens.

(b)                                 No Tax Return of any AgroFresh Entity is currently being examined by any Tax authority, which examination could reasonably be expected to result in a material Tax liability to Purchaser or any of its Affiliates after the Closing Date and no AgroFresh Entity has waived any statute of limitation or agreed to any extension of time with respect to a Tax assessment of deficiency with respect to any Tax Return (other than ordinary course extensions and extensions or agreements not related to the Business), which waiver or agreement to extend is currently in effect.

(c)                                  No AgroFresh Entity is party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar arrangement or arrangements (excluding Contracts not primarily related to Taxes and extensions or agreements not related to the Business) pursuant to which it will have any obligation to make any payments after the Closing.

(d)                                 Each AgroFresh Entity has at all times been, in compliance with the provisions of Sections 6011, 6111 and 6112 of the Code relating to tax shelter disclosure, registration and list maintenance and with the Treasury Regulations thereunder, and no AgroFresh Entity has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Sections 1.6011-4(b)(2), 301.6111-2(b)(2) or 301.6112-1(b)(2)(A).  No Internal Revenue Service Form 8886 has been filed with respect to any AgroFresh Entity.

(e)                                  No AgroFresh Entity has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(f)                                   Each AgroFresh Entity has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(g)                                  No AgroFresh Entity has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return, other than any such group of which TDCC or any Subsidiary thereof (including RandH) is the common parent.  No Agro Fresh Entity has any material current liability for the Taxes of any person (other than the AgroFresh Entities) under Treasury regulations section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract.

(h)                                 No AgroFresh Entity has any request for a material ruling in respect of Taxes pending between such AgroFresh Entity and any Tax authority.

(i)                                     Either TDCC or RandH is eligible to make the Section 338(h)(10) Election with respect to the AgroFresh Business Combination.

(j)                                    None of the AgroFresh Entities has received or accrued income (or would have received or accrued income on or before the Closing Date if the Closing Date was the last day of the taxable year) that will be required to be included in the income of a “United States shareholder” (as defined under Section 951(b) of the Code or similar provision of state or local Law) in any taxable period (including any Straddle Period) that is related or attributable to (A) “subpart F income” (within the meaning of Section 952 of the Code or similar provision of state or local Law) or (B) the holding of “United States property” (within the meaning of Section 956 of the Code or similar provision of state or local Law) on or prior to the Closing Date.

(k)                                 None of the AgroFresh Entities is a party to any “gain recognition agreement” (within the meaning of Treasury Regulations Section 1.367(a)-8 or 8T (as applicable)).

(l)                                     None of the AgroFresh Entities is or at any time has been subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code.

3.16                        Proceedings.

(a)                                 Except as set forth on Schedule 3.16(a), as of the date of this Agreement, there are no Proceedings pending or, to TDCC’s Knowledge, threatened, against AgroFresh or any Seller (solely in relation to the Business) before any Governmental Authority that would reasonably be expected to have a Business Material Adverse Effect.  Except as set forth on Schedule 3.16(a), the operation of the Business is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority, the failure to comply with which would be reasonably expected to have a Business Material Adverse Effect, other than any such orders having application to industry-wide matters.

(b)                                 As of the date of this Agreement, there are no Proceedings pending or, to TDCC’s Knowledge, threatened, by or against AgroFresh or any Seller with respect to this Agreement or the transactions contemplated hereby.

3.17                        Compliance with Laws.  Except as set forth on Schedule 3.17, AgroFresh and the Asset Transferors (solely in relation to the Business) are in compliance with all Laws applicable to or binding on them or any of the Business Assets, except where the failure to so comply would not reasonably be expected to have a Business Material Adverse Effect.  Since January 1, 2015, none of AgroFresh or any Seller has received any written notice from a Governmental Authority alleging that AgroFresh or any Seller (solely in relation to the Business) is not in compliance with any applicable Law, except where such failure to comply would not reasonably be expected to have a Business Material Adverse Effect.  This Section 3.17 does not address matters that are specifically covered by other representations and warranties contained in this Article III.

3.18                        Information in Proxy Statement.  TDCC represents that the information supplied by TDCC for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Purchaser, (ii) the time of the Purchaser Stockholders’ Meeting or (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that TDCC makes no representation with respect to any forward-looking statements supplied by TDCC for inclusion in, or relating to information to be included in, the Proxy Statement.

3.19                        Securities Law Matters.  TDCC (or its applicable Affiliate) is acquiring Purchaser Common Stock solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, any applicable state securities Law or any applicable foreign securities Law.  TDCC acknowledges that the Purchaser Common Stock is not registered under the Securities Act, any applicable state securities Law or any applicable foreign securities Law and that such Purchaser Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Law or pursuant to an applicable exemption therefrom and pursuant to state or foreign securities Laws, as applicable.  TDCC (or its applicable Affiliate) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchaser Common Stock and is capable of bearing the economic risks of such investment.  Each of TDCC and its applicable Affiliates is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.20                        Independent Investigation.  In making the decision to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, other than reliance on the representations and warranties of Purchaser set forth in this Agreement, TDCC has relied solely on its own independent investigation, analysis and evaluation of Purchaser and its business.  TDCC confirms to Purchaser that TDCC is sophisticated and knowledgeable about the Purchaser and its business and is capable of evaluating the matters set forth above.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to TDCC as follows:

4.1                               Organization.  Purchaser is validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all requisite corporate or other business entity power and authority to own, lease and operate its assets and to conduct its business as currently conducted, except where the failure to be in good standing or to have such power and authority would not materially impair Purchaser’s ability to consummate the transactions contemplated hereby.  Copies of the Purchaser Organizational Documents that are incorporated by reference as exhibits to Purchaser’s Annual Report on Form 10-K for the year ended December 31, 2014 are complete and correct copies of such documents, as amended and in effect on the date of this Agreement.

4.2                               Capitalization.

(a)                                 The authorized capital stock of Purchaser consist of four hundred million (400,000,000) shares of Purchaser Common Stock and one million (1,000,000) shares of preferred stock, par value $0.0001 per share.  As of the date hereof, the issued and outstanding shares of capital stock of Purchaser consist of twenty-seven million five hundred sixty-two thousand five hundred (27,562,500) shares of common stock and zero shares of preferred stock (collectively, the “Purchaser Issued Equity”).  All Purchaser Issued Equity has been duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable state and federal securities Laws and is not subject to, or issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the Purchaser Organizational Documents or any Contract to which Purchaser is a party or otherwise bound.  Other than the Purchaser Issued Equity and the Purchaser Warrants, there are no Equity Interests of Purchaser issued or outstanding or Contracts in respect of any Equity Interest of Purchaser to which Purchaser is a party or by which it is bound.

(b)                                 The Purchaser Warrants are, and after giving effect to the AgroFresh Business Combination will be, exercisable for one share of Purchaser Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) per share.  As of the date hereof, seventeen million one hundred eighty-five thousand (17,185,000) Purchaser Warrants are outstanding.  No

Purchaser Warrants are exercisable until the Closing.  All outstanding Purchaser Warrants have been duly authorized and validly issued, are fully paid and were issued in compliance with all applicable federal and state securities Laws and are not subject to, and were not issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Purchaser Organizational Documents or any Contract to which Purchaser is a party or by which it is bound.  Except for rights of holders of Purchaser Common Stock to convert their shares of Purchaser Common Stock into cash held in the Trust Account (all of which rights will expire upon consummation of the AgroFresh Business Combination), there are not any outstanding Contracts of Purchaser to repurchase, redeem or otherwise acquire any Equity Interest in Purchaser.

(c)                                  The Stock Consideration and the Series A Preferred Stock, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Purchaser Organizational Documents or any Contract to which Purchaser is a party or otherwise bound.

(d)                                 Purchaser has no Subsidiaries and does not own, directly or indirectly, any Equity Interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.  Purchaser is not party to any Contract that obligates Purchaser to invest money in, loan money to or make any capital contribution to any other Person.

4.3                               Authorization.  Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements (in each case to the extent it is a party thereto) and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Purchaser and each of its applicable Affiliates of this Agreement and its Related Agreements (in each case to the extent it is a party thereto), and the consummation by Purchaser and each of its applicable Affiliates of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or other business entity action.  Purchaser has duly and validly executed and delivered this Agreement and, at or prior to the Closing, Purchaser and each of its applicable Affiliates will have duly and validly executed and delivered each of its Related Agreements.  Assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by the other parties hereto and thereto, this Agreement constitutes, and each Related Agreement shall after the Closing constitute, legal, valid and binding obligations of Purchaser and the Affiliates of Purchaser party thereto, enforceable against each of them in accordance with their respective terms, subject to the Enforceability Limitations.

4.4                               Governmental Consents; No Conflicts.

(a)                                 The execution, delivery and performance of this Agreement and the Related Agreements by Purchaser do not and will not require any Consent of or with any Governmental Authority, other than any Consent the failure of which to be obtained would not reasonably be expected to have a Purchaser Material Adverse Effect or prevent or materially delay the consummation by Purchaser of the transactions contemplated by this Agreement.

(b)                                 The execution, delivery and performance of this Agreement and of the applicable Related Agreements by Purchaser or the applicable Affiliates of Purchaser, and the consummation of the transactions contemplated hereby and thereby by such Persons, do not and will not (i) violate any Law applicable to or binding on Purchaser or any such Affiliate or their respective assets, (ii) violate or conflict with, result in a breach, cancellation or termination of, constitute a default under, result in the creation of any Lien upon any of the assets of Purchaser or any such Affiliate under, or result in or constitute a circumstance that, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Purchaser or any such Affiliate is a party or by which Purchaser or any such Affiliate or their respective assets are bound or (iii) violate or conflict with any provision of the Purchaser Organizational Documents or similar organizational documents of any such Affiliate, except, in the case of each of clauses (i) and (ii), where such violation, conflict, breach, cancellation, termination, default or Lien (as applicable) would not reasonably be expected to have a Parent Material Adverse Effect or would not prevent or materially delay the consummation by Parent or any such Affiliate of the transactions contemplated by this Agreement.

4.5                               SEC Reports and Financial Statements.

(a)                                 Purchaser has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC under the Exchange Act or the Securities Act since Purchaser’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Purchaser SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Purchaser SEC Reports”).  All Purchaser SEC Reports, Additional Purchaser SEC Reports, any correspondence from or to the SEC or NASDAQ (other than such correspondence in connection with the initial public offering of Purchaser) and all certifications and statements required by (i) Rule 13a-14 or 15d-14 under the Exchange Act, or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on EDGAR in full without redaction.  Purchaser has heretofore furnished to TDCC true and complete copies of all amendments and modifications that have not been filed by the Purchaser with the SEC to all agreements, documents and other instruments that previously had been filed by the Purchaser with the SEC and are currently in effect.  The Purchaser SEC Reports were, and the Additional Purchaser SEC Reports will be, prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder.  The Purchaser SEC Reports did not, and the Additional Purchaser SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Certifications are each true and correct.  Purchaser maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act.  Each director and executive officer of Purchaser has filed with the SEC on a timely basis all statements required with respect to Purchaser by Section 16(a) of the Exchange Act and the rules and regulations thereunder.  As used in this Section 4.5, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)                                 The financial statements and notes contained or incorporated by reference in the Purchaser SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Purchaser SEC Reports will fairly present, the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Purchaser as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable.  No financial statements other than those of Purchaser are required by GAAP to be included in the consolidated financial statements of Purchaser.

4.6                               Trust Account.  Purchaser has (and will have immediately prior to the Closing) at least two hundred twenty million five hundred two thousand nine hundred sixty-one Dollars ($220,502,961) in the account established by Purchaser for the benefit of its public stockholders at the Trustee (the “Trust Account”), such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to that certain Investment Management Trust Agreement, dated as of February 12, 2014, between Purchaser and Trustee (the “Trust Agreement”).  The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified.  There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Reports to be inaccurate or that would entitle any Person (other than stockholders of Purchaser holding Purchaser Issued Equity sold in Purchaser’s initial public offering who shall have elected to redeem their Purchaser Issued Equity pursuant to the Purchaser Charter) to any portion of the proceeds in the Trust Account.  Prior to the Closing, none of the funds held in the Trust Account may be released.  There are no Proceedings pending or, to the knowledge of Purchaser, threatened with respect to the Trust Account.

4.7                               Investment Company Act; JOBS Act.  Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.  Purchaser constitutes an “emerging growth company” within the meaning of the JOBS Act.

4.8                               Absence of Certain Changes or Events.  Since the date of Purchaser’s incorporation, (a) there has not been any change, effect, event or occurrence that has had or would reasonably be expected to have a Purchaser Material Adverse Effect and (b) Purchaser has conducted its business only in the ordinary course of business consistent with past practice.  Since January 1, 2015, there has not been any circumstance, action or activity that, if such circumstance, action or activity had occurred or been taken after the date hereof, would be a violation of Section 5.2(a) or 5.2(c) by Purchaser.

4.9                               Title to Assets.  Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Purchaser owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Purchaser in the operation of its business and which are material to Purchaser, free and clear of any Liens.

4.10                        Employee Matters.  Other than the current officers of Purchaser set forth on Schedule 4.10, Purchaser has not ever had any employees.  Other than reimbursement of any out-of-pocket expenses incurred by Purchaser’s officers and directors in connection with activities on Purchaser’s behalf in an aggregate amount not in excess of the amount of cash held by Purchaser outside of the Trust Account, Purchaser does not have any unsatisfied Liability with respect to any employee.  Purchaser does not maintain, sponsor or have any Liability with respect to, any Employee Benefit Plan.

4.11                        Taxes.

(a)                                 Purchaser has timely filed or has caused to be timely filed all material Tax Returns required to be filed by it (taking into account any validly obtained extension of time within which to file), and all such Tax Returns are true, complete and accurate in all material respects.  Purchaser has paid or caused to be paid all material Taxes due and owing by it, other than Taxes that are being contested in good faith through appropriate proceedings for which appropriate reserves have been established.

(b)                                 No deficiencies for any material Taxes (other than Taxes that are not yet due and payable or that are being contested in good faith and for which appropriate reserves have been established) have been proposed, asserted, assessed or threatened in writing against Purchaser which have not been settled and paid.  All assessments for material Taxes due and owing by Purchaser with respect to completed and settled examinations or concluded litigation have been paid.  There is no currently effective agreement or other document with respect to Purchaser extending the period of assessment or collection of any material Taxes.  There are no material Liens for Taxes on any of the assets of Purchaser other than Permitted Liens.  Purchaser has not been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof.  Purchaser has not engaged in any “listed transaction” within the meaning of Section 6011 of the Code.  Purchaser is eligible to make the Section 338(h)(10) Election with respect to the AgroFresh Business Combination.

4.12                        Proceedings.  There are no Proceedings pending or, to Purchaser’s knowledge, threatened that are material to the Purchaser or that would reasonably be expected to have a Purchaser Material Adverse Effect.

4.13                        Compliance with Applicable Laws.  Since the date of its incorporation, Purchaser has complied with all Laws applicable to Purchaser, except where the failure to so comply would not reasonably be expected to have a Purchaser Material Adverse Effect.  Since the date of its incorporation, Purchaser has not received any written communication from a Governmental Authority that alleges that Purchaser is not in compliance with any Law, except to the extent any instances of non-compliance would not have a Purchaser Material Adverse Effect.

4.14                        Indebtedness.  Purchaser has no indebtedness.

4.15                        Listing.  The issued and outstanding shares of Purchaser Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ.  There is no Proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser by NASDAQ or the SEC with respect to any intention by such entity to deregister the Purchaser Common Stock or prohibit or terminate the listing of Purchaser Common Stock on NASDAQ.  Purchaser has taken no action that is designed to terminate the registration of Purchaser Common Stock under the Exchange Act.

4.16                        Board Approval; Stockholder Vote.  The Purchaser Board (including any required committee of Purchaser Board) has unanimously (i) declared the advisability of the transactions contemplated by this Agreement, including the AgroFresh Business Combination and the Charter Amendment, and approved this Agreement, the Related Agreements and the transactions contemplated hereby and thereby; and (ii) determined that the transactions contemplated by this Agreement and the Related Agreements are in the best interests of the stockholders of Purchaser.  Other than the Purchaser Stockholder Approval, no other corporate proceedings on the part of Purchaser is necessary to authorize the transactions contemplated by this Agreement and the Related Agreements, including the AgroFresh Business Combination.

4.17                        Affiliate Transactions.  Other than (a) for payment of salary and benefits for services rendered, (b) reimbursement for expenses incurred on behalf of Purchaser or (c) with respect to any Person’s ownership of Equity Interests of Purchaser, there are no Contracts between Purchaser, on the one hand, and, on the other hand, any (i) any present or former manager, employee, officer or director of either Purchaser, (ii) the Sponsor or any of its Affiliates, or (iii) any record or beneficial owner of the outstanding Purchaser Issued Equity as of the date hereof.

4.18                        Information in Proxy Statement.  Purchaser represents that the information supplied by Purchaser for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Purchaser, (ii) the time of the Purchaser Stockholders’ Meeting or (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement shall comply with the applicable provisions of the Exchange Act.

4.19                        Purchaser Contracts.  Purchaser has performed all material obligations required to be performed by it to date under the Purchaser Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder in any material respect, except for failures to perform or any such breach that would not have a Purchaser Material Adverse Effect.  Purchaser has not provided to TDCC or any of its Affiliates any information or materials that would constitute “confidential information” or “evaluation material” (or similar term defined in a Contract of Purchaser containing confidentiality or non-disclosure obligations binding on Purchaser) or any other material that would give rise to a Liability of TDCC or any of its Affiliates pursuant to a confidentiality agreement, non-disclosure agreement or any other Contract containing confidentiality or non-disclosure obligations (such information or materials, “Third Party Confidential Information”).

4.20                        Financing.

(a)                                 Purchaser has delivered to TDCC true and complete copies of (i) an executed commitment letter, dated as of April 30, 2015, respectively (including all exhibits, annexes, schedules and term sheets and the executed fee letter (the “Fee Letter”)) attached thereto or contemplated thereby (collectively, the “Debt Commitment Letter”) pursuant to which, subject to the terms and conditions set forth therein, the Committed Lenders have committed to provide debt financing contemplated thereby (the “Debt Financing”) for the purpose of funding the transactions contemplated hereby.

(b)                                 The aggregate net cash proceeds to Purchaser of the Financing (after giving effect to any related fees or expenses) will provide sufficient funds to Purchaser to pay (i) all amounts required to be paid in respect of the Cash Consideration and any other amounts due and payable by Purchaser under this Agreement at Closing, in each case, (A) without any increase in the indebtedness or other obligations of the Company or (B) use of the assets of the Company (other than the Trust Account) and (ii) any and all fees and expenses required to be paid by Purchaser in connection with the AgroFresh Business Combination and the Financing.  The obligations of the Committed Lenders to fund the entire amount of the Debt Financing under the Debt Commitment Letters are not subject to any condition or contingency, including any subsequent approval process, other than the conditions explicitly set forth in Section 6 entitled “Conditions Precedent” of the Debt Commitment Letters (such conditions, as so explicitly set forth in the Debt Commitment Letters as of the date hereof or as amended in accordance with the provisions hereof, the “Debt Financing Conditions”).  There are no side letters or other Contracts related to the funding or investing, as applicable, of the Financing except for the Debt Commitment Letter and Fee Letter.  Assuming due authorization, execution and delivery by each other Person party thereto (which, to the knowledge of Purchaser, is the case), each of the Debt Commitment Letters (and the commitments of the Committed Lenders to provide the Debt Financing set forth therein) is in full force and effect, has not been amended, modified, withdrawn or rescinded in any manner, has been duly executed by Purchaser and, to the knowledge of Purchaser, each other Person party thereto, and constitutes a legal, valid and binding obligation of Purchaser and, to the knowledge of Purchaser, each other Person party thereto, enforceable against Purchaser and, to the knowledge of Purchaser, each other Person party thereto in accordance with its terms, subject to the Enforceability Limitations.  Purchaser has fully paid, or caused to be fully paid, any and all commitment, arrangement, upfront or other fees or amounts that are due and payable in connection with the Financing, and no further commitment or other fees will be required to be paid by Purchaser in respect of the Financing at any time prior to the Closing.  No event has occurred that, with or without notice or lapse of time or both, would constitute a breach, default or failure of a condition by Purchaser or, to the knowledge of Purchaser, any other parties to the Commitment Letter, in each case, under the terms and conditions of the Commitment Letter.  As of the date of this Agreement, Purchaser, after conducting due inquiry, has no reason to believe that any of the Debt Financing Conditions will not be satisfied on a timely basis or that the Financing will not be available to Purchaser on the Closing Date.

4.21                        Securities Law Matters.  Purchaser is acquiring the AF Interests and the AgroFresh Entity Securities solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, any applicable state securities Law or any applicable foreign securities Laws. Purchaser acknowledges that the AF Interests and AgroFresh Entity Securities are not registered under the Securities Act, any applicable state securities Law or any applicable foreign securities Laws and that such AF Interests and AgroFresh Entity Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to state or foreign securities Laws, as applicable.  Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the AF Interests and the AgroFresh Entity Securities and is capable of bearing the economic risks of such investment.  Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.22                        Solvency.  After giving effect to the transactions contemplated by this Agreement, including the Financing, any Alternative Financing and the payment of the Cash Consideration, payment of all amounts required to be paid in connection with the Closing and the other transactions contemplated by this Agreement, and payment of all related fees and expenses, Purchaser will be Solvent as of the Closing and immediately after the consummation of the Closing and the other transactions contemplated by this Agreement.  For purposes of the foregoing, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature.  For purposes of the definition of “Solvent”, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Purchaser or its subsidiaries.

4.23                        Independent Investigation.  In making the decision to enter into this Agreement, and the Related Agreements and to consummate the transactions contemplated hereby and thereby, other than reliance on the representations and warranties of TDCC set forth in this Agreement, Purchaser has relied solely on its own independent investigation, analysis and evaluation of the Business, AgroFresh and the Business Assets (including Purchaser’s own estimate and appraisal of the value of the Business, financial condition, operations and prospects of the Business, AF Interests , AgroFresh Entities and Business Assets).  Purchaser confirms to TDCC that Purchaser is sophisticated and knowledgeable about the Business and is capable of evaluating the matters set forth above.

ARTICLE V
COVENANTS

5.1                               Access to Information.

(a)                                 From and after the date of this Agreement until the Closing Date, TDCC shall afford to Purchaser and its Representatives reasonable access, upon reasonable advance written notice (which in no event shall be less than forty-eight (48) hours’ notice), during normal business hours, to the personnel and properties of AgroFresh and the personnel, books and records of the Business (other than Tax Returns of AgroFresh, TDCC and its Affiliates and all notes, worksheets, files and documents relating thereto) to the extent relating to AgroFresh or the Business Assets; provided, however, that nothing herein will obligate TDCC to take or permit any actions that would (a) unreasonably interrupt the normal course of the Business or any other business of AgroFresh or TDCC or any of its Affiliates; (b) result in any waiver of attorney-client privilege or violate any Law or the terms of any Contract to which AgroFresh or TDCC or any of its Affiliates is a party or to which any of their respective assets are subject; or (c) subject AgroFresh or TDCC or any of its Affiliates to risk of Liability; provided, further, that prior to the expiration of any waiting period under any Competition Law applicable to the transactions contemplated by this Agreement, Purchaser and its Representatives shall only be permitted such reasonable access that, in TDCC’s sole discretion, after consultation with counsel, is appropriate during such review process.  During any visits to any offices, facilities or other properties of or leased by AgroFresh permitted by this Section 5.1, Purchaser shall comply, and shall cause its Representatives to comply, with all safety, health and security rules applicable to the premises being visited.  TDCC shall have the right to have a Representative present at all times during any such inspections, interviews and examinations conducted at or on the offices or other facilities or properties of or leased by AgroFresh.  From and after the date of this Agreement until the Closing Date, Purchaser shall not have access to or communicate with any customers, suppliers or other counterparties of the Business without the prior written Consent of TDCC and then only on such terms to which TDCC Consents.  Notwithstanding anything to the contrary in this Section 5.1, Purchaser shall not be allowed to sample and analyze any soil or groundwater or other environmental media, or any building material, without the express written Consent of TDCC, which may be withheld in the sole discretion of TDCC.  All access and information contemplated by this Section 5.1 shall be subject to the terms and conditions of the Confidentiality Agreement and the provisions of this Section 5.1 are subject to Section 5.17 and Section 5.21.

(b)                                 From and after the date of this Agreement until the Closing Date, Purchaser shall afford to TDCC and its Representatives reasonable access, upon reasonable advance written notice (which in no event shall be less than forty-eight (48) hours’ notice), during normal business hours, to the personnel, books and records of Purchaser and as is reasonably necessary in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that nothing herein will obligate Purchaser to take or permit any actions that would (i) unreasonably interrupt the normal course of its business; or (ii) result in any waiver of attorney-client privilege or violate any Law or the terms of any Contract to which Purchaser is a party or to which any of its assets are subject.  During any visits to any offices, facilities or other properties of or leased by Purchaser permitted by this Section 5.1, TDCC shall comply, and shall cause its Representatives to comply, with all safety, health and security rules applicable to the premises being visited.

(c)                                  From and after the date hereof, Purchaser will not disclose or provide access to TDCC or any of its Affiliates to any Third-Party Confidential Information unless TDCC shall have first consented in writing to such disclosure or access.

5.2                               Conduct of Business Pending the Closing.

(a)                                 From the date of this Agreement until the Closing Date, except as contemplated by the Restructuring Transactions, as set forth on Schedule 5.2 or as contemplated, permitted, or required by this Agreement or any Related Agreement, required by applicable Law, or to the extent that the other party shall otherwise Consent in writing (which Consent shall not be unreasonably withheld, conditioned or delayed) (such exceptions, the “Conduct of Business Exceptions”), (i) TDCC shall operate the Business in the ordinary course of business in all material respects and (ii) Purchaser shall conduct its operations in the ordinary course of business in all material respects.

(b)                                 Without limiting the generality of Section 5.2(a) and subject to the Conduct of Business Exceptions, prior to the Closing TDCC shall not, and shall cause the Asset Transferors (solely in relation to the Business) and AgroFresh not to, to the extent related solely to the Business:

(i)                                     amend the charter, bylaws or similar organizational documents of AgroFresh;

(ii)                                  authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver, any Equity Interests of AgroFresh;

(iii)                               sell, transfer, lease, license, convey or otherwise dispose of any material assets of AgroFresh or any material assets that would otherwise constitute Business Assets, except in the ordinary course of business;

(iv)                              approve any new capital expenditures of more than five hundred thousand Dollars ($500,000) of AgroFresh that are not in the ordinary course of business;

(v)                                 other than supply arrangements in the ordinary course of business, enter into any material transaction with any Affiliate of TDCC;

(vi)                              grant any increase in the base salary or wages, bonus opportunity, or other benefits payable to any Employee, in each case except (i) in the ordinary course of business and in a manner consistent with past practice or to the extent undertaken in connection with the implementation of a program that impacts all similarly situated employees of TDCC and its Affiliates, (ii) as required by Law or (iii) as required by the terms of any existing Contract, announced commitment, TDCC Benefit Plan or other Multiemployer Plan or collective bargaining agreement;

(vii)                           amend or modify in a manner materially adverse to the Business any Material Contract, terminate any Material Contract other than in the ordinary course of business or enter into a Contract that, if entered into prior to the date hereof, would have been a Material Contract required to be disclosed pursuant to Section 3.10, other than in the ordinary course of business;

(viii)                        declare, set aside or pay any dividend or any other distribution with respect to the Equity Interests of AgroFresh, except dividends or other distributions of Cash and Cash Equivalents;

(ix)                              waive or abandon or otherwise dispose of any rights in or to any material Business Intellectual Property; or

(x)                                 agree in writing to do any of the foregoing.

(c)                                  Without limiting the generality of Section 5.2(a) and subject to the Conduct of Business Exceptions, prior to the Closing Purchaser shall not:

(i)                                     amend the Purchaser Organizational Documents;

(ii)                                  subject to Section 5.2(e), authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver, any Equity Interests of Purchaser;

(iii)                               effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of Purchaser;

(iv)                              enter into any transaction with any Affiliate of Purchaser;

(v)                                 loan or advance any funds to any Person;

(vi)                              hire any employee or grant any increase in the base salary or wages, bonus opportunity, or other benefits payable to any employee;

(vii)                           establish, amend or modify any Employee Benefit Plan (whether material or immaterial) that contemplates obligations of Purchaser or any Affiliate of Purchaser from and after the Closing;

(viii)                        amend or modify in a manner adverse to Purchaser any Purchaser Material Contract, terminate any Purchaser Material Contract or enter into a Contract that, if entered into prior to the date hereof, would have been a Purchaser Material Contract;

(ix)                              make or rescind any material election relating to Taxes, settle or compromise any material Proceeding relating to Taxes, or, except as required by applicable Law, make any material change to any of its methods of Tax accounting;

(x)                                 declare, set aside or pay any dividend or any other distribution with respect to the Equity Interests of Purchaser or redeem or repurchase any Equity Interests of Purchaser (other than in accordance with the Purchaser Stockholder Redemption at the Closing);

(xi)                              undertake any operations or actions, except for operation or actions as are reasonable and appropriate in furtherance of the AgroFresh Business Combination; or

(xii)                           agree in writing to do any of the foregoing.

(d)                                 The parties hereto agree and acknowledge that if Purchaser or TDCC does not grant or deny Consent to a proposed action that requires such party’s Consent pursuant to this Section 5.2 within five (5) Business Days (or such shorter time as the requesting party may indicate is required under the circumstances) after its receipt of a written request by the requesting party for Consent to take such action, the requesting party shall be deemed to have been granted consent to the taking of such action notwithstanding any other provision of this Section 5.2.

(e)                                  Notwithstanding Section 5.2(c)(ii) to the contrary, Purchaser shall have the right at or before the Closing to issue Purchaser Common Stock with an aggregate price of not more than seventy-five million Dollars ($75,000,000) at a per share price of not less than ten Dollars ($10.00) (it being understood both such prices are net to Purchaser).  Purchaser agrees to (i) reasonably cooperate and consult with TDCC regarding any such offering of Purchaser Common Stock, including the timing and terms thereof, (ii) keep TDCC apprised of the status of matters relating to such offering, including promptly furnishing TDCC with copies of written communications received by or given to any third party in respect of any such offering, (iii) permit TDCC to review and incorporate TDCC’s reasonable comments in documentation relating to any such offering, and (iv) consult with TDCC in advance of and not participate in any meeting or discussion relating to any such offering, either in person or by telephone, with any third party in connection with any such offering, unless Purchaser gives TDCC the opportunity to attend and observe; provided that, subject to the first sentence of this Section 5.2(e), the final terms of any such offering of Purchaser Common Stock, including the documentation and investors, shall be made by Purchaser in its sole discretion.

5.3                               Consents and Approvals.

(a)                                 On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary (i) to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing and (ii) to obtain each Consent of or with a Governmental Authority that, if not obtained or made, would reasonably be expected to have a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

(b)                                 In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, TDCC and Purchaser shall (i) promptly, and in any event no later than ten (10) Business Days after the date of this Agreement, file with the Antitrust Division and the FTC the notification and report forms required for the transactions contemplated hereunder by the HSR Act, (ii) cooperate with each other in (A) determining, as promptly as possible, whether any filings are required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, Consents or orders are required to be obtained from, any Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (B) timely making all such filings and timely seeking all such actions or nonactions, waivers, expirations or terminations of waiting periods, clearances, Consents or orders, (iii) respond promptly to inquiries from any Governmental Authority in connection with any filings made pursuant to this Section 5.3 and supply as promptly as practicable such information or documentation as may be requested pursuant to any Competition Law by any Governmental Authority and (iv) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

(c)                                  In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, and notwithstanding anything in this Agreement to the contrary, Purchaser shall take any and all such further action as may be necessary to resolve such objections, if any, as federal or state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under Competition Laws with respect to the transactions contemplated by this Agreement and to avoid or eliminate, and minimize the impact of, each and every impediment under any Law that may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement, in each case so as to enable the Closing to occur as soon as reasonably possible, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets, businesses, products or product lines of Purchaser (or any of its Affiliates) or the Business Assets, (ii) creating or terminating relationships, ventures, contractual rights or Liabilities of Purchaser or its Affiliates and (iii) otherwise taking or committing to take actions that after the Closing would limit the freedom of Purchaser or its Affiliates with respect to, or its ability to retain, one or more of its or its Affiliates’ businesses, product lines or assets, in each case as may be required in order to obtain all required actions or nonactions, waivers, expirations or terminations of waiting periods, clearances, Consents or orders and to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Proceeding that would otherwise have the effect of preventing the Closing or delaying the Closing beyond the Outside Date (each of clauses (i), (ii) and (iii), a “Divestiture Action”).  For the avoidance of doubt, nothing in this agreement shall obligate TDCC or its Affiliates to agree to any Divestiture Action with respect to any businesses or assets other than the Business Assets.

(d)                                 In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, TDCC and Purchaser shall cooperate with each other with respect to obtaining and making all notifications and filings with Governmental Authorities and act as if all notifications, filings, submissions and other evidence are required to be prepared and filed jointly by all parties even if under particular circumstances they are formally made by only one party.  Subject to applicable legal limitations, each of TDCC and Purchaser agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Governmental Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Governmental Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Governmental Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, Consents or orders required to be obtained from, such Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe.  The parties hereto shall use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.3(d) in a manner so as to preserve any applicable privilege.  This Section 5.3(d) shall not apply with respect to the Restructuring Transactions.

(e)                                  In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, if any administrative or judicial Proceeding, including any Proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Competition Law, each of TDCC and Purchaser shall use reasonable best efforts to contest and resist any such Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect or comes into effect and that enjoins, restrains, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(f)                                   Purchaser shall not, and shall not permit its Affiliates to, enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition) that might reasonably be expected to make it more difficult, or to increase the time required, to (i) obtain the expiration or termination of any required waiting period under any Competition Law applicable to the transactions contemplated by this Agreement, (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that is reasonably likely to prevent or materially delay the consummation of the transactions contemplated hereby or (iii) obtain all actions or nonactions, waivers, expirations or terminations of waiting periods, clearances, Consents and orders of Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement.

(g)                                  Purchaser acknowledges that certain Consents with respect to the transactions contemplated by this Agreement may be required from parties to Contracts and that such Consents have not been obtained.  Purchaser agrees that neither TDCC nor any of its Affiliates shall have any Liability whatsoever to Purchaser arising out of or relating to the failure to obtain any Consents that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Contract as a result thereof.  Purchaser acknowledges that no representation, warranty or covenant of TDCC contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) efforts to obtain Consents in accordance with this Section 5.3(g) or the failure to obtain any such Consent, (ii) any such termination or (iii) any Proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Consent or any such termination.  Prior to the Closing, each party shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain any such material Consents and waivers contemplated by this Section 5.3(g) (including the waivers set forth on Schedule 5.3(g)) in respect of such Contracts; provided, however, that such efforts shall not include any requirement that either party or any of its respective Affiliates expend money, commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

(h)                                 If any third party Consent has not been obtained with respect to any Business Contract as contemplated by Section 5.3(g) at or prior to the Closing, then until such time as such Consent is obtained, (i) Purchaser shall be entitled to the benefits of the Contract in question accruing after the Closing to the extent (and only to the extent) that TDCC or its applicable Affiliate may provide such benefits (A) without violating the terms of such Contract or any Law and (B) without incurring any material expense or otherwise taking any material actions or measures (including hiring additional employees), (ii) Purchaser shall perform, at its sole cost and expense, the obligations of TDCC or such Affiliate to be performed after the Closing under the Business Contract in question and (iii) Purchaser shall indemnify the TDCC Indemnified Parties against, be liable to the TDCC Indemnified Parties for and hold each TDCC Indemnified Party harmless from, any and all Losses incurred or suffered by each TDCC Indemnified Party in connection with any such arrangement or any such Business Contract; provided, however, that in no event shall Purchaser be entitled to receive such benefits beyond the term of any Business Contract and neither TDCC nor any of its Affiliates shall have any obligation to renew or replace any Business Contract upon the expiration or termination thereof.

(i)                                     Notwithstanding anything contained in this Section 5.3 to the contrary, this Section 5.3 does not apply to Registrations, which are the subject of Section 5.14.

5.4                               Dow Names.

(a)                                 Purchaser acknowledges that the Dow Names are and shall remain the property of TDCC or its respective Affiliates and that, subject to Section 5.4(c), nothing in this Agreement shall transfer, or shall operate as an agreement to transfer any right, title or interest in the Dow Names to Purchaser or any Affiliate of Purchaser.

(b)                                 Subject to Section 5.4(c), TDCC is not granting Purchaser a license to use, and neither Purchaser nor any of its Affiliates shall have any right, title or interest in or to, the Dow Names after the Closing.

(c)                                  TDCC grants to Purchaser pursuant to this Section 5.4(c) a limited transition trademark license solely for use in the Business for the purpose of transitioning the Dow Names after the Closing.  Purchaser agrees that:

(i)                                     as soon as reasonably practicable following the Closing, but in any event no later than ninety (90) days following the Closing Date, Purchaser shall, and shall cause all of its applicable Affiliates to, (A) cease to use any existing stationery, purchase order, invoice, receipt or other similar document containing any reference to the Dow Names or (B) only use such stationery, purchase order, invoice, receipt or other similar document after having deleted, pasted over or placed a sticker over such references;

(ii)                                  as soon as reasonably practicable following the Closing, but in any event no later than ninety (90) days following the Closing Date, Purchaser and its Affiliates shall remove the Dow Names from all premises, signs and vehicles that are included in the Business Assets or owned or used by AgroFresh;

(iii)                               following the Closing Date, no brochures, leaflets or similar documents and no packaging containing any reference to the Dow Names shall be printed, ordered or produced by or on behalf of Purchaser or any of its Affiliates and, with respect to existing brochures, leaflets or similar documents and packaging containing a reference to the Dow Names, Purchaser shall use its reasonable best efforts to ensure that, as soon as reasonably practicable but in no event later than ninety (90) days following the Closing Date, such references are deleted, pasted over or a sticker is put over such references; and

(iv)                              subject to Section 5.4(d), Purchaser shall ensure that, from and after the Closing, no other stocks, goods, products, services or software are ordered, manufactured, produced or provided by or on behalf of Purchaser or any of its Affiliates showing, having marked thereon or using the Dow Names.

(d)                                 Notwithstanding the provisions of Section 5.4(c)(iv) to the contrary, following the Closing until such date as Purchaser or its Affiliates obtains, with respect to each jurisdiction, all Consents required to transfer the Transferred Registrations applicable to such jurisdiction, Purchaser may, to the extent necessary for use solely on Inventories in such jurisdiction in the ordinary course of its business and in a manner consistent with past practice, order, manufacture, package, label and commercialize 1-methylcyclopropene products (“Products”) bearing the Dow Names under the Transferred Registrations, subject to the following conditions:

(i)                                     Purchaser shall comply with all Laws relating to the manufacture, packaging, labeling, shipping, transportation, importation, exportation, storage, handling and sale of the Products;

(ii)                                  if Purchaser becomes aware of any actual or alleged unreasonable adverse effects on human health or the environment concerning the Products, Purchaser shall immediately inform TDCC of such information and will provide copies of all support for such unreasonable adverse effects to TDCC;

(iii)                               all Products shall have the same composition as that identified in the applicable Transferred Registrations;

(iv)                              all Products shall be manufactured by the same manufacturer as that identified in the applicable Transferred Registrations;

(v)                                 all Products shall have the same labeling as that identified in the applicable Transferred Registrations; and

(vi)                              following the receipt in a jurisdiction of all Consents required to transfer the Transferred Registrations applicable to such jurisdiction, Purchaser shall use and sell Inventories bearing the Dow Names in such jurisdiction prior to using or selling any substantially similar Inventories in such jurisdiction.

(e)                                  Purchaser agrees that neither it nor any of its Affiliates shall acquire any rights whatsoever in the Dow Names by virtue of their use of the Dow Names during this transition period, and that all use of the Dow Names during this transition period shall inure solely to the benefit of TDCC and its Affiliates.  Purchaser shall, and shall cause its Affiliates to, ensure that all uses of the Dow Names as provided in this Section 5.4 shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Dow Names were used in the Business prior to the Closing.  Any and all goodwill generated by the use of the Dow Names under this Section 5.4 shall inure solely to the benefit of TDCC and its Affiliates.  In no event shall Purchaser or its Affiliates use the Dow Names in any manner that may damage or tarnish the reputation of TDCC or the goodwill associated with the Dow Names or in any other manner detrimental to TDCC or its Affiliates.

(f)                                   Purchaser agrees that TDCC and its Affiliates shall have no responsibility for claims by third parties arising out of, or relating to, the use by Purchaser and its Affiliates of any Dow Names after the Closing.  In addition to any and all other available remedies, Purchaser shall indemnify and hold harmless TDCC and its Affiliates, successors and assigns, from and against any such claims that may arise out of the use of the Dow Names by Purchaser or any of its Affiliates (i) in accordance with the terms and conditions of this Section 5.4, other than such claims that the Dow Names infringe the Intellectual Property rights of any third party; or (ii) in violation of or outside the scope permitted by this Section 5.4.  Notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges that in the event of any breach or threatened breach of this Section 5.4, the TDCC, in addition to any other remedies available to it, shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief restraining Purchaser or any of its Affiliates from any such breach or threatened breach.

5.5                               Brokers.  Regardless of whether the Closing shall occur, (a) TDCC shall indemnify Purchaser and its Affiliates against, be liable to Purchaser and its Affiliates for and hold Purchaser and its Affiliates harmless from, any and all Liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by TDCC or any of its Affiliates (or claiming to have been retained or engaged thereby) in respect of the transactions contemplated by this Agreement, (b) the parties acknowledge that an Affiliate of Sponsor has entered into a letter agreement regarding payment of certain Transaction Expenses of Purchaser; and (c) Purchaser shall indemnify TDCC and its Affiliates against, be liable to TDCC and its Affiliates for and hold TDCC and its Affiliates harmless from, any and all Liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers or finders retained or engaged by Purchaser or any of its Affiliates (or claiming to have been retained or engaged thereby) in respect of the transactions contemplated by this Agreement.

5.6                               Preservation of Books and Records; Access and Assistance.

(a)                                 For a period of seven (7) years after the Closing Date, Purchaser shall preserve and retain all Business Records and other accounting, legal, auditing and other books and records of the Business (including any documents relating to any governmental or non-governmental claims, Proceedings or investigations with respect to the AgroFresh Entities or TDCC or its Affiliates) relating to (i) the conduct of the Business or (ii) the ownership or operation of the Business Assets or the AgroFresh Entities prior to the Closing Date (collectively, the “Retained Records”).  Notwithstanding the foregoing, Purchaser may dispose of any such books and records during such seven (7) year period if such books and records are first offered in writing to TDCC and not accepted by TDCC within thirty (30) days of such offer.  If at any time after the end of the applicable retention period Purchaser intends to dispose of any such books and records, Purchaser shall not do so without first offering such books and records to TDCC.

(b)                                 After the Closing Date, Purchaser shall permit TDCC and its authorized Representatives to have reasonable access to, and to inspect and copy, all Retained Records and to meet with officers and employees of Purchaser on a mutually convenient basis in order to obtain explanations with respect to such Retained Records, to obtain additional information and for any other reasonable business purpose, including the preparation of financial statements.

(c)                                  In the event and for so long as either party hereto is contesting or defending against any Proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction prior to the Closing Date involving any Business Asset, AgroFresh Entities or the Business, the other party hereto shall (A) fully cooperate with the contesting or defending party and its counsel in, and assist the contesting or defending party and its counsel with, the contest or defense, (B) make available such other party’s personnel (including for purposes of fact finding, consultation, interviews, depositions and, if required, as witnesses) and (C) provide such information, testimony and access to its books and records, in each case as shall be reasonably requested in connection with the contest or defense, all at the sole cost and expense (not including employee compensation and benefits costs) of the contesting or defending party.  For the avoidance of doubt, this Section 5.6(c) shall not apply with respect to disputes between the parties hereto.

5.7                               Removal of Certain Assets.  Except as permitted under the terms and conditions of the Occupancy Agreement or the Bailment Agreement with respect to the Business Assets located at the facilities of TDCC or its Affiliates subject thereto, as soon as reasonably practicable after the Closing, but in any event within thirty (30) days after the Closing, Purchaser shall, at its sole cost and expense, remove all of the Business Assets from any facility or warehouse of TDCC or its Affiliates.  In the event that any Business Asset has not been removed as of the date that is thirty (30) days after the Closing, TDCC shall have the right to use or dispose of such Business Asset in its sole discretion.  As soon as reasonably practicable after the Closing, but in any event within thirty (30) days after the Closing, TDCC shall, at its sole cost and expense, remove the assets set forth on Schedule 5.7 from any real property that is subject to the Real Property Leases included in the Business Assets.

5.8                               Insurance.  Purchaser acknowledges that (a) all of the insurance policies and programs maintained by TDCC or any of its Affiliates prior to the Closing Date will be terminated with respect to the Business and the AgroFresh Entities effective as of the Closing Date and (b) upon such termination, the Business (including the AgroFresh Entities) will cease to be covered under such policies and programs and Purchaser will have to obtain replacement coverage (including coverage as Purchaser deems appropriate for the Business Assets, AgroFresh Entities and the operation of the Business).  For the avoidance of doubt, TDCC shall retain all rights to control its and its Affiliates’ insurance policies and programs, including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any of its insurance policies and programs, notwithstanding whether any such policies or programs apply to any Liability of Purchaser or any of its Affiliates.

5.9                               Confidentiality.

(a)                                 Purchaser acknowledges that the information being provided to it in connection with the transactions contemplated hereby is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference.  Effective upon, and only upon, the Closing, (i) the obligations of confidentiality and limited use contained in the Confidentiality Agreement shall, without further action of any party, terminate with respect to information relating solely to (x) the Business (but excluding information relating to matters that are not Business Assets) or (y) the Business Assets of AgroFresh; and (ii) the restrictions contained in the Confidentiality Agreement regarding contacting client, customers and suppliers and other parties having a relationship to the Business shall, without further action of any party, terminate.  Purchaser acknowledges that the Confidentiality Agreement shall remain in full force and effect in all other respects in accordance with its terms.

(b)                                 Purchaser acknowledges that certain Transferred Employees may have obtained confidential information associated with Other Dow Businesses (collectively, “Confidential Information”), and that these employees have previously signed confidentiality agreements that contain covenants prohibiting the use or disclosure of such Confidential Information.  Purchaser agrees to respect and not interfere with the terms and conditions of such confidentiality agreements, including by not seeking or requiring the disclosure of any Confidential Information by such employees in breach of such confidentiality agreements.

5.10                        Taxes.

(a)                                 TDCC shall prepare and timely file or cause to be prepared and timely filed, in accordance with past practice (unless otherwise required by applicable Law), all Tax Returns of the AgroFresh Entities and with respect to the Business for any Pre-Closing Tax Period that relate to Consolidated Taxes.

(b)                                 Purchaser shall prepare and timely file or cause to be prepared and timely filed, in accordance with past practice (unless otherwise required by applicable Law), all other Tax Returns of the AgroFresh Entities and with respect to the Business.

(c)                                  Any refunds (or credits for overpayment), rebates or similar payments of Taxes, including any interest received from a Tax authority thereon, of the AgroFresh Entities and with respect to the Business attributable to any Pre-Closing Tax Period shall be for the account of TDCC.  Promptly upon receipt by Purchaser (or any of its Affiliates) of any such refund (or credit for overpayment), Purchaser shall pay over, by wire transfer of immediately available funds, any such refund (or the amount of any such credit), including any interest thereon, to TDCC.  At TDCC’s request, Purchaser shall take, or cause its Affiliate to take, any reasonable action necessary to promptly claim refunds attributable to any Pre-Closing Tax Period.  Following written notice from Purchaser, TDCC will reasonably promptly reimburse Purchaser, by wire transfer of immediately available funds, any such refund to the extent subsequently disallowed by a relevant Tax authority.

(d)

(i)                                     (A) Purchaser and each of the AgroFresh Entities agree to give written notice to TDCC of the receipt of any written notice by Purchaser or any of the AgroFresh Entities that involves the assertion of any claim for Taxes or the commencement of any Tax Proceeding or Tax audit for any Pre-Closing Tax Period and (B) TDCC agrees to give written notice to Purchaser of the receipt of any written notice by TDCC which involves the assertion of any claim for Taxes with respect to the AgroFresh Entities or the Business.

(ii)                                  Notwithstanding anything herein to the contrary, TDCC shall control the contest or resolution of any Tax Proceeding with respect to Consolidated Taxes.

(e)                                  After the Closing, TDCC and Purchaser shall reasonably cooperate in preparing and filing all Tax Returns to the extent such filing requires one party (or its Affiliates) to provide to the other party (or its Affiliates) necessary information, records and documents relating to (i) the AgroFresh Entities or (ii) the Business.  TDCC and Purchaser shall cooperate in the same manner in defending or resolving any audit, examination or litigation relating to Taxes.

(f)                                   After the Closing, AgroFresh will be responsible for all sales, use, transfer, real property transfer, value added, recording, registration, stamp, stamp duty or similar Taxes and fees and all formalities and recording costs, arising out of the transfer of the AF Interests and the Business Assets pursuant to this Agreement (including pursuant to any Restructuring Transaction) and all costs and expenses incurred in connection therewith (“Transfer Taxes”).  The Tax Returns relating to such Transfer Taxes shall be timely prepared by the party legally obligated to make such filing.  The parties agree to cooperate with each other in connection with the preparation and filing of such Tax Returns, in obtaining all available exemptions from such Transfer Taxes and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.  At the Closing, TDCC shall deliver to Purchaser a schedule setting forth TDCC’s good faith estimate of all Transfer Taxes by jurisdiction, which schedule shall be updated by TDCC following determination of the Allocation Schedule (as defined in the Tax Receivables Agreement).

(g)                                  Wherever possible, the parties agree to subject any transfer of assets pursuant to any Restructuring Transaction to the value added tax exemption provisions which are set forth in paragraphs 19 and 29 of the European Directive No. 2006/112/EC dated November 28, 2006, as amended, or to equivalent provisions under applicable Law, and to cooperate in obtaining any such exemptions.  Any value added tax or other Transfer Taxes, if any, applicable to the transfer of assets to the AgroFresh Entities pursuant to the Restructuring Transactions or otherwise, that are required to be paid or collected and remitted to the applicable Governmental Authority by TDCC or any Affiliate thereof, shall be paid by Purchaser to TDCC, as an addition to the Purchase Price, on or before March 31, 2016 (the “Transfer Tax Payment Date”); provided that to the extent any AgroFresh Entity receives a refund or recovery with respect to such Transfer Taxes prior to the Transfer Tax Payment Date, Purchaser shall make payment to TDCC of such refund or recovery within five (5) Business Days after receipt thereof (and the amount to be paid by Purchaser to TDCC on the Transfer Tax Payment Date shall be reduced by the amount of such prior payment).

(h)                                 Purchaser and its Affiliates shall not amend any previously filed Tax Returns for a Pre-Closing Tax Period, file Tax Returns for a Pre-Closing Tax Period in a jurisdiction where AgroFresh has not historically filed Tax Returns, initiate discussions or examinations with any Tax authority regarding Taxes with respect to any Pre-Closing Tax Period, make any voluntary disclosures with respect to Taxes for Pre-Closing Tax Periods, in each case, without the prior written Consent of TDCC or as required by applicable Law.

(i)                                     Purchaser and RandH shall make a timely joint election under Section 338(h)(10) of the Code, and any similar election as may be available under applicable state or local law (collectively, the “Section 338(h)(10) Election”), with respect to the AgroFresh Business Combination.  Purchaser and RandH agree to timely execute any and all forms (including IRS Form 8023 and all such forms, schedules and attachments as are necessary or required to be filed therewith pursuant to the applicable Treasury Regulations (and any similar election as may be available under applicable state or local law)) as are required in order to make a valid Section 338(h)(10) Election and Purchaser and RandH shall each take such other actions as are necessary to make or perfect the Section 338(h)(10) Election.  For purposes of executing and filing the IRS Form 8023 (i) Purchaser shall prepare three originals of IRS Form 8023 for Closing, (ii) at the Closing, Purchaser shall provide such forms to RandH and at such time RandH shall execute each original of IRS Form 8023 prepared by Purchaser, (iii) Purchaser shall timely execute each such original IRS Form 8023, (iv) promptly thereafter Purchaser shall provide to RandH one executed original and (v) Purchaser shall timely file one executed original IRS Form 8023 with the IRS pursuant to this Section 5.10(i).  All forms filed by Purchaser and RandH in connection with the Section 338(h)(10) Election shall be filed with the appropriate Governmental Authority not later than sixty (60) days before the last date for the filing thereof and the contents thereof shall be consistent with the Allocation Schedule determined in accordance with the Tax Receivables Agreement.

5.11                        Restructuring Transactions; Transition Efforts.

(a)                                 TDCC shall use its reasonable best efforts to cause the transactions contemplated by Exhibit K (the “Restructuring Transactions”) to be consummated at or before the Closing, provided that to the extent any Restructuring Transaction is not consummated at or before the Closing, subject to Section 2.4 and Section 5.3(h), TDCC shall cause such Restructuring Transaction to be consummated as promptly as reasonably practicable after the Closing.  TDCC shall be entitled upon written notice to Purchaser to amend Exhibit K so long as such amendment does not adversely impact the operation of the Business after the Closing in any material respect.  At TDCC’s request from time to time, Purchaser shall, and shall cause its Affiliates to, promptly provide to TDCC, AgroFresh or either of their respective Affiliates all reasonably requested information that TDCC, AgroFresh or either of their respective Affiliates may require from Purchaser or its Affiliates in connection with the Restructuring Transactions.

(b)                                 During the period before the Closing, each of TDCC and Purchaser shall reasonably cooperate with each other and use commercially reasonable efforts to take, or cause to be taken, all necessary and appropriate actions to enable AgroFresh and its Subsidiaries to conduct the Business from and after the Closing without support from TDCC (other than the services provided pursuant to the Transition Services Agreement and the India Transition Services Agreement and rights of the AgroFresh Entities under the Bailment Agreement, Occupancy Agreement and Seconding Agreement).  In furtherance and not in limitation of such obligations, each party agrees to enter into, or to cause its applicable Affiliate to enter into, the Sublease Agreement at the Closing.  The parties acknowledge and agree that this Section 5.11(b) is not intended to impose any obligation on the parties from and after the Closing and shall not modify or otherwise impact in any respect the rights and obligations of the parties under the Transition Services Agreement and the India Transition Services Agreement.

(c)                                  If there shall have occurred any fact or circumstance that constitutes a breach of or inaccuracy in Section 3.7(a) (such fact or circumstance, a “Deficiency”), at any time and from time to time from and after the Closing Date until the six (6) month anniversary of the Closing Date, Purchaser may deliver to TDCC written notice setting forth (i) a reasonably detailed description of such Deficiency, (ii) the impact of such Deficiency on the operations of the Business and (iii) if available, the cost of the impact of such Deficiency.  Upon receipt of such notice of a Deficiency, TDCC shall, and shall cause its Affiliates to, take (at the sole cost and expense of TDCC) all actions necessary or appropriate to remediate the Deficiency and enable Purchaser to operate the Business in all material respects in the manner in which the Business would operate absent such Deficiency, including delivery of such asset or services constituting such Deficiency or a reasonable replacement thereto that remediates such Deficiency in the manner contemplated by this Section 5.11(c).  The parties agree that this Section 5.11(c) is not intended to remediate immaterial impacts to the operation of the Business that may be addressed through de minimis efforts of Purchaser.  If there shall have occurred any fact or circumstance that constitutes a breach of or inaccuracy in Section 3.7(b) (such fact or circumstance, a “Non-Business Liability”), at any time and from time to time from and after the Closing Date until the six (6) month anniversary of the Closing Date, Purchaser may deliver to TDCC written notice setting forth (i) a reasonably detailed description of such Non-Business Liability, (ii) the impact of such Non-Business Liability on the operations of the Business and (iii) if available, the cost of the impact of such Non-Business Liability.  Upon receipt of such notice of a Non-Business Liability, TDCC shall, and shall cause its Affiliates to, take (at the sole cost and expense of TDCC) all actions necessary or appropriate to assume and agree to pay and discharge when due such Non-Business Liability.  Purchaser shall reasonably cooperate with TDCC in connection with the performance by TDCC of its obligations pursuant to this Section 5.11(c).

5.12                        Local Transfer Agreements.  As promptly as reasonably practicable after the date hereof, TDCC shall cause the Local Transfer Agreements to be prepared and executed by the applicable parties (provided, however, that any Local Transfer Agreements that do not need to be executed and delivered until Closing in order to give effect to the transactions contemplated thereby as of Closing shall not be executed and delivered in advance).  TDCC and Purchaser agree that such Local Transfer Agreements shall not expand or limit the rights and Liabilities of AgroFresh or TDCC or its Affiliates, on the one hand, and Purchaser or its applicable Affiliates, on the other hand, beyond those provided for in this Agreement, and that the Local Transfer Agreements shall not provide for any additional rights or Liabilities of TDCC or Purchaser or their respective Affiliates that are not provided for in this Agreement or necessary to comply with applicable Law of any applicable foreign jurisdiction.  The Local Transfer Agreements shall be prepared in accordance with this Agreement with only such modifications as may be necessary to comply with applicable Law of any applicable foreign jurisdiction.  In the event of any conflict between the terms of any Local Transfer Agreement and this Agreement, TDCC and Purchaser agree and acknowledge that the terms of this Agreement shall control and that, if necessary, TDCC and Purchaser shall, and shall cause their respective Affiliates to, deliver such additional instruments as may be necessary to accomplish the foregoing.  Before execution of any Local Transfer Agreement, TDCC shall provide Purchaser a reasonable opportunity to review and comment on such Local Transfer Agreement.

5.13                        Intercompany Accounts and Arrangements.  Prior to the Closing, TDCC shall take (or cause one or more of its Affiliates or AgroFresh to take) such actions required to settle, effective as of, or prior to, the Closing Date all intercompany accounts so that there are no intercompany obligations, interest, fees, payables or receivables between AgroFresh, on the one hand, and TDCC or any of its Affiliates, on the other hand (in each case other than as may be contemplated in connection with the Restructuring Transactions).  In the event TDCC is unable to settle all such intercompany accounts prior to the Closing, the parties shall, upon request of TDCC, cooperate in good faith from and after the Closing to equitably settle such accounts.  TDCC shall be entitled to terminate (and cause its Affiliates to terminate), effective upon the Closing, any intercompany Contracts (or portions thereof), services, support and other arrangements, whether written or oral (except for the Related Agreements or the Contracts set forth on Schedule 5.13), between AgroFresh, on the one hand, and TDCC or any of its Affiliates, on the other hand, and from and after the Closing, no further rights or Liabilities of any party shall continue under such terminated Contracts (or portions thereof) or arrangements (in each case other than as may be contemplated in connection with the Restructuring Transactions).  TDCC shall be entitled to terminate (and cause its Affiliates to terminate), effective upon the Closing, the participation of AgroFresh in, or contractual privity of AgroFresh to, any Group Contract and from and after the Closing, no further rights or Liabilities of AgroFresh shall continue under such Group Contract.  Purchaser acknowledges that, from and after the Closing, AgroFresh will no longer be able to participate with TDCC and its Affiliates in Group Contracts or any group and volume purchasing arrangements that AgroFresh may have participated in prior to the Closing.

5.14                        Transfer of Registrations.

(a)                                 Transfer of Registrations. As promptly as reasonably practical after the date hereof, TDCC and Purchaser shall cause the documents required to effect the transfer of the Transferred Registrations in each applicable jurisdiction to be prepared and, prior to the Closing, executed (if required) by the applicable Persons.  As promptly as reasonably practical after the Closing Date, Purchaser shall, on behalf of the Asset Transferors (if applicable), submit to the relevant Governmental Authorities those documents required to transfer the Transferred Registrations to Purchaser or its designated Affiliate and Purchaser shall use reasonable best efforts to obtain all such Consents with respect to the Transferred Registrations as promptly as reasonably practicable.  Purchaser shall be responsible for all fees and expenses associated with transferring the Transferred Registrations and all fees and expenses associated with the Transferred Registrations that become due and payable following the Closing, including any out-of-pocket expenses of TDCC or any of its Affiliates.  The parties understand and agree that TDCC’s efforts under this Section 5.14 do not require TDCC or any of its Affiliates to offer or grant financial accommodations or deliver anything of value to any Person or to remain secondarily liable with respect to the Business.

(b)                                 Transfer of Transferred Registration Data. TDCC shall deliver hard copies of the Transferred Registration Data (or in such other method or form as may be agreed upon between the parties hereto) no later than sixty (60) days following the Closing Date.

5.15                        Directors’ and Officers’ Indemnification.

(a)                                 From and after the Closing Date, Purchaser shall, and shall cause its Affiliates to, take such action as is necessary or advisable to provide and ensure that all rights to indemnification and all limitations on Liability existing in favor of any current or former officers, directors, managers or employees of AgroFresh (collectively, the “D&O Indemnitees”) as provided in (i) the organizational documents of AgroFresh in effect on the date of this Agreement or (ii) any agreement providing for indemnification by AgroFresh of any of the D&O Indemnitees in effect on the date of this Agreement, shall survive the consummation of the transactions contemplated hereby and continue in full force and effect and be honored by AgroFresh after the Closing in accordance with their respective terms.  Each of AgroFresh and Purchaser shall be (x) a full indemnitor of first resort with respect to any threatened, pending or completed claim, inquiry or Proceeding, whether criminal, civil, administrative or investigative, based on or arising out of or relating to the fact that a D&O Indemnitee is or was an officer, director, manager or employee of AgroFresh (a “D&O Indemnifiable Claim”); (y) required to advance the full amount of all reasonable attorneys’ fees, expert fees, arbitrator and mediator fees, and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or otherwise participating in (including on appeal), or preparing to defend to be a witness in or participate in, any D&O Indemnifiable Claim; and (z) liable for the full amount of losses, claims, damages, judgments, fines, penalties and amounts paid in settlement to the extent legally permitted and as required, in each case without regard to any rights a D&O Indemnitee may have against TDCC and its Affiliates or any insurer providing insurance coverage under an insurance policy issued to TDCC or its Affiliates.

(b)                                 In the event that Purchaser, any of its Affiliates or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, Purchaser shall make proper provision so that the successors and assigns of Purchaser, any of its Affiliates or any of their respective successors or assigns, as the case may be, shall succeed to the obligations set forth in this Section 5.15.

(c)                                  Effective as of the Closing, Purchaser, for itself and on behalf of its Affiliates, and each of its and their respective successors, heirs and executors (each, a “D&O Releasor”) hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any D&O Releasor has, may have or may assert now or in the future, against any D&O Indemnitee who resigns at the Closing pursuant to Section 5.16 arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act, occurrence or omission of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Closing, in each case in connection with such D&O Indemnitee’s service as an officer, director, manager or employee of AgroFresh.

(d)                                 The obligations of Purchaser under this Section 5.15 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee to whom this Section 5.15 applies without the express written Consent of such affected D&O Indemnitee (it being expressly agreed that the D&O Indemnitees to whom this Section 5.15 applies shall be third party beneficiaries of this Section 5.15).

5.16                        Resignations.  On or prior to the Closing Date, TDCC shall cause each officer and director of AgroFresh, as shall have been requested by Purchaser at least fifteen (15) Business Days prior to the Closing Date, to tender his or her resignation from such position effective as of the Closing.

5.17                        Proxy Statement; Additional Purchaser Filings; Board Matters.

(a)                                 As promptly as practicable after the execution of this Agreement, Purchaser shall prepare and file with the SEC a proxy statement in connection with the transactions contemplated by this Agreement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Purchaser relating to a meeting of Purchaser’s stockholders (the “Purchaser Stockholders Meeting”) to be held to consider (i) approval of the AgroFresh Business Combination, (ii) issuance of the Stock Consideration, (iii) the Charter Amendment, (iv) the election to the Purchaser Board of the directors being designated pursuant to Sections 5.17(f) and (g) and (v) any other proposals Purchaser and TDCC deem necessary or desirable to consummate the transactions contemplated by this Agreement.  The Proxy Statement will comply as to form and substance in all material aspects with the applicable requirements of the Exchange Act and the rules and regulations hereunder.  As promptly as practicable after the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, in the event the preliminary Proxy Statement is not reviewed by the SEC, or following receipt of oral or written notification of the completion of the review by the SEC, in the event the preliminary Proxy Statement is reviewed by the SEC (but in any event, within three (3) Business Days), Purchaser shall mail the Proxy Statement to its stockholders.

(b)                                 Prior to filing them with the SEC, Purchaser will make available to TDCC drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and provide TDCC with a reasonable opportunity to comment on such drafts.  Purchaser shall not file any such documents with the SEC without the prior written Consent of TDCC (such Consent not to be unreasonably withheld, conditioned or delayed).  Purchaser will advise TDCC promptly after it receives notice thereof, of the time when the Proxy Statement has been filed, the expiration of any waiting period in Rule 14a-6(a) under the Exchange Act, in the event the preliminary Proxy Statement is not reviewed by the SEC, the completion of any review of the preliminary Proxy Statement by the SEC or when any supplement or amendment has been filed, or the issuance of any stop order, or of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.  Prior to responding to any such request or comments, Purchaser will make available to TDCC drafts of any such response and provide TDCC with a reasonable opportunity to comment on such drafts.

(c)                                  Purchaser shall promptly transmit to its stockholders an amendment or supplement to the Proxy Statement, if at any time prior to the Purchaser Stockholders Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If, at any time prior to the Closing, any event or circumstance relating to Purchaser or any of its Affiliates, officers or directors should be discovered by Purchaser that should be set forth in an amendment or a supplement to the Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then Purchaser shall promptly inform TDCC.  If, at any time prior to the Closing, any event or circumstance relating to the Business or AgroFresh or any of its officers or employees should be discovered by TDCC that should be set forth in an amendment or a supplement to the Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then TDCC shall promptly inform Purchaser.

(d)                                 Purchaser shall make all necessary filings with respect to the transactions contemplated by this Agreement under the Securities Act and the Exchange Act and applicable “blue sky” laws and rules and regulations thereunder.

(e)                                  TDCC agrees to promptly provide Purchaser with all information concerning AgroFresh and the Business, management, operations and financial condition, in each case, required to be included in the Proxy Statement. TDCC shall cause the officers and employees of the Business to be reasonably available to Purchaser and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

(f)                                   TDCC shall have the right to designate two individuals to be nominated for election to serve as independent Class III directors of the Purchaser Board, and, subject only to such actions not being in violation of the fiduciary duties of members of the Purchaser Board to Purchaser, Purchaser shall nominate such individuals in the Proxy Statement; provided that if Purchaser avoids its obligations under this Section 5.17(f) because it deems such nomination to be in violation of fiduciary duties of members of the Purchaser Board, TDCC shall be entitled to designate an alternative nominee to serve as an independent Class III directors of the Purchaser Board.

(g)                                  TDCC and Purchaser shall mutually agree to designate two individuals to be nominated for election to serve as directors of the Purchaser Board, one Class I director and one Class II director, and, subject only to such actions not being in violation of the fiduciary duties of members of the Purchaser Board to Purchaser, Purchaser shall nominate such individuals in the Proxy Statement; provided that if Purchaser avoids its obligations under this Section 5.17(g) because it deems such nomination to be in violation of fiduciary duties of members of the Purchaser Board, TDCC and Purchaser shall mutually agree to designate an alternative nominee to serve as an independent Class I or Class II director of the Purchaser Board, as applicable.

(h)                                 With respect to the directors being designated pursuant to Sections 5.17(f) and (g) and the Preferred Director, TDCC shall cause such directors to provide to Purchaser all necessary assistance and information related to such directors that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

(i)                                     The Purchaser Board, as composed immediately after the Closing, shall have seven (7) directors.

(j)                                    Purchaser shall, at all times on or prior to the Closing, take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and not take any action that would cause Purchaser to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

5.18                        Purchaser Stockholders Meeting.  Purchaser shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with TDCC) for, duly call, give notice of, convene and hold the Purchaser Stockholders Meeting not more than thirty (30) days after the date of the mailing of the Proxy Statement to the stockholders of Purchaser, solely for the purpose of obtaining the Purchaser Stockholder Approval.  Purchaser shall use its reasonable best effort to obtain the Purchaser Stockholder Approval, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the Purchaser Stockholder Approval.  Purchaser shall, through the Purchaser Board, recommend to its stockholders that they vote in favor of (i) the issuance of the Stock Consideration, (ii) the

Charter Amendment, (iii) the AgroFresh Business Combination and shall include such recommendation in the Proxy Statement, and (iv) all such other proposals the approval of which Purchaser and TDCC deem necessary or desirable to consummate the transactions contemplated by this Agreement (the “Purchaser Board Recommendation”).  The Purchaser Board shall not (and no committee thereof shall) withdraw or modify, or publicly propose to withdraw or modify, the Purchaser Board Recommendation.  Purchaser agrees that its obligation to duly call, give notice of, convene and hold the Purchaser Stockholders Meeting for the purpose of seeking the Purchaser Stockholder Approval shall not be affected by any change of the Purchaser Board Recommendation, and Purchaser agrees to duly call, give notice of, convene and hold the Purchaser Stockholders Meeting and submit for the approval of its stockholders the matters contemplated by Section 5.17(a), regardless of whether or not there shall be any withdrawal or modification of the Purchaser Board Recommendation.

5.19                        Listing of Purchaser Common Stock.  Purchaser will use its reasonable best efforts to cause the shares of Purchaser Common Stock that will be issued at the Closing to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Closing.

5.20                        Transaction Litigation.  Without limitation of Section 5.3(e), each party hereto shall give the other party the opportunity to participate in the defense, settlement or prosecution of any Proceeding commenced following the date hereof related to this Agreement or the transactions contemplated hereby.  Prior to the Closing Date, no party hereto shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such litigation or consent to the same unless the other party shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

5.21                        Financing Efforts.

(a)                                 Prior to the Closing, Purchaser shall comply with the following:

(i)                                     Subject to the terms, conditions and limitations in this Agreement, Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Debt Financing described in the Debt Commitment Letter on the terms and conditions (including flex provisions) set forth therein, including using its reasonable best efforts (A) to maintain in effect the Debt Commitment Letter (and any Debt Financing Agreements entered into in connection therewith) until the consummation of the transactions (including the Closing) contemplated hereby, (B) to negotiate and enter into definitive agreements with respect to the Debt Commitment Letter (collectively, the “Debt Financing Agreements”) on the terms and conditions (including the flex provisions) contained in the Debt Commitment Letter and related Fee Letter (or on such other terms acceptable to Purchaser and the Committed Lenders so long as such other terms or conditions (x) do not contain any conditions precedent to the consummation of the Debt Financing less favorable to Purchaser than the Debt Financing Conditions and (y) would not reasonably be expected to materially and adversely impact the ability of Purchaser to timely consummate the Debt

Financing or the Closing), (C) to satisfy on a timely basis all of the Debt Financing Conditions and any other conditions to funding of the Debt Financing in the Debt Commitment Letter and such Debt Financing Agreements, (D) subject to satisfaction of the Debt Financing Conditions, to consummate the Debt Financing no later than the date on which the Closing is required to occur pursuant to Section 8.1 and (E) to enforce its rights under or with respect to the Debt Commitment Letter and the Debt Financing Agreements, including seeking to cause the Committed Lenders to fulfill their obligations under the Debt Commitment Letter and such Debt Financing Agreements in the event of a breach thereof by the Committed Lenders thereunder; provided, that Purchaser shall not be required to bring any suit or claim against the Committed Lenders.  Purchaser shall consult with and keep TDCC informed in reasonable detail of the status of its efforts to consummate the Debt Financing.  Purchaser shall not enter into any Debt Financing Agreement without TDCC’s prior written consent (which TDCC may withhold, delay or condition in its sole discretion).

(ii)                                  Without the prior written consent of TDCC, Purchaser shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or replace, any Debt Commitment Letter or any Debt Financing Agreement if such amendment, modification, waiver or replacement would reasonably be expected to (A) delay or prevent the Closing Date, (B) modify the Debt Financing Conditions or create any new condition to the Debt Financing (other than the Debt Financing Conditions) if such modification or creation would reasonably be expected to delay or prevent the Closing Date or make the funding of the entire amount of the Debt Financing (or the satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or (C) adversely impact the ability of Purchaser to enforce its rights against other parties to any Debt Commitment Letter or any Debt Financing Agreement prior to the Closing.  Without the prior written consent of TDCC, Purchaser shall not permit any assignment of rights or obligations under any Debt Commitment Letter.  Purchaser shall promptly provide TDCC written notice of any such amendment, modification or assignment relating to a Debt Commitment Letter or any Debt Financing Agreement that does not require consent pursuant to the provisions of this clause (ii).

(iii)                               In the event any portion of the Debt Financing contemplated by the Debt Commitment Letter becomes unavailable on the terms and conditions contemplated (including flex provisions) in the Debt Commitment Letter or on other terms acceptable to Purchaser, Purchaser shall (A) promptly notify TDCC thereof, and (B) unless such actions would cause a breach of its obligations under the Debt Commitment Letter, use its reasonable best efforts to promptly arrange and obtain any such portion from alternative sources (the “Alternative Financing”) on terms not less favorable to Purchaser than those in the Debt Commitment Letter (taking into account flex provisions). Purchaser shall promptly provide a true, correct and complete copy of any Alternative Financing commitment (together with a copy of any related fee letter with only the fee amount redacted) to TDCC, and, to the extent applicable, thereafter (x) any reference in this Agreement to the “Debt Financing” shall include the debt financing contemplated by such commitment letters (including fee letters) for the Alternative Financing, (y) any reference in this Agreement to the “Debt Commitment Letter” or the “Committed Lenders” shall be deemed to be the commitment letters (including fee letters) for the Alternative Financing and the lenders or other providers of such Alternative Financing, respectively, and (z) any reference in this Agreement to the Debt Financing Conditions shall include the conditions to the Alternative Financing set forth in the commitment letters (including fee letters) for the Alternative Financing referred to in the prior clause (y).

(b)

(i)                                     Prior to the Closing, TDCC shall use reasonable best efforts to provide to Purchaser, and TDCC shall cause each of its Affiliates and AgroFresh to use its reasonable best efforts to provide, and shall use its reasonable best efforts to cause its Representatives, including legal and accounting (in each case, with appropriate seniority and expertise), to provide such cooperation as reasonably requested by Purchaser that is customary in connection with arranging and obtaining the Debt Financing as contemplated by the Debt Commitment.  Notwithstanding the foregoing, nothing in this clause (i) shall require TDCC, AgroFresh or any of their respective Affiliates to (A) provide any cooperation to the extent it would interfere unreasonably with the business or operations of TDCC, AgroFresh or any of their respective Affiliates, (B) pay any commitment or similar fee in connection with such financing, (C) enter into any agreement, document or instrument in connection with such financing, (D) provide any cooperation, or take any action, that, in the reasonable judgment of TDCC, could cause TDCC, AgroFresh or any of their respective Affiliates to incur any actual or potential liability, (E) provide any cooperation, or take any action, that, in the reasonable judgment of TDCC, would result in a violation of any confidentiality arrangement or material agreement or the loss of any attorney-client or other similar privilege, (F) make any representation or warranty in connection with such debt financing or the marketing or arrangement thereof, (G) prepare or deliver any financial statements or other financial information other than any such financial statements or other financial information to the extent required to be delivered by TDCC under Section 5.17(e), (H) provide any cooperation, or take any action, that would cause any representation or warranty in this Agreement to be breached or any condition to Closing set forth in this Agreement to fail to be satisfied, or (I) provide any cooperation, or take any action, following the Closing.  The parties hereto acknowledge and agree that the condition set forth in Section 7.2(b), as it applies to TDCC’s obligations under this clause (i) shall be deemed satisfied unless TDCC knowingly and intentionally materially breaches its obligations under this clause (i).

(ii)                                  Purchaser shall indemnify and hold harmless each of the TDCC Indemnified Parties from and against any and all Losses suffered or incurred by any of them to any Committed Lender in connection with any of their cooperation or assistance with respect to the Debt Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing.  Purchaser shall from time to time, promptly upon request by TDCC, reimburse TDCC and its Affiliates and each of their respective officers, directors, employees, representatives or agents for any and all reasonable, documented out-of-pocket fees, costs or expenses (including reasonable fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with any of their cooperation or assistance with respect to the Debt Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing.  Purchaser hereby covenants and agrees that all rating agency presentations, bank information memoranda, “bank books”, offering memoranda, private placement memoranda, offering documents, lender presentations or any other marketing or similar documents prepared in connection with the Debt Financing shall contain disclosures and disclaimers exculpating TDCC and its Affiliates with respect to any liability related to the contents or use thereof by the recipients thereof.

5.22                        Exclusivity.  During the period beginning on the date of this Agreement and continuing until the earlier of (x) the termination of this Agreement in accordance with Article IX and (y) the Closing Date, Purchaser shall not, and shall cause its Affiliates and their respective Representatives not to, directly or indirectly: (i) solicit, commence, initiate, renew or facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Business Combination Proposal, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Business Combination or (iii) commence, continue or renew any due diligence investigation regarding any Business Combination. Purchaser shall and shall cause each of its Affiliates and their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Business Combination Proposal.  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.22 by any of Purchaser or its Affiliates or their respective Representatives shall be deemed to be a breach of this Section 5.22 by Purchaser.

5.23                        Purchaser Affiliate Agreements.  At or before the Closing, Purchaser shall cause the Purchaser Affiliate Agreements to be amended, terminated or otherwise modified in accordance with Schedule 5.23 and, if terminated, to be of no further force or effect from and after the Closing, with no further Liability of Purchaser thereunder.

5.24                        Trust Account.  As of the Closing, the obligations of Purchaser to dissolve or liquidate within a specified time period as contained in the Purchaser Charter will be terminated and Purchaser shall have no obligation whatsoever to dissolve and liquidate the assets of Purchaser by reason of the consummation of the AgroFresh Business Combination, and no Purchaser stockholder shall be entitled to receive any amount from the Trust Account except to the extent such stockholder previously validly elected to redeem his, her or its shares of Purchaser Common Stock pursuant to the Purchaser Charter (and in accordance with the mechanics for such redemption set forth in the Proxy Statement).  Upon satisfaction or waiver of the conditions set forth in Article VII and notice thereof to the Trustee (which such notice Purchaser shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Purchaser shall (i) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) cause the Trustee to, and the Trustee shall thereupon be obligated to pay (A) as and when due all amounts payable to stockholders of Purchaser holding shares of Purchaser Common Stock sold in Purchaser’s initial public offering who shall have previously validly elected to redeem their shares of Purchaser Common Stock pursuant to the Purchaser Charter (and, in accordance with the mechanics for such redemption set forth in the Proxy Statement), and (B) immediately thereafter all remaining amounts then available in the Trust Account in accordance with this Agreement and (b) thereafter, the Trust Account shall terminate.

5.25                        Specified Retained Matter.  Each of TDCC and Purchaser agrees to (a) cooperate and consult with the other regarding seeking and obtaining the full recovery for any Losses incurred or suffered by TDCC or any of its Affiliates with respect to the Specified Retained Matter under any applicable insurance policy, including with respect to making all notifications and filings with the relevant insurance provider, (b) furnish to the other such information and assistance as the other may reasonably request in connection with seeking full recovery for such Losses under any insurance policy, and (c) keep the other apprised of the status of any claims made for such Losses under any insurance policy.  Purchaser agrees to promptly deliver or cause to be delivered to TDCC any insurance proceeds received from unaffiliated third parties by Purchaser or any of its Affiliates with respect to such Losses.

5.26                        Transaction Expenses.  Not less than three (3) Business Days before the Closing, Purchaser shall deliver its good faith estimate of its Transaction Expenses.  If TDCC reasonably anticipates that the Deficit Amount, if any, will exceed fifty-five million Dollars ($55,000,000) at the Closing, Purchaser agrees to use its reasonable best efforts to restructure payment of its Transaction Expenses (other than commitment, arrangement, upfront and other fees or amounts that are due and payable by Purchaser in connection with the Debt Financing) such that, to the maximum extent possible, such Transaction Expenses will be paid after the Closing or in non-cash consideration, provided that TDCC shall have the right to approve any such restructuring of Transaction Expenses.  Any reduction in the cash amount of Transaction Expenses of Purchaser payable at Closing that is effectuated through performance of Purchaser’s obligations under this Section 5.26 shall be deemed to reduce the amount of Permitted Transaction Expenses.

5.27                        Purchaser Charter; Auditors.  Before the Closing, the parties agree to cooperate in good faith to (a) revise the form of Purchaser Charter set forth on Exhibit I to provide that TDCC shall have the right to elect, by written notice to Purchaser, to convert all or any portion of its Purchaser Common Stock into Equity Interests of Purchaser, the terms of which shall be identical in all respects to the Purchaser Common Stock except that, only for so long as such Equity Interests are held by TDCC or its Subsidiaries, such Equity Interests shall have no right to vote on any matter on which holders of Purchaser Common Stock are entitled to vote under the Purchaser Charter; and (b) mutually agree on the selection of an independent certified public accountant to serve as the auditor of Purchaser in accordance with Section 12(c)(i) of the Investor Rights Agreement.

ARTICLE VI
EMPLOYEES AND EMPLOYEE BENEFITS

6.1                               US Employees and Offers of Employment.

(a)                                 Schedule 6.1(a) sets forth a preliminary list of the titles and locations of (x) individuals employed by AgroFresh (the “US AgroFresh Employees”) and (y) individuals who are employed by TDCC and its Affiliates in the United States in connection with the Business and who have been identified by TDCC as being in-scope with respect to the transactions contemplated by this Agreement (the “US TDCC Employees” and, together with the US AgroFresh Employees, the “US Employees”).  Notwithstanding anything contained in Section 11.16 to the contrary, TDCC may update Schedule 6.1(a) prior to the Closing Date to provide the names of each US Employee and to reflect changes, if any, on account of: (i) new hires added in the ordinary course of business prior to the Closing Date; (ii) attrition among the US Employees prior to the Closing Date; (iii) non-material changes intended to correct good faith errors or omissions by TDCC in determining which US TDCC Employees are in-scope for the transactions contemplated by this Agreement; (iv) any US TDCC Employees who reject an offer of employment; and (v) other changes agreed to between the parties hereto.  TDCC shall provide to Purchaser a final version of Schedule 6.1(a) on the Closing Date setting forth all of the US Employees.

(b)                                 The parties hereto acknowledge and agree that the employment of the US AgroFresh Employees by AgroFresh shall not be terminated by reason of the transactions contemplated by this Agreement and the US AgroFresh Employees shall, by operation of law, remain employed by AgroFresh immediately after the Closing.  As soon as reasonably practicable, but in no event later than two (2) weeks prior to the Closing Date (unless otherwise required earlier by applicable Law), Purchaser shall (x) with respect to the US TDCC Employees, offer employment in writing, effective as of the Closing, to each US TDCC Employee and (y) with respect to the US AgroFresh Employees, notify the US AgroFresh Employees in writing of their continuing employment, which offers of employment and notices of continuing employment shall: (i) advise the US Employee of the terms and conditions of such US Employee’s position with Purchaser, which position shall be comparable to the position held, with respect to both job level and duties, by such US Employee immediately prior to the Closing Date; (ii) state, among other things, an annual base salary and annual incentive compensation opportunity during at least the first twenty-four (24) months following the Closing that shall be not less than that provided by TDCC or one of its Affiliates, to the extent applicable, to the US Employee immediately prior to the Closing Date; (iii) include a summary of benefits to be provided to such US Employee, which benefits, during the first twenty-four (24) months following the Closing, shall be substantially comparable in value, when taken as a whole, to those to which such US Employee was entitled prior to the Closing; provided that Purchaser shall not have any obligation to provide such U.S. Employees with any defined benefit pension plan or similar defined benefit arrangement (it being understood that the value of any such defined benefit pension or similar arrangement provided by TDCC and its Affiliates shall be taken into account for purposes of determining comparable value); and (iv) not require a Geographic Relocation of the US Employee.  Each such individual who accepts Purchaser’s offer of employment shall become an employee of Purchaser (or its designated Affiliate) as of or (in the case of a US Employee covered by the Seconding Agreement for a secondment period)

after the Closing and, together with the US AgroFresh Employees, shall be referred to herein as “Transferred US Employees”.  Purchaser shall not, and shall cause its Affiliates and any successor to the Business not to, reduce the annual base salary or annual incentive compensation or benefits of any Transferred US Employee for a period of twenty-four (24) months after the Closing Date.  Notwithstanding anything in this Section 6.1(b) to the contrary, for purposes of satisfying the comparability requirements of this Section 6.1(b), such comparability may be made on an aggregate basis for the Transferred US Employees as a whole and not individually for each Transferred US Employee.

(c)                                  Except for earned or accrued but unused vacation benefits (and the related financial Liability), which are assumed by Purchaser pursuant to Section 6.1(d), TDCC and its Affiliates shall pay to the Transferred US Employees all compensation, bonuses and incentive payments earned by the Transferred US Employees through the Closing Date (or, in the case of a Transferred US Employee who is a Seconded Employee, through the expiration of such Employee’s secondment period) in accordance with the terms and conditions (including within the timing and form specified for payment therefor) of each TDCC Benefit Plan.

(d)                                 Except where otherwise required by applicable Law, Purchaser shall, effective as of the Closing, assume all Liability for all earned or accrued but unused vacation benefits of the Transferred US Employees, which current unused vacation benefits for each Transferred US Employee shall be identified by TDCC within thirty (30) days after the Closing Date in the form of Schedule 6.1(d), and TDCC and its Affiliates shall be relieved of all Liabilities for such benefits.  Where required by applicable Law, TDCC and its Affiliates shall pay out all earned or accrued but unused vacation benefits to the Transferred US Employees as soon as administratively practicable following the Closing Date (irrespective of the fact that such Transferred US Employees will not be employed by TDCC or its Affiliates after the Closing Date).  Purchaser shall permit such Transferred US Employees who receive payment of their earned or accrued but unused vacation benefits to take vacations after the Closing that were scheduled before the Closing; provided, however, that all or a portion of any such scheduled vacation may be on an unpaid basis if and to the extent such vacation or portion thereof is attributable to the unused accrued vacation benefits paid by TDCC and its Affiliates in accordance with this Section 6.1(d).  Purchaser shall permit each Transferred US Employee, during the balance of the calendar year during which the Closing occurs, (i) to accrue additional vacation days, if any, to which the Transferred US Employee would be entitled for such calendar year under the vacation policy of AgroFresh or TDCC and its Affiliates covering such Transferred US Employee immediately prior to the Closing at the rate applicable to such Transferred US Employee under such vacation policy and (ii) to take vacation days for the amounts of unused vacation assumed by Purchaser with respect to each such Transferred US Employee and for the amounts of any vacation days accrued during the balance of the calendar year during which the Closing occurs to the extent any such Transferred US Employee could take vacation days under the vacation policy of TDCC and its Affiliates covering such Transferred US Employee immediately prior to the Closing.  For the calendar year following that in which the Closing occurs and each year thereafter, the Transferred US Employees shall, as applicable, receive vacation benefits under the terms of the vacation benefit policies of Purchaser applicable to similarly situated employees of Purchaser and its Affiliates, in the case of each such calendar year, after giving pre-Closing service credit for each Transferred US Employee as provided in Section 6.1(g) below.  With respect to each Transferred US Employee who is a

Seconded Employee, the provisions of this Section 6.1(d) shall apply as of the expiration of such Employee’s secondment period.

(e)                                  Except as otherwise expressly provided to the contrary in this Article VI, TDCC or its designated Affiliate shall retain all Liabilities in respect of benefits earned and accrued as of the Closing Date by Transferred US Employees (or through the expiration of the Transferred US Employee’s secondment period if such Employee is a Seconded Employee) under the TDCC Benefit Plans, and neither Purchaser nor any of its Affiliates shall have any Liability with respect thereto.  TDCC or its designated Affiliates will retain all assets and Liabilities related to the TDCC Benefit Plans except with respect to the earned and accrued but unused vacation assumed by Purchaser, severance, and rollovers, and except as otherwise required by applicable Law.

(f)                                   Except as otherwise expressly provided to the contrary in this Article VI, TDCC and its Affiliates shall retain, bear and discharge all Liabilities for claims of Transferred US Employees incurred prior to the Closing Date (or prior to the expiration of the Transferred US Employee’s secondment period if such Employee is a Seconded Employee) under the TDCC Benefit Plans, and Purchaser and its Affiliates shall, in the ordinary course of business and in a manner consistent with past practice (including with respect to the timing of any payments), bear and discharge all Liabilities for claims of Transferred US Employees incurred on and after the Closing Date (or, in the case of a Transferred US Employee who is a Seconded Employee, claims that are incurred from and after the expiration of such Employee’s secondment period) under the Purchaser Benefit Plans.  For purposes of this Section 6.1(f), a claim will be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance and sickness/accident/disability programs) or on the date that treatment or services are provided (for purposes of health care programs).

(g)                                  Effective on the Closing Date at the applicable time provided in Section 8.1, and for the twenty-four (24) month period following the Closing Date, Purchaser and its Affiliates shall provide the Transferred US Employees with employee benefits that satisfy the requirements of this Article VI.  Purchaser agrees that Transferred US Employees shall be eligible immediately to commence participation in the Purchaser Benefit Plans without regard to any eligibility period, waiting period, elimination period, evidence of insurability requirements or pre-existing condition limitations.  Purchaser further agrees that the Transferred US Employees shall be eligible to participate in any future benefit plans adopted or maintained by Purchaser or its Affiliates in which other similarly situated employees of Purchaser or its Affiliates are eligible to participate.  Purchaser and its Affiliates will recognize all service of the Transferred US Employees with TDCC or any of its Affiliates or AgroFresh and with any predecessor employer (to the extent such predecessor employer service was taken into account under the applicable TDCC Benefit Plans) for all purposes (including for purposes of vesting, eligibility to participate and receive benefits, benefit forms, premium subsidies or credits, early retirement and waiver of any reduction factors, and benefit calculations and accruals) under those existing, newly established and future Purchaser Benefit Plans (including plans providing for retiree medical benefits and other retiree benefits) in which the Transferred US Employees are eligible to participate or are enrolled by Purchaser or its Affiliates at any time on or after the Closing Date; provided, however, that notwithstanding the foregoing, Purchaser shall not be required to recognize such service for purposes of benefit accruals under the defined benefit pension plans of Purchaser and its Affiliates covering the Transferred US Employees.  With respect to the Transferred US Employees, Purchaser and its Affiliates further agree to waive deductible and out-of-pocket requirements under the Purchaser Benefit Plans that provide group health benefits and otherwise to give credit under the applicable Purchaser Benefit Plans for amounts paid under a corresponding TDCC Benefit Plan that provides group health benefits, as though such amounts had been paid in accordance with the terms and conditions of the applicable Purchaser Benefit Plans; provided, however, and only to the extent that, each Transferred US Employee (and his or her dependents and beneficiaries, as applicable) provides appropriate written Consent for disclosure to Purchaser or Purchaser Benefit Plans upon their request of any information reasonably necessary for Purchaser and the applicable Purchaser Benefit Plans to implement such waiver and credit.  Purchaser further agrees to cause any group term life insurance plan maintained by Purchaser or its Affiliates to waive any medical certification for such Transferred US Employee up to the amount of coverage the Transferred US Employee had under the applicable life insurance plan of TDCC or its Affiliates or AgroFresh (but subject to any limits on the maximum amount of coverage under the life insurance plans of Purchaser and its Affiliates).

(h)

(i)                                     As soon as practicable after the Closing Date, and to the extent permitted by applicable Law, Purchaser shall, for the Transferred US Employees, establish or designate one or more Purchaser Benefit Plans that are defined contribution plans for the benefit of the Transferred US Employees (the “Successor Savings Plan”), and take all necessary action to cause the Successor Savings Plan to be tax-qualified under the applicable provisions of the Code (to the extent the Successor Savings Plan is not so tax-qualified), and make any and all filings and submissions to the appropriate Governmental Authorities required to be made by Purchaser with respect to the establishment or designation of such Successor Savings Plan.  Purchaser shall take all actions necessary to allow the Transferred US Employees to make eligible rollover contributions to the Successor Savings Plan of their account balances under the savings plans of AgroFresh or TDCC and its Affiliates as soon as practicable following the Closing.

(ii)                                  As of the Closing Date (or, in the case of a Transferred US Employee who is a Seconded Employee, upon the expiration of such Employee’s secondment period), the Transferred US Employees shall no longer be active participants in the TDCC Benefit Plans.  Those Transferred US Employees who are vested under the terms of The Rohm and Haas Company Retirement Plan and the Dow Employees’ Pension Plan shall have the same benefit options as normal terminees under such applicable plan.  No pension plan assets or Liabilities will be transferred to Purchaser or its Affiliates other than as required by applicable Law; rather, all such assets and Liabilities shall be retained by the applicable TDCC Benefit Plan sponsored by TDCC or an Affiliate of TDCC other than as required by applicable Law.

(i)                                     Nothing contained in this Agreement shall confer upon any Transferred US Employee any right to continued employment with Purchaser or its Affiliates, nor shall anything herein interfere with the right of Purchaser or its Affiliates to relocate or terminate the employment of any of the Transferred US Employees at any time after the Closing Date.  Purchaser shall bear the cost and expense of the termination of the employment of any Transferred US Employee on and after the Closing Date.  Purchaser and its Affiliates shall, for each Transferred US Employee who, within twenty-four (24) months following the Closing Date, (i) is involuntarily terminated by Purchaser or any of its Affiliates without Good Cause, (ii) has his or her compensation or benefits reduced other than a reduction by reason of a circumstance that constitutes Good Cause, and such Transferred US Employee elects to terminate his or her employment with Purchaser or its Affiliates, (iii) has a diminution in his or her position, title, job responsibilities or level of authority or (iv) elects to terminate his or her employment with Purchaser or its Affiliates following a requirement that such Transferred US Employee take an alternative position that requires a Geographic Relocation (or otherwise requires such Transferred US Employee to undergo a Geographic Relocation), provide severance and other separation benefits to each such Transferred US Employee that are at least equal to the greater of (A) the severance and other separation benefits such Transferred US Employee would have received under the terms of the applicable severance plan of TDCC or its Affiliates or AgroFresh as of immediately prior to the Closing and (B) the severance and other separation benefits such Transferred US Employee would receive under the terms of the applicable severance plan of Purchaser or its Affiliates as of the time of such termination; provided, however, that in no event shall any such Transferred US Employee receive less than four (4) calendar weeks of severance and other separation benefits.  Purchaser shall bear all Liability for any claims of any Transferred US Employee arising out of the employment or termination of such Transferred US Employee by Purchaser or any of its Affiliates.

Except as expressly set forth herein or as provided to the contrary by applicable local Law, Purchaser shall be responsible for all Liabilities in respect of benefits accrued on and after the Closing Date by Transferred US Employees under the Purchaser Benefit Plans, and neither TDCC nor any of its Affiliates shall have any Liability with respect thereto.  Purchaser and its Affiliates shall take all steps necessary to cause all Purchaser Benefit Plans to fulfill the Liabilities agreed to by Purchaser under this Article VI.

(j)                                    WARN Act.     Purchaser and its Affiliates agree to assume full responsibility for compliance with any “plant closing” or “mass layoff” as defined in the Worker Adjustment and Retraining Notification Act and any similar state or local Law, including notices, if any, which may be required as a result of any employment losses caused by the transaction or by reason of any events occurring on or after the Closing Date in relation to any of the Transferred US Employees.

6.2                               Remaining Employees.

(a)                                 Schedule 6.2(a) sets forth a preliminary list of the titles and locations of individuals who are employed by TDCC and its Affiliates outside of the United States in connection with the Business (other than the Affected French Business Employees) and who have been identified by TDCC as being in-scope with respect to the transactions contemplated by this Agreement (the “Remaining Employees”).  Notwithstanding anything contained in Section

11.16 to the contrary and subject to applicable Law, TDCC may update Schedule 6.2(a) prior to the Closing Date to provide the names of each Remaining Employee and to reflect changes, if any, on account of: (i) new hires added, and separations occurring, in the ordinary course of business prior to the Closing Date; (ii) attrition among the Remaining Employees prior to the Closing Date; (iii) non-material changes intended to correct good faith errors or omissions by TDCC in determining which Remaining Employees are in-scope for the transactions contemplated by this Agreement; (iv) any Remaining Employees who reject an offer of employment from Purchaser or its designated Affiliates; (v) changes that in the sole discretion of TDCC are necessary for completion of the Restructuring Transactions; and (vi) other changes agreed to between the parties hereto.  TDCC shall provide to Purchaser a final version of Schedule 6.2(a) on the Closing Date setting forth all of the Remaining Employees.

(b)                                 The parties hereto agree to use their commercially reasonable efforts to ensure that the Remaining Employees are transferred to Purchaser or its designated Affiliates with effect from the Closing Date, whether the transfer is: (a) implemented through the operation of applicable Law; (b) through the process of Purchaser’s offering to employ, effective as of and from the Closing Date, the Remaining Employees; or (c) by any other applicable means.  In the event that the parties hereto are not able to provide for a Remaining Employee to transfer to Purchaser or a designated Affiliate of Purchaser with effect from the Closing Date, then TDCC and its Affiliates shall use commercially reasonable efforts to cause such Remaining Employee to remain an employee of TDCC and its Affiliates for a transition period not to exceed six (6) months following the Closing Date and to be available to Purchaser and its Affiliates for the performance of services during such transition period pursuant to the terms of the Transition Services Agreement.  Each Remaining Employee who is or becomes an employee of Purchaser or any of its Affiliates as of or (in the case of a Remaining Employee covered by the Transition Services Agreement for a transition period or a Remaining Employee covered by the Seconding Agreement for a secondment period) after the Closing shall be referred to herein as a “Transferred Remaining Employee”.  Except where otherwise required by applicable Law, (i) Purchaser shall, or shall cause its Affiliates to, effective as of or (in the case of a Remaining Employee covered by the Transition Services Agreement for a transition period or a Remaining Employee covered by the Seconding Agreement for a secondment period) after the Closing, assume all Liability for all earned or accrued but unused vacation benefits of the Transferred Remaining Employees and TDCC and its Affiliates shall be relieved of all Liabilities for such benefits and (ii) Purchaser shall, and shall cause its Affiliates to, use commercially reasonable efforts to ensure that, during the twenty-four (24) month period following the Closing Date, the Transferred Remaining Employees receive protections with respect to terms and conditions of employment and base salary and bonus opportunities that are no less favorable to such Transferred Remaining Employees than those provided immediately prior to the Closing and benefits to such Transferred Remaining Employees that are substantially comparable in value, when taken as a whole, to the benefits provided under the TDCC Benefit Plans in which such Transferred Remaining Employees participated immediately prior to the Closing; provided, however, that such comparability may be made on an aggregate basis for the Transferred Remaining Employees as a whole and not individually for each Transferred Remaining Employee.  The current accrued but unused vacation benefits for each Transferred Remaining Employee shall be identified by TDCC within thirty (30) days after the Closing Date in the form of Schedule 6.2(b).

6.3                               French Employees.  Immediately upon a Put Option Exercise Event, this Section 6.3 shall apply to the Affected French Business Employees without any further action by the parties hereto or their respective Affiliates; provided, that, for the avoidance of doubt, until and unless a Put Option Exercise Event occurs, no Affected French Business Employees shall be deemed to be Transferred French Employees.  Schedule 6.3(a) sets forth a preliminary list of the titles and locations of the Affected French Business Employees as of the date hereof.  TDCC shall provide to Purchaser a final version of Schedule 6.3(a) on the Closing Date setting forth all of the Affected French Business Employees.  With respect to the Affected French Business Employees to be listed in Schedule 6.3(a), the parties hereto acknowledge and agree that after the occurrence of a Put Option Exercise Event, the subsequent transfer of the French Assets pursuant to the French Transfer Agreement shall constitute transfers of the undertakings pursuant to Article L.1224-1 of the French Labor Code and that the parties hereto shall, and shall cause their applicable Affiliates to, comply with the applicable requirements of Article L.1224-1 of the French Labor Code.

(a)                                 The following additional defined terms apply to this Section 6.3:

(i)                                     “Affected French Business Employees” means those employees of TDCC or its Affiliates in France who are primarily devoted to the Business and to whom Article L.1224-1 of the French Labor Code applies.

(ii)                                  “Protected French Business Employees” means those Affected French Business Employees whose transfer to Purchaser or an Affiliate of Purchaser is subject to the prior authorization of the French labor inspector.

(iii)                               “Transferred French Employees” means, subject to the occurrence of a Put Option Exercise Event and completion of the transactions contemplated by the Put Option Agreement, including the Consultation Proceeding (as defined in the Put Option Agreement)  and any required prior authorization by the French labor inspector with respect to any Protected French Business Employee, those Affected French Business Employees who are or become employees of Purchaser as of the consummation of the transfer of French Assets pursuant to the French Asset Transfer Agreement, all in accordance with the Put Option Agreement, French Asset Transfer Agreement and applicable provisions of the French Labor Code.  The date on which an Affected French Business Employee transfers to Purchaser or its designated Affiliate shall be referred to herein as a “French Employee Transfer Date.”

(b)                                 The parties hereto acknowledge that the Affected French Business Employees include one (1) Protected French Business Employee, who will be separately designated on the updated Schedule 6.3(a), whose transfer to Purchaser or an Affiliate of Purchaser is subject to the prior authorization of the French labor inspector.  TDCC will request (or will cause to be requested) the authorization of the labor inspector to transfer the Protected French Business Employee in accordance with the provisions of the French Labor Code.  The parties hereto acknowledge and agree that the transfer of the employment Contract(s) of the Protected French Business Employee to Purchaser or an Affiliate of Purchaser will only be effective as from the date on which the authorization of the labor inspector is obtained.  TDCC will use reasonable efforts to obtain the authorization of the French labor inspector to transfer the Protected French Business Employee.  TDCC agrees to inform Purchaser of the receipt of such authorization.  Notwithstanding anything in Section 6.3(a)(iii) to the contrary, if the French labor inspector’s authorization is obtained after the French Employee Transfer Date of the Affected French Business Employees who are not Protected French Business Employees, the Protected French Business Employee shall become a Transferred French Employee effective as from the date on which the authorization is obtained and such date shall be the French Employee Transfer Date with respect to the Protected French Business Employee. If the French labor inspector refuses the transfer of the Protected French Business Employee, the parties hereto agree that the Protected French Business Employee will not transfer employment to Purchaser or any of its Affiliates and neither TDCC nor Purchaser nor any Affiliate of Purchaser shall be entitled to indemnification from any other party hereto with respect to such Protected French Business Employee.

(c)                                  The parties hereto acknowledge and agree that any unilateral undertaking and custom applicable to Affected French Business Employees, as listed on Schedule 6.3(a), shall continue to apply collectively to the Transferred French Employees after the Closing Date, to the extent such unilateral undertaking and custom are applicable to the Transferred French Employees immediately prior to the Closing Date.

(d)                                 The parties hereto acknowledge and agree that the mandatory profit sharing scheme applicable to the Affected French Business Employees prior to the French Employee Transfer Date(s) (Accord de participation de groupe dérogatoire) shall no longer be applicable to an Affected French Business Employee after such Affected French Business Employee’s French Employee Transfer Date, and Purchaser and its Affiliates shall implement a new scheme, in accordance with the requirements of Section L.3323-8 of the French Labor Code.

(e)                                  Notwithstanding anything in this Article VI to the contrary, the transfer of the Affected French Business Employees and Protected French Business Employee to Purchaser or any of its Affiliates shall result in the transfer of all rights, duties, Liabilities related to such Affected French Business Employees to Purchaser and its Affiliates.  Accordingly, Purchaser and its Affiliates shall, as of the French Employee Transfer Date(s), be fully responsible for, and bear all costs in relation to, all Liabilities related to the Transferred French Employees, including any salaries or other costs, paid holidays, thirteenth-month pay, time saving accounts, bonus, pension Liabilities, Taxes and social security charges.

(f)                                   Subject to applicable Law, Purchaser shall, and shall cause its Affiliates to, ensure that the Transferred French Employees receive protections with respect to terms and conditions of employment and compensation and benefits that are no less favorable to such Transferred French Employees than those provided to the Transferred French Employees by TDCC or one of its Affiliates prior to the French Employee Transfer Date(s).  The current unused vacation benefits for each Transferred French Employee shall be identified by TDCC within thirty (30) days after the French Employee Transfer Date(s) in the form of Schedule 6.3(f).

6.4                               Seconded Employees.  Notwithstanding anything in this Agreement to the contrary, the US Employees and Remaining Employees identified on Schedule 6.4 (each, a “Seconded Employee” and collectively, the “Seconded Employees”), which Schedule 6.4 shall be provided by TDCC to Purchaser after the date of this Agreement but prior to the Closing Date, who otherwise would become Transferred Employees as of the Closing Date shall instead be seconded to Purchaser or an Affiliate of Purchaser in accordance with the terms of an applicable seconding agreement, substantially in the form attached hereto as Exhibit G (the “Seconding Agreement”), with such secondments to be effective from the Closing Date up to and including the respective dates set forth in the Seconding Agreement; provided, however, that no secondment period under the Seconding Agreement shall exceed six (6) full calendar months after the Closing Date.  TDCC expects the number of Seconded Employees to be ten (10) or fewer US Employees and Remaining Employees in the aggregate.  Effective upon the expiration of the Seconded Employee’s secondment period, such Seconded Employee shall transfer to Purchaser or a designated Affiliate of Purchaser in accordance with the provisions of Section 6.1(b) (in the case of Seconded Employees who are US Employees) or Section 6.2(b) (in the case of Seconded Employees who are Remaining Employees) and each such Seconded Employee who becomes an employee of Purchaser or any of its Affiliates after the Closing shall be a Transferred Employee as of the expiration of the Seconded Employee’s secondment period, and any obligations of Purchaser and its Affiliates hereunder with respect to any such Seconded Employee shall not commence until such Seconded Employee becomes a Transferred Employee.

6.5                               Employee Matters Indemnity.  Purchaser and its Affiliates shall indemnify and hold harmless TDCC and its Affiliates, and each of their respective officers, directors and employees, from all costs, expenses or other damages that may result in respect of claims made by any Employee or Transferred Employee, as applicable, for (a) severance or other separation benefits arising out of or in connection with Purchaser’s or its Affiliates’ employment of, Purchaser’s or its Affiliates’ failure to provide notice of employment or an offer of employment to, or Purchaser’s or its Affiliates’ termination of employment of, any Transferred Employee not in accordance with the terms of this Agreement or the provisions of applicable Law and (b) any failure of Purchaser or its Affiliates to discharge their respective obligations under this Article VI.

6.6                               Workers’ Compensation.  Except as otherwise provided under an applicable workers’ compensation insurance policy or fund or as otherwise determined by an applicable Governmental Authority with respect to workers’ compensation, TDCC and its Affiliates shall be responsible for all workers’ compensation claims by any Employee arising out of any injuries and diseases incurred, sustained, or resulting from work-related exposures or conditions prior to the Closing Date (regardless of whether the claim related thereto is filed after the Closing).  Purchaser shall be responsible for all workers’ compensation claims by any of the Transferred Employees arising out of any injuries and diseases incurred, sustained, or resulting from work-related exposures or conditions on or after the Closing, including any compensable acceleration or aggravation occurring on or after the Closing Date of any pre-Closing illness or injuries.  For purposes of this Section 6.6, references to the “Closing” and the “Closing Date” mean (a) with respect to each Transferred French Employee, the applicable “French Employee Transfer Date” in each case, (b) with respect to each Remaining Employee covered by the Transition Services Agreement for a transition period, the applicable date as of which the Remaining Employee becomes a Transferred Remaining Employee, and (c) and with respect to each Transferred

Employee who was a Seconded Employee, the applicable date as of which the Employee’s secondment period expired.

6.7                               Payment of Obligations.  TDCC and its Affiliates shall pay to the Transferred Remaining Employees and the Transferred French Employees all compensation, bonuses and incentive payments earned by the Transferred Remaining Employees and Transferred French Employees through the Closing Date (or through the expiration of the employee’s secondment period in the case of Transferred Remaining Employees who are Seconded Employees or through the applicable French Employee Transfer Date(s) with respect to the Transferred French Employees or through the end of the applicable transition period in the case of Transferred Remaining Employees who are covered by the Transition Services Agreement for a transition period) in accordance with the terms and conditions (including within the timing and form specified for payment therefor) of each TDCC Benefit Plan.

ARTICLE VII
CONDITIONS TO CLOSING

7.1                               Conditions to Each Party’s Obligations.  The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

(a)                                 All Consents, approvals or filings specified on Schedule 7.1(a) shall have been obtained or made, as applicable, from or with the applicable Governmental Authorities.

(b)                                 No Governmental Authority of competent jurisdiction shall have entered any injunction, order, restraint or prohibition that prohibits the consummation of the transactions contemplated by this Agreement and that continues to be in effect.

(c)                                  Purchaser Stockholder Approval shall have been duly obtained.

7.2                               Additional Conditions to Obligations of Purchaser.  The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following additional conditions as of the Closing Date:

(a)                                 The representations and warranties of TDCC contained in Article III shall be accurate in all material respects on and as of the Closing Date with the same force and effect as though made by TDCC on and as of the Closing Date (or, in the case of any representation or warranty that addresses matters only as of particular date, on and as of such date only).  Notwithstanding the foregoing, if one or more of such representations or warranties contained herein are not accurate in all material respects on and as of any such date, the condition in this Section 7.2(a) shall nevertheless be deemed satisfied unless the inaccuracy of such representations or warranties would reasonably be expected to have a Business Material Adverse Effect.

(b)                                 TDCC shall have performed and complied in all material respects with all covenants and obligations required to be performed and complied with by TDCC under this Agreement on or prior to the Closing Date.

(c)                                  Purchaser shall have received from TDCC each delivery required pursuant to Section 8.2.

7.3                               Additional Conditions to Obligations of TDCC.  The obligations of TDCC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following additional conditions as of the Closing Date:

(a)                                 The representations and warranties of Purchaser contained in Article IV shall be accurate in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date (or, in the case of any representation or warranty that addresses matters only as of particular date, on and as of such date only).

(b)                                 Purchaser shall have performed and complied in all material respects with all covenants and obligations required to be performed and complied with by Purchaser under this Agreement on or prior to the Closing Date.

(c)                                  TDCC shall have received from Purchaser each delivery required pursuant to Section 8.3.

(d)                                 The Purchaser Affiliate Agreements shall have been amended, terminated or otherwise modified in accordance with Schedule 5.23 and, if terminated, shall be of no further force or effect from and after the Closing, with no further Liability of Purchaser thereunder and TDCC shall have received evidence reasonably satisfactory to TDCC of the foregoing.

(e)                                  The Purchaser Organizational Documents shall be amended and restated such that (i) the Purchaser Charter shall be in the form attached hereto as Exhibit I and (ii) the bylaws of Purchaser shall be in the form attached hereto as Exhibit J.

(f)                                   The transactions contemplated by this Agreement shall not result in (i) TDCC holding in excess of forty-five (45%) of all outstanding shares of Purchaser Common Stock, after giving effect to the issuance of Purchaser Common Stock contemplated by Article II and any other issuance of Purchaser Common Stock at the Closing and all redemptions of Purchaser Common Stock in connection with the Purchaser Stockholder Redemption or otherwise, or (ii) in the good faith determination of TDCC, cause TDCC to be required pursuant to GAAP to consolidate Purchaser on its financial statements.

(g)                                  The shares of Purchaser Common Stock to be issued as Stock Consideration shall have been approved for listing on NASDAQ.

(h)                                 The directors being designated pursuant to Sections 5.17(f) and (g) and the Preferred Director shall have been elected in accordance with the DGCL and the Purchaser Organizational Documents to serve on the Purchaser Board.

(i)                                     (i) Purchaser shall have made all necessary and appropriate arrangements with the Trustee to have all of the funds contained in the Trust Account disbursed to Purchaser immediately prior to the Closing; (ii) all of such funds released from the Trust Account shall be available to Purchaser for payment of the Cash Consideration and the payment of Permitted

Transaction Expenses; (iii) an Affiliate of Sponsor shall pay at Closing all Transaction Expenses of Purchaser in excess of Permitted Transaction Expenses; and (iv) there shall be no Proceeding pending or threatened with respect to or against the Trust Account.

(j)                                    Purchaser shall have duly adopted and filed with the Secretary of State of the State of Delaware the Series A Certificate of Designation and such filing shall have been accepted by such Secretary of State.

ARTICLE VIII
CLOSING

8.1                               Closing.  The Closing shall take place at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, at 9:00 a.m. (Eastern Time) on the date that is three (3) Business Days after the date on which the conditions set forth in Article VII have been satisfied or, to the extent permitted, waived by the party entitled to the benefits thereof (other than those conditions that, by their nature, are to be satisfied at Closing, but subject to the satisfaction of such conditions) or at such other place and at such other time as TDCC and Purchaser may agree.  Once the Closing occurs, the Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 11:59 p.m. (Eastern Time) on the Closing Date; provided, however, that if the Closing occurs on the first day of the month, then the Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 12:01 a.m. (Eastern Time) on the Closing Date.

8.2                               Deliveries by TDCC.  At or prior to the Closing, TDCC shall deliver, or cause to be delivered, to Purchaser each of the following:

(a)                                 the Transition Services Agreement, duly executed by TDCC and AgroFresh;

(b)                                 the India Transition Services Agreement, duly executed by the applicable parties thereto;

(c)                                  the Bailment Agreement, duly executed by the applicable parties thereto;

(d)                                 the Occupancy Agreement, duly executed by TDCC or its applicable Affiliate;

(e)                                  the Sublease Agreement, duly executed by TDCC or its applicable Affiliate;

(f)                                   the Seconding Agreement, duly executed by TDCC or its applicable Affiliate;

(g)                                  the Investor Rights Agreement, duly executed by TDCC or its applicable Affiliate;

(h)                                 the Tax Receivables Agreement, duly executed by TDCC or its applicable Affiliate;

(i)                                     the Warrant Purchase Agreement, duly executed by TDCC or its applicable Affiliate;

(j)                                    certificates representing all of the AF Interests, which certificates shall be duly endorsed in blank or accompanied by stock powers duly executed in blank;

(k)                                 a certificate of non-foreign status substantially in the form provided for in U.S. Department of Treasury Regulation §1.1445-2(b)(2);

(l)                                     the resignations required by Section 5.16, if any;

(m)                             the schedule of estimated Transfer Taxes contemplated by Section 5.10(f);

(n)                                 a certificate of TDCC dated as of the Closing Date, duly executed by TDCC, certifying as to the satisfaction of the conditions set forth in Sections 7.2(a) and 7.2(b); and

(o)                                 a fully executed Form 8023 for the Section 338(h)(10) Election pursuant to Section 5.10(i).

8.3                               Deliveries by Purchaser.  At or prior to the Closing, Purchaser shall deliver, or cause to be delivered, to TDCC each of the following:

(a)                                 the Occupancy Agreement, duly executed by Purchaser or its applicable Affiliate;

(b)                                 the Sublease Agreement, duly executed by Purchaser or its applicable Affiliate;

(c)                                  the Seconding Agreement, duly executed by Purchaser or its applicable Affiliate;

(d)                                 the Investor Rights Agreement, duly executed by Purchaser and each other party thereto (other than TDCC);

(e)                                  the Tax Receivables Agreement, duly executed by Purchaser;

(f)                                   the Warrant Purchase Agreement, duly executed by Purchaser and Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company;

(g)                                  a certificate of Purchaser dated as of the Closing Date, duly executed by Purchaser, certifying as to the satisfaction of the conditions set forth in Sections 7.3(a) and 7.3(b);

(h)                                 the Cash Consideration in accordance with Section 2.3;

(i)                                     stock certificates or, at TDCC’s option, evidence of shares in book-entry form, representing the Purchaser Common Stock; and

(j)                                    a stock certificate or, at TDCC’s option, evidence of shares in book-entry form, representing one (1) share of Series A Preferred Stock in accordance with Section 8.4.

8.4                               Purchaser Organizational Documents.  At the Closing, Purchaser shall (a) cause (i) the Purchaser Charter to be amended and restated in the form attached hereto as Exhibit I and (ii) the bylaws of Purchaser to be amended and restated in the form attached hereto as Exhibit J and (b) issue and deliver to TDCC one (1) fully paid, nonassessable share of Series A Preferred Stock.

ARTICLE IX
TERMINATION

9.1                               Termination.  This Agreement may be terminated, and the transactions contemplated herein may be abandoned, by written notice delivered by the terminating party (other than in the case of Section 9.1(a), which shall only require written Consent as set forth therein) at any time prior to the Closing:

(a)                                 by the mutual written Consent of TDCC and Purchaser;

(b)                                 by either TDCC or Purchaser, if the Closing shall not have occurred on or prior to October 1, 2015 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to (i) a party hereto if the failure of such party to fulfill any of its obligations under this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or prior to such date or (ii) Purchaser if the failure of the condition set forth in Section 7.1(a) to be satisfied has resulted in the failure of the Closing to occur on or prior to such date;

(c)                                  by either TDCC or Purchaser, if an injunction shall have been entered by any Governmental Authority of a competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such injunction shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have complied with its obligations under Section 5.3;

(d)                                 by Purchaser, if TDCC shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or 7.2 and (ii) cannot be cured by the Outside Date; provided, however, that Purchaser shall have given TDCC written notice, delivered at least sixty (60) days prior to such termination, stating Purchaser’s intention to terminate this Agreement pursuant to this Section 9.1(d) and the basis for such termination;

(e)                                  by TDCC, if Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or 7.3 and (ii) cannot be cured by the Outside Date; provided, however, that TDCC shall have given Purchaser written notice, delivered at least sixty (60) days prior to such termination, stating TDCC’s intention to terminate this Agreement pursuant to this Section 9.1(e) and the basis for such termination; or

(f)                                   by either TDCC or Purchaser, if at the Purchaser Stockholder Meeting (including any adjournments thereof) the Purchaser Stockholder Approval is not obtained.

9.2                               Effect of Termination.  If this Agreement is terminated pursuant to Section 9.1, neither party hereto shall have any Liability to the other party hereto, except that (a) Sections 5.5 (Brokers), 5.9 (Confidentiality), this Section 9.2 and Article XI shall survive the termination of this Agreement, and (b) no such termination shall relieve either party from Liability for intentional breach of this Agreement that occurs prior to such termination.  In the event this Agreement is terminated pursuant to Section 9.1 (other than pursuant to Section 9.1(d)), neither Purchaser nor any of its Subsidiaries shall at any time, directly or indirectly, consummate a Business Combination or any substantially similar transaction or agree to do, or commit to use the proceeds of the Trust Account to do, any of the foregoing.

ARTICLE X
INDEMNIFICATION

10.1                        Representations, Warranties and Covenants.  The representations and warranties contained herein or in any certificate delivered in connection with this Agreement and each covenant contained herein that requires performance prior to the Closing shall terminate effective as of immediately prior to the Closing such that no claim for breach of any such representation or warranty, covenant, detrimental reliance or other right or remedy may be brought after the Closing; provided, however, that (a) Section 3.7 shall survive the Closing until the six (6) month anniversary of the Closing, (b) Section 3.4(b) shall survive the Closing until the fifteen (15) month anniversary of the Closing, and (c) the Fundamental Representations shall survive indefinitely.  Any covenant contained herein that requires performance at or after the Closing shall survive the Closing until the expiration of the statute of limitations for breach of contract with respect to such covenant and nothing in this Section 10.1 shall limit the right of any party to bring a claim for breach of any covenant contained in this Agreement that requires performance at or after the Closing.

10.2                        Indemnification by TDCC.  From and after the Closing, subject to the provisions of this Article X (including the limitations set forth in Section 10.4), TDCC shall (or shall cause its relevant Affiliates to) indemnify Purchaser and its Affiliates (each, a “Purchaser Indemnified Party”) against, be liable to the Purchaser Indemnified Parties for and hold each Purchaser Indemnified Party harmless from, any and all Losses incurred or suffered by each Purchaser Indemnified Party to the extent arising out of any of the following:

(a)                                 any breach of or inaccuracy in any Fundamental Representation made by TDCC in Article III; and

(b)                                 any breach of or inaccuracy in the representation set forth in Section 3.4(b).

10.3                        Indemnification by Purchaser.  From and after the Closing, subject to the provisions of this Article X (including the limitations set forth in Section 10.4), Purchaser shall indemnify TDCC and its Affiliates (each, a “TDCC Indemnified Party”) against, be liable to the TDCC Indemnified Parties for and hold each TDCC Indemnified Party harmless from, any and all Losses incurred or suffered by each TDCC Indemnified Party to the extent arising out of any breach of or inaccuracy in any Fundamental Representation made by Purchaser in Article IV;

10.4                        Limitations on Liability.  Notwithstanding anything to the contrary in this Agreement or any right or remedy available under any Law:

(a)                                 The Purchaser Indemnified Parties shall have the right to payment by TDCC under Section 10.2(b) only if, and only to the extent that, the Purchaser Indemnified Parties shall have incurred, (i) as to any individual claim under Section 10.2(b), an indemnifiable Loss in excess of one hundred thousand Dollars ($100,000) and (ii) as to all claims under Section 10.2(b), indemnifiable Losses in excess of forty million Dollars ($40,000,000) in the aggregate (the “Claims Deductible”) (in determining whether the Claims Deductible has been satisfied, only Losses for claims under Section 10.2(b) exceeding the per claim threshold set forth in the foregoing clause (i) shall be included), in which case the Purchaser Indemnified Parties shall have a right to payment only to the extent that Losses satisfy the requirements set forth in clause (i) and clause (ii).

(b)                                 TDCC shall have no Liability under or otherwise in connection with this Article X in excess of (i) as to Section 3.4(b), two hundred million Dollars ($200,000,000) in the aggregate, and (ii) as to the Fundamental Representations, an amount equal to the Purchase Price; provided that in no event shall the aggregate amount of TDCC’s Liability under clause (i) and clause (ii) exceed the Purchase Price.  Purchaser shall have no Liability under or otherwise in connection with this Article X in excess of an amount equal to the Purchase Price.

(c)                                  The limitations set forth in this Section 10.4 shall not apply with respect to TDCC’s or Purchaser’s fraud and such Person shall be liable to the Purchaser Indemnified Parties or the TDCC Indemnified Parties, as applicable, for the full amount of Losses resulting from, arising out of or related to such fraud.

10.5                        Claims.  As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving a Third Party Claim, but in any event no later than fifteen (15) Business Days after first becoming aware of such claim, the Indemnified Person shall give written notice to the Indemnifying Person of such claim in accordance herewith (a “Claim Notice”); provided, however, that the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this Agreement except to the extent (if any) that the Indemnifying Person shall have been materially prejudiced thereby.  The Claim Notice shall set forth in reasonable detail (a) the facts and circumstances giving rise to such claim for indemnification, including all relevant supporting documentation, (b) the nature of the Losses suffered or incurred or expected to be suffered or incurred, (c) a reference to the provisions of this Agreement in respect of which such Losses have been suffered or incurred or are expected to be suffered or incurred, (d) the amount of Losses actually suffered or incurred and, to the extent the Losses have not yet been suffered or incurred, a good faith estimate of the amount of Losses that could be expected to be suffered or incurred and (e) such other information as may be necessary for the Indemnifying Person to determine that the limitations in this Article X (including the limitations set forth in Section 10.4) have been satisfied or do not apply.

10.6                        Notice of Third Party Claims; Assumption of Defense.  The Indemnified Person shall give a Claim Notice (in the form contemplated by Section 10.5) as promptly as is reasonably practicable, but in any event no later than ten (10) Business Days after receiving notice thereof, to the Indemnifying Person of the assertion of any claims, or the commencement of any Proceeding, by any Person who is not an Indemnified Person in respect of which claims for indemnity may be sought under this Agreement (a “Third Party Claim”); provided, however, that the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this Agreement except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby.  The Indemnifying Person may, at its own expense, (a) participate in the defense of any such Third Party Claim and (b) upon written notice to the Indemnified Person, at any time during the course of any such Third Party Claim, assume the defense thereof with counsel of its own choice and in the event of such assumption, shall have the exclusive right, subject to clause (a) in the proviso in Section 10.7, to settle or compromise such Third Party Claim, provided that the Indemnifying Person obtain as a condition of any settlement or other compromise, a complete release of the Indemnified Person subject to such Third Party Claim.  If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person.  Whether or not the Indemnifying Person chooses to defend or prosecute any such Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof, including all witnesses, pertinent records, materials and information in the Indemnified Person’s possession or under the Indemnified Person’s control relating thereto (or in the possession or control of any of its Representatives) as is reasonably requested by the Indemnifying Person or its counsel.

10.7                        Settlement or Compromise.  Any settlement or compromise made or caused to be made by the Indemnified Person (unless the Indemnifying Person has the exclusive right to settle or compromise under clause (b) of Section 10.6) or the Indemnifying Person, as the case may be, of any such Third Party Claim shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that (a) no Liability, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement or compromise without its prior written Consent, which Consent shall not be unreasonably withheld, conditioned or delayed and (b) the Indemnified Person shall not compromise or settle any Third Party Claim without the prior written Consent of the Indemnifying Person.

10.8                        Time Limits.  Any right to indemnification or other recovery under this Article X shall apply only to Losses with respect to which the Indemnified Person shall have notified the Indemnifying Person in writing within the applicable survival period set forth in Section 10.1 and in accordance with Section 10.5 or 10.6, as applicable.  If any claim for indemnification or other recovery is timely asserted under this Article X, the Indemnified Person shall have the right to bring a Proceeding with respect to such claim after the expiration of the applicable survival period set forth in Section 10.1.

10.9                        Mitigation; Net Losses.

(a)                                 In the event of any Loss that may give rise to an indemnification obligation hereunder, the Indemnified Person shall take, and cause its Affiliates to take, all reasonable measures to mitigate the consequences of such Loss, including (i) cooperating with the Indemnifying Person, if so requested by the Indemnifying Person and (ii) taking all such reasonable measures that are required to prevent any contingent Liability from becoming an actual Liability.  If any Indemnified Person shall fail to take such measures specified in clause (i) or clause (ii), then notwithstanding anything to the contrary in this Agreement, the Indemnifying Person shall not be required to indemnify the Indemnified Person for any Loss that would reasonably be expected to have been avoided if such efforts had been made.

(b)                                 Notwithstanding anything to the contrary in this Agreement, the amount of any Losses incurred or suffered by any Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds received from unaffiliated third parties by the Indemnified Person (or any of its Affiliates) with respect to such Losses, (ii) any Tax benefit realized by the Indemnified Person (or any of its Affiliates) arising from the facts or circumstances giving rise to such Losses or by the Indemnified Person (or any of its Affiliates) from any indemnification payment with respect to such Losses, and (iii) any recoveries obtained by the Indemnified Person (or any of its Affiliates) from any other unaffiliated third party, and (iv) any amounts recorded in the Historical Financial Information with regard to such Losses.  If any such proceeds, benefits or recoveries are received by an Indemnified Person (or any of its Affiliates) with respect to any Losses after the Indemnifying Person has made a payment to the Indemnified Person with respect thereto, the Indemnified Person (or such Affiliate) shall promptly pay to the Indemnifying Person the amount of such proceeds, benefits or recoveries (up to the amount of the Indemnifying Person’s payment with respect to such Losses).

10.10                 Purchase Price Adjustments.  To the extent permitted by Law, any amounts payable under Section 10.2 or Section 10.3 shall be treated by Purchaser and TDCC as an adjustment to the Purchase Price.  Notwithstanding anything to the contrary contained in this Agreement, to the extent that an adjustment is made to or taken into account in determining the Purchase Price or any payments are made in respect of any matter relating to or arising out of this Agreement, no Purchaser Indemnified Party shall be entitled to any indemnification or any other payment with respect to such matter to the extent of such adjustment or payment and such matter will not, to the extent of such adjustment or other payment, constitute a breach of any representation, warranty, covenant or agreement contained herein.

10.11                 Knowledge.  Notwithstanding anything to the contrary in this Agreement, after the Closing, no Indemnifying Person shall be liable for any breach of or inaccuracy in any representation or warranty of such Indemnifying Person contained in this Agreement, or any breach of or failure to perform any covenant or obligation by such Indemnifying Person, in any such case if the Indemnified Person or any of its Affiliates had knowledge, at or before the Closing, of the facts as a result of which such representation or warranty was breached or inaccurate or such covenant or obligation was breached or not performed.  The parties understand and agree that the knowledge of Persons who are employees of TDCC or its Affiliates or any AgroFresh Entity immediately before Closing shall not be imputed to any Purchaser Indemnified Party for purposes of this Section 10.11.

10.12                 References.  All references in Section 3.4(b) to “material” shall be excluded with regard to both (i) determining whether any inaccuracy in or breach of such representation has occurred and (ii) determining the amount of any Losses in connection therewith.

ARTICLE XI
MISCELLANEOUS

11.1                        Amendment.  Except as provided in Section 11.17, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by Purchaser and TDCC; provided that this Section 11.1, Section 11.6, Section 11.13, Section 11.14, and Section 11.15 may not be modified or amended in a manner that is adverse in any material respect to the Committed Lenders without the prior written consent of such Committed Lenders

11.2                        Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

(i)                                     If to Purchaser, addressed as follows:

Boulevard Acquisition Corp.
399 Park Avenue, 6th Floor
New York, NY 10022
Attention:	Stephen Trevor
Facsimile:	(212) 878-3545

with a copy to:

Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166
Attention:	Alan I. Annex
Facsimile:	(212) 801-6400

(ii)                                  If to TDCC, addressed as follows:

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
Attention:	Corporate Director, M&A
Facsimile:	(989) 636-8907

with copies to:

The Dow Chemical Company
2030 Dow Center

Midland, MI 48674
Attention:	Executive Vice President and General Counsel
Facsimile:	(989) 638-9397

and

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention:	Marc F. Sperber
Kevin C. Cunningham
Facsimile:	(312) 706-8208
(312) 706-8139

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

11.3                        United States Dollars.  Except as otherwise provided herein or in a Local Transfer Agreement, all payments pursuant hereto shall be made by wire transfer in Dollars in immediately available funds without any set-off, deduction or counterclaim whatsoever.  Except as expressly set forth herein or therein, any Contract, Liability, claim or document referred to in this Agreement (including any amount included in the calculation of the Working Capital Target or the Closing Working Capital) that is denominated in a currency other than Dollars, will be deemed, for purposes of this Agreement, to be converted into Dollars using TDCC’s internal trading rate in effect on the Closing Date (the “Conversion Rate”); provided, however, that if the Closing Date is a date other than the last day of a month, the Conversion Rate shall be TDCC’s internal trading rate in effect on the last day of the month preceding the month in which the Closing occurs.

11.4                        Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless it is in a writing signed by such party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11.5                        Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no assignment of this Agreement or any rights or obligations hereunder, by operation of law or otherwise, may be made by any party without the written Consent of the other party, other than, in the case of TDCC only, to an Affiliate of TDCC (but no such assignment shall relieve the assigning party of its obligations hereunder).  Any purported assignment in violation of this Agreement shall be null and void ab initio.

11.6                        No Third Party Beneficiaries.  Except as otherwise provided in Section 5.15, this Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns and, to the extent provided herein, their respective Affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  Without limiting the preceding sentence, no provision of Article VI shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of AgroFresh or TDCC or any of its Affiliates in respect of continued employment (or resumed employment) with either Purchaser or any of its Affiliates, and no provision of Article VI shall create any such rights in any such Person in respect of any benefits that may be provided, directly or indirectly, under any TDCC Benefit Plan or any Purchaser Benefit Plan.  Notwithstanding anything to the contrary provided in this Section 11.6, Committed Lenders shall be express third party beneficiaries of Section 11.1, this Section 11.6, Section 11.13, Section 11.14, and Section 11.15

11.7                        Publicity.  No public announcement or other publicity regarding the existence of this Agreement or the Related Agreements or its or their contents or the transactions contemplated hereby or thereby shall be made by Purchaser, AgroFresh, TDCC or any of their respective Representatives without the prior written Consent of Purchaser and TDCC, in any case, as to form, content, timing and manner of distribution or publication (which Consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the prior written Consent of the other party shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written Consent of such other party.  Each of TDCC and Purchaser agrees to hold confidential the terms and provisions of this Agreement and the Related Agreements and the terms of the transactions contemplated hereby or thereby.  Notwithstanding the foregoing, nothing in this Section 11.7 shall prevent either party or its Affiliates or any other Person from making any public announcement or disclosure required by Law or the rules of any stock exchange.

11.8                        Further Assurances.  On and after the Closing Date, each party hereto shall execute and deliver to any other party such assignments and other instruments as may be reasonably requested by such other party and are required to effectuate the transactions contemplated by this Agreement.

11.9                        Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.10                 Entire Understanding.  This Agreement, the Related Agreements and the Confidentiality Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede and replace any and all prior agreements, arrangements and understandings, written or oral, between the parties relating to the subject matter hereof.

11.11                 Language.  TDCC and Purchaser agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against TDCC or Purchaser.  Each of TDCC and Purchaser and their respective counsel have reviewed and negotiated the terms of this Agreement.

11.12                 Remittances.  All remittances, payments, mail and other communications relating to AgroFresh or the Business received by TDCC or any of its Affiliates at any time after the Closing Date shall be promptly turned over to Purchaser by TDCC.  All remittances, payments, mail and other communications not relating to AgroFresh to the Business and addressed to TDCC or any of its Affiliates received by Purchaser or any of its Affiliates at any time after the Closing Date shall be promptly turned over to TDCC by Purchaser.

11.13                 Applicable Law.  This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof; provided that, for the avoidance of doubt, any Debt Commitment Letter shall be governed and construed and enforced exclusively in accordance with the internal laws of the State of New York.

11.14                 Jurisdiction of Disputes; Waiver of Jury Trial.  Each party to this Agreement hereby: (a) agrees that any Proceeding in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court located in the City of Wilmington, Delaware); provided that any Proceeding involving any Committed Lender shall be brought exclusively in the state or federal courts located in the borough of Manhattan, city and state of New York; (b) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (a) of this Section 11.14 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (d) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of process and documents in any Proceeding in such courts; (e) agrees to notify the other party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agrees as an alternative method of service to service of process in any such Proceeding by mailing of copies thereof to such party at its address set forth in Section 11.2; (g) agrees that any service made as provided herein shall be effective and binding service in every respect; and (h) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by Law.  EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT, ANY DEBT COMMITMENT LETTER OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

11.15                 Remedies.

(a)                                 Each of the parties hereto acknowledges that, in the event of any non-performance or breach of this Agreement, the non-performing or non-breaching party, as the case may be would be immediately and irreparably harmed by such non-performance or breach and could not be made whole by monetary damages.  It is accordingly agreed that, with respect to any such non-performance or breach, each party hereto (a) shall waive, in any action for equitable relief (including specific performance, injunctive relief and any other equitable remedy), the defense of adequate remedy at law and (b) shall, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), be entitled to equitable relief (including the compelling of specific performance of this Agreement, injunctive relief and any other equitable remedy) with no obligation to prove actual damages or post any bond in connection therewith, in any action instituted in accordance with Section 11.14.  Without limiting the generality of the foregoing, the parties hereto agree that the TDCC shall be entitled to enforce specifically Purchaser’s obligations under Section 5.3 and Purchaser’s obligation to consummate the transactions contemplated by this Agreement (including the obligation to consummate the Closing and to pay the Cash Consideration and issue the Stock Consideration) if the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than the conditions that by their terms are not to be satisfied until the Closing, but subject to the waiver or fulfillment of such conditions at the Closing).  The parties hereto agree that they will not contest the appropriateness of specific performance as a remedy.  Notwithstanding anything in this Agreement to the contrary, in no event shall TDCC or any of its Affiliates (other than, following the Closing, Purchaser and its Subsidiaries) bring any Proceeding against, or otherwise seek any monetary damages or any equitable remedy or specific performance from, or in respect of, any Committed Lender (or any of such financial institution’s Affiliates and their and their Affiliates’ respective directors, officers and employees) in connection with this Agreement, the Debt Commitment Letters or any transaction contemplated hereby or thereby.  TDCC and its Affiliates (other than, following the Closing, Purchaser and its Subsidiaries) hereby waive all claims or causes of action, whether in law or equity, against any Committed Lender (or any of such financial institution’s Affiliates and their and their Affiliates’ respective directors, officers and employees) arising out of this Agreement, any Debt Commitment Letter or any transaction contemplated hereby or thereby.

(b)                                 In no event shall either party hereto or any of their respective Affiliates or AgroFresh or any Committed Lender (or any of such financial institution’s Affiliates and their and their Affiliates’ respective directors, officers and employees) have any liability under this Agreement or any Local Transfer Agreement or otherwise in connection with the transactions contemplated hereby (including the Restructuring Transactions) or thereby for any special, punitive, exemplary, speculative, indirect, remote or consequential damages, damages for lost profits or damages based upon a multiple of earnings or diminution in value or any similar damages, regardless of whether such damages were foreseeable.

(c)                                  From and after the Closing, the sole and exclusive Liability and responsibility of the parties hereto and the parties to the Local Transfer Agreements (and, in each case, their respective Affiliates) and AgroFresh under or in connection with (i) any breach of or inaccuracy in Section 3.4(b) or a Fundamental Representation (regardless of the theory upon which any claim may be based, whether contract, equity, tort, fraud, warranty, strict liability or any other theory of liability), and the sole and exclusive remedy of such Persons with respect to any of the foregoing, shall be as set forth in Article X; and (ii) any breach of or in accuracy in Section 3.7 (regardless of the theory upon which any claim may be based, whether contract, equity, tort, fraud, warranty, strict liability or any other theory of liability), and the sole and exclusive remedy of such Persons with respect to any of the foregoing, shall be as set forth in Section 5.11(c).  In the event the Closing occurs, in no event shall any party be entitled to rescission of the transactions consummated hereby.  None of the parties hereto, their respective Affiliates nor any other Person (including AgroFresh) may bring a claim under any Local Transfer Agreement (except as expressly provided therein), and any and all claims arising out of or in connection with the Business, any Local Transfer Agreement or the transactions contemplated by this Agreement (including the Restructuring Transactions) must be brought under and in accordance with the terms of this Agreement.  To the extent that, from and after the Closing, any party hereto or any party to a Local Transfer Agreement or AgroFresh has any Losses for which it would otherwise be entitled to assert any claim or right to indemnification, contribution or recovery against any other party hereto or to a Local Transfer Agreement (or any of their Affiliates) in connection with any Local Transfer Agreement or the transactions contemplated by this Agreement (including the Restructuring Transactions) other than pursuant to the exclusive remedies described in this Section 11.15(c), (i) TDCC hereby waives, releases and agrees not to assert such claim or right, and TDCC agrees to cause each of its Affiliates and, with respect to the period prior to the Closing, AgroFresh, to waive, release and agree not to assert such claim or right and (ii) Purchaser hereby waives, releases and agrees not to assert such claim or right, and Purchaser agrees to cause each of its Affiliates to waive, release and agree not to assert such claim or right, in each case regardless of the theory upon which any claim may be based, whether contract, equity, tort, fraud, warranty, strict liability or any other theory of liability.  Notwithstanding anything to the contrary contained herein, this Section 11.15(c) shall not apply to the Put Option Agreement or the French Asset Transfer Agreement (each as defined in Exhibit K) or the transactions contemplated thereby unless and until the transactions contemplated thereby have been consummated.

(d)                                 With respect to any obligation of TDCC pursuant to this Agreement to cause or otherwise bring about any action by any of its Affiliates or AgroFresh, in the event that such action is not taken by the applicable Affiliate or AgroFresh, neither Purchaser nor its Affiliates shall have any cause of action against such Affiliate of TDCC or AgroFresh.

(e)                                  Neither TDCC nor any of its Affiliates nor AgroFresh shall have any Liability under or otherwise in connection with this Agreement or any Local Transfer Agreement or the transactions contemplated hereby or thereby for any Loss (i) to the extent arising from any action or inaction by TDCC or its Affiliates or AgroFresh, (A) if TDCC or its Affiliates or AgroFresh were required or permitted to take such action or required or permitted not to take such action, in each case, pursuant to the terms of this Agreement, (B) if TDCC or its Affiliates or AgroFresh were required to take such action or required not to take such action, in each case, pursuant to applicable Law, or (C) Purchaser has directed or requested TDCC or any of its Affiliates or AgroFresh to take or to not take such action; (ii) to the extent arising from or relating to any matter disclosed in any Schedule or in the virtual data room made available to Purchaser by TDCC in connection with the transactions contemplated by this Agreement, the index of which as of the date hereof is set forth on Schedule 11.15; (iii) to the extent arising from a change in Law that becomes effective on or after the Closing Date; (iv) to the extent arising as a result of any action taken or omitted to be taken by Purchaser or its Affiliates; or (v) to the extent such Loss is provided for in, or otherwise could have been taken into account in, the Closing Working Capital Statement.

11.16                 Schedules.  Any information disclosed pursuant to any Schedule hereto shall be deemed to be disclosed in each other Schedule to the extent its applicability to such other Schedule is reasonably apparent on its face to Purchaser.  Neither the specification of any Dollar amount or any item or matter in any provision of this Agreement nor the inclusion of any specific item or matter in any Schedule is intended to imply that such amount, or higher or lower amounts, or the item or matter so specified or included, or other items or matters, are or are not material, and no party shall use the fact of the specification of any such amount or the specification or inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter not specified herein or included in any Schedule is or is not material for purposes of this Agreement.  Neither the specification of any item or matter in any provision of this Agreement nor the inclusion of any specific item or matter in any Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business or in a manner consistent with past practice, and no party shall use the fact of the specification or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter not specified herein or included in any Schedule is or is not in the ordinary course of business or in a manner consistent with past practice for purposes of this Agreement.

11.17                 Disclaimer of Warranties.  Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, none of TDCC, its Affiliates or AgroFresh or any of their respective Representatives has made, in connection with Purchaser’s investigation of the Business or otherwise, any representation or warranty, express or implied, including with respect to (A) merchantability or fitness for any particular use or purpose; (B) the operation of the Business by Purchaser after the Closing; (C) the probable success or profitability of the Business after the Closing or (D) the accuracy or completeness of any information, written or oral, relating to the Business, including the information set forth in the immediately following sentence (the “Business Information”).  Without limiting the generality of the foregoing, Purchaser acknowledges that none of TDCC or AgroFresh or their respective Representatives has made or is making any representation or warranty with respect to (and Purchaser has not relied on) (a) any projections, forecasts or forward-looking statements made or made available to Purchaser or its Representatives or (b) any memoranda, charts, summaries (including summary of the terms of certain agreements), schedules or other information about the Business or its operations made available to Purchaser or its Representatives (including the CIM, any information provided to Purchaser or its Representatives by any financial advisor for TDCC or any of TDCC’s Affiliates or AgroFresh, and any information, documents or materials made available to Purchaser or its Representatives, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Purchaser or its Representatives or in any other form in connection with the transactions contemplated by this Agreement), except as expressly set forth in Article III of this Agreement.  Purchaser agrees that none of TDCC or AgroFresh or any of their respective Representatives shall have any Liability to Purchaser or its Representatives relating to or resulting from the use of the Business Information or any errors or inaccuracies therein or omissions therefrom, except for any Liability resulting from the breach of the representations and warranties expressly set forth in Article III of this Agreement, but subject to the limitations and restrictions set forth herein.  Purchaser also agrees that, except for the representations and warranties expressly set forth in Article III of this Agreement, neither it nor any of its Representatives has relied upon any representations or warranties of any nature made by or on behalf of or imputed to TDCC or AgroFresh or their respective Representatives, and Purchaser acknowledges that, in entering into this Agreement, it has relied solely on the representations and warranties expressly set forth in Article III of this Agreement, subject to the limitations and restrictions specified herein.

11.18                 Privileged Communications.  Purchaser agrees, on behalf of itself and, after the Closing, on behalf of AgroFresh, that all communications in any form or format whatsoever between or among Mayer Brown LLP or any other legal counsel to any of AgroFresh (including, in-house legal counsel), on the one hand, and AgroFresh or any of its Representatives, on the other hand, that relate in any way to the preparation for or negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Privileged Communications”) shall be deemed to be attorney-client privileged and that the Privileged Communications and the expectation of client confidence relating thereto belong solely to TDCC and may be controlled by TDCC and shall not pass to or be claimed by Purchaser or AgroFresh.  Notwithstanding anything set forth in the foregoing provisions of this Section 11.18 to the contrary, in the event that after the Closing a dispute arises between Purchaser or AgroFresh, on the one hand, and a third party other than a party to this Agreement, on the other hand, AgroFresh may assert the attorney-client privilege to prevent disclosure of Privileged Communications to such third party; provided, however, that neither Purchaser nor AgroFresh may waive such privilege without the prior written Consent of TDCC.

11.19                 Certain Agreements and Actions.  Purchaser acknowledges that it has agreed (a) pursuant to Section 8.2, that TDCC shall cause to be delivered to Purchaser at the Closing the Transition Services Agreement, the India Transition Services Agreement and the Bailment Agreement, each duly executed by an AgroFresh or one of its Affiliates; and (b) pursuant to Section 5.11(b), that TDCC take certain actions in respect of the transition of AgroFresh to a standalone business operation.  Purchaser agrees that, as of and immediately following the Closing, (i) each of the Transition Services Agreement, India Transition Services Agreement and Bailment Agreement shall be a valid and legally binding agreement, enforceable against AgroFresh (in the case of the Transition Services Agreement and India Transition Services Agreement) and its applicable Affiliate (in the case of the Bailment Agreement) in accordance with its respective terms, subject to the Enforceability Limitations, and Purchaser shall not raise any defense to the validity or enforceability of the Transition Services Agreement, India Transition Services Agreement or Bailment Agreement based on the fact that it was executed while the parties thereto were under control of TDCC and (ii) TDCC and its Affiliates shall have no Liability to Purchaser or any Affiliate of Purchaser arising out of or relating to any action (or failing to take any action) by TDCC or its Affiliates in connection with the efforts contemplated by Section 5.11(b).

11.20                 Trust Account.  Dow hereby agrees that it does not have any right, title, interest or claim arising out of this Agreement in or to any monies in the Trust Account and waives, solely in connection with this Agreement, any such claim it may have in the future solely as a result of, or arising out of, any breach by Purchaser of this Agreement, and will not seek recourse against the Trust Account, in each case solely in connection with this Agreement, provided that (a) nothing in this Section 11.20 shall limit the right of TDCC to pursue a claim against Purchaser for legal relief against monies or other assets held outside the Trust Account or for specific performance or other equitable relief (including a claim for Purchaser to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account to TDCC in accordance with the terms of this Agreement and the Trust Agreement); and (b) nothing in this Section 11.20 shall limit any claims that TDCC may have in the future against Purchaser’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). The covenants and obligations set forth in this section shall survive the termination of this Agreement for any reason.

11.21                 Counterparts.  This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*                                         *                                         *                                         *                                         *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BOULEVARD ACQUISITION CORP.

By	/s/ Stephen Trevor
Name:	Stephen Trevor
Title:	President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

THE DOW CHEMICAL COMPANY

By	/s/ Mark D. Gibson
Name:	Mark D. Gibson
Title:	Authorized Representative

[Signature Page to Stock Purchase Agreement]

Exhibit A

BAILMENT AGREEMENT

THIS BAILMENT AGREMEENT (“Agreement”) is made as of [•], 2015 (the “Effective Date”), by and between DOW AGROSCIENCES S.A.S., having a principal place of business of 371 Rue Ludwig Van Beethoven, 06560, Valbonne, France (“Dow France”) and AF Holding France SAS, having a principal place of business of 23 Avenue Jules Rimet, 93200, Saint-Denis, France (“AF France”).  Capitalized terms used herein but not defined have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, The Dow Chemical Company (“TDCC”), an Affiliate of Dow France, and Boulevard Acquisition Corp. (“Purchaser”), an Affiliate of AF France, are parties to that certain Stock Purchase Agreement, dated as of April 30, 2015 (the “Purchase Agreement”), pursuant to which, among other things, Purchaser and its designated Affiliates have agreed to purchase from TDCC and its Affiliates, and TDCC and its Affiliates have agreed to sell to Purchaser and such designated Affiliates, all of the issued and outstanding stock of AgroFresh, upon the terms and subject to the conditions set forth therein;

WHEREAS, Dow France presently holds in its possession, and may hereafter have possession of, certain Inventory and equipment that AF France, as the designated Affiliate of Purchaser, has purchased pursuant to the Purchase Agreement (the “Property”);

WHEREAS, until the Property is removed by AF France from 8 route de Herrlisheim, 67410 Drusenheim, France (the “Premises”), AF France has requested that Dow France continue to hold the Property in its possession and use such Property to provide the services set forth on Schedule 1 of the Transition Services Agreement dated                                   , 2015, by and between TDCC and Purchaser (“Transition Services Agreement”); and

WHEREAS, Dow France and AF France wish to confirm their respective rights and obligations with respect to the Property.

NOW THEREFORE, in view of their respective covenants set forth below, the parties agree as follows:

1.                                      The Property.

(a)                                 The Property includes only the Inventory and equipment described on Exhibit A to this Agreement, as such Exhibit A may be amended or supplemented from time to time in accordance with Section 6.

(b)                                 All of the Property will at all times be and remain the sole property of AF France.  Nothing in this Agreement shall be construed or interpreted as granting Dow France a lien, security interest or encumbrance on the Property.

(c)                                  AF France will be responsible for any personal property taxes assessed against the Property, and will also be responsible for obtaining and maintaining insurance on the Property at appropriate levels.

(d)                                 Dow France will hold the Property as a bailee for AF France, but will not be responsible for any loss or damage to the Property while in Dow France’s possession or control; provided, however, Dow France will be responsible for any loss or damage to the Property directly arising from Dow France’s gross negligence or willful misconduct while such Property is in Dow France’s possession and control.

2.                                      Removal of the Property.  Upon the Termination Date (defined below) or upon such earlier date mutually agreed upon by the parties, AF France shall, at its sole expense, arrange for the removal of the Property from the Premises in accordance with site protocol applicable to the Premises and through the use of Dow France approved vendors.

3.                                      Termination.

(a)                                 This Agreement shall terminate no later than five (5) years following the Effective Date (“Termination Date”), unless earlier terminated as provided herein. In the event AF France does not remove the Property within sixty (60) days following the Termination Date, any such Property that has not been removed will be considered to have been abandoned by AF France, and Dow France shall be entitled to dispose of such Property as it determines in its sole discretion, without liability to AF France.

(b)                                 Dow France may terminate this Agreement in the event AF France (i) fails to pay any invoice sent to AF France pursuant to the Transition Services Agreement, or (ii) materially breaches this Agreement (other than as described in clause (i) above) and fails to cure such breach within fifteen (15) days after Dow France sends AF France notice of such breach.

(c)                                  Dow France may terminate this Agreement upon six (6) months’ prior written notice in the event Dow France makes definitive plans to cease operations on the Premises.

(d)                                 AF France may terminate this Agreement upon thirty (30) days’ prior written notice to Dow France.

(e)                                  The parties may mutually agree in writing to terminate this Agreement or any portion thereof at any time.

4.                                      Indemnification.  AF France will indemnify, defend and save Dow France harmless from and against any loss, claim, suit, or liability by reason of any damage or injury caused by or resulting from Dow France’s possession, use, maintenance or operation of the Property; provided, however, AF France shall not indemnify, defend or save Dow France harmless from or against any such loss, claim, suit or liability directly arising from the gross negligence or willful misconduct of Dow France.

5.                                      Confidential Information.  AF France acknowledges that in the event it has access to confidential or proprietary information of Dow France, AF France agrees that, during the term of this Agreement and any time after the termination of this Agreement, it will not divulge or disclose any of such confidential information obtained as a result of this Agreement without the prior written approval of Dow France.

6.                                      Amendment.  This Agreement (including all Exhibits hereto) may be amended, modified or supplemented only by an instrument in writing signed by both Dow France and AF France.

7.                                      Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless it is in a writing signed by such party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

8.                                      Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

(i)                                     If to AF France, addressed as follows:

AF Holding France SAS
23 Avenue Jules Rimet, 93200, Saint-Denis, France
Attention:	[•]
Facsimile:	[•]

with a copy to:

Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166
Attention:	Alan I. Annex
Facsimile:	(212) 801-6400

(ii)                                  If to Dow France, addressed as follows:

Dow AgroSciences S.A.S.
371 Rue Ludwig Van Beethoven
06560
Valbonne
France
Attention:	Elisabeth Camous
Facsimile:	33 493956128

with copies to:

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention:	Corporate Director, M&A
Facsimile:	(989) 636-8907

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention:	Executive Vice President and General Counsel
Facsimile:	(989) 638-9397

and

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention:	Marc F. Sperber
Facsimile:	(312) 706-8208

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

9.                                      Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no assignment of this Agreement or any rights or obligations hereunder, by operation of law or otherwise, may be made by any party without the written consent of the other party, other than to an Affiliate of such party (but no such assignment shall relieve the assigning party of its obligations hereunder).  Notwithstanding the foregoing, Dow France may assign this Agreement to any purchaser of the Premises without the prior written consent of the AF France so long as such purchaser agrees in writing prior to such assignment to the terms of, and to be bound by the obligations of, this Agreement. Any purported assignment in violation of this Agreement shall be null and void ab initio.

10.                               Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.                               Entire Agreement.  This Agreement, the Purchase Agreement, the Confidentiality Agreement and the other Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede and replace any and all prior agreements, arrangements and understandings, written or oral, between the parties relating to the subject matter hereof.  In the event of any conflict between the terms of this Agreement and the Purchase Agreement, the Purchase Agreement shall control.

12.                               Applicable Law.  This Agreement shall be governed by French Law and shall be interpreted in accordance with French Law.

13.                               Headings.  The headings preceding the text of Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Bailment Agreement, which shall be effective as of the Effective Date.

DOW AGROSCIENCES S.A.S.

By:

Name:

Title:

AF HOLDING FRANCE SAS

By:

Name:

Title:

Exhibit B

TRANSITION SERVICE AGREEMENT

This TRANSITION SERVICE AGREEMENT (this “Agreement”) is made on this [•] day of                 , 2015 (the “Effective Date”), between Dow AgroSciences India Pvt. Ltd. (“DASIPL”), having its registered office at Block B, 02, 1st Floor, Godrej IT Park, Godrej Business District, Pirojshanagar, L.B.S Marg, Vikhroli (W), Mumbai — 400 079, and                                          (the “Company”).

WHEREAS, DASIPL and the Company desire to enter into a transition services agreement whereby DASIPL agrees to provide, or to cause to be provided, to the Company, and the Company agrees to take, certain transition services related to the operations of the Company, on the terms of and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE 1

DEFINITIONS

The following terms shall have the meanings set forth in this Article.

1.1                               “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

1.2                               “Agreement” means this Agreement together with Schedule 1 attached hereto.

1.3                               “Copyrights” means copyrights and copyrightable works, together with all applications, registrations and renewals thereof.

1.4                               “Force Majeure Event” means any event or circumstance beyond the reasonable control of DASIPL that prevents or significantly interferes with the performance by DASIPL (or any Affiliate or Third Party contractor of DASIPL) of DASIPL’s obligations under this Agreement, including (provided the foregoing requirements have been met) acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrests or restraint from rulers or people, interruptions by Governmental Authority or court orders, present and future valid orders of any regulatory body having proper jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, inability to secure labor or  materials (including the inability to secure materials by reason of allocations, voluntary or involuntary, promulgated by any Governmental Authority), epidemics, landslides, lightning, earthquakes, fire, storm, hurricanes, floods, washouts, explosions, breakage or accident to machinery or lines of pipe, inability to obtain easements, servitudes or rights of way or pipeline tie-ins.

1

1.5                               “Governmental Authority” means any supra-national, federal, state, local or foreign government or other political subdivision thereof or any entity, body, authority, agency, commission, court, tribunal or judicial body exercising executive, legislative, judicial, regulatory or administrative law functions, including quasi-governmental entities established to perform such functions.

1.6                               “Intellectual Property” means all intellectual property and proprietary rights of any nature throughout the world, including (a) Patents, (b) Trademarks, (c) Know-How and (d) Copyrights.

1.7                               “Know-How” means trade secrets, inventions, discoveries, formulae, practices, processes, procedures, ideas, specifications, engineering data, databases, data collections and other confidential business information.

1.8                               “Law” means any law, statute, regulation, ordinance, rule, code, order, decree, requirement or rule of law (including common law) enacted, promulgated or imposed by any Governmental Authority.

1.9                               “Loss” or “Losses” means any and all losses, Liabilities, claims, damages, reasonable and documented out-of-pocket costs and reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel).

1.10                        “Party” means any entity that executes this Agreement.

1.11                        “Patent” means patents and pending patent applications, including provisionals, continuations, divisional, continuations-in-part, reissues, reexaminations or foreign equivalents thereof, and any invention claimed in any of the foregoing.

1.12                        “Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, union, Governmental Authority or any department or agency thereof or other entity.

1.13                        “Services” means only those services now or hereafter described in Schedule 1 (and no others) and shall not, for the avoidance of doubt, include legal services of any kind.

1.14                        “Service Fees” means any and all fees charged by DASIPL in the course of providing the Services either directly, through an Affiliate or through Third Party contractors as described in Schedule 1.

1.15                        “Service Termination Date” means, with respect to any Service, the date on which the period set forth as the “Service Period” with respect to such Service in Schedule 1 ends.

1.16                        “Surviving Provisions” means Articles 1, 7, 10, 12 and 13, and Sections 2.5, 2.7, 8.1, 8.2, 11.5, 11.6, 11.7, 11.8 and 11.9.

1.17                        “Taxes” means all taxes and similar charges, fees, duties, levies or other assessments (including income, gross receipts, net proceeds, ad valorem, withholding, turnover, real or personal property (tangible and intangible), occupation, customs, import and export, sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, registration, recording, fuel, profit, excess profits, occupational, interest equalization, windfall profits, severance, payroll, unemployment and social security or other taxes or fees) that are imposed by any Governmental Authority, in each case including any interest, penalties or additions to tax attributable thereto (or attributable to the nonpayment thereof).

1.18                        “Third Party” means any Person that is not a Party or an Affiliate of a Party.

1.19                        “Trademark” means trademarks, service marks, trade names, service names, trade dress, Internet domain names and other indicia of origin, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof.

ARTICLE 2

SERVICES

11.22                 2.1                               Subject to the Company paying the Service Fees, DASIPL will render, or cause to be rendered, Services to the Company upon the terms and conditions set out in this Agreement.  The Company shall (i) use all such Services in substantially the same manner and for the same purposes as such Services were used by DASIPL and its Affiliates immediately prior to the Effective Date (and for no other purpose) and (ii) endeavor in good faith to cease using such Services as soon as possible following the Effective Date but in any event no later than the Termination Date.

2.2                               The Company agrees that DASIPL may request any of its Affiliates to provide or assist in the provision of Services to the Company and to render ancillary administrative and support services to assist DASIPL in performing its obligations hereunder; provided, however, that DASIPL will remain responsible for performance of all Services provided hereunder.

2.3                               DASIPL may employ or cause to be employed Third Party contractors as it considers appropriate in its judgment to perform, or assist in the performance of, Services under this Agreement.  DASIPL shall remain responsible to the Company for the performance of all Services so contracted or performed; provided, however, that neither DASIPL nor its Affiliates shall be liable for any interruption, disruption or downtime in the Services caused by acts or omissions of a Third Party contractor, unless such acts or omissions arose from the gross negligence or willful misconduct of such Third Party contractors, or any other Person other than DASIPL or its Affiliates.

2.4                               At its sole cost, the Company shall provide (except as prohibited by applicable Law or contractual obligation of confidentiality) the information to DASIPL that, in the opinion of the Company or DASIPL, DASIPL reasonably requires in order to perform fully its duties under this Agreement.

2.5                               In performing the Services hereunder, DASIPL and the Company acknowledge and agree that DASIPL, its Affiliates and their respective representatives shall be considered independent contractors with respect to the Company.  Nothing in this Agreement shall be construed to create the relationship of partnership, principal and agent, joint venturers, or fiduciary and beneficiary between or among the Parties.  Additionally, DASIPL shall have the exclusive authority and responsibility to select the means, manner and method of performing the Services described in

Schedule 1.

2.6                               DASIPL and its Affiliates and Third Party contractors (if any) that deliver Services to the Company pursuant to this Agreement shall be entitled to reasonable access to the applicable facilities and personnel of the Company upon advance request and as reasonably necessary to perform DASIPL’s obligations hereunder, and such persons shall enter said facilities subject to, and comply with, the Company’s standard rules for safety and security, and such other reasonable rules or conditions the Company may impose, for its facilities.  The Company shall take reasonable measures to ensure the safety of the employees or contractors of DASIPL, its Affiliates or any Third Party contractors who visit the premises of the Company.

2.7                               Where the consent of a Third Party is required for the provision of the Services, DASIPL shall use commercially reasonable efforts at the Company’s sole cost to procure the consent, but shall not be in breach of this Agreement if a Third Party refuses to provide such consent.

To the extent a DASIPL responsibility in any of the Services relies upon input, instructions or policies from the Company, DASIPL will comply with reasonable input, instructions or policies of the Company, provided that until the Company provides such input, instructions or policies, DASIPL may, at its option, either be excused from performing the Services, or perform the Services in accordance with its own applicable practices as of the date the Services are to be delivered.

2.8                               Software Ownership Rights.

2.8.1.                  The Company acknowledges and agrees that: (i) nothing in this Agreement (including the provision of Services hereunder) shall be construed as transferring any ownership interest in any software of any Third Party or any licenses thereto (“Third Party Software”, and any such Third Party referred to as a “Third Party Provider”), or any proprietary software of DASIPL or its Affiliates used in connection with the provision of the Services (“DASIPL Proprietary Software”); (ii) it shall not obtain or claim any right, title or ownership interest in the Third Party Software or DASIPL Proprietary Software, or any portion thereof or any Intellectual Property rights therein; and (iii) except for the rights granted to the Company hereunder, DASIPL and its Affiliates (or the Third Party Providers, as applicable) shall retain all right, title and interest, including the Intellectual Property rights, in and to all portions of the Third Party Software and DASIPL Proprietary Software, any derivative works, and any copies thereof.

2.8.2.                  The Company acknowledges and agrees that it shall not make any copies and shall have no right to receive copies of any Third Party Software or DASIPL Proprietary Software.  The Company may not recompile, decompile, disassemble, reverse engineer, or make or distribute any other form of, or any derivative work from, DASIPL’s or its Affiliates’ hardware or software.  Upon termination of this Agreement or termination of any Service as provided under this Agreement, the Company shall deliver to DASIPL all Third Party Software, all DASIPL Proprietary Software, and any copies of any of the foregoing in the possession or control of the Company or any of its Affiliates, as the case may be and shall certify to DASIPL after receipt of a written request that all such Third Party Software, DASIPL Proprietary Software, and any such copies thereof have been returned.

ARTICLE 3

DURATION OF SERVICES

3.1                               This Agreement shall commence on the Effective Date and shall terminate on the Service Termination Date, unless terminated earlier pursuant to Article 11.

ARTICLE 4

SERVICE FEES

4.1                               Commencing as of the Effective Date, the Service Fees for the Services provided by DASIPL shall be as set forth in Schedule 1 and may be increased as indicated in Section 4.3. Any monthly Service Fees for Services terminated in accordance with this Agreement before the last day of a month shall be prorated based on the number of days remaining in such month.

4.2                               Service Fees shall be invoiced to and paid by the Company in Indian Rupees (INR).

4.3                               If any Third Party costs associated with the provision of Services increase (including any new or additional Third Party costs), DASIPL shall be entitled, upon at least ten (10) days’ prior written notice to the Company, to increase the Service Fees by a proportionate and nondiscriminatory amount to reflect such increase.

ARTICLE 5

TAXES

5.1                               The Service Fees will be subject to service tax as per Indian Service tax regulations and DASIPL will provide a Tax compatible invoice to the Company, as well as DASIPL’s or, where applicable, DASIPL’s Affiliates’ or Third Party contractors’ reasonable travel fees and expenses related to the performance of the Services.

5.2                               If the Company is required by any applicable Law to deduct taxes from or in respect of any sum payable to DASIPL hereunder, the Service Fees invoiced to the Company shall be increased as may be necessary so that, after making all such required deductions, DASIPL receives an amount equal to the sum that would have been received had no such deductions been required.

ARTICLE 6

INVOICING

6.1                               DASIPL will aggregate and invoice in a single invoice each month all of its Service Fees that are to be paid by the Company for such month. With each invoice, DASIPL will provide reasonable supporting documentation with respect to the Service Fees included thereon, provided, however, that DASIPL will not be required to divulge any Third Party pricing or other confidential information.

6.2                               DASIPL’s Service Fees will be invoiced monthly, in arrears, and the Company shall pay all invoices within thirty (30) days of the date of such invoice. Payments past due shall bear interest calculated on a per annum basis from but not including the date on which payment was due through and including the date of payment at a fluctuating interest rate equal at all times to the prime rate of interest announced publicly from time to time by Citibank, N.A., plus three percent (3%), but in no case higher than the maximum rate permitted by applicable Law.

6.3                               The Company shall not be entitled to set off or reduce payments of the Service Fees by any amounts which it claims are owed to it by DASIPL.

ARTICLE 7

CONFIDENTIALITY

7.1                               During the term of this Agreement and for a period of five (5) years after the expiration or termination hereof (or for any longer period as may be required by applicable Law), each Party shall keep confidential any business or technical information provided to it by, or obtained from, the other Party (including oral disclosures that are subsequently confirmed in writing) and identified by the disclosing Party with the appropriate mark, stamp or legend as “Confidential” or “Proprietary” to such disclosing Party.

7.2                               Except with respect to information or materials that are subject to restriction under privacy Laws or other Laws, no Party shall have any confidentiality restriction hereunder regarding any information or materials that:

7.2.1                     at the time of disclosure are in the public domain or that, after disclosure, enter the public domain except as a result of a breach of this Agreement or any other obligation of confidentiality;

7.2.2                     was in the possession of the receiving Party on a non-confidential basis prior to receipt of the same from the disclosing Party or its Affiliates;

7.2.3                     are provided to such Party by a Third Party, except where the Third Party is subject to an obligation to maintain such information and materials in confidence;

7.2.4                     are independently developed for such Party or its Affiliates by the employees or contractors of such Party or its Affiliates who do not have access to the other Party’s confidential information; or

7.2.5                     the receiving Party is legally required to disclose to a Governmental Authority under applicable Law; provided, however, that all reasonable steps are taken to restrict further disclosure by such Governmental Authority and the affected information so disclosed is not otherwise removed from the secrecy obligation.

7.3                               The receiving Party, at the disclosing Party’s request, shall return all documentation and other materials furnished to it incorporating any of the disclosing Party’s proprietary or confidential information and shall destroy any documentation and other materials the receiving Party may have created incorporating any such proprietary or confidential information.

7.4                               If the receiving Party is required by Law or Governmental Authority to disclose proprietary or confidential information, the receiving Party will use its best efforts to promptly notify the disclosing Party prior to such disclosure to enable the disclosing Party to seek a protective order at the disclosing Party’s sole expense. If the disclosing Party does not obtain such protective order, the receiving Party will request confidential treatment of proprietary or confidential information so disclosed.

ARTICLE 8

STANDARD OF SERVICES; WARRANTIES; COMPLIANCE WITH LAW

8.1                               DASIPL warrants that it shall use the substantially the same level of care in providing the Services as it does for itself and in no event less than a reasonable level of care.  DASIPL may change operational aspects of the Services or the way in which they are provided, or substitute them with other services so long as such changes are made in a nondiscriminatory manner and the Services are provided or procured to substantially the same level of care as its uses for itself.  If changes or substitutions are made, DASIPL shall use commercially reasonable efforts so that:

8.1.1.                  the Services are not disrupted; and

8.1.2.                  the change or substitution does not result in an increase in the Service Fees, unless the Company has agreed to the increase in advance.

8.2                               The Company warrants that it will use, the Services in accordance with all applicable Laws and regulations governing the export, re-export, transfer or release of technical data to certain entities or destinations.

8.3                               DASIPL shall be under no obligation to materially alter or modify its operations, procedures, method of doing business, reporting mechanisms or information technology systems in connection with rendering any Service or causing any Service to be rendered hereunder, except to the extent changes are needed to follow legal corporate formalities and to keep the Company’s data separate from DASIPL’s data.

8.4                               EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8, NONE OF DASIPL, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SERVICES, INCLUDING WITH RESPECT TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE, (B) THE USE OF THE SERVICE BY COMPANY OR ANY OF ITS AFFILIATES AFTER THE RECEIPT THEREOF, OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF THE COMPANY’S BUSINESS AFTER THE RECEIPT OF THE SERVICES.

8.5                               If the Company notifies DASIPL in writing of any Services that do not meet the standards in Section 8.1 (“Substandard Services”) no later than thirty (30) days after the Substandard Services were delivered, DASIPL shall either correctly re-perform any Substandard Services without further cost to the Company or refund any amounts that the Company paid for such Services, at the discretion of DASIPL.  Except in the case of gross negligence or willful misconduct of DASIPL, the corrective re-performance of Substandard Services or refund in accordance with this Section 8.5 shall be the sole and exclusive remedy of the Company (whether any such claim arises in contract, tort, breach of warranty or any other legal or equitable theory) and the total liability of DASIPL for Substandard Services, and the Company waives any other recovery.

ARTICLE 9

FORCE MAJEURE

9.1                               If a Force Majeure Event is claimed by DASIPL, DASIPL shall orally notify the Company as soon as reasonably practicable after the occurrence of such Force Majeure Event.

9.2                               DASIPL will not be liable for any nonperformance or delay in performance of the terms of this Agreement when such nonperformance or delay is due to a Force Majeure Event.

9.3                               Upon the occurrence of a Force Majeure Event, the same will, so far as possible, be remedied as expeditiously as possible using commercially reasonable efforts.  It is understood and agreed that nothing in this Section 9.3 shall require the settlement of strikes, lockouts or industrial disputes or disturbances by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of DASIPL.

ARTICLE 10

LIABILITY AND INDEMNITY

10.1                        Subject to the applicable limitations set forth in this Article 10, and except as expressly provided in Section 10.2, the Company shall indemnify, defend, and hold DASIPL, DASIPL’s Affiliates, and Third Party contractors providing the Services, together with each of their respective directors, officers and employees, harmless from and against any and all Losses based upon or related to the Services performed for the Company hereunder, even if such Losses were the result of the negligence or strict liability of DASIPL, any Affiliate of DASIPL or any Third Party contractor providing the Services or any of their respective directors, officers, employees, contractors or agents.

10.2                        Subject to the applicable limitations set forth in this Article 10, DASIPL shall indemnify, defend, and hold the Company, its directors, officers and employees, harmless from and against any and all Losses based upon or related to the Services performed for the Company hereunder to the extent that any such Losses were caused by the gross negligence or wilful misconduct of DASIPL.

10.3                        In no event shall DASIPL, DASIPL’s Affiliates or Third Party contractors providing the Services be liable to the Company or the Company’s Affiliates for indirect, incidental, consequential (including lost profits) or punitive damages; provided, however, that this limitation shall not apply to any indirect, incidental, consequential (including lost profits) or punitive damages asserted or awarded to any Third Party for which DASIPL would otherwise be responsible under Section 10.2.

10.4                        Any cause of action that either Party may have against the other Party, such Party’s Affiliates, and/or its or their Third Party contractors (if any) providing the Services that may arise under or in connection with the Services or this Agreement must be commenced within two (2) years after the cause of action has accrued, or shall be deemed to have been waived and withdrawn.

10.5                        Notwithstanding anything else herein to the contrary, the maximum aggregate liability of DASIPL, Affiliates of DASIPL and Third Party contractors providing the Services to the Company under or in connection with this Agreement shall not exceed and shall be limited to the amount of the Service Fees actually received by DASIPL from the Company for the Service with respect to which the claim is made during the six (6) months preceding the last act or omission giving rise to such damages or, in the event such last act or omission occurs during the first six (6) months following the Effective Date, an amount equal to six (6) times the Service Fees paid in the month preceding such last act or omission for the Service with respect to which the claim is made.  DASIPL may, in its sole discretion, replace any Services to which any indemnified damages are attributable in mitigation of such damages.

10.6                        Except for any claims seeking equitable relief in connection with the failure of any Party to perform its covenants or agreements hereunder, the Parties, for themselves and their respective Affiliates, agree that the provisions of this Article 10 shall be the exclusive remedies of the Parties (and their respective Affiliates) with respect to the subject matter of this Agreement and the Parties (and their respective Affiliates) shall not be entitled to any further indemnification, contribution, recovery or other rights or claims of any nature whatsoever in respect thereof (whether under this Agreement or under any common law theory or any statute or other Law or otherwise), all of which the Parties hereby waive.

10.7                        The Company agrees that any and all claims, disputes or demands that the Company or any Affiliate of the Company may have that is in any way related to the provision of the Services (whether the Service(s) in question was provided by DASIPL, an Affiliate of DASIPL or a Third Party contractor of DASIPL) shall only be asserted against DASIPL (and not against an Affiliate or Third Party contractor of DASIPL) under and pursuant to the terms of this Agreement.

ARTICLE 11

TERMINATION

11.1                        The Company may terminate this Agreement at any time upon at least thirty (30) days’ prior written notice to DASIPL.  Unless otherwise agreed upon by the Parties or required by the terms of this Agreement, the termination of any Services shall be effective as of a calendar month end.

11.2                        DASIPL may terminate this Agreement or suspend performance of its obligations hereunder in the event the Company (i) fails to pay any invoice sent to the Company pursuant to Article 6 within thirty (30) days of the invoice date or (ii) materially breaches this Agreement (other than as described in clause (i) above) and fails to cure such breach within fifteen (15) days after DASIPL sends the Company written notice of such breach.

11.3                        The Parties may mutually agree in writing to terminate this Agreement or any portion thereof at any time.

11.4                        Either Party may terminate this Agreement, upon written notice having immediate effect, in the event that the other Party (i) files for bankruptcy, (ii) becomes or is declared insolvent, or is the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver or similar officer, (iii) makes an assignment for the benefit of all or substantially all of its creditors, (iv) takes any corporate action for its winding- up, dissolution or administration or (v) enters into an agreement for the extension or readjustment of substantially all of its obligations or if it suffers any foreign equivalent of the foregoing.

11.5                        Except as provided in Section 11.8, and subject to any rights or obligations which have accrued prior to termination, neither Party shall have any further obligations to the other Party in respect of the part or parts of this Agreement that have been terminated.

11.6                        Upon termination of this Agreement, each Party shall return or deliver to the other Party all proprietary or confidential information received from the other Party and shall take all reasonable measures to expunge such information from any computer, word processor or other device containing such information; provided, however, that (i) a Party shall not be required to expunge electronic material in backup or archive storage where to do so would be commercially impracticable and the material is unavailable to general users or if the material is only retrievable using forensic computer recovery techniques, which electronic material (if any) shall remain subject to such Party’s obligations under this Agreement and (ii) DASIPL shall not be required to return, deliver or delete data or information that is commingled with data or information of DASIPL, that pertains to time periods prior to the Effective Date, or that is stored by DASIPL other than in electronic form; provided, however, that any confidential information of the Company that is retained by DASIPL shall be continue to be subject to the obligations of Article 7.

11.7                        Upon the termination of this Agreement, the Company shall, at its sole cost and expense, promptly return or deliver to DASIPL or its designated Affiliate any equipment or other assets owned by or leased to DASIPL or its Affiliates that are in the possession of the Company in connection with the provision of the Services.

11.8                        Upon termination of this Agreement, the Company shall immediately pay all amounts accrued for Services and work performed prior to the Termination Date that have not already been paid.

11.9                        The Surviving Provisions, together with any other clause reasonably intended to survive termination, shall survive termination of this Agreement.

ARTICLE 12

NOTICES

Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given (i) when received if given in person or by courier or a courier service or (ii) on the date of transmission if sent by facsimile transmission (receipt confirmed) or electronic mail (read receipt requested, with confirmation not to be unreasonably withheld or delayed) on a business day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following business day:

If to DASIPL:

Dow AgroSciences India Pvt. Ltd.

Block B, 02, 1st Floor, Godrej IT Park,

Godrej Business District, Pirojshanagar,

L.B.S Marg, Vikhroli (W), Mumbai — 400 079

Attention: Director Legal

If to the Company:

Attention: [•]

Facsimile: [•]

with a copy to:

Greenberg Traurig LLP

200 Park Avenue

New York, NY 10166

Attention:                                         Alan I. Annex

Facsimile:                                         (212) 801-6400

or to such other individual or address as a Party may designate for itself by notice given as herein provided.

ARTICLE 13

MISCELLANEOUS

13.1                        Entire Agreement

This Agreement, together with Schedule 1 attached hereto, sets forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and thereby and supersedes and replaces any and all prior agreements, arrangements and understandings, written or oral, between the Parties relating to the subject matter hereof. Neither Party, with respect to the subject matter hereof, will be liable or bound to the other Party in any manner by any warranties, representations or covenants, other than those set forth in this Agreement.

13.2                        Interpretation and Rules of Construction

The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached hereto are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term. The use of “including” or “include” herein shall in all cases mean “including, without limitation” or “include, without limitation,” respectively. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Underscored references to Articles, Sections, clauses or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Schedule to, this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

13.3                        Severability

If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

13.4                        Amendment and Waiver

This Agreement may be amended, modified or supplemented only by an instrument in writing signed by both Parties. Except as otherwise expressly provided herein, the failure of a Party at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless it is in a writing signed by such Party, and no waiver in any one (1) or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

13.5                        Assignment; Third Party Beneficiaries

13.5.1   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no assignment of this Agreement or any rights or obligations hereunder, by operation of law or otherwise, may be made by either Party without the written consent of the other Party, other than to an Affiliate of DASIPL.  DASIPL may assign this Agreement to any Affiliate upon thirty (30) days’ prior written notice to the Company.  Any purported assignment in violation of this Agreement shall be null and void ab initio.

13.5.2. Except for Article 10, this Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns and, to the extent provided herein, their respective Affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13.6                        Governing Law; Jurisdiction

13.6.1. This Agreement shall be governed exclusively by, and construed and enforced exclusively in accordance with, the laws of India without giving effect to the principles of conflicts of law thereof.

13.6.2. Each Party hereby agrees that any proceeding in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought exclusively to the jurisdiction of the competent courts in Mumbai.

13.7                        Language of Agreement

All correspondence and written communications among and between the Parties with respect to Services shall be in the English language. DASIPL and the Company agree that the language used in this Agreement is the language chosen by the Parties to express their mutual intent, and that no rule of strict construction is to be applied against DASIPL or the Company. Each of DASIPL and the Company and their respective counsel have reviewed and negotiated the terms of this Agreement.

13.8                        Counterparts

This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF this Agreement has been duly executed as of the day and year first written above.

DOW AGROSCIENCES INDIA PVT. LTD.

By:
Name:
Title:

[Signature Page to India Transition Services Agreement]

PRIVATE LIMITED

By:
Name:
Title:

[Signature Page to India Transition Services Agreement]

Exhibit C

Form of

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of [•], 2015 by and among Boulevard Acquisition Corp., a Delaware corporation (the “Company”), The Dow Chemical Company, a Delaware corporation (“TDCC”) and the other undersigned parties listed on the signature page hereto (the “Founding Holders”).  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company and TDCC are parties to that certain Stock Purchase Agreement, dated as of April 30, 2015 (as amended, modified, supplemented or waived from time to time, the “Purchase Agreement”) pursuant to which the Company will, among other things, purchase the AF Interests (the “Stock Purchase Transactions”);

WHEREAS, the Founding Holders own shares of Common Stock and warrants exercisable for shares of Common Stock and are agreeing to the covenants herein as a condition to the obligation of TDCC to consummate the Stock Purchase Transactions;

WHEREAS, TDCC is acquiring shares of Common Stock in connection with the Stock Purchase Transactions;

WHEREAS, TDCC, the Company and Avenue Special Opportunities Fund II, L.P. (“Sponsor Affiliate”) are parties to that certain Standby Agreement, dated as of April 30, 2015 (as amended, modified, supplemented or waived from time to time, the “Standby Agreement”) pursuant to which TDCC and Sponsor Affiliate committed to purchase up to an aggregate amount of 5,000,000 shares of Common Stock, subject to the terms and conditions set forth therein; and

WHEREAS, the Company’s execution and delivery of this Agreement is a condition to TDCC’s obligations under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.                                      Definitions.  The following terms shall have the following meanings for purposes of this Agreement:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” has the meaning set forth in the preamble.

“Annual Financial Statements” has the meaning set forth in Section 12(a).

“Board” means the Board of Directors of the Company.

“Business Day” means any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are authorized or required to be closed for business.

“Charter” means the certificate of incorporation of the Company, as amended.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Auditors” has the meaning set forth in Section 12(c)(i).

“Company Remediation Period” has the meaning set forth in Section 13(b).

“Consolidation Notice” has the meaning set forth in Section 13(b).

“Consolidation Risk” has the meaning set forth in Section 13(b).

“Demand Registrations” has the meaning set forth in Section 2(a).

“Demanding Holder” has the meaning set forth in Section 2(a).

“Dow Registrable Securities” means (i) any shares of Common Stock originally issued to TDCC pursuant to the Stock Purchase Transactions and the transactions contemplated by the Standby Agreement, (ii) any warrants that are acquired by TDCC pursuant to the Warrant Purchase Agreement, (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) or (ii) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iv) any other Common Stock or other equity security of the Company (including the shares of Common Stock issued or issuable upon the exercise of any other equity securities of the Company) acquired by TDCC or its Subsidiaries.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the

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rules and regulations of the SEC promulgated thereunder.

“Expiration Date” means the first date that the TDCC Ownership Percentage is less than ten percent (10%) of the voting power of all issued and outstanding shares of capital stock of the Company.

“Filing Requirement” has the meaning set forth in Section 11(f).

“Form S-1” has the meaning set forth in Section 2(a).

“Form S-3” has the meaning set forth in Section 4.

“Founder Registrable Securities” means the 5,512,500 shares of Common Stock held as the date hereof by the Founding Holders and any shares issued to Sponsor Affiliate pursuant to the consummation of the transactions contemplated by the Standby Agreement.

“Founding Holders” has the meaning set forth in the preamble.

“GAAP” means United States generally accepted accounting principles as in effect as of the date or for the period, as the case may be, implicated by the relevant provision of this Agreement.

“Governmental Authority” means any supra-national, federal, state, local or foreign government or other political subdivision thereof or any entity, body, authority, agency, commission, court, tribunal or judicial body exercising executive, legislative, judicial, regulatory or administrative law functions, including quasi-governmental entities established to perform such functions.

“Holder” means each signatory to this Agreement that is a holder of Registrable Securities (other than the Company) and any Person that acquires Registrable Securities from a signatory to this Agreement.

“Law” means any law, statute, regulation, ordinance, rule, code, order, decree, requirement or rule of law (including common law) enacted, promulgated or imposed by any Governmental Authority.

“Maximum Number of Securities” has the meaning set forth in Section 2(d).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“NASDAQ” means The NASDAQ Capital Market.

“Non-Dow Registrable Securities” means any Registrable Security that is held by a Holder other than TDCC or its Subsidiaries.

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“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Private Placement Warrants” means the 6,160,000 warrants held as the date hereof by the Founding Holders.

“Pro Rata” has the meaning set forth in Section 2(d).

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Registrable Securities” mean (a) the Founder Registrable Securities, (b) the Dow Registrable Securities (c) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (d) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement and (e) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such security shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such security shall have been otherwise transferred, a new certificate for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such security shall not require registration under the Securities Act; (C) such security shall have ceased to be outstanding; or (D) such security have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including (A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which Common Stock is then listed; (B) fees and out-of-pocket expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities); (C) printing, messenger, telephone and delivery expenses; (D) reasonable fees and disbursements of counsel for the

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Company; (E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and (F) reasonable fees and out-of-pocket expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” has the meaning set forth in Section 2(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Sponsor Affiliate” has the meaning set forth in the recitals to this Agreement.

“Standby Agreement” has the meaning set forth in the recitals to this Agreement.

“Stock Purchase Transactions” has the meaning set forth in the recitals to this Agreement.

“Sub Board” has the meaning set forth in Section 11(d).

“Sub Board Representative” has the meaning set forth in Section 11(d).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“TDCC” has the meaning set forth in the preamble.

“TDCC Ownership Percentage” means, as of any date of determination, a fraction (expressed as a percentage), (i) the numerator of which is total number of outstanding shares of Common Stock owned, directly or indirectly, by TDCC and its Subsidiaries as of such date of

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determination, and (ii) the denominator of which is the aggregate outstanding shares of Common Stock as of such date of determination.

“TDCC Public Filings” has the meaning set forth in Section 12(b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrant Purchase Agreement” means that certain warrant purchase agreement dated as of the date hereof, by and among TDCC, Boulevard Acquisition Corp. LLC and Boulevard Acquisition Sponsor, LLC.

2.                                      Demand Registration.

(a)                                 Request for Registration.  Subject to the provisions of Section 2(d) and Section 5, at any time and from time to time, (x) one or more of the Holders of Dow Registrable Securities or (y) one or more of the Holders of Non-Dow Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or a portion of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”).  The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company.  Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty-five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant such the Demand Registration.  Under no circumstances shall the Company be obligated to (i) effect any Registration pursuant to a Demand Registration for which the aggregate price to the public of the Registrable Securities requested to be registered by the Demanding Holders is less than $10,000,000 or (ii) effect (A) more than an aggregate of eight (8) Registrations pursuant to a Demand Registration on behalf of the Holders of the Dow Registrable Securities or (B) more than an aggregate of three (3) Registrations pursuant to a Demand Registration on behalf of the Holders of the Founder Registrable Securities pursuant to a Demand Registration

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under this Section 2(a) with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold in accordance with Section 6.

(b)                                 Effective Registration.  Notwithstanding the provisions of Section 2(a) or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (x) the Registration Statement filed with the SEC with respect to a Registration pursuant to a Demand Registration has been declared effective by the SEC and (y) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the SEC or any other Governmental Authority, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

(c)                                  Underwritten Offering.  Subject to the provisions of Section 2(d) and Section 5, if a majority-in-interest of the Demanding Holders so advise the Company in their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2(c) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

(d)                                 Reduction of Underwritten Offering.  If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to

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sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the number of Registrable Securities that such Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that such Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3(a), without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Common Stock or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(e)                                  Demand Registration Withdrawal.  If the managing Underwriter of any Underwritten Offering advises the Demanding Party that the Registrable Securities covered by the Registration Statement cannot be sold in such offering within a price range acceptable to the Demanding Holder, then the Demanding Holder shall have the right to notify the Company that it has determined that the Registration Statement be abandoned or withdrawn with respect to its Registrable Securities, in which event the Company shall abandon or withdraw such Registration Statement and notify all other Holders participating in such Demand Registration.  In such event, such withdrawn Registration shall not be counted as a Demand Registration effected under Section 2(a).  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2(e).

(f)                                   Selection of Underwriters.  The Demanding Holders requesting a Demand Registration shall be entitled to select the Underwriters and their counsel to manage such Demand Registration.

3.                                      Piggyback Registration.

(a)                                 Piggyback Rights.  If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by

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the Company and by the stockholders of the Company including pursuant to Section 2), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”).  The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 3(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b)                                 Reduction of Piggyback Registration.  If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Stock that the Company desires to sell, taken together with (i) Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 3, and (iii) Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)                                     If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3(a), Pro Rata, that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number

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of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(ii)                                  If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3(a), Pro Rata, that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

(c)                                  Piggyback Registration Withdrawal.  Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration.  The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3(c).

(d)                                 Unlimited Piggyback Registration Rights.  For purposes of clarity, any Registration effected pursuant to Section 3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.

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(e)                                  Selection of Underwriters.  If any Piggyback Registration is an Underwritten Offering, the Company will have the right to select the Underwriters and to manage such offering.

4.                                      Registrations on Form S-3.  The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the SEC), register the resale of any or all of their Registrable Securities on Form S-3 (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering.  Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company.  As soon as practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 4 if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $5,000,000.

5.                                      Restrictions on Registration Rights.  If (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration, the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2(a) and it continues to actively employ, in good faith, its reasonable best efforts to cause the applicable Registration Statement to become effective (to the extent not yet effective); (b) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement.  In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

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6.                                      General Procedures.  If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a)                                 prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b)                                 prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c)                                  prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d)                                 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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(e)                                  cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f)                                   provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g)                                  advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h)                                 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

(i)                                     notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 9;

(j)                                    permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k)                                 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l)                                     on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders,

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placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating Holders;

(m)                             in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n)                                 make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)                                 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

(p)                                 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

7.                                      Registration Expenses.  The Registration Expenses of all Registrations shall be borne by the Company.  It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable out-of-pocket fees and expenses of any legal counsel representing the Holders.

8.                                      Requirements for Participation in Underwritten Offerings.  No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

9.                                      Suspension of Sales; Adverse Disclosure.  Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.  If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would

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require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose.  In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.  The Company shall immediately notify the Holders in writing of the expiration of any period during which it exercised its rights under this Section 9.

10.                               Reporting Obligations.  As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings.  The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions.  Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

11.                               Covenants.

(a)                                 Financial Statements and Other Information.  The Company shall deliver to each Holder of Dow Registrable Securities:

(i)                                     as soon as available but in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, which shall also set forth in each case (unless expressly waived by TDCC) comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, all prepared in the English language, with figures expressed in United States Dollars and in accordance with GAAP, consistently applied;

(ii)           within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company

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and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, which shall also set forth in each case (unless expressly waived by TDCC) comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such items shall be prepared in the English language, with figures expressed in United States Dollars and in accordance with GAAP, consistently applied and shall be certified by a senior executive officer of the Company;

(iii)          for so long as the provisions of Section 12 are applicable, within forty-five (45) days after the end of each fiscal year, consolidating and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, which shall also set forth in each case (unless expressly waived by TDCC) comparisons to the Company’s annual budget and to the preceding fiscal year, all prepared in the English language, with figures expressed in United States Dollars and in accordance with GAAP, consistently applied, and audited in accordance with the auditing standards of the Public Company Accounting Oversight Board and accompanied by (A) with respect to the consolidated portions of such statements, an opinion containing no material exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing and (B) when applicable, a copy of such firm’s annual management letter to the Board;

(iv)                              promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s or its Subsidiaries’ operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

(v)                                 not later than forty-five (45) days after the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets; and

(vi)                              with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Holder

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entitled to receive information under this Section 11(a) may reasonably request by written inquiry or otherwise, in order to prepare financial or other reports required by applicable Law or as otherwise required in connection with the operation of the business of such Holder or its Subsidiaries.

Each of the financial statements referred to in subparagraphs (i), (ii) and (iii) above shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the business, condition (financial or otherwise), operating results, assets, liabilities, operations, business prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole).

(b)                                 Inspection Rights.  The Company shall permit any representatives designated by any Holder of Dow Registrable Securities, upon reasonable notice and during normal business hours to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.  The presentation of an executed copy of this Agreement by any such Holder to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons.

(c)                                  TDCC Common Stock Ownership.  The Company shall not, without the prior written consent of TDCC, directly or indirectly, take any action that would result in TDCC and its Subsidiaries owning, collectively, directly or indirectly, more than forty-five percent (45%) of the outstanding shares of Common Stock.

(d)                                 Subsidiary Boards.  Subject to applicable Law, from the date of this Agreement until the Expiration Date, at the request of TDCC, the Company shall take all necessary action to cause the Preferred Director (or any person designated by the Preferred Director) to be elected to the board of directors (or similar governing body) of each Subsidiary of the Company (each, a “Sub Board”).  The Preferred Director (or its designee, if applicable) shall be entitled to fees, other compensation and reimbursement of expenses paid to Sub Board members who are not employees of the Company or its Subsidiaries.

(e)                                  Board Committees.  Subject to applicable Law (including applicable Tax regulations) and applicable stock exchange rules, from the date of this Agreement until

17

the earlier of (i) the Expiration Date and (ii) the death, resignation, removal or disqualification of the applicable director nominated to the Board pursuant to Section 5.17(f) of the Purchase Agreement, the Company shall take all necessary action to cause each director nominated to the Board pursuant to Section 5.17(f) of the Purchase Agreement to be appointed to each committee of the Board that does not have the Preferred Director as a member.

(f)                                   Competition Law Compliance.  TDCC agrees to reasonably cooperate with the Company from and after the Closing in connection with making any filings and seeking all waivers, expirations or terminations of waiting periods, clearances, Consents or orders in each case that are required to be made or obtained by the Company or its Affiliates pursuant to any Competition Law by any Governmental Authority that, by the terms of such Competition Law, require the participation of TDCC in connection with such waiver, expiration or termination of a waiting period, clearance, Consent or order (any such requirement or action, a “Filing Requirement”); provided, however, that such reasonable cooperation shall not be deemed to include any requirement that TDCC or any of its Affiliates incur out-of-pocket expenses (other than as may be directly required pursuant to the terms of the applicable Filing Requirement, such as filing fees), commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party (including any Governmental Authority).  TDCC shall have the right to elect, by written notice to the Company, to convert all or any portion of its Common Stock into Equity Interests of the Company, the terms of which shall be identical in all respects to the Common Stock except that, only for so long as such Equity Interests are held by TDCC or its Subsidiaries, such Equity Interests shall have no right to vote on any matter on which holders of Common Stock are entitled to vote under the Charter.  Upon written notice from TDCC pursuant to the immediately preceding sentence, the Company shall convert such Common Stock as contemplated pursuant to this Section 11(f).

12.                               Special Financial Procedures, Controls, Reports and Related Matters.

(a)                                 Financial Information.

(i)                                     In addition to the reports and financial statements required to be delivered by the Company pursuant to this Agreement, the Company will, and will cause each of its Subsidiaries to, maintain disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15, and the Company will, and will cause each of its officers to, make such disclosures and certifications as are required by the Exchange Act with respect thereto.

(ii)                                  The Company will, and will cause each of its Subsidiaries to, maintain a fiscal year that commences and ends on the same calendar days as TDCC’s fiscal year commences and ends, and to maintain monthly and quarterly accounting periods that commence

18

and end on the same calendar days as TDCC’s monthly and quarterly accounting periods commence and end;

(iii)                               While the provisions of this Section 12 are applicable, no later than five (5) Business Days after the end of each of the Company’s monthly accounting periods following the date hereof, the Company will deliver to TDCC such financial information for such period as is reasonably necessary such that TDCC may report its equity in earnings from the Company and its Subsidiaries for such period and such other financial information that TDCC may reasonably request in connection with its preparation of financial statements and notes to financial statements for such period;

(iv)                              Notwithstanding any time periods to the contrary in Section 11(a), while the provisions of this Section 12 are applicable, no later than five (5) Business Days after the end of each of the Company’s fiscal quarters following the date hereof, the Company will deliver to TDCC such financial information for such period as is reasonably necessary such that TDCC may report its equity in earnings from the Company and its Subsidiaries for such period and such other financial information that TDCC may reasonably request in connection with its preparation of financial statements and notes to financial statements for such period.  In any event no later than fourteen (14) days after the end of each of the Company’s fiscal quarters, the Company will deliver to TDCC drafts of the following (which may be preliminary):

A.                                    (1) the consolidated financial statements of the Company and its Subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of the Company the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X and GAAP and (2) attestations of the Company’s principal executive and financial officers in substantially the forms required under SEC rules for periodic reports and in form and substance reasonably satisfactory to TDCC relating to such financial statements; and

B.                                    a discussion and analysis by the Company’s management of the Company’s and its Subsidiaries’ financial condition and results of operations for such fiscal period, including an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail

19

and prepared in accordance with Item 303(b) and 305 of Regulation S-K.

A draft of the Company’s report on Form 10-Q containing the information described in (A) and (B) above for such quarter that is delivered when required by this Section 12(a)(iv) shall be deemed to satisfy the requirements of this Section 12(a)(iv).  No later than twenty-one (21) days after the end of each of the Company’s fiscal quarters, the Company will deliver to TDCC the final form of its quarterly report on Form 10-Q and certifications thereof by the Company’s principal executive and financial officers in substantially the forms required under SEC rules for periodic reports and in form and substance reasonably satisfactory to TDCC.  Notwithstanding anything to the contrary in this Section 12(a)(iv), the Company will use its reasonable best efforts to file its quarterly report on Form 10-Q with the SEC on the same date that TDCC files TDCC’s quarterly financial statements with the SEC unless otherwise required by applicable Law or as otherwise reasonably agreed between the parties after due consideration to, among other things, the securities Laws implications of filing on different dates.

(v)                                 Notwithstanding any time periods to the contrary in Section 11(a), while the provisions of this Section 12 are applicable, no later than fourteen (14) days after the end of the Company’s fiscal year, the Company will deliver to TDCC the following (which may be preliminary):

A.                                    (1) any financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial position, results of operations and prospects as is reasonably requested by TDCC in connection with the preparation of TDCC’s financial statements and annual report on Form 10-K and (2) a discussion and analysis by the Company’s management of the Company and its Subsidiaries’ financial condition and results of operations for such year, including an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Items 303(a) and 305 of Regulation S-K; and

B.                                    (1) drafts of the consolidated financial statements of the Company and its Subsidiaries (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal years and all in reasonable detail and prepared in accordance with Regulation S-X and GAAP and (2) attestations of the Company’s principal executive and financial officers in substantially the forms required under SEC rules for periodic reports and in form and substance

20

reasonably satisfactory to TDCC relating to such financial statements.

The information described in (A) and (B) above is referred to in this Agreement as the “Annual Financial Statements” and a draft of the Company’s report on Form 10-K containing the information described in (A) and (B) above for such annual period that is delivered when required by this Section 12(a)(v) shall be deemed to satisfy the requirements of this Section 12(a)(v).  The Company will deliver to TDCC all revisions to such drafts as soon as any such revisions are prepared or made.  No later than thirty (30) days after the end of the Company’s fiscal year, the Company will deliver to TDCC the final form of its annual report on Form 10-K and certifications thereof by the Company’s principal executive and financial officers in substantially the forms required under SEC rules for periodic reports and in form and substance reasonably satisfactory to TDCC, accompanied by an opinion on the annual financial statements included therein by the Company’s independent certified public accountants.  Notwithstanding anything to the contrary in this Section 12(a)(v), the Company will use its reasonable best efforts to file its Annual Financial Statements with the SEC on the same date that TDCC files TDCC’s Annual Financial Statements with the SEC unless otherwise required by applicable Law or as otherwise reasonably agreed between the parties after due consideration to, among other things, the securities Law implications of filing on different dates.

(vi)                              With reasonable promptness, the Company and its Subsidiaries will deliver to TDCC such additional audited and unaudited financial statements, financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by TDCC, including such financial information and comfort letters as may be requested or required in connection with the sale or registration of securities by TDCC.

(b)                                 Cooperation on TDCC Filings.

(i)                                     The Company will cooperate fully, and cause its auditors and other Representatives to cooperate fully, with TDCC to the extent requested by TDCC in the preparation of TDCC’s public earnings or other press releases, Quarterly Reports on Form 10-Q, Annual Reports to Stockholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by TDCC with the SEC, any national securities exchange or otherwise made publicly available (collectively, the “TDCC Public Filings”).

(ii)                                  The Company agrees to provide to TDCC all information that TDCC reasonably requests in connection with any TDCC Public

21

Filings or that, in the judgment of TDCC’s legal advisors, is required to be disclosed or incorporated by reference therein under any Law.  The Company will provide such information in a timely manner on the dates requested by TDCC (which may be earlier than the dates on which the Company otherwise would be required hereunder to have such information available) to enable TDCC to prepare, print and release all TDCC Public Filings on such dates as TDCC will determine but in no event later than as required by applicable Law.  The Company will use its reasonable best efforts to cause the Company’s auditors and other Representatives to consent to any reference to them as experts in any TDCC Public Filings required under any Law and to provide their consent to the incorporation of their reports in TDCC Public Filings.

(iii)                               If and to the extent requested by TDCC, the Company diligently and promptly will review all drafts of such TDCC Public Filings and prepare in a diligent and timely fashion any portion of such TDCC Public Filing pertaining to the Company.

(iv)                              Prior to any printing or public release of any TDCC Public Filing, an appropriate executive officer of the Company will, if requested by TDCC, certify that the information relating to any the Company and/or any of its Subsidiaries and/or any of their respective businesses in such TDCC Public Filing is accurate, true, complete and correct in all material respects.

(c)                                  Auditors and Audits; Annual Financial Statements and Accounting.

(i)                                     The Company and TDCC agree that [•] (or its affiliate accounting firms) shall be engaged as promptly as practicable after the date hereof to serve as the Company’s (and the Company’s Subsidiaries’) independent certified public accountants (the “Company’s Auditors”), and the Company shall not select a different accounting firm to serve as the Company’s Auditors without TDCC’s prior written consent (which will not be unreasonably withheld); provided that nothing herein shall prevent a change in the Company’s Auditors to the extent that the Company’s Board or its audit committee determines that a change is reasonably necessary in order for the members thereof to comply with their fiduciary duties.

(ii)                                  The Company will provide to TDCC on a timely basis all information that TDCC reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of the TDCC Annual Financial Statements in accordance with Sections 12(a) through 12(f) and as required by applicable Law.  Without limiting the generality of the foregoing, the Company will provide

22

all required financial information with respect to the Company and its Subsidiaries to the Company’s Auditors in a sufficient and reasonable time and in sufficient detail to permit the Company’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to TDCC’s auditors with respect to information to be included or contained in the TDCC Annual Financial Statements.

(iii)                               The Company will authorize the Company’s Auditors to make available to TDCC’s auditors both the personnel who performed, or are performing, the annual audit of the Company and work papers related to the annual audit of the Company, in all cases within a reasonable time prior to the Company’s Auditors’ opinion date, so that TDCC’s auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company’s Auditors as it relates to TDCC’s auditors’ report on TDCC’s statements, all within sufficient time to enable TDCC to meet its timetable for the printing, filing and public dissemination of the TDCC Annual Financial Statements.

(iv)                              If TDCC determines in good faith that there may be some inaccuracy in the financial statements of the Company or any its Subsidiaries or deficiency in such Person’s internal accounting controls or operations that could materially impact TDCC’s financial statements, at TDCC’s request, the Company will provide TDCC’s internal auditors or any public accounting firm or consultant retained by TDCC with access to the books and records of the Company and its Subsidiaries so that TDCC may conduct reasonable audits relating to the financial statements provided by the Company under this Agreement as well as to the internal accounting controls and operations of the Company and its Subsidiaries.

(d)                                 Notice of Changes.  Subject to Section 11(a) and Section 12(c), the Company will give TDCC as much prior notice as reasonably practicable of any proposed determination of, or any significant changes in, the Company’s accounting estimates or accounting principles with respect to the business from those in effect with respect to the business as of immediately prior to the Closing.  The Company will consult with TDCC and, if requested by TDCC, the Company will consult with TDCC’s auditors with respect thereto.  The Company will not make any such determination or changes without TDCC’s prior written consent (not to be unreasonably withheld) if such a determination or a change would be sufficiently material to be required to be disclosed in the Company’s or TDCC’s financial statements as filed with the SEC or otherwise publicly disclosed therein; provided that nothing herein shall limit the right of the Company’s Board or its audit committee to make such a determination or change to the extent it determines is reasonably necessary in order for its members to comply with their fiduciary duties.

23

(e)                                  Special Reports of Deficiencies or Violations.  The Company will report in reasonable detail to TDCC the following events or circumstances promptly (and in any event within two (2) Business Days) after any executive officer of the Company or any member of the Company’s Board becomes aware of such matter:

(i)                                     all material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting that could materially affect or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information (including any corrective actions with regard to significant deficiencies or material weaknesses);

(ii)           any significant changes in the internal controls (or any other factors) that are reasonably likely to materially affect the internal control over the Company’s financial reporting;

(iii)          any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(iv)                              any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act;

(v)                                 any internal control over financial reporting found to be ineffective, flawed or deficient as of the end of the fiscal year; and

(vi)                              any report of a material violation of Law that an attorney representing the Company and/or any of its Subsidiaries has formally made to any officers or directors of the Company pursuant to the SEC’s attorney conduct rules (17 C.F.R. Part 205).

(f)                                   Applicability of Section 12.  The provisions of this Section 12 shall apply during any and each period(s) in which TDCC and/or any Person affiliated with TDCC (in TDCC’s good faith determination) is required to consolidate the results of operations and financial position of the Company and/or any of its Subsidiaries or to account for its investment in the Company under the equity method of accounting (determined in accordance with GAAP and consistent with the SEC reporting requirements).

13.                               Lock-up Agreement.

(a)                                 Subject to Section 13(b), during the period commencing on the date hereof and ending on the first anniversary of the date hereof, no Holder shall (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Registrable Securities or any securities convertible into, or exercisable, or exchangeable for, any Registrable Securities owned by such Person, (ii) enter into any swap or other arrangement that

24

transfers to another, in whole or in part, any of the economic consequences of ownership of any Registrable Securities or any securities convertible into, or exercisable, or exchangeable for, Registrable Securities owned by such Person, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(b)                                 If TDCC determines in good faith, in its sole discretion, that maintaining the TDCC Ownership Percentage as of any date of determination would reasonably be expected to require TDCC and/or any Person affiliated with TDCC to consolidate the results of operations and financial position of the Company and/or any of its Subsidiaries (determined in accordance with GAAP and consistent with the SEC reporting requirements) (a “Consolidation Risk”), TDCC shall notify the Company in writing of such Consolidation Risk, the TDCC Ownership Percentage that is, in TDCC’s sole discretion, necessary to remediate such Consolidation Risk, and its plan to remediate such Consolidation Risk (a “Consolidation Notice”).  The Company shall have a period of twenty (20) Business Days following the date of the Consolidation Notice (such period, the “Company Remediation Period”) to engage, with the prior written consent of TDCC (not to be unreasonably withheld), in transactions that would reduce the TDCC Ownership Percentage to a level that remediates the Consolidation Risk.  In the event that TDCC determines that the Consolidation Risk remains following the Company Remediation Period, notwithstanding Section 13(a) and solely to the extent needed to remediate the Consolidation Risk (as determined by TDCC, in its sole discretion), TDCC shall have the right to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Registrable Securities or any securities convertible into, or exercisable, or exchangeable for, any Registrable Securities owned by such Person, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Registrable Securities or any securities convertible into, or exercisable, or exchangeable for, Registrable Securities owned by such Person, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

14.                               Indemnification.

(a)                                 The Company agrees to indemnify, to the extent permitted by Law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.  The Company shall indemnify the Underwriters, their

25

officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(b)                                 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by Law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.  The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c)                                  Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

26

(d)                                 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.  The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

(e)                                  If the indemnification provided under this Section 14 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 14(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 14(a), Section 14(b) and Section 14(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 14(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 14(e).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 14(e) from any Person who was not guilty of such fraudulent misrepresentation.

15.                               Other Arrangements.  The Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person.  Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.  The Company and the Founding Holders hereby terminate the Registration Rights Agreement, dated as of February 12, 2014 by and among the Company and the Founding Holders and any similar agreement, as of the date hereof.  The Company shall not hereafter enter into any agreement with respect to its securities which is

27

inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

16.                               Miscellaneous.

(a)                                 Remedies.  Each of the parties hereto acknowledges that, in the event of any non-performance or breach of this Agreement, the non-performing or non-breaching party, as the case may be would be immediately and irreparably harmed by such non-performance or breach and could not be made whole by monetary damages.  It is accordingly agreed that, with respect to any such non-performance or breach, each party hereto (a) shall waive, in any action for equitable relief (including specific performance, injunctive relief and any other equitable remedy), the defense of adequate remedy at law and (b) shall, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), be entitled to equitable relief (including the compelling of specific performance of this Agreement, injunctive relief and any other equitable remedy) with no obligation to prove actual damages or post any bond in connection therewith.

(b)                                 Amendments and Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Holders of a majority of Dow Registrable Securities; provided that if any such amendment or waiver would adversely affect in any material manner the rights of any Holders of Registrable Securities relative to other Holders of Registrable Securities similarly situated with respect to such rights under this Agreement, such amendment or waiver must be approved in writing by the Holders of a majority of such Registrable Securities so adversely affected.

(c)                                  Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities.

(d)                                 No Third Party Beneficiaries.  Except as expressly set forth herein, this Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns and, to the extent provided herein, their respective affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)                                  Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the

28

provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(f)                                   Counterparts.  This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)                                  Other Definitional Provisions and Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Articles, Sections or clauses shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of this Agreement.  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined.

(h)                                 Governing Law.  This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

(i)                                     Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day.  Such notices, demands and other communications shall be sent to the Company, TDCC and each Founding Holder at the address indicated on the signature pages hereto or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

*      *      *      *      *

29

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

BOULEVARD ACQUISITION CORP.

By:
Name:
Its:
Address:

Attention:

THE DOW CHEMICAL COMPANY

By:
Name:
Its:

Address:

Attention:

[Signature page to the Investor Rights Agreement]

Robert J. Campbell

Address:

Joel Citron

Address:

Darren Thompson

Address:

BOULEVARD ACQUISITION SPONSOR, LLC

By:
Name:
Its:
Address:

Attention:

AVENUE SPECIAL OPPORTUNITIES FUND II, L.P.

By:
Name:
Its:
Address:

Attention:

[Signature page to the Investor Rights Agreement]

Exhibit D

MASTER OCCUPANCY AGREEMENT

BY AND BETWEEN

THE DOW CHEMICAL COMPANY

AND

BOULEVARD ACQUISITION CORP.

Dated as of [•], 2015

i

(continued)

		Page

32.	NO THIRD PARTY BENEFICIARIES	17
33.	COUNTERPARTS	17

ii

(continued)

SCHEDULES

Schedule A — Site Location, Grantor/Grantee Parties, Term & Rent

Schedule B — Grantor/Grantee Notice Addresses & Local Site Representatives

ATTACHMENTS

Attachment 1 — Form of Companion Agreement

iii

MASTER OCCUPANCY AGREEMENT

THIS MASTER OCCUPANCY AGREEMENT (this “Agreement”) is made and entered into as of [•], 2015, by and between The Dow Chemical Company, a corporation organized under the laws of Delaware (“TDCC”) and Boulevard Acquisition Corp., a corporation organized under the laws of Delaware (“Purchaser”).

RECITALS

WHEREAS, TDCC and Purchaser have entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of April 30, 2015;

WHEREAS, in relation to the entry into the Stock Purchase Agreement, Grantors have space within certain premises, set forth on Schedule A hereto, that are currently owned or leased by Grantors, which, after the Closing Date, it desires to share with Grantees, and Grantees desire to occupy the space within these certain premises owned or leased by Grantors, under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.                                      Basic Provisions.

(a)                                 Certain Definitions:  Capitalized terms used but not defined herein shall have the meaning set forth in the Stock Purchase Agreement.

(i)                                     “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person; provided, however, that Purchaser or any Person controlled by Purchaser shall not be regarded as an Affiliate of TDCC or any of TDCC’s Affiliates.

(ii)                                  “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

(iii)                               “Building” means each property on Schedule A within which a Grantor’s Premises are situated.

(iv)                              “Governmental Authority” means any supra-national, federal, state, local or foreign government or other political subdivision thereof or any entity, body, authority, agency, commission, court, tribunal or judicial body exercising executive, legislative, judicial, regulatory or administrative law functions, including quasi-governmental entities established to perform such functions.

(v)                                 “Grantee” means each Affiliate of Purchaser set forth on Schedule A.

(vi)                              “Grantor” means each Affiliate of TDCC set forth on Schedule A.

(vii)                           “Law” means any law, statute, regulation, ordinance, rule, code, order, decree, requirement or rule of law (including common law) enacted, promulgated or imposed by any Governmental Authority.

(viii)                        “Premises” means (a) with respect to a Grantor, the premises that, as of the date hereof, has been occupied by such Grantor and (b) with respect to a Grantee, the premises within a Grantor’s Premises, the of use of which is granted pursuant to a Companion Agreement.

(ix)                              “Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(b)                                 Any references to the use, rights or benefits that were used and enjoyed by the in-scope business of a Grantee in relation to such Grantee’s Premises prior to the date hereof (or arrangements, specifically related to such Grantee’s Premises, which were then in place), shall be read so that each of these relate to the operations of the Business at such Grantee’s Premises prior to the date hereof.

2.                                      Companion Agreements.

(a)                                 TDCC shall cause each Grantor to, and Purchaser shall cause each Grantee to, enter into one or more companion agreements in the form of Attachment 1 hereto (each, a “Companion Agreement”) with respect to each of the Grantee’s Premises.  Unless and to the extent an individual Companion Agreement expressly provides otherwise, each Companion Agreement shall incorporate by reference the terms and conditions of this Agreement (including, for the avoidance of doubt, the Rent set forth on Schedule A) and shall not be construed as altering or superseding the rights and obligations of the parties under this Agreement.

(b)                                 Purchaser shall be fully responsible and liable for all obligations of the itself and Grantees, and TDCC shall be fully responsible and liable for all obligations of itself and the Grantors, in each case to the same extent as if such failure to perform or comply was committed by Purchaser (in the case of Grantees) or by TDCC (in the case of Grantors).

(c)                                  The local Grantor representative and the local Grantee representative set forth on Schedule B (and/or their respective designees(s)) shall be responsible for the support of the relevant individual Companion Agreements on behalf of each Grantor and each Grantee, respectively, and shall be the only individuals authorized to amend, modify, change, waive or discharge their rights and obligations under such Companion Agreements.

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(d)                                 Purchaser shall have the right to enforce this Agreement and any Companion Agreements on behalf of any Grantee, and to assert all rights and exercises and receive the benefits of all remedies of such Grantee, to the same extent as if Purchaser were such Grantee, subject to the limitations of liability applicable under this Agreement.  TDCC shall have the right to enforce this Agreement and any Companion Agreements on behalf of any Grantor, and to assert all rights and exercises and receive the benefits of all remedies of such Grantor, to the same extent as if TDCC were such Grantor, subject to the limitations of liability applicable under this Agreement.

3.                                      Term and Termination.

(a)                                 The term of this Agreement (the “Term”) shall commence on the date hereof (the “Commencement Date”) and end when the last Premises Expiration Date (as hereinafter defined) has occurred in respect of any Grantee’s Premises (the “Expiration Date”).

(b)                                 The Term with respect to each Grantee’s Premises shall commence on the Commencement Date and expire on the earlier of (i) the term as set forth for such Grantee’s Premises in Schedule A; (ii) in the case of any Grantee’s Premises within a Grantor’s Premises that is leased by such Grantor (the “Leased Premises”), the date on which such Grantor no longer has any rights to occupy such Premises; (iii) in the case of any Grantee’s Premises owned by a Grantor, the date specified within such Grantor’s written notice of its genuine intent to dispose of its interest in such Premises to a non-Affiliate third party; or (iv) the effective date of early termination pursuant to Section 3(c), Section 3(d), Section 3(e), or 3(f) (in each instance, the “Premises Expiration Date”).

(c)                                  With respect to any Leased Premises, if at any time subsequent to the Commencement Date, the owner or landlord, as applicable, of the Building notifies the applicable Grantor that its consent for the occupancy by the Grantee is required, then the applicable Grantor shall use commercially reasonable efforts to obtain such consent.  In the event that such consent is not obtained and as a result thereof the Grantee’s right to occupy its Premises is terminated, the Grantee shall vacate as soon as reasonably practicable at its sole cost and expense.

(d)                                 Notwithstanding anything in this Agreement to the contrary, if any Grantee wishes to terminate its right to use and occupy its Premises, such Grantee may terminate such right, and the applicable Companion Agreement, upon not less than thirty (30) days’ prior written notice to the applicable Grantor.

(e)                                  Notwithstanding anything in this Agreement to the contrary, if any Grantor wishes to terminate the applicable Grantee’s right to use and occupy the Grantee’s Premises, such Grantor may terminate such right, and the applicable Companion Agreement, upon not less than ninety (90) days’ prior written notice to the applicable Grantee.

(f)                                   Notwithstanding anything in this Agreement to the contrary, TDCC or the applicable Grantor may terminate this Agreement and any Companion Agreement, effective immediately, if the applicable Grantee fails to pay Rent or any other sums due hereunder within thirty (30) days of the date on which such amounts become due and payable hereunder.

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(g)                                  Upon the termination or discontinuance of use by any Grantee of any Premises under any circumstances in accordance with the terms of this Agreement, such Grantee shall provide an acknowledgement of termination with respect to each such Premises to be executed by the applicable Grantor and delivered to such Grantee within a reasonable period of time.

(h)                                 Notwithstanding anything to the contrary contained herein, Grantee may not terminate its obligation with respect to Section 12 hereof.

4.                                      Condition of Premises.

Purchaser agrees that it enters into this Agreement, and each Grantee enters into the applicable Companion Agreement, without any representations, warranties or statements by TDCC or any Grantor, their agents, representatives, employees, servants, brokers or any other Person as to the present or future condition of any Grantee’s Premises or the use that may be made of such Grantee’s Premises or any improvements thereon, except as specifically contained in this Agreement and/or the Stock Purchase Agreement.  Each Grantor shall deliver the applicable Grantee’s Premises to such Grantee and such Grantee shall accept such Grantee’s Premises from such Grantor in its “AS IS” condition, and such Grantor shall have no obligation to improve or alter such Grantee’s Premises for such Grantee’s occupancy.  No Grantor shall have any liability pursuant to this Agreement by reason of the condition of such Grantor’s Premises, the applicable Grantee’s Premises, or the applicable Building, including any defect or any limitation on its use, except to the extent it is specifically contained in this Agreement.  Prior to any Grantee’s occupancy of its Premises, such Grantee shall provide a certification to the applicable Grantor executed by Grantee (i) certifying that such Grantee accepts its Premises as clean pursuant to best commercial practices for the Business and suitable for all use intended or exercised by such Grantee and (ii) releasing the applicable Grantor’s landlord from any obligation and liability associated with the cleanliness and suitability of the use of Grantee’s Premises by such Grantee.

5.                                      Rent.

(a)                                 Rent.  Each Grantee shall pay to the applicable Grantor, without any prior demand therefor and without any deduction or set-off whatsoever, the fixed rent for such Grantee’s Premises as specified in Schedule A (“Rent”) by wire transfer of funds to such Grantor’s account, as designated by such Grantor.  Rent for each of the Grantee’s Premises shall be due and payable in monthly installments in advance on the first day of each and every calendar month during the Term with respect to each such Grantee’s Premises.

(b)                                 Past Due Rent.  If a Grantee shall fail to pay any installment of Rent before the fifteenth day after such Rent is due and payable, such Grantee shall pay a charge (the “Late Charge”) which shall be 5% of the amount of such unpaid installment of Rent.  The parties hereto agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by a Grantor in processing each delinquent payment of Rent by a Grantee and that such Late Charge shall be paid to Grantor as liquidated damages for each delinquent payment.  Any amount due from a Grantee to a Grantor which is not paid when due shall bear interest at a rate equal at all times to the prime rate of interest as published in The Wall

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Street Journal, Eastern Edition, from time to time, plus 5%, but in no case higher than the maximum rate permitted by applicable Law, after the expiration of any applicable grace period, on the unpaid amount from the due date until the date paid.  The rate so determined shall continue in effect following any default by a Grantee pursuant to this Agreement.  Payment of such interest shall not excuse or cure any default by a Grantee under this Agreement.  The parties hereto agree that the payment of interest and the payment of Late Charges provided for in this Section 5(b) are distinct and separate from one another in that the payment of interest is to compensate such Grantor for its inability to use the money improperly withheld by such Grantee, while the payment of Late Charges is to compensate such Grantor for its additional administrative expenses in handling and processing delinquent payments.

(c)                                  Each Grantee shall pay Rent, without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Agreement, in U.S. dollars and in accordance with Section 5(a).  Rent for any partial month including upon expiration or termination of the Agreement shall be prorated for a per diem charge to reflect only the portion of the month for which this Agreement is in effect.  Any failure or delay by a Grantor in billing any Rent amount shall not constitute a waiver of the applicable Grantee’s obligations to pay the same in accordance with the terms of this Agreement.  Each Grantee shall reimburse the applicable Grantor promptly upon demand for any additional rent or late fees incurred by such Grantor solely by reason of such Grantee’s failure to remit any payments of Rent to such Grantor in accordance with the terms hereof.

(d)                                 Grantee’s obligation to pay the applicable Rent and all other sums payable under this Section 5 shall survive the expiration or earlier termination of this Agreement in respect of any period prior to such expiration or earlier termination.

6.                                      Permitted Use.

Grantee’s Premises shall be used and occupied only for use consistent with its current use as operated and used in connection with the Business (“Current Use”).

7.                                      Grantee’s Insurance.

(a)                                 Each Grantee shall procure and maintain, at its own cost and expense, comprehensive general liability insurance, worker’s compensation insurance and any additional insurance required under applicable Law, including such insurance as the applicable Grantor is required to carry for its use at its Premises.  All such insurance (except the worker’s compensation insurance) shall be endorsed to name the applicable Grantor, as well as any other Person required pursuant to agreements of such Grantor with independent third parties, as additional insured parties.

(b)                                 Each Grantee shall undertake that all insurance policies to be procured and maintained under the provisions of this Agreement shall be endorsed to provide that (i) insurers waive their rights of subrogation against the applicable Grantor and any other Person required pursuant to the agreements of such Grantor with independent third parties with respect to losses payable under such policy or policies, (ii) the policies may be cancelled or materially altered or reduced in coverage (except as otherwise permitted under the terms of this Agreement) by the

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insurer only after thirty (30) days’ prior written notice to such Grantee, and the insurer will give written notice to such Grantee in the event of nonpayment of premium by such Grantee when due.  The policies of insurance required under this Section 7 shall not be invalidated against a Grantor by reason of any violation of a condition or breach of warranty of the policies or the application therefore by the applicable Grantee.  Each Grantee shall undertake that all such policies shall be issued by insurers of recognized responsibility and where applicable shall provide coverage with respect to incidents occurring anywhere in the jurisdiction in which each of such Grantee’s Premises is situated.  All such insurance companies shall be rated in A.M. Best’s Insurance Guide or any successor thereto (or an organization having a similar national reputation) or other insurer reasonably acceptable to the applicable Grantor, which may include a captive insurer owned or controlled by either party and shall have (save in respect of any such captive insurer) a rating of at least “A-” with a “Financial Size Category” of at least “VIII”  in Best’s Insurance Guide (or other comparable rating for a rating by an organization other than A.M. Best).  In the event that any of the liability insurance policies maintained by a Grantee shall now or hereafter provide coverage on a “claims-made” basis, such Grantee shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of this Agreement.  Upon the execution of this Agreement and thereafter not less than thirty (30) days prior to the expiration dates of any expiring policies required under this Section 7, each Grantee shall furnish the applicable Grantor with certificates of the insurance coverage required by this Section 7.

8.                                      Assignment.

(a)                                 Purchaser shall not, and no Grantee shall, voluntarily or involuntarily, by operation of Law or otherwise, assign, mortgage, pledge, encumber, or transfer this Agreement or any of its rights or estates hereunder, sublet any of its Premises or any part thereof, or suffer or permit any Premises, or any part thereof, to be used or occupied by others, without the prior written consent of TDCC and the applicable Grantor, which may be withheld in their sole discretion.  A change of control of Purchaser or any Grantee, including any transfer of stock or other ownership interest in Purchaser or such Grantee, merger, consolidation, or any other corporate reorganization of Purchaser or such Grantee shall be an assignment under this Agreement and shall be subject to all of the provisions of this Section 8, including the requirement of obtaining TDCC’s and the applicable Grantor’s prior written consent.

(b)                                 Notwithstanding Section 8(a), Purchaser or any Grantee may assign, transfer or convey all of its rights and interests in this Agreement, or in any of its Premises or portions thereof, to an Affiliate of Purchaser or of such Grantee without TDCC’s or the applicable Grantor’s consent, but upon not less than five (5) days’ prior written notice to TDCC and to the applicable Grantor.

(c)                                  This Agreement may be assigned by TDCC or any Grantor to any third party without the consent of Purchaser or any Grantee in connection with a sale, transfer, conveyance, disposition, divestiture, contribution to a joint venture or a similar transaction, including by merger, consolidation, reorganization, or other business combination, by TDCC or Grantor of all or substantially all of any Grantee’s Premises or any individual or any portion of Grantee’s Premises, in which case TDCC or such Grantor, as applicable may only assign such rights and obligations pursuant to this Agreement as may be connected with such portion of

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Grantee’s Premises. Upon the assignment of this Agreement and the express assumption by the assignee of the assigned obligations of TDCC or any Grantor under this Agreement through the execution of an assignment and assumption agreement, TDCC and such Grantor shall be automatically, fully and unconditionally released from all obligations and liabilities under this Agreement.

(d)                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e)                                  Nothing in this Agreement shall be deemed in any way or for any purpose to create any form of partnership or to impose any tortious or fiduciary duty on any party hereto and no party hereto shall have the power, authority or right to assume or impose any obligations or liability on behalf of any other party hereto without the prior written approval of such party.

9.                                      Premises Condition and Compliance.

(a)                                 Each Grantee shall keep its Premises clean and free from any obstructions which would interfere with the conduct or operation of the applicable Grantor’s business in the Grantor’s Premises and/or the common areas.  Notwithstanding the aforesaid, no Grantee shall be obligated to carry out any improvements to its Premises, to put its Premises in any better state of repair and condition than they are in as of the date hereof and each Grantee shall maintain and operate its Premises in the same manner as it had been maintained and operated immediately prior to the date hereof.

(b)                                 Each Grantee shall, at its own expense, comply with all laws, ordinances, orders, rules, regulations policies or procedures (i) of all Governmental Authorities, (ii) pursuant to applicable Law, (iii) of all insurance bodies and their fire prevention engineers at any time in force, (iv) promulgated by the owner or landlord of any Leased Premises with respect to the maintenance, use and operation of the applicable Grantee’s Premises, which may be amended by the owner or landlord from time to time and (v) promulgated by the applicable Grantor with respect to the maintenance, use and operation of the applicable Grantee’s Premises, including any office and laboratory space within each Grantee’s Premises (items (i), (ii), (iii), (iv) and (v), collectively, “Rules and Regulations”) during the Term of this Agreement.  Each Grantor shall provide the applicable Grantee with a written copy of the applicable building, office and laboratory space procedures and policies.

(c)                                  Each Grantor shall use commercially reasonable efforts to ensure that the owner or landlord, as applicable, of the Building continues to comply with and fulfill its obligations with respect to the maintenance and operation of the Building and any property of which the Building forms a part.

(d)                                 Each Grantor shall continue to maintain and operate its Premises in a substantially similar manner as it has prior to the date hereof, including compliance with all applicable Laws and Rules and Regulations. In addition, with respect to the Leased Premises, each Grantor shall continue to comply with its obligations under the applicable lease agreements.

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10.                               Alterations.

(a)                                 No Grantee shall make any structural alterations in or additions to Grantee’s Premises (“Alterations”) without first obtaining the applicable Grantor’s prior written consent, which may be withheld in its sole discretion.  If Alterations by a Grantee are consented to as aforesaid, such Grantee shall comply with all applicable Law and Rules and Regulations in connection with the performance of any Alterations and shall take such measures as may be reasonably required to minimize interference with or disturbance of the Grantor, or other tenants and occupants in the Building in making such Alterations.  In addition, each Grantee shall indemnify, defend and hold harmless the applicable Grantor and its Affiliates against liability, loss, cost, damage, liens and expenses imposed on such Grantor or its Affiliates arising out of performance of or incurred in connection with Alterations made by such Grantee.

(b)                                 Each Grantor further reserves the right to renovate any Grantee’s Premises at such time that such Grantor is renovating all or a part of the applicable Grantor’s Premises that includes such Grantee’s Premises.  In exercising such right, each Grantor shall use reasonable efforts to perform the renovations in a manner which minimizes interference with the conduct of the applicable Grantee’s business in such Grantee’s Premises.

11.                               Surrender.

Upon the expiration of this Agreement, upon the earlier termination of this Agreement in its entirety with respect to each Grantee’s Premises or upon the applicable Premises Expiration Date, such Grantee shall at once surrender and deliver the applicable Grantee’s Premises, together with all improvements thereon, to the applicable Grantor in no worse condition than as of the date hereof, reasonable wear and tear excepted.  Notwithstanding the foregoing sentence, as between any Grantor and any Grantee, (i) such Grantee shall not be required to remove any alterations performed by such Grantor prior to the Commencement Date or to restore such Grantee’s Premises to their condition prior to the making of such alterations, and (ii) no Grantee shall be required to surrender any items of Trade Property (as defined below) which shall remain the property of such Grantee whether or not affixed to such Grantee’s Premises, provided the same shall be removed from such Grantee’s Premises in accordance with Section 12.

12.                               Removal of Grantee’s Property.

Upon the expiration or earlier termination of this Agreement in its entirety with respect to each Grantee’s Premises or upon the applicable Premises Expiration Date, such Grantee shall remove its trade fixtures and other articles of personal property incidental to its business and belonging to it (“Trade Property”); provided, however, that such Grantee shall repair any damage to its Premises which may result from such removal.  If such Grantee does not remove its Trade Property from its Premises upon the expiration or earlier termination of this Agreement with respect to its Premises or upon the applicable Premises Expiration Date, the applicable Grantor may, at its option: (i) remove the same (and repair any damage occasioned thereby as aforesaid) and dispose thereof, and such Grantee shall pay the cost of such removal, repair and restoration, if any, to such Grantor within thirty (30) days’ of receipt of invoice or (ii) choose to retain the Trade Property as the property of such Grantor.

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13.                               Grantee Defaults.

(a)                                 Upon the occurrence of the following events and following receipt of notice from the applicable Grantor (each, an “Event of Default”), such Grantor shall have all available rights and remedies against the applicable Grantee under this Agreement, in law and equity:

(i)                                                             a monetary default on the part of such Grantee under any of the terms, provisions, covenants or agreements of this Agreement, for a period of five (5) days; or

(ii)                                                          a non-monetary default, for a period of ten (10) days, which reasonably could:

A.                                    constitute or cause such Grantor to be in default under, or breach of any relevant third party agreement,

B.                                    cause the rights of such Grantor to its Premises to be cancelled, terminated or forfeited,

C.                                    adversely affect or reduce such Grantor’s rights or benefits in any relevant third party agreement in respect of the applicable Grantee’s Premises,

D.                                    materially disturb or interfere with such Grantor’s use and business operations at its Premises, or

E.                                     negatively affect the permits and or authorizations held by such Grantor, which affect its Premises.

14.                               Consents.

All references in this Agreement to the consent or approval of a Grantor or a Grantee shall be deemed to mean the written consent or approval of such Grantor or Grantee (as appropriate) and no consent or approval of such Grantor or Grantee shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by such Grantor or Grantee (as appropriate).

15.                               Covenants and Indemnity.

(a)                                 Each Grantor and Grantee agree to perform and to observe all of their obligations, covenants, agreements, terms, provisions and conditions under this Agreement.  Grantee shall take any action, other than merely occupying its Premises and using it in accordance with the Current Use.  Each Grantor and Grantee shall refrain from any action, which would (i) constitute or cause the applicable Grantor to be in default under, or breach any relevant third party agreement, (ii) cause the rights of such Grantor to its Premises and the rights of such Grantee to its Premises to be cancelled, terminated or forfeited, (iii) cause a party hereto to become liable for damages, costs, claims or penalties, (iv) adversely affect, reduce, disturb or

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interfere with the use and business operations of a party hereto or (v) cause damage in the common areas in or relating to any of such Grantor’s Premises or of any Building.

(b)                                 Purchaser and each Grantee shall jointly and severally indemnify, defend and hold TDCC and each Grantor and their directors, officers, agents, employees and representatives, harmless of, from and against any and all liabilities, losses, damages, suits, penalties, claims, demands, actual and reasonable costs and expenses, of every kind or nature, including reasonable attorneys’ fees and expenses of defending and enforcing this indemnity, whether actual or potential, known or unknown, suspected or unsuspected, contingent or non-contingent, whether concealed or hidden, upon any theory of law or equity, based upon past or future events, now existing or coming into existence in the future (“Claims”), by reason of any Grantee’s failure to comply in any material respect with any obligation, covenant or agreement set forth herein or arising from the use, occupancy or manner of use and/or occupancy of such Grantee’s Premises or of any business conducted therein, or from any work or thing whatsoever done, or any condition created by or any other act or omission of such Grantee, its assignees, or their respective employees, agents, servants, contractors, invitees, visitors or licensees, in or about such Grantee’s Premises or any part of the Building or the applicable Grantor’s Premises.

(c)                                  Notwithstanding anything to the contrary contained herein, this Section 15 shall survive the expiration or earlier termination of this Agreement or the applicable Premises Expiration Date with respect to each of the Premises.

16.                               Access Rights.

(a)                                 Each Grantor reserves the right of access to its risers, conduits, cables, installations and equipment located within the applicable Grantee’s Premises to which access will be required by such Grantor from time to time to assure the continued functioning of electric, electronic, ventilation, water, drainage and other similar systems in such Grantor’s Premises in the Building.  During the Term of this Agreement, any Grantor may enter the applicable Grantee’s Premises from time to time for purposes of inspecting, repairing or replacing such risers, conduits, cables, installations and equipment.  In exercising such right, such Grantor shall take such measures as may be reasonably required to minimize interference with the conduct of such Grantee’s business in its Premises.

(b)                                 Each Grantor and Grantee grant to the other party during the Term of this Agreement, the rights to enter or pass through each of their respective premises within the applicable Building for the sole purposes of ingress to and egress from their premises and/or common areas of such Grantor’s Premises or the Building, as appropriate, and consistent with the manner of ingress and egress exercised prior to the date hereof.  To the extent any Grantor has other access rights over property owned by a third party to access its Premises pursuant to third party agreements, such Grantor grants to the applicable Grantee such equivalent rights for the sole purpose of ingress to or egress from the Building as reasonably necessary to conduct its business and consistent with such conduct immediately prior to the date hereof.

(c)                                  In exercising the rights under this Section 16, each party shall use reasonable efforts to minimize interference with the use by a party hereto of its premises and

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promptly repair any damage caused to the premises or personal property of another party hereto caused by such access.

17.                               Quiet Enjoyment.

Provided any Grantee is in compliance with the terms of this Agreement, such Grantee shall enjoy the peaceful and quiet use, possession and enjoyment of its Premises without hindrance or disturbance by any Grantor or any Persons claiming by, through or under such Grantor except as expressly permitted by the terms hereof or by applicable Law.

18.                               Confidentiality.

(a)                                 The term “Confidential Information” shall include any and all information, know-how and data of a party hereto (the “Disclosing Party”), its directors, officers, employees, Affiliates, representatives (including financial advisors, attorneys and accountants), third-party contractors or agents (with respect to each party hereto, its “Representatives”) made available or disclosed, directly or indirectly, to another party hereto (the “Receiving Party”) or its Representatives in connection with this Agreement, regardless of the manner or form in which it is furnished, whether furnished before, on or after the date of this Agreement, including, (i) this Agreement (including, its terms and information disclosed during the negotiation of this Agreement); (ii) information relating to facilities, trade secrets, processes, patent applications, product development, pricing, customers or sales, customer and supplier lists, policies and strategies, client and consultant contracts, operations, methods, business plans or opportunities, business performance, business acquisition plans, personnel matters, finances;  (iii) all other confidential or proprietary information disclosed in connection with this Agreement; and (iv) all notes, analyses, compilations, studies, forecasts, interpretations, summaries, data and other documents and materials in whatever form maintained, whether prepared by the Receiving Party, its Representatives or others, which contain or reflect, or are derived from, any of the information described in clauses (i) through (iii) above.

(b)                                 The term “Confidential Information” does not include information, that (i) is published or otherwise becomes part of the public domain other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement or other obligation of confidentiality (but only after, and only to the extent that, it is published or otherwise becomes part of the public domain); (ii) the Receiving Party can prove was in its or its Representatives’ possession; provided, that such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to the Disclosing Party or any other Person; (iii) the Receiving Party can prove was independently developed by the Receiving Party without reference to Confidential Information; or (iv) the Receiving Party can prove became available to the Receiving Party on a non-confidential basis from a Person other than the Disclosing Party or its Representatives; provided, that such Person is not bound by a legal, contractual or fiduciary obligation of confidentiality or secrecy to the Disclosing Party or any other Person.  For the purpose of this paragraph (b), specific information, such as operating procedures and equipment for producing or processing specific materials, shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain and any combination of features shall not be deemed to be within the foregoing exceptions merely

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because individual features are separately in the public domain, unless the combination itself, and its principle of operation, are in the public domain.

(c)                                  Except as otherwise provided herein, each Receiving Party shall, and shall cause its Representatives to, (i) treat and maintain Confidential Information of the Disclosing Party as confidential; (ii) not disclose Confidential Information of the Disclosing Party to any third party; (iii) use Confidential Information of the Disclosing Party only for the purposes of exercising rights or fulfilling obligations under this Agreement or as authorized in writing by the Disclosing Party; and (iv) not include Confidential Information of the Disclosing Party in any patent, patent application or other public document.  The obligations set forth in the preceding sentence shall expire or terminate five (5) years after the expiration or termination of this Agreement; provided, that nothing herein shall relieve any party hereto from any breach of this Agreement occurring prior to such expiration or termination.

(d)                                 Notwithstanding the foregoing, a party hereto may (i) disclose Confidential Information to its Representatives; (ii) disclose Confidential Information to the other party’s Representatives; and (iii) receive Confidential Information of the other party through its Representatives, in each case, to the extent (x) reasonably necessary for the performance of this Agreement; and (y) its Representatives agree to be bound by the terms of this Agreement as if they were parties hereto.  Each party hereto shall be responsible for any failure of its Representatives to comply with the terms of this Section 18 and agrees to take, at its sole expense, all reasonable measures (including court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the other party’s Confidential Information.

(e)                                  In the event that a Receiving Party or any of its Representatives is required by Law to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent permitted by Law, notify the Disclosing Party of the existence, terms and circumstances surrounding such a request, so that the Disclosing Party may seek an appropriate protective order or other remedy or waive its compliance with the terms of this Agreement (and, if the Disclosing Party seeks such an order, the Receiving Party shall provide such cooperation as the Disclosing Party may reasonably request).  In the event that such protective order or other remedy is denied, or the Disclosing Party waives compliance, in whole or in part, with the terms of this Agreement, and the Receiving Party or any of its Representatives are nonetheless legally compelled to disclose such information, the Receiving Party or its Representatives, as the case may be, shall furnish only that portion of the Confidential Information that is legally required, and the Receiving Party shall exercise its reasonable best efforts to preserve the confidentiality of the remainder of the Confidential Information.  A disclosure that is required to obtain or maintain operating permits or to meet recording and reporting requirements or to properly report and pay taxes shall be considered required by Law under this paragraph (e).  A disclosure that is required only to obtain patents or other intellectual property protection shall not be considered required by Law under this paragraph (e).

(f)                                   The parties hereto acknowledge and agree that the parties hereto would be irreparably damaged if any of the provisions of this Section 18 are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Section 18 by any party hereto could not be adequately compensated by monetary damages

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alone and that the parties hereto would not have any adequate remedy at law.  Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), such party shall be entitled to enforce any provision of this Section 18 by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Section 18 without posting any bond or other undertaking.  The parties hereto agree that they will not contest the appropriateness of specific performance as a remedy.

(g)                                  Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO PARTY HERETO OR ANY OF ITS RESPECTIVE REPRESENTATIVES MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ITS CONFIDENTIAL INFORMATION.

19.                               Holding Over.

No Grantee shall have any right to occupy its Premises or any portion thereof after the expiration of this Agreement, after the earlier termination of this Agreement or of such Grantee’s right to possession in consequence of an Event of Default hereunder or upon the applicable Premises Expiration Date.  In the event any Grantee or any party claiming by, through or under such Grantee holds over, the applicable Grantor may exercise any and all remedies available to it at law or in equity to recover possession of such Grantee’s Premises, and to recover damages.  For each and every month or partial month that any Grantee or any party claiming by, through or under such Grantee remains in occupancy of all or any portion of such Grantee’s Premises after the expiration of this Agreement or after termination of this Agreement or such Grantee’s right to possession, such Grantee shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Rent payable by such Grantee hereunder immediately prior to the expiration or other termination of this Agreement or of such Grantee’s right to possession.  The acceptance by any Grantor of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.  In addition, not withstanding anything to the contrary contained herein, each Grantee and Purchaser shall indemnify the applicable Grantor and TDCC against any losses, costs and expenses incurred by such Grantor and/ or TDCC arising from claims by third parties as the result of any Grantee holdover.

20.                               Successors in Title.

Subject to Section 8 and Section 3(b), this Agreement shall be binding upon and inure to the benefit of successors in title by operation of Law to the whole or substantially the whole of the business of the parties hereto and to their permitted assignees and transferees of the rights and obligations under this Agreement.

21.                               Amendment.

Except by the execution of a Companion Agreement in accordance with the terms hereof, this Agreement may only be amended, modified or supplemented (a) by an instrument in writing signed by, or on behalf of, the parties hereto that expressly references the section of this Agreement to be amended; or (b) by a waiver in accordance with Section 31.

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22.                               Severability.

If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

23.                               Entire Agreement.

This Agreement and the Stock Purchase Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and the subject matter hereof and supersedes and replaces all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof .

24.                               Notices.

Promptly after receipt by any Grantor, such Grantor shall deliver to the applicable Grantee a copy of any notice of default or any other notice, statement, demand and other communication given or sent which relates or is applicable to such Grantee’s Premises, common areas of the Building or such Grantee’s use and occupancy of such Grantee’s Premises or the services and facilities of the Building being furnished to such Grantee’s Premises or such Grantee.  Upon reasonable request, the applicable Grantor shall provide to the applicable Grantee copies of all supporting documentation reflecting any late fees described in Section 5.

All notices, requests, instructions, Claims, demands and other documents or communications to be given under this Agreement shall be in writing and shall be given or made (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day to those local Grantor representatives and local Grantee representatives, as applicable, at the notice address listed on listed on Schedule B, with a copy to the respective parties hereto at the following addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 24).

in the case of Purchaser:	Boulevard Acquisition Corp. 399 Park Avenue, 6th Floor New York, NY 10022 Attention: Stephen S. Trevor Facsimile: (212) 878-3545

with a copy to:	Greenberg Traurig LLP 200 Park Avenue New York, NY 10166 Attention: Alan I. Annex Facsimile: (212) 801-6400

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and in the case of TDCC:	The Dow Chemical Company 2030 Dow Center Midland, Michigan 48674 Facsimile: (989) 638-9397 Attention: Executive Vice President and General Counsel

with a copy to:	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 Attention: Marc F. Sperber Facsimile: (312) 706-8208 Email: msperber@mayerbrown.com

25.                               Governing Law.

This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

26.                               Jurisdiction of Disputes.

Each party to this Agreement hereby: (a) agrees that any Proceeding in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court located in the City of Wilmington, Delaware); (b) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (a) of this Section 26 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (d) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of process and documents in any Proceeding in such courts; (e) agrees to notify the other party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agrees as an alternative method of service to service of process in any such Proceeding by mailing of copies thereof to such party at its address set forth in Section 24; (g) agrees that any service made as provided herein shall be effective and binding service in every respect; and (h) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by Law.

27.                               Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR

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LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 27.

28.                               Headings and Reference; Construction.

The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits, Schedules and Attachments attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Articles, Sections, clauses, Exhibits, Schedules or Attachments shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit, Schedule or Attachment to, this Agreement.  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined.  References to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars.  If there is any conflict between the Stock Purchase Agreement and this Agreement, each of the Stock Purchase Agreement and this Agreement is to be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, the Stock Purchase Agreement shall prevail and control.

29.                               Further Action.

Except as otherwise provided in this Agreement, the parties hereto shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things necessary, proper or advisable under

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applicable Law, and to execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

30.                               Expenses.

Except as otherwise provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial and other advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses.

31.                               Waiver.

Except as otherwise provided in this Agreement, the failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless it is in a writing signed by such party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

32.                               No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and, to the extent provided herein, their respective Affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

33.                               Counterparts.

This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, TDCC and Purchaser have caused this Agreement to be duly executed and delivered as of the date first written above.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

[Signature Pages to Master Occupancy Agreement]

BOULEVARD ACQUISITION CORP.

By:
Name:
Title:

[Signature Pages to Master Occupancy Agreement]

ATTACHMENT 1

COMPANION AGREEMENT

Occupancy Agreement — [Country] (“Local Country”)

This Occupancy Agreement — [Country] (this “Agreement”) is made and entered into as of [•], 2015 (the “Commencement Date”), by and between [Local Purchaser entity] (“Grantee”) and [AgroFresh entity] (“Grantor”).

WHEREAS, The Dow Chemical Company (“TDCC”) and Boulevard Acquisition Corp. (“Purchaser”) are parties to a Master Occupancy Agreement dated                           , 2015 (the “Master Agreement”); and

WHEREAS, Grantee and Grantor desire to enter into this Agreement as a Companion Agreement, pursuant to Section 2 of the Master Agreement, with respect to the rights to use and occupy certain premises as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Grantee (collectively, the “Parties” and each a, “Party”) hereby agree as follows.

1.                                      Term.

The term of this Agreement shall commence on the Commencement Date and terminate on [                                        ], unless earlier terminated in accordance with the provisions of the Master Agreement.

2.                                      Incorporation and Interpretation.

With the exception of those terms within the Master Agreement that apply solely to TDCC and/or Purchaser, the Master Agreement is hereby incorporated by reference in its entirety into this Agreement, subject to any express modifications or exclusions set forth in this Agreement. Any amendment or modification of the Master Agreement, with the exception of those terms within the Master Agreement that apply solely to TDCC and/or Purchaser, shall be deemed incorporated into this Agreement without the necessity of further action by either Party hereto or the parties to the Master Agreement. Provided, however, that the conditions stated herein shall apply solely with respect to the provision of, and payment for, those services received in the Local Country.

For the purposes of this Agreement when construing the Master Agreement, with the exception of those terms within the Master Agreement that apply solely to the TDCC and/or Purchaser, the acronyms used to identify the Parties (unless context dictates otherwise), and all reference to “Agreement” within the Master Agreement shall be deemed to mean this Agreement. Capitalized terms used but not defined herein shall have the meaning set forth in the Master Agreement.

3.                                      Local Grantee’s Premises.

Commencing on the Commencement Date, Grantor hereby grants unto Grantee, and Grantee hereby accepts from Grantor, the right to use and occupy the office, research and development and laboratory space historically used by Grantor at the following address:                                                                                                              (the “Grantee Premises”), together with the non-exclusive right to use and enter the common areas of the Building (which, for certainty, includes only such parts of the Building which have been used as common areas prior to the date hereof), pursuant to the terms and conditions set forth in the Master Agreement.

4.                                      Rent.

Grantor shall invoice Grantee and Grantee agrees to pay Local, in accordance with the provisions of the Master Agreement, the following rent on a monthly basis:                                        U.S. Dollars (“Rent”). The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement or the Rent shall be in accordance with, and in all respects subject to, the provisions of the Master Agreement.

5.                                      Governing Law.

This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

6.                                      Jurisdiction of Disputes.

Each party to this Agreement hereby: (a) agrees that any Proceeding in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court located in the City of Wilmington, Delaware); (b) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (a) of this Section 6 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (d) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of process and documents in any Proceeding in such courts; (e) agrees to notify the other party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agrees as an alternative method of service to service of process in any such Proceeding by mailing of copies thereof to such party at its address set forth in Schedule B of the Master Agreement; (g) agrees that any service made as provided herein shall be effective and binding service in every respect; and (h) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by Law.

7.                                      Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

8.                                      Precedence.

In the event of any conflict between the provisions of this Agreement and the Master Agreement, the Master Agreement shall take precedence.

9.                                      Counterparts.

This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Commencement Date.

[Grantee]

By:
Name:
Title:

[Grantor]

By:
Name:
Title:

Exhibit E

Form of

TAX RECEIVABLES AGREEMENT

This TAX RECEIVABLES AGREEMENT is made as of [•], 2015, by and among The Dow Chemical Company, a Delaware corporation (“TDCC”), AgroFresh Inc., an Illinois corporation (“AgroFresh”) and Boulevard Acquisition Corp., a Delaware corporation (“Purchaser”) (each of TDCC, AgroFresh and Purchaser are referred to herein collectively as the “Parties” and individually, as a “Party”).

W I T N E S S E T H:

WHEREAS, pursuant to the Stock Purchase Agreement dated as of April 30, 2015, by and between TDCC and Purchaser (the “Purchase Agreement”), Purchaser or its designated Affiliate has agreed, on the terms and subject to the conditions set forth in the Purchase Agreement, to acquire (the “Acquisition”) all of the issued and outstanding Equity Interests of AgroFresh;

WHEREAS, TDCC and Purchaser have agreed pursuant to Section 5.10(i) of the Purchase Agreement that a Section 338(h)(10) Election will be made with respect to the Acquisition;

WHEREAS, the Parties expect that as a consequence of the Section 338(h)(10) Election, the AgroFresh Assets (as defined below) will have a U.S. federal income tax basis following the Closing Date that is higher than the adjusted tax basis of the AgroFresh Assets immediately prior to the Closing Date; and

WHEREAS, the Parties to this Agreement desire to make certain covenants with respect to tax matters and to provide for certain payments in respect of tax benefits.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows:

SECTION 1.  Certain Defined Terms.

(a)                                 For the purposes of this Agreement, the following terms shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

“Acceleration Assumption Date” shall mean the date of any Acceleration Notice or an Asset Transfer Date.

“Acceleration Assumptions” shall mean, as of an Acceleration Assumption Date, the assumptions that (1) in each Covered Taxable Year ending after such Acceleration Assumption Date, AgroFresh and its Affiliates will have taxable income sufficient to fully utilize any loss carryovers to such Covered Taxable Year and any deductions arising from the Basis Adjustment and the Imputed Interest during such Covered Taxable Year and (2) the federal, state and local income Tax rates in effect for each such Covered Taxable Year will be the maximum rates applicable to AgroFresh as in effect on the Acceleration Assumption Date.

“Acceleration Notice” shall have the meaning set forth in Section 7(a).

“Acceleration Payment” shall mean the present value, calculated as of the date of an Acceleration Notice, of all Tax Benefit Payments that would be required to be paid by Purchaser to TDCC from and after the date of the Acceleration Notice, applying the Acceleration Assumptions and discounted at the Acceleration Rate.

“Acceleration Rate” shall mean the applicable Federal rate provided for in Section 1274(d)(1)(C)(i) of the Code, compounded annually.

“Accounting Firm” shall have the meaning set forth in Section 4(b).

“Acquisition Event” shall mean any (a) Change of Control, (b) transaction or series of transactions by which Purchaser, AgroFresh or any Affiliate thereof effects any direct or indirect acquisition (whether by merger, consolidation, reorganization, share exchange, equity purchase, asset purchase or otherwise) of a majority of the Equity Interests of any Person or a majority of the assets of any business or line of business or (c) other action by which Purchaser, AgroFresh or any Affiliate thereof enter into or engage in any activity, business or enterprise unrelated to the Business.

“Actual Tax Liability” shall have the meaning set forth in Section 5(b).

“Agreement” shall mean this Tax Receivable Agreement, including all Exhibits and Schedules hereto.

“AgroFresh Asset Class” shall mean, with respect to the AgroFresh Assets, the asset classes provided for in Treasury Regulation section 1.338-6, as further subdivided to the extent necessary to reflect any differences in depreciation or amortization periods or methodologies applicable to such AgroFresh Assets.

“AgroFresh Assets” shall mean all assets held by AgroFresh at the Closing (or such assets as are transferred to AgroFresh after Closing pursuant to the Restructuring Transactions), and from and after the Closing shall also include any asset the adjusted tax basis of which is determined, in whole or in part, by reference to the adjusted tax basis of any asset or assets held by AgroFresh at the Closing.

“Allocation Schedule” shall have the meaning set forth in Section 4(b).

“Asset Transfer Date” shall have the meaning set forth in Section 7(d).

“Basis Adjustment” shall have the meaning set forth in Section 4(a).

“Beginning Basis” shall have the meaning set forth in Section 4(a).

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“Change of Control” shall mean any transaction or series of transactions the result of which is (a) the acquisition by any Person or Persons of direct or indirect beneficial ownership of securities representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of Purchaser or AgroFresh; or (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in the securities of Purchaser or AgroFresh outstanding immediately prior thereto failing to continue to represent at least fifty percent (50%) of the combined voting power of the outstanding securities of Purchaser or AgroFresh or the surviving Person outstanding immediately after such combination.

“Consideration” shall have the meaning set forth in Section 4(a).

“Contest” shall have the meaning set forth in Section 3(b).

“Covered Matters” shall have the meaning set forth in Section 3(a).

“Covered Taxable Year” shall mean any Taxable Year of AgroFresh (or a successor company thereto) ending after the Closing Date.

“Estimated Acceleration Payment” shall have the meaning set forth in Section 7(b).

“Final Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, local or foreign law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Final Recovery Year” shall have the meaning set forth in Section 5(e).

“Gross-Up Amount” shall mean the present value, calculated as of the Gross-Up Date, of all Tax Benefit Payments that would be required to be paid by Purchaser to TDCC but for the application of Section 5(e), applying the Acceleration Assumptions (applied by treating the Gross-Up Date as an Acceleration Assumption Date) and discounted at the Acceleration Rate.

“Gross-Up Date” shall mean the date of the tax return filing for the Final Recovery Year.

“Hypothetical Tax Liability” shall have the meaning set forth in Section 5(b).

“Imputed Interest” shall mean, any interest imputed under Section 1272, 1274 or 483 or any other provision of the Code and the similar provision of state, local or foreign law with respect to Purchaser’s payment obligations under this Agreement, as reasonably determined by TDCC in good faith.

“Late Payment Rate” shall mean interest at a rate equal to the LIBOR Rate plus ten percent (10%), compounded on a daily basis, accruing on the amount of any payment required to be made under this Agreement that is made after the date on which such payment is due and payable from (but not including) the due date of such payment to (and including) the date such payment is actually made.

“LIBOR Rate” means the rate of interest announced publicly by the British Bankers

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Association as its one (1) month LIBOR rate for U.S. Dollars on the date on which the applicable payment is due and payable.

“Original Payment” shall have the meaning set forth in Section 5(d).

“Partial Acceleration Payment” shall have the meaning set forth in Section 7(d).

“Partial Acceleration Payment Notice” shall have the meaning set forth in Section 7(d).

“Preliminary Determination” shall have the meaning set forth in Section 5(b).

“Recomputed Tax Benefit Payment” shall have the meaning set forth in Section 5(d).

“Recomputing Event” shall have the meaning set forth in Section 5(d).

“Redetermined Tax Basis” shall have the meaning set forth in Section 4(a).

“Stand-Alone Actual Tax Liability” shall have the meaning set forth in Section 5(f).

“Stand-Alone Hypothetical Tax Liability” shall have the meaning set forth in Section 5(f).

“Tax Benefit Payment” shall mean, with respect to any Covered Taxable Year, the net aggregate payments, if any made by Purchaser to TDCC pursuant to Section 5 of this Agreement, with respect to such Covered Taxable Year.

“Tax Return” shall mean any return, declaration, report, claim for refund, information return or similar statement filed or required to be filed with any Governmental Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxable Year” shall mean a taxable year as defined in Section 441(b) of the Code (and thus may include a period of less than 12 months for which a return is made).

(b)                                 Other Definitional Provisions and Interpretation.  The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.

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Underscored references to Sections or clauses shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Section, paragraph or clause of this Agreement.  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined.

SECTION 2.  Overlap.  In the event of any conflict between the terms of this Agreement and the terms of the Purchase Agreement with respect to Taxes, the terms of this Agreement shall govern.

SECTION 3.  Filing of Tax Returns; Cooperation; Contest.

(a)                                 The Purchaser and AgroFresh shall permit TDCC to review and comment on each Tax Return of AgroFresh and its Affiliates to the extent that such Tax Return involves (i) treatment of the transactions contemplated by this Agreement or the Purchase Agreement, (ii) the basis of any AgroFresh Asset, (iii) the eligibility of any AgroFresh Asset for depreciation or amortization, (iv) the amount or timing of any deduction for depreciation or amortization relating to any AgroFresh Asset or (v) the gain or loss recognized by Purchaser, AgroFresh or any Affiliate thereof arising from the transfer, sale or other disposition of any AgroFresh Asset (collectively, the “Covered Matters”). Purchaser shall submit each such Tax Return to TDCC no later than thirty (30) days prior to the due date for the filing of such Tax Return (taking into account any valid extensions) and shall make all changes reasonably requested by TDCC with respect to any such Covered Matters (except to the extent of any position for which substantial authority does not exist within the meaning of Section 6662 of the Code and the Treasury Regulations thereunder).  For the avoidance of doubt, Purchaser shall or shall cause AgroFresh and its Affiliates to elect or report, as applicable, for U.S. federal, state or local income tax purposes, the cost recovery, depreciation or amortization method, as the case may be, with respect to each AgroFresh Asset that would allow for the earliest possible recovery of the Redetermined Tax Basis (except to the extent of any position for which substantial authority does not exist within the meaning of Section 6662 of the Code and the Treasury Regulations thereunder).

(b)                                 In the event of any audit, Proceeding or other claim for Taxes with respect to a Tax Return that relates to, or could have any effect on, the Covered Matters (a “Contest”), Purchaser shall timely notify TDCC of such Contest and TDCC shall have the exclusive right, in its sole discretion and at its own expense, to control, resolve, compromise, settle or agree to any deficiency, claim or adjustment arising out of such Contest, except to the extent that any such Contest, in Purchaser’s reasonable opinion, cannot be dealt with separately from any matter that is not a Covered Matter, and subject, in all instances, to the consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.  If TDCC does not elect to so control any such Contest, Purchaser shall keep TDCC reasonably informed of all material developments with respect to such Contest and shall not settle, compromise or otherwise resolve such Contest without TDCC’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(c)                                  TDCC and Purchaser shall each cooperate fully (and each shall cause its respective Affiliates to cooperate fully) with all reasonable requests from the other Party in

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connection with any Contest, the preparation and filing of any Tax Return relating to the Covered Matters and any calculation or determination contemplated by this Agreement (including the Allocation Schedule and determinations of Hypothetical Tax Liability, Actual Tax Liability, Stand-Alone Hypothetical Tax Liability and Stand-Alone Actual Tax Liability). Such cooperation shall include at each Party’s own expense, (i) the retention until the expiration of the applicable statute of limitations (including applicable extensions), and the provision upon request, of Tax Returns, books, records, documentation and other information relating to Tax Returns and/or the calculations and determinations contemplated under this Agreement and (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return or control of any Contest, including, but not limited to, the execution by Purchaser and any Affiliate of Purchaser of a power of attorney authorizing TDCC and its accountants, tax advisors and other representatives to represent Purchaser and/or any Affiliate of Purchaser with respect to any matter described in this Section 3. Each Party shall make its employees and facilities available on a reasonable basis in connection with the foregoing matters. Notwithstanding anything herein to the contrary, Purchaser shall not be entitled to obtain any information relating to Taxes of TDCC or any of its Affiliates other than information relating solely to any of the AgroFresh Entities.

SECTION 4.  Preparation of Allocation Schedule.

(a)                                 Within sixty (60) days after the date on which Final Closing Working Capital is determined, TDCC shall deliver to Purchaser a schedule (the “Allocation Schedule”) setting forth (i) the Tax basis of each AgroFresh Asset or AgroFresh Asset Class as recorded on AgroFresh’s Tax books and records as of the Closing Date (the “Beginning Basis”), (ii) the allocation of the Purchase Price and any other amounts constituting consideration for U.S. federal income tax purposes (collectively, the “Consideration”) among the assets of AgroFresh as of the Closing Date in accordance with Section 338 and Section 1060 of the Code (the “Redetermined Tax Basis”) and (iii) with respect to each AgroFresh Asset or AgroFresh Asset Class, the excess, if any, of the Redetermined Tax Basis over the Beginning Basis (the “Basis Adjustment”).

(b)                                 If within ten (10) days after receipt of the Allocation Schedule, Purchaser notifies TDCC in writing that Purchaser objects to one or more items reflected on the Allocation Schedule (the “Unresolved Allocation”), then Purchaser and TDCC shall negotiate in good faith to resolve such dispute.  If TDCC and Purchaser fail to resolve any such dispute within fifteen (15) days after TDCC’s receipt of Purchaser’s notice (or such longer period as the Parties may mutually agree in writing), then, at the request of either TDCC or Purchaser, the Parties shall submit the Unresolved Allocation for arbitration, in accordance with Section 338 and Section 1060 of the Code, to Grant Thornton LLP (the “Accounting Firm”); provided, that in the event that Grant Thornton LLP is unable or unwilling to serve in such capacity, the Parties shall mutually agree in writing to appoint a nationally recognized firm with accounting expertise and relevant experiences in resolving similar disputes to serve as the “Accounting Firm” hereunder.  The scope of the review by the Accounting Firm shall be limited to a disposition of the Unresolved Allocation (including all items and amounts that were previously accepted or agreed upon or deemed agreed upon by the Parties).  The Accounting Firm is not to, and the parties shall not individually request the Accounting Firm to, (A) make any determination other than as set forth in the previous sentence, (B) determine any Unresolved Allocation to be a value higher

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than the highest value or lower than the lowest value proposed by the Parties in their submissions to the Accounting Firm or (C) undertake any independent investigation of the facts relating to the Unresolved Allocation.  TDCC and Purchaser shall use reasonable best efforts to cause the Accounting Firm to render its written decision resolving the matters submitted to it as promptly as practicable and, if at all possible, within thirty (30) days after such submission of the Allocation Schedule.  Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.  The fees and expenses of the Accounting Firm incurred pursuant to this Section 4(b) (and pursuant to Sections 5(c), 7(b) and 7(d) of this Agreement) shall be borne one half by Purchaser and one half by TDCC.  All other fees, expenses and costs incurred by TDCC or Purchaser in implementing the provisions of this Section 4(b) shall be borne by TDCC or Purchaser, respectively.

(c)                                  As promptly as reasonably practicable following the payment of any amount pursuant to this Agreement, TDCC shall deliver to Purchaser an amended Allocation Schedule that takes into account the amount of such payment (other than Imputed Interest) as an adjustment to the Consideration and sets forth the revised computation of the Redetermined Tax Basis and Basis Adjustment of each AgroFresh Asset or AgroFresh Asset Class.  If within ten (10) days after receipt of the amended Allocation Schedule, Purchaser notifies TDCC in writing that Purchaser objects to one or more items reflected on the amended Allocation Schedule, such dispute shall be treated as an Unresolved Allocation subject to the procedures set forth in Section 4(b).

(d)                                 Absent a Final Determination to the contrary, the Parties shall file or cause to be filed all Tax Returns in a manner consistent with the Allocation Schedule, and shall not take, or permit any Affiliate to take, any position inconsistent therewith for Tax reporting purposes or in any Contest. Any adjustment to the Consideration (including any Deferred Payment Amount) shall be allocated as provided by U.S. Department of Treasury Regulation §1.1060-1(c).

SECTION 5.  Tax Benefit Payments.

(a)                                 The provisions of this Section 5 shall be effective for an AgroFresh Asset Class only in the event that the aggregate Redetermined Tax Basis for such AgroFresh Asset Class exceeds the aggregate Beginning Basis for such AgroFresh Asset Class.

(b)                                 Within ten (10) days following the date on which Purchaser, AgroFresh or any Affiliate thereof actually files its United States federal income tax return or any state income tax return, as applicable, that includes the Business for any Covered Taxable Year, Purchaser shall submit to TDCC a preliminary determination (the “Preliminary Determination”) of (A) the liability for Taxes that would be due on such date assuming the same facts and using the same methods, elections, conventions and practices used in determining the actual liability for Taxes for such Covered Taxable Year; provided, however, that such liability shall be calculated (i) with reference to the Beginning Basis instead of the Redetermined Tax Basis of each AgroFresh Asset or AgroFresh Asset Class and (ii) excluding any deduction attributable to Imputed Interest (such liability so calculated, the “Hypothetical Tax Liability”) and (B) the actual liability for Taxes due on such date with respect to such Tax Return (“Actual Tax Liability”) and, except as otherwise provided in Section 5(f), shall pay to TDCC an amount equal to eighty-five percent (85%) of the

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excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability as shown in the Preliminary Determination.

(c)                                  Within thirty (30) days after its receipt of the Preliminary Determination, TDCC shall notify Purchaser in writing of any proposed adjustments thereto.  Promptly thereafter, Purchaser shall make such adjustments to the Preliminary Determination to the extent reasonably requested in good faith by TDCC.  If the Parties, acting in good faith, are unable to successfully resolve the issues raised by TDCC within sixty (60) days after delivery of the Preliminary Determination to TDCC, Purchaser and TDCC shall submit the dispute to the Accounting Firm for resolution of the dispute in accordance with the principles set forth in Section 4(b), which resolution shall be final and binding on both Parties.  Within five (5) days after such finalization of such determination then, as applicable, (i) Purchaser shall pay to TDCC the excess, if any, of (A) eighty-five percent (85%) of the excess of such Hypothetical Tax Liability over such Actual Tax Liability over (B) the aggregate amount previously paid by Purchaser to TDCC under Section 5(b) with respect to such Covered Taxable Year, or (ii) TDCC shall pay to Purchaser the excess, if any, of (A) the aggregate amount previously paid by Purchaser to TDCC under Section 5(b) with respect to such Taxable Year over (B) eighty-five percent (85%) of the excess, if any, of such Hypothetical Tax Liability over such Actual Tax Liability, in each case subject to any adjustments required by Section 5(f).

(d)                                 If the amount of any Tax Benefit Payment with respect to a Covered Taxable Year (an “Original Payment”) would have been different from the amount actually paid for such Covered Taxable Year if calculated based upon (i) a Final Determination relating to such Covered Taxable Year, (ii) an amended Tax Return filed for such Covered Taxable Year for which TDCC has been previously provided an opportunity to review and comment upon and consent to the filing thereof as required by Section 3(a) above, which consent may not be unreasonably withheld, (iii) a correction of inaccuracies in the calculation of Hypothetical Tax Liability, Stand-Alone Hypothetical Tax Liability or Stand-Alone Actual Tax Liability identified as a result of factual information relating to such Covered Taxable Year in the original Allocation Schedule identified after the Closing Date as a result of the receipt of additional information relating to facts or circumstances on or prior to the Closing Date, or (iv) the carryback of a loss or other tax item to such Covered Taxable Year (each, a “Recomputing Event” and the Tax Benefit Payment as so calculated, a “Recomputed Tax Benefit Payment”), then, as applicable, (A) TDCC shall pay to Purchaser the excess, if any, of the Original Payment over the Recomputed Tax Benefit Payment together (in the case of Recomputing Events described in (i), (ii) or (iii) above) with any interest thereon, computed at the Acceleration Rate commencing from the date the Original Payment was due and payable, or (B) Purchaser shall pay to TDCC the excess, if any, of the Recomputed Tax Benefit Payment over the Original Payment together (in the case of Recomputing Events described in (i), (ii) or (iii) above) with any interest thereon, computed at the Acceleration Rate commencing from the date the Original Payment was due and payable.  If Purchaser or TDCC receives notice of or otherwise becomes aware of any Recomputing Event that could result in any difference between an Original Payment and a Recomputed Tax Benefit Payment, it shall promptly notify the other party in writing and shall provide the other party with any related information reasonably requested by such other party.  Within thirty (30) days following notice of any such Recomputing Event, Purchaser shall deliver a notice to TDCC setting forth the amount of the Recomputed Tax Benefit Payment, and, upon review by TDCC, shall promptly make adjustments to such

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calculation to the extent reasonably requested in good faith by TDCC.  If the Parties, acting in good faith, are unable to successfully resolve the issues raised by TDCC within sixty (60) days after delivery of the notice of the Recomputing Event to TDCC, Purchaser and TDCC shall employ the dispute procedures described in Section 4(b).  Within five (5) days of finalizing the Recomputed Tax Benefit Payment, the Party required to make a payment hereunder with respect to such Recomputed Tax Benefit Payment shall make such payment to the other Party except, however, that TDCC shall not be required to make any payment resulting from a Recomputing Event arising as a result of the carryback of a loss or other tax attribute until ten (10) days after the filing of the income Tax Return for the Taxable Year from which the loss or other tax attribute was carried back.

(e)                                  For the Covered Taxable Year following which the aggregate Basis Adjustment (excluding for this purpose the adjustment to the Basis Adjustment as a result of the making of the Tax Benefit Payment for such Covered Taxable Year) has been fully depreciated or amortized (the “Final Recovery Year”) the Tax Benefit Payment shall be increased by the Gross-Up Amount.  The Preliminary Determination delivered by Purchaser with respect to the Final Recovery Year shall include in reasonable detail the calculation of the Gross-Up Amount, and any dispute between the Parties regarding such calculation shall be resolved in accordance with the procedures set forth in Section 5(c).  Except as provided in Section 5(d), the Tax Benefit Payment with respect to the Final Recovery Year shall be the final Tax Benefit Payment due under this Agreement.

(f)                                   For each Covered Taxable Year ending on or after the date on which an Acquisition Event occurs, as part of the Preliminary Determination, Purchaser shall also determine (A) the liability for Taxes of AgroFresh that would be due on such date using the same methodology applied in the determination of the Hypothetical Tax Liability, but calculated as if AgroFresh were the parent of a stand-alone consolidated or combined group and no Acquisition Event had occurred (such liability so calculated, the “Stand-Alone Hypothetical Tax Liability”) and (B) the liability for Taxes of AgroFresh that would be due on such date, calculated as if AgroFresh were the parent or a stand-alone consolidated or combined group and no Acquisition Event had occurred (the “Stand-Alone Actual Tax Liability”). If the excess of the Stand-Alone Hypothetical Tax Liability over the Stand-Alone Actual Tax Liability is greater than the excess of the Hypothetical Tax Liability over the Actual Tax Liability determined pursuant to Section 5(b) for such Covered Taxable Year, then Purchaser shall pay to TDCC an amount equal to eighty-five percent (85%) of the excess, if any, of the Stand-Alone Hypothetical Tax Liability over the Stand-Alone Actual Tax Liability as shown in the Preliminary Determination (and shall not make any additional payment pursuant to Section 5(b) on such date). Any amount paid by Purchaser pursuant to this Section 5(f) shall be subject to review and adjustment pursuant to the principles set forth in Section 5(c) and Section 5(d), in each case such that the net Tax Benefit Payment payable by Purchaser to TDCC for each Covered Taxable Year to which this Section 5(f) applies equals the greater of (a) the excess of the Hypothetical Tax Liability over the Actual Tax Liability and (b) the excess of the Stand-Alone Hypothetical Tax Liability over the Stand-Alone Actual Tax Liability, each as finally determined.  For the avoidance of doubt, in no event shall the Tax Benefit Payment with respect to any Covered Taxable Year be less than such Tax Benefit Payment would have been but for application of this Section 5(f).

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(g)                                  No duplicative payment of any amount (including interest) will be required under this Agreement.

(h)                                 For the avoidance of doubt, no Tax Benefit Payment shall be made with respect to any assets transferred to a non-U.S. Affiliate of AgroFresh pursuant to the Restructuring Transactions.

SECTION 6.  Purchase Price Adjustment.  Any payment by TDCC or Purchaser under this Agreement (other than any amount treated as Imputed Interest) shall be treated as an adjustment to the Consideration, unless otherwise required by applicable Law.

SECTION 7.  Acceleration; Asset Transfers.

(a)                                 Purchaser may terminate this Agreement at any time by paying to TDCC the Acceleration Payment. If Purchaser chooses to exercise its right of early termination under this Section 7(a), Purchaser shall deliver to TDCC a written notice (the “Acceleration Notice”) specifying Purchaser’s intention to make the Acceleration Payment and showing in reasonable detail the calculation of the Acceleration Payment, and attaching the additional materials described in Section 7(b).

(b)                                 At the time Purchaser delivers the Acceleration Notice to TDCC it shall deliver to TDCC schedules and work papers providing reasonable detail regarding the calculation of the Acceleration Payment, and within five (5) days thereafter shall pay to TDCC an initial payment based on the estimate of the Acceleration Payment set forth on the Acceleration Notice (the “Estimated Acceleration Payment”).  The calculation of the Acceleration Payment provided in the Acceleration Notice shall become final and binding on the Parties unless TDCC, within thirty (30) days after receiving such Acceleration Notice, provides Purchaser with notice of objection to such determination of the Acceleration Payment.  If the Parties, acting in good faith, are unable to successfully resolve the issues raised in such notice within sixty (60) days after such Acceleration Notice was delivered to TDCC, the dispute shall be submitted to the Accounting Firm in accordance with the principles set forth in Section 4(b), and the determination of the Accounting Firm shall be final and binding.  Within five (5) days of the determination of the Acceleration Payment becoming final and binding, as applicable, (i) Purchaser shall pay to TDCC any amount by which the Acceleration Payment, as finally determined, exceeds the Estimated Acceleration Payment or (ii) TDCC shall pay to Purchaser any amount by which the Estimated Acceleration Payment exceeds the Acceleration Payment, as finally determined.

(c)                                  Upon payment of the Acceleration Payment by Purchaser, neither TDCC nor Purchaser shall have any further payment obligations under Section 5 of this Agreement, other than for any (i) Tax Benefit Payment due and payable but unpaid as of the date of the Acceleration Payment Notice and (ii) Tax Benefit Payment due for the Covered Taxable Year ending with or including the date of the Acceleration Payment Notice (except to the extent that the amount described in clause (i) or (ii) is included in the calculation of the Acceleration Payment).

(d)                                 In the event that Purchaser transfers all or any material portion of the AgroFresh Assets in a transaction in which the full amount of gain or loss is not recognized for federal

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income tax purposes and such transfer is not a Change of Control, then, within thirty (30) days of such transfer, Purchaser shall notify TDCC, in sufficient written detail, of such transfer of AgroFresh Assets and the date thereof (the “Asset Transfer Date”), and as soon as practicable thereafter, Purchaser shall deliver to TDCC in writing a good faith determination of the Partial Acceleration Payment attributable to such transfer (the “Partial Acceleration Payment Notice”).  The “Partial Acceleration Payment” shall be an amount equal to the product of: (i) the Acceleration Payment (calculated as of the Asset Transfer Date as if an Acceleration Notice had been delivered as of such date) and (ii) a fraction the numerator of which is the aggregate adjusted basis (determined as of the Asset Transfer Date) of the amortizable and depreciable AgroFresh Assets transferred and the denominator of which is the aggregate adjusted basis (determined as of the Asset Transfer Date) of all of the amortizable and depreciable AgroFresh Assets (including those transferred on the Asset Transfer Date).  The calculation of the Partial Acceleration Payment provided in the Partial Acceleration Payment Notice shall become final and binding on the Parties unless TDCC, within thirty (30) days after receiving such Partial Acceleration Payment Notice, provides Purchaser with notice of objection to such determination of the Partial Acceleration Payment.  If the Parties, acting in good faith, are unable to successfully resolve the issues raised in such notice within sixty (60) days after such Partial Acceleration Payment Notice was delivered to TDCC, the dispute shall be submitted to the Accounting Firm in accordance with the principles set forth in Section 4(b), and the determination of the Accounting Firm shall be final and binding.  Within five (5) days of the determination of the Partial Acceleration Payment becoming final and binding Purchaser shall pay to TDCC an amount equal to the Partial Acceleration Payment.

SECTION 8.  Survival of Obligations.  Except to the extent inconsistent with applicable law, the indemnity and payment obligations set forth in this Agreement will survive until the date which is six months after the date of expiration of the applicable statute of limitations (including any extensions or waivers thereof).  The right to indemnification with respect to claims of which notice was given prior to the expiration of the applicable survival period will survive such expiration until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

SECTION 9.  Indemnity. Purchaser shall indemnify and hold harmless TDCC and its Affiliates from and against any losses that are attributable to, or result from, the breach by Purchaser or its Affiliates of any of their respective obligations under this Agreement. The Parties shall settle any indemnification obligations within thirty (30) days after receipt of written demand for payment, which demand shall set forth in reasonable detail the circumstances and amount of the indemnity payment.

SECTION 10.  Notices.  Any notices given pursuant to this Agreement shall be made in accordance with the notice provisions of the Purchase Agreement.

SECTION 11. Payments.  Except as may be otherwise provided herein, all payments pursuant hereto shall be made by wire transfer in Dollars in immediately available funds to an account designated in writing by the payee.  The amount of all or any portion of a payment not made when due under this Agreement shall be payable together with any interest thereon, computed at the Late Payment Rate.

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SECTION 12. Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless it is in a writing signed by such party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty

SECTION 13.  Assignment.  No Party may assign its duties and obligations under this Agreement without the prior written consent of all other Parties.  Notwithstanding the foregoing, this Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all of the assets of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.  This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto and to their respective successors and permitted assigns.

SECTION 14.  Applicable Law.  This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

SECTION 15.  Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing signed by each of the Parties.

SECTION 16.  Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

SECTION 17.  Entire Agreement; No Third Party Beneficiaries.  This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or in the Purchase Agreement.  Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the provisions of this Agreement shall control.  This Agreement is not intended to confer any rights or remedies hereunder upon any person other than the Parties hereto.

SECTION 18.  Counterparts.  This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SECTION 19.  Mutual Drafting.  This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

BOULEVARD ACQUISITION CORP.

By:
Name:
Title:

AGROFRESH INC.

By:
Name:
Title:

Tax Receivables Agreement

Exhibit F

TRANSITION SERVICE AGREEMENT

This TRANSITION SERVICE AGREEMENT (this “Agreement”) is made effective as of                    (the “Effective Date”), between The Dow Chemical Company, having its principal office at 2030 Dow Center, Midland MI 46874 (hereinafter referred to as “TDCC”), and AgroFresh Inc. (hereinafter referred to as the “Company”).

WHEREAS, TDCC and Boulevard Acquisition Corp. have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of April 30, 2015;

WHEREAS, on the date hereof, TDCC and the Company are entering into certain ancillary agreements in connection with the consummation of the transactions contemplated by the Purchase Agreement; and

WHEREAS, TDCC and the Company desire to enter into a transition services agreement whereby TDCC agrees to provide, or to cause to be provided, to the Company, and the Company agrees to take, certain transition services related to the operations of the Company, on the terms of and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

Article 1:
CERTAIN DEFINITIONS

Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Purchase Agreement.  Unless otherwise agreed, in this Agreement the following terms shall have the meanings set forth in this Article.

1.1                               “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person.  The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

1.2                               “Agreement” means this Agreement together with all of the Schedules attached hereto.

1.3                               “Companion Agreement” means a companion agreement in the form of Schedule 4.

1.4                               “Company Data” means (a) any data or information of the Company, or the Company’s vendors, customers or other business partners that is provided to or obtained by TDCC solely in the performance of its obligations under Schedule 1, including data and information regarding the Company’s businesses, customers, operations, facilities, products, consumer markets, assets and finances, and (b) any data or information collected or processed in connection with the Services

1.5                               “Disengagement Services” means (i) the services necessary to return Company Data to the Company, and may include (ii) the continuation of the affected Services until the end of the disengagement period described in Section 11.7 if such continuation of Services is requested by the Company.

1.6                               “Force Majeure Event” means any event or circumstance beyond the reasonable control of TDCC that prevents or significantly interferes with the performance by TDCC (or any Affiliate or Third Party contractor of TDCC) of TDCC’s obligations under this Agreement, including (provided the foregoing requirements have been met) acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrests or restraint from rulers or people, interruptions by Governmental Authority or court orders, present and future valid orders of any regulatory body having proper jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, inability to secure labor or materials (including the inability to secure materials by reason of allocations, voluntary or involuntary, promulgated by any Governmental Authority), epidemics, landslides, lightning, earthquakes, fire, storm, hurricanes, floods, washouts, explosions, breakage or accident to machinery or lines of pipe, inability to obtain easements, servitudes or rights of way or pipeline tie-ins.

1.7                               “Inflation Index” means the most recent United States Consumer Price Index for Information Technology, Hardware and Services at the time such index is referenced.

1.8                               “Party” means any Person that executes this Agreement.

1.9                               “Price Adjustment Event” means: (i) divestiture, acquisition, addition, material expansion or closure of any production facility of Company; (ii) Company requesting Services that exceed or fall below the historical usage levels of the Business as of the Effective Date, which increase or decrease has a material impact on the cost to TDCC of providing the Services; (iii) Change of Control of the Company; (iv) with respect to any of the Information Technology Services (as described in Schedule 1-B), a material increase in the number of users of such Services; or (v) termination of less than all of the then remaining Services (i.e., partial termination).

1.10                        “Services” means only those services now or hereafter set forth on Schedule 1 (and no others) and shall not, for the avoidance of doubt, include legal services of any kind.

1.11                        “Service Fees” means any and all fees charged by TDCC in the course of providing Services either directly, through its Affiliates or through Third Party contractors as described in Schedule 1.

1.12                        “Service Termination Date” means, with respect to any Service, the date on which the period set forth as the “Service Period” with respect to such Service in Schedule 1 ends.

1.13                        “Surviving Provisions” means Articles 1, 7, 10 and 12, and Sections 2.5, 2.8, 8.2, 11.5, 11.6, 11.7, 11.8 - 11.11, 13.1, 13.3, 13.4, 13.5 and 13.6.

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1.14                        “Termination Date” means the latest Service Termination Date with respect to any Service provided hereunder.

1.15                        “Third Party” means any Person that is not a Party or an Affiliate of a Party.

1.16                        “TSA Execution Fee” means a fee of five million Dollars ($5,000,000) payable on the Effective Date, or on such later date as may be provided pursuant to Section 4.3.2, to defray the cost of segregating the Company’s data to a separate SAP ERP environment hosted by TDCC, to setup TDCC’s systems to enable the Company to operate within the separate SAP ERP environment for an extended period during the term of this Agreement, and to support business operations and financial and accounting management on those systems during the term of this Agreement.

Article 2:
SERVICES

2.1                               Subject to the Company paying the Service Fees, TDCC will render, or cause to be rendered, Services to the Company upon the terms and conditions set out in this Agreement.  The Company shall (i) use all such Services in substantially the same manner and for the same purposes as such Services were used by TDCC and its Affiliates immediately prior to the Effective Date (and for no other purpose) and (ii) endeavor in good faith to cease using such Services as soon as possible following the Effective Date but in any event no later than the termination date for any particular Service as set forth in Article 3.

2.2                               The Company agrees that TDCC may request any of its Affiliates to provide or assist in the provision of Services to the Company and to render ancillary administrative and support services to assist TDCC in performing its obligations hereunder; provided, however, that TDCC will remain responsible for performance of all Services provided hereunder.

2.3                               TDCC may employ or cause to be employed Third Party contractors as it considers appropriate in its judgment to perform, or assist in the performance of, Services under this Agreement.  TDCC shall remain responsible to the Company for the performance of all Services so contracted or performed; provided, however, that neither TDCC nor its Affiliates shall be liable for any interruption, disruption or downtime in the Services caused by acts or omissions of a Third Party contractor, unless such acts or omissions arose from the gross negligence or willful misconduct of such Third Party contractors, or any other Person other than TDCC or its Affiliates.

2.4                               At its sole cost, the Company shall provide (except as prohibited by applicable Law or contractual obligation of confidentiality) the information to TDCC that, in the opinion of the Company or TDCC, TDCC reasonably requires in order to perform fully its duties under this Agreement.

2.5                               In performing the Services hereunder, TDCC and the Company acknowledge and agree that TDCC, its Affiliates and their respective Representatives shall be considered independent contractors with respect to the Company.  Nothing in this Agreement shall be construed to create the relationship of partnership, principal and agent, joint venturers, or fiduciary and beneficiary between or among the Parties.  Additionally, TDCC shall have the exclusive authority and

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responsibility to select the means, manner and method of performing the Services described in Schedule 1.

2.6                               TDCC and its Affiliates and Third Party contractors (if any) that deliver Services to the Company pursuant to this Agreement shall be entitled to reasonable access to the applicable facilities and personnel of the Company upon advance request and as reasonably necessary to perform TDCC’s obligations hereunder, and such persons shall enter said facilities subject to, and comply with, the Company’s standard rules for safety and security, and such other reasonable rules or conditions the Company may impose, for its facilities.  The Company shall take reasonable measures to ensure the safety of the employees or contractors of TDCC, its Affiliates or any Third Party contractors who visit the premises of the Company.

2.7                               Where the consent of a Third Party is required for the provision of the Services, TDCC shall use commercially reasonable efforts at the Company’s sole cost to procure the consent, but shall not be in breach of this Agreement if a Third Party refuses to provide such consent.

To the extent a TDCC responsibility in any of the Services relies upon input, instructions or policies from the Company, TDCC will comply with reasonable input, instructions or policies of the Company, provided that until the Company provides such input, instructions or policies, TDCC may, at its option, either be excused from performing the Services, or perform the Services in accordance with its own applicable practices as of the date the Services are to be delivered.

2.8                               Software Ownership Rights.

2.8.1.                  The Company acknowledges and agrees that: (i) nothing in this Agreement (including the provision of Services hereunder) shall be construed as transferring any ownership interest in any software of any Third Party or any licenses thereto (“Third Party Software”, and any such Third Party referred to as a “Third Party Provider”), or any proprietary software of TDCC or its Affiliates used in connection with the provision of the Services (“TDCC Proprietary Software”); (ii) it shall not obtain or claim any right, title or ownership interest in the Third Party Software or TDCC Proprietary Software, or any portion thereof or any Intellectual Property rights therein; and (iii) except for the rights granted to the Company hereunder, TDCC and its Affiliates (or the Third Party Providers, as applicable) shall retain all right, title and interest, including the Intellectual Property rights, in and to all portions of the Third Party Software and TDCC Proprietary Software, any derivative works, and any copies thereof.

2.8.2.                  The Company acknowledges and agrees that it shall not make any copies and shall have no right to receive copies of any Third Party Software or TDCC Proprietary Software except as transferred and permitted pursuant to the Purchase Agreement.  The Company may not recompile, decompile, disassemble, reverse engineer, or make or distribute any other form of, or any derivative work from, TDCC’s or its Affiliates’ hardware or software.  Upon termination of this Agreement or termination of any Service as provided under this Agreement, the Company shall deliver to TDCC all Third Party Software, all TDCC Proprietary Software, and any copies of any of the foregoing in the possession or control of the Company or any of its Affiliates, as the case may be.  Where TDCC has given the Company access to Intellectual Property in connection with the Services and for a period of seven (7) years after expiration or termination of this

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Agreement, the Company will provide to TDCC or, at TDCC’s request, to the Third Party licensors of such Intellectual Property or independent auditors, access at reasonable hours to the Company’s personnel, the Company’s facilities, the Company’s records and other pertinent information, as TDCC or such Third Party licensor or independent auditors may reasonably request, to verify the Company’s compliance with this Section 2.8.  Except as otherwise provided under the Purchase Agreement, any hardware or other physical assets acquired by TDCC or its Affiliates during the term of this Agreement in order to provide the Services shall be owned and retained by TDCC or such Affiliates, unless the Company specifically paid or reimbursed TDCC or its Affiliates for any such hardware or other physical assets, in which case, TDCC or its Affiliate, as applicable, shall transfer to the Company, without charge, such hardware or physical assets upon the termination of this Agreement.

2.9                               To the extent applicable in receiving the Services, the Company will, and will cause its personnel and the personnel of its Affiliates to, comply with TDCC’s Information Protection Security Policy and Terms of Use as outlined in Schedule 2.

Article 3:
DURATION OF SERVICES

This Agreement shall commence on the Effective Date and shall terminate on the Termination Date, unless terminated earlier pursuant to Article 11.

Article 4:
COMPENSATION

4.1                               Service Fees

4.1.1.                  Commencing as of the Effective Date, the Service Fees for the Services provided by TDCC shall be as set forth in Schedule 1 and may be increased as indicated in Sections 4.1.3 and Schedule 1.  Any monthly Service Fees for Services commenced or terminated in accordance with this Agreement before the last day of a month shall be prorated based on the number of days remaining in such month.

4.1.2.                  Service Fees shall be invoiced to and paid in United States dollars, except to the extent another currency is specified in a Companion Agreement for payments due under that Companion Agreement.

4.1.3.                  If any Third Party costs associated with the provision of Services increase (including any new or additional Third Party costs), TDCC shall be entitled, upon at least ten (10) days’ prior written notice to the Company, to increase the Service Fees by a proportionate and nondiscriminatory amount to reflect such increase.

4.2                               Companion Agreements

4.2.1.                  The Parties shall enter into, and/or cause any Affiliate of the Company receiving Services outside of the United States (each, a “Service Recipient”) and the TDCC Affiliate providing Services in the applicable country to enter into, as applicable, one or more Companion Agreements for the purpose of facilitating local billing of the Service Fees set forth in Schedule

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1.  Unless and to the extent an individual Companion Agreement expressly provides otherwise, each Companion Agreement shall incorporate by reference the terms and conditions of this Agreement and shall not be construed as altering or superseding the rights and obligations of the Parties under this Agreement.

4.2.2.                  The Company shall be fully responsible and liable for all obligations of the individual Service Recipients, and TDCC shall be fully responsible and liable for all obligations of itself or any of TDCC’s Affiliates, in each case to the same extent as if such failure to perform or comply was committed by the Company (in the case of the Service Recipients) or by TDCC (in the case of TDCC’s Affiliates).

4.2.3.                  The Company shall have the right to enforce this Agreement (including the terms of all Companion Agreements) on behalf of each Service Recipient that has entered into a Companion Agreement, and to assert all rights and exercise and receive the benefits of all remedies (including damages) of each Service Recipient, to the same extent as if the Company were such Service Recipient, subject to the limitations of liability applicable under this Agreement.  TDCC shall have the right to enforce this Agreement (including the terms of all Companion Agreements) on behalf of each TDCC Affiliate that enters into a Companion Agreement, and to assert all rights and exercise and receive the benefits of all remedies (including Damages) of each Affiliate hereunder, to the same extent as if TDCC were such Affiliate, subject to the limitations of liability applicable under this Agreement.

4.3                               TSA Execution Fee.

4.3.1.                  Subject to Section 4.3.2, the Company shall pay to TDCC the TSA Execution Fee in immediately available funds on the Effective Date.

4.3.2.                  If and to the extent Section 2.3(a) and Schedule 2.3 of the Purchase Agreement requires a deferral of the TSA Execution Fee, TDCC and the Company agree that, notwithstanding Section 4.3.1 to the contrary, the portion of the TSA Execution Fee contemplated to be deferred pursuant to Section 2.3(a) and Schedule 2.3 of the Purchase Agreement shall not be payable on the Effective Date but instead shall be paid by the Company to TDCC on December 31, 2015.  The remaining portion of the TSA Execution Fee not so deferred shall be paid to TDCC as provided in Section 4.3.1 on the Effective Date.

Article 5:
TAXES

5.1                               All legally required sales tax, VAT or other similar taxes will be added to invoices submitted by TDCC to the Company, as well as TDCC’s or, where applicable, TDCC’s Affiliates’ or Third Party contractor’s reasonable out-of-pocket fees and expenses related to the performance of the Services.

5.2                               If the Company is required by any applicable Law to deduct taxes from or in respect of any sum payable to TDCC hereunder, the Service Fees invoiced to the Company shall be increased as may be necessary so that, after making all such required deductions, TDCC receives an amount equal to the sum that would have been received had no such deductions been required.

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Article 6:
INVOICING

6.1                               TDCC will aggregate and invoice in a single invoice each month all of its Service Fees that are to be paid by the Company for such month.  With each invoice, TDCC will provide reasonable supporting documentation with respect to the Service Fees included thereon, provided, however, that TDCC will not be required to divulge any Third Party pricing or other confidential information.

6.2                               TDCC’s Service Fees will be invoiced monthly, in arrears, and the Company shall pay all invoices within thirty (30) days of the date of such invoice.  Payments past due shall bear interest calculated on a per annum basis from but not including the date on which payment was due through and including the date of payment at a fluctuating interest rate equal at all times to the prime rate of interest announced publicly from time to time by Citibank, N.A., plus three percent (3%), but in no case higher than the maximum rate permitted by applicable Law.

6.3                               The Company shall not be entitled to set off or reduce payments of the Service Fees by any amounts which it claims are owed to it by TDCC under this Agreement, the Purchase Agreement or any Related Agreement.

Article 7:
CONFIDENTIALITY

7.1                               During the term of this Agreement and for a period of five (5) years after the expiration or termination hereof (or for any longer period as may be required by applicable Law or the terms of service of any Third Party contractor), each Party shall keep confidential any business or technical information provided to it by, or obtained from, the other Party (including oral disclosures that are subsequently confirmed in writing) and identified by the disclosing Party with the appropriate mark, stamp or legend as “Confidential” or “Proprietary” to such disclosing Party.

7.2                               Except with respect to information or materials that are subject to restriction under privacy Laws or other Laws, no Party shall have any confidentiality restriction hereunder regarding any information or materials that:

7.2.1.                  at the time of disclosure are in the public domain or that, after disclosure, enter the public domain except as a result of a breach of this Agreement or any other obligation of confidentiality;

7.2.2.                  was in the possession of the receiving Party on a non-confidential basis prior to receipt of the same from the disclosing Party or its Affiliates;

7.2.3.                  are provided to such Party by a Third Party, except where the Third Party is subject to an obligation to maintain such information and materials in confidence;

7.2.4.                  are independently developed for such Party or its Affiliates by the employees or contractors of such Party or its Affiliates who do not have access to the other Party’s confidential information; or

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7.2.5.                  the receiving Party is legally required to disclose to Governmental Authorities under applicable Law; provided, however, that all reasonable steps are taken to restrict further disclosure by such Governmental Authorities and the affected information so disclosed is not otherwise removed from the secrecy obligation.

7.3                               The receiving Party, at the disclosing Party’s request, shall return all documentation and other materials furnished to it incorporating any of the disclosing Party’s proprietary or confidential information and shall destroy any documentation and other materials the receiving Party may have created incorporating any such proprietary or confidential information.

7.4                               If the receiving Party is required by Law or Governmental Authority to disclose proprietary or confidential information, the receiving Party will use its best efforts to promptly notify the disclosing Party prior to such disclosure to enable the disclosing Party to seek a protective order at the disclosing Party’s sole expense.  If the disclosing Party does not obtain such protective order, the receiving Party will request confidential treatment of proprietary or confidential information so disclosed.

Article 8:
STANDARD OF SERVICES; WARRANTIES; COMPLIANCE WITH LAW

8.1                               TDCC warrants that it shall use substantially the same level of care in providing the Services as it does for itself and in no event less than a reasonable level of care.  TDCC may change operational aspects of the Services or the way in which they are provided, or substitute them with other services so long as such changes are made in a nondiscriminatory manner and the Services are provided or procured to substantially the same level of care as its uses for itself.  If changes or substitutions are made, TDCC shall use commercially reasonable efforts so that:

8.1.1.                  the Services are not disrupted; and

8.1.2.                  the change or substitution does not result in an increase in the Service Fees, unless the Company has agreed to the increase in advance.

8.2                               The Company warrants that it will use, and cause its Affiliates approved to receive Services to use, the Services in accordance with all applicable Laws, including U.S. Laws and regulations governing the export, re-export, transfer or release of technical data to certain entities or destinations.

8.3                               TDCC shall be under no obligation to materially alter or modify its operations, procedures, method of doing business, reporting mechanisms or information technology systems in connection with rendering any Service or causing any Service to be rendered hereunder.

8.4                               EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8, NONE OF TDCC, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SERVICES, INCLUDING WITH RESPECT TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE, (B) THE USE OF THE SERVICE BY COMPANY OR ANY OF ITS AFFILIATES AFTER THE

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RECEIPT THEREOF, OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF THE COMPANY’S BUSINESS AFTER THE RECEIPT OF THE SERVICES.

8.5                               If the Company notifies TDCC in writing of any Services that do not meet the standards in Section 8.1 (“Substandard Services”) no later than thirty (30) days after the Substandard Services were delivered, TDCC shall either correctly re-perform any Substandard Services without further cost to the Company or refund any amounts that the Company paid for such Services, at the discretion of TDCC.  Except in the case of gross negligence or willful misconduct of TDCC, the corrective re-performance of Substandard Services or refund in accordance with this Section 8.5 shall be the sole and exclusive remedy of the Company (whether any such claim arises in contract, tort, breach of warranty or any other legal or equitable theory), and the total liability of TDCC for Substandard Services, and the Company waives any other recovery.

Article 9:
FORCE MAJEURE

9.1                               If a Force Majeure Event is claimed by TDCC, TDCC shall orally notify the Company as soon as reasonably practicable after the occurrence of such Force Majeure Event.

9.2                               TDCC will not be liable for any nonperformance or delay in performance of the terms of this Agreement when such nonperformance or delay is due to a Force Majeure Event.

9.3                               Upon the occurrence of a Force Majeure Event, the same will, so far as possible, be remedied as expeditiously as possible using commercially reasonable efforts.  It is understood and agreed that nothing in this Section 9.3 shall require the settlement of strikes, lockouts or industrial disputes or disturbances by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of TDCC.

Article 10:
LIABILITY AND INDEMNITY

10.1                        Subject to the applicable limitations set forth in this Article 10, and except as expressly provided in Section 10.2, the Company shall indemnify, defend, and hold TDCC, TDCC’s Affiliates, and Third Party contractors providing the Services, together with each of their respective directors, officers and employees, harmless from and against any and all Losses based upon or related to the Services performed for the Company hereunder, even if such Losses were the result of the negligence or strict liability of TDCC, any Affiliate of TDCC or any Third Party contractor providing the Services or any of their respective directors, officers, employees, contractors or agents.

10.2                        Subject to the applicable limitations set forth in this Article 10, TDCC shall indemnify, defend, and hold the Company, its directors, officers and employees, harmless from and against any and all Losses based upon or related to the Services performed for the Company hereunder to the extent that any such Losses were caused by the gross negligence or willful misconduct of TDCC.

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10.3                        In no event shall TDCC, TDCC’s Affiliates or Third Party contractors providing the Services be liable to the Company or the Company’s Affiliates for indirect, incidental, consequential (including lost profits) or punitive damages; provided, however, that this limitation shall not apply to any indirect, incidental, consequential (including lost profits) or punitive damages asserted or awarded to any Third Party for which TDCC would otherwise be responsible under Section 10.2.

10.4                        Any cause of action that either Party may have against the other Party, such other Party’s Affiliates, or its or their Third Party contractors (if any) providing the Services that may arise under or in connection with the Services or this Agreement must be commenced within two (2) years after the cause of action has accrued, or shall be deemed to have been waived and withdrawn.

10.5                        Notwithstanding anything else herein to the contrary, the maximum aggregate liability of TDCC, Affiliates of TDCC and Third Party contractors providing the Services to the Company under or in connection with this Agreement shall not exceed and shall be limited to the amount of the Service Fees actually received by TDCC from the Company for the Service with respect to which the claim is made during the six (6) months preceding the last act or omission giving rise to such damages or, in the event such last act or omission occurs during the first six (6) months following the Effective Date, an amount equal to six (6) times the Service Fees paid in the month preceding such last act or omission for the Service with respect to which the claim is made.  TDCC may, in its sole discretion, replace any Services to which any indemnified damages are attributable in mitigation of such damages.

10.6                        Except for any claims seeking equitable relief in connection with the failure of any Party to perform its covenants or agreements hereunder, the Parties, for themselves and their respective Affiliates, agree that the provisions of this Article 10 shall be the exclusive remedies of the Parties (and their respective Affiliates) with respect to the subject matter of this Agreement and the Parties (and their respective Affiliates) shall not be entitled to any further indemnification, contribution, recovery or other rights or claims of any nature whatsoever in respect thereof (whether under this Agreement or under any common law theory or any statute or other Law or otherwise), all of which the Parties hereby waive.

10.7                        The Company agrees that any and all claims, disputes or demands that the Company or any Affiliate of the Company may have that is in any way related to the provision of the Services (whether the Service(s) in question was provided by TDCC, an Affiliate of TDCC or a Third Party contractor of TDCC) shall only be asserted against TDCC (and not against an Affiliate or Third Party contractor of TDCC) under and pursuant to the terms of this Agreement.

Article 11:
TERMINATION

11.1                        The Company may terminate this Agreement (in whole) at any time upon at least ninety (90) days’ prior written notice to TDCC.  The Company may also terminate less than all of the Services subject to Section 11.2, subject to the written notice periods set forth therein.

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11.2                        Termination of Highly Integrated Services.  If the Company wishes to terminate any Service designated in Schedule 1 as “Highly Integrated” without also terminating all of the other Services under this Agreement, the Company shall request that TDCC evaluate the cost and operational impact of terminating such Highly Integrated Services using the and other subject matter experts for the affected Services.  Such evaluation shall take into account, as applicable, the scope of integrated service dependencies, interfaces necessary to continue to provide ongoing Services, the data elements necessary for the Company to bid replacement services, and the recommendations for components of Disengagement Services necessary to accomplish the migration of the relevant services to the Company or a third party.  The Parties shall work together in good faith to find a mutually acceptable approach for the termination of such Highly Integrated Services.  If the Parties agree on an approach for terminating such Highly Integrated Services, such Highly Integrated Services shall be terminated in accordance with such approach.  TDCC will notify the Company if the Company selects an approach for removing Highly Integrated Services that would have an adverse impact on TDCC’s costs to provide and/or its ability to perform the remaining Services (it being understood that the evaluation of such impact on TDCC’s costs shall only consider the resulting costs of providing remaining Services post termination of the requested Highly Integrated Services and shall not include any impact on TDCC’s costs with respect to maintaining or providing such terminated Service for or to any other party).  The Company may then either choose to proceed with its approach or withdraw its request.  If the Company elects to proceed with its proposed approach for removing the Highly Integrated Services, (1) the Company shall be responsible for any resulting increase in the Service Fees associated with the additional costs incurred by TDCC (as determined in accordance with the Price Adjustment Process in Schedule 1-D); (2) TDCC shall have the right to terminate any remaining Services that cannot be practicably provided as a result of the removal of the Highly Integrated Services.  The Parties shall document the approach and any resulting impact on the remaining Services and Service Fees in writing prior to proceeding with the removal of the Highly Integrated Services.

11.2.1.           Services Other Than Highly Integrated Services.  If the Company desires to terminate for convenience any Services that are not Highly Integrated Services, it will provide the amount of notice (i) mutually determined by the Parties’ representatives in good faith, taking into account (A) the complexity of the Service(s) to be terminated and (B) any reasonably anticipated Disengagement Services required.  If the Parties’ representatives are not able to agree on a specific notice period, then it will be thirty (30) days from the date on which notice to terminate is received by TDCC from the Company.

11.2.2.           In the event of any termination of Services, such termination shall not in any event entitle the Company or any third party to use the TDCC Systems or any Intellectual Property owned or licensed by TDCC or its Affiliates and supplied to the Company under this Agreement for the performance of the terminated Services, nor shall it entitle the Company or require TDCC to disclose any of TDCC’s Confidential Information to any third parties

11.2.3.           Unless otherwise agreed upon by the Parties or required by the terms of this Agreement, the termination of any Services shall be effective as of a calendar month end.

11.2.4.           The Price Adjustment Process in Schedule 1-D shall apply in the event of a termination of any Services (among other Price Adjustment Events).

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11.3                        TDCC may terminate this Agreement or suspend performance of its obligations hereunder in the event the Company (i) fails to pay any invoice sent to the Company pursuant to Article 6 within thirty (30) days of the invoice date or (ii) materially breaches this Agreement (other than as described in clause (i) above) and fails to cure such breach within fifteen (15) days after TDCC sends the Company written notice of such breach.

11.4                        The Parties may mutually agree in writing to terminate this Agreement or any portion thereof at any time.

11.5                        Either Party may terminate this Agreement, upon written notice having immediate effect, in the event that the other Party (i) files for bankruptcy, (ii) becomes or is declared insolvent, or is the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver or similar officer, (iii) makes an assignment for the benefit of all or substantially all of its creditors, (iv) takes any corporate action for its winding-up, dissolution or administration or (v) enters into an agreement for the extension or readjustment of substantially all of its obligations or if it suffers any foreign equivalent of the foregoing.

11.6                        Except as provided in Section 11.9 and subject to any rights or obligations which have accrued prior to termination, neither Party shall have any further obligations to the other Party in respect of the part or parts of this Agreement that have been terminated.

11.7                        Commencing (i) upon expiration of the term of this Agreement, (ii) upon receiving the Company’s notice of termination, or (iii) upon TDCC’s notice of termination pursuant to this Section 11 of the Agreement, and continuing for a period not to exceed ninety (90) days (or, if less, the remaining term of this Agreement) after the applicable commencement date, TDCC will provide Disengagement Services reasonably requested by the Company, subject to the Parties’ mutual agreement on the price of such Disengagement Services; provided that if this Agreement is terminated by TDCC pursuant to this clause (i) of Section 11.3 due to the Company’s failure to make payment when due, TDCC’s obligation to provide Disengagement Services shall be conditioned upon the Company paying all past-due amounts and paying monthly in advance for all further Services including Disengagement Services. The Disengagement Services shall be agreed to in writing by the Parties. The Company will remain responsible for the Service Fees for ongoing Services during the period of disengagement, which shall be the same as the Service Fees for the ongoing Services otherwise provided for in this Agreement.

11.8                        Upon termination of this Agreement, each Party shall return or deliver to the other Party all proprietary or confidential information received from the other Party and shall take all reasonable measures to expunge such information from any computer, word processor or other device containing such information; provided, however, that (i) a Party shall not be required to expunge electronic material in backup or archive storage where to do so would be commercially impracticable and the material is unavailable to general users or if the material is only retrievable using forensic computer recovery techniques, which electronic material (if any) shall remain subject to such Party’s obligations under this Agreement and (ii) TDCC shall not be required to return, deliver or delete data or information that is commingled with data or information of TDCC, that pertains to time periods prior to the Effective Date, or that is stored by TDCC other

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than in electronic form; provided, however, that any confidential information of the Company that is retained by TDCC shall be continue to be subject to the obligations of Article 7.

11.9                        Upon the earlier to occur of (x) the Termination Date or (y) the applicable Service Termination Date of the Services to which such equipment or other assets relate, the Company shall, at its sole cost and expense, promptly return or deliver to TDCC or its designated Affiliate any equipment or other assets owned by or leased to TDCC, its Affiliates or any Third Party contractor that are in the possession of the Company in connection with the provision of such Services.

11.10                 Upon termination of this Agreement, the Company shall immediately pay all amounts accrued for Services and work performed prior to the applicable Service Termination Date that have not already been paid.

11.11                 The Surviving Provisions, together with any other clause reasonably intended to survive termination, shall survive termination of this Agreement or a Service.

Article 12:
NOTICES

Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given (i) when received if given in person or by courier or a courier service or (ii) on the date of transmission if sent by facsimile transmission (receipt confirmed) or electronic mail (read receipt requested, with confirmation not to be unreasonably withheld or delayed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to TDCC:

The Dow Chemical Company

East End Building

715 E. Main St.

Midland, Michigan 48674

Attention: Dow Services Business, Business Development Manager, M&A

Facsimile: (989) 633-4122

with a copy to:

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Attention: Business Services Legal Group

Facsimile: (989) 636-7594

If to the Company:

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Boulevard Acquisition Corp.

399 Park Avenue, 6th Floor

New York, NY 10022

Attention:                                         Stephen S. Trevor

Facsimile:                                         (212) 878-3545

with a copy to

Greenberg Traurig LLP

200 Park Avenue

New York, NY 10166

Attention:           Alan I. Annex

Facsimile:           (212) 801-6400

or to such other individual or address as a Party may designate for itself by written notice given as herein provided.

Article 13:
MISCELLANEOUS

13.1                        Entire Agreement

Subject to the applicable provisions of the Purchase Agreement, this Agreement, together with the Schedules attached hereto, sets forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and thereby and supersedes and replaces any and all prior agreements, arrangements and understandings, written or oral, between the Parties relating to the subject matter hereof.  Neither Party, with respect to the subject matter hereof, will be liable or bound to the other Party in any manner by any warranties, representations or covenants, other than those set forth in this Agreement.

13.2                        Interpretation and Rules of Construction

The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached hereto are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” herein shall in all cases mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from

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time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Articles, Sections, clauses or Schedules shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Schedule to, this Agreement.  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

13.3                        Severability

If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

13.4                        Amendment and Waiver

This Agreement may be amended, modified or supplemented only by an instrument in writing signed by both Parties.  Except as otherwise expressly provided herein, the failure of a Party at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless it is in a writing signed by such Party, and no waiver in any one (1) or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

13.5                        Assignment; Third Party Beneficiaries

13.5.1.           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no assignment of this Agreement or any rights or obligations hereunder, by operation of law or otherwise, may be made by either Party without the written consent of the other Party, other than to an Affiliate of TDCC.  TDCC may assign this Agreement to any Affiliate upon thirty (30) days’ prior written notice to the Company.  Any purported assignment in violation of this Agreement shall be null and void ab initio.

13.5.2.           Except for Article 10, this Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns and, to the extent provided herein, their respective Affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13.6                        Governing Law; Jurisdiction; Waiver of Jury Trial

13.6.1.           This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

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13.6.2.           Each Party hereby: (i) agrees that any Proceeding in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court located in the City of Wilmington, Delaware); (ii) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (i) of this Section 13.6.2 and to service of process upon it in accordance with the rules and statutes governing service of process; (iii) waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (iv) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of process and documents in any Proceeding in such courts; (v) agrees to notify the other Party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other Party written evidence of such substitute agent’s acceptance of such designation; (vi) agrees as an alternative method of service to service of process in any such Proceeding by mailing of copies thereof to such Party at its address set forth in Article 12; (vii) agrees that any service made as provided herein shall be effective and binding service in every respect; and (viii) agrees that nothing herein shall affect the rights of either Party to effect service of process in any other manner permitted by Law.  EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY SCHEDULES ATTACHED HERETO OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

13.7                        Language of Agreement

All correspondence and written communications among and between the Parties with respect to Services shall be in the English language.  TDCC and the Company agree that the language used in this Agreement is the language chosen by the Parties to express their mutual intent, and that no rule of strict construction is to be applied against TDCC or the Company.  Each of TDCC and the Company and their respective counsel have reviewed and negotiated the terms of this Agreement.

13.8                        Counterparts

This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF this Agreement has been duly executed as of the day and year first written above.

THE DOW CHEMICAL COMPANY	AGROFRESH INC.

By:	By:
Name:	Name:
Title:	Title:

Exhibit G

Form of

EMPLOYEE SECONDING AGREEMENT

This EMPLOYEE SECONDING AGREEMENT is made and effective as of the Closing Date, by and between:

(1) THE DOW CHEMICAL COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, United States of America (“Dow”); and

(2) BOULEVARD ACQUISITION CORP., a corporation duly organized and existing under the laws of the State of Delaware, United States of America (the “Host Company”),

each of Dow and the Host Company are a “Party” and together are the “Parties”, which expression shall include permitted successors and assigns.

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Stock Purchase Agreement, dated as of April 30, 2015, by and between Dow and Boulevard Acquisition Corp. (the “Purchase Agreement”); and

WHEREAS, under Article VI of the Purchase Agreement, the Host Company shall provide written offers of employment, or written notices of continued employment, to certain employees of Dow and its Affiliates, to be effective as of the Closing Date, and, in accordance with the provisions set forth in Article VI of the Purchase Agreement, those employees of Dow and its Affiliates who accept the Host Company’s offer of employment (and do not resign or otherwise terminate employment with Dow before the Closing Date) are referred to in the Purchase Agreement as Transferred Employees; and

WHEREAS, the Parties intend that, for a period following the Closing Date, the Seconded Employees shall participate in Secondments to the Host Company, during which such Seconded Employees shall continue to be employed by Dow but be assigned to a position within the Host Company; and

WHEREAS, the Parties intend that, following the conclusion of their respective Secondments, the Seconded Employees shall become Transferred Employees; and

WHEREAS, the Parties desire that, (1) the rights, duties, and obligations with respect to the Seconded Employees during the Secondments shall be allocated between the Parties as much as is reasonably practicable as though the Seconded Employees became Transferred Employees as of the Closing Date (other than the Seconded Employees’ participation in

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benefit plans sponsored by Dow and its Affiliates following the Closing Date), (2) the Seconded Employees shall become, subject to the terms of the Purchase Agreement, Transferred Employees at the conclusion of their respective Secondments, and (3) following the conclusion of their Secondments, the treatment of the Seconded Employees shall be governed by the terms of the Purchase Agreement as though they had become Transferred Employees upon the Closing Date; and

NOW, THEREFORE, in consideration of the mutual covenants and undertakings hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.              DEFINITIONS

“Affiliate” shall have the meaning set forth in the Purchase Agreement.

“Agreement” means this Employee Seconding Agreement, and any exhibits, attachments, or schedules hereto, as the same may be amended from time to time in accordance with their terms.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Disclosing Party” shall have the meaning set forth in Section 8.

“Dow” shall have the meaning set forth in the Preamble.

“Employment Costs” means those costs listed in Exhibit B attached to and made a part of this Agreement.

“Estimated Secondment Termination Date” means, with respect to an individual Seconded Employee, the date set forth as the Estimated Secondment Termination Date for the Seconded Employee in Exhibit A.

“Force Majeure” means labor trouble (whether or not beyond the reasonable control of the affected Party) and other circumstances reasonably beyond the control of the affected Party, including, without limitation, acts of God, fire, flood, war, accident, explosion, breakdowns, or embargoes or other import or export restrictions, shortage of or inability to obtain energy, equipment, transportation, products, or good faith compliance with applicable law, or any request (whether ultimately valid or invalid) made by any Governmental Authority.

“Governmental Authority” shall have the meaning set forth in the Purchase Agreement.

“Host Company” shall have the meaning set forth in the Preamble.

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“Party” shall have the meaning set forth in the Preamble.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Receiving Party” shall have the meaning set forth in Section 8.

“Seconded Employee” means those individuals listed in Exhibit A attached to and made a part of this Agreement.

“Secondment” means the assignment of the Seconded Employees to a position within the Host Company beginning on the Closing Date and ending on the Secondment Termination Date.

“Secondment Termination Date” means, with respect to an individual Seconded Employee, the earliest to occur of (a) the date that the employment of the Seconded Employee with Dow is terminated by Dow for any reason including, but not limited to, a termination following notice from the Host Company that the Seconded Employee should be terminated for cause or for failure to meet performance expectations, (b) the date set forth in Exhibit A as the individual Seconded Employee’s Estimated Secondment Termination Date, or (c) the date that is otherwise mutually agreed upon between the Parties.

“TDCC Benefit Plan” shall have the meaning set forth in the Purchase Agreement.

“Transferred Employee” shall have the meaning set forth in the Purchase Agreement.

“Work Product” means any works of authorship, data, documents, information, inventions and discoveries, whether patentable or not, and information-bearing media that are generated, discovered, created, conceived, reduced to practice, or developed by any Seconded Employees during the performance of services for the Host Company, or that are based upon or arise as a result of use of any proprietary information of the Host Company disclosed to any Seconded Employee or the use of any facilities, equipment or supplies provided by the Host Company or the results of services provided by any Seconded Employee to the Host Company, whether discovered solely by the Host Company, solely by any Seconded Employees or jointly by the Host Company and any Seconded Employee, and all intellectual and industrial property rights in any of the foregoing, including without limitation patents, patent applications, trade secrets, trademarks, and copyrights.

2.              CONVENTION

2.1.                            Capitalized terms used but not otherwise defined in this Agreement shall have the meaning given to those terms in the Purchase Agreement.

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3.              SECONDMENT OF SECONDED EMPLOYEES TO HOST COMPANY

3.1.                            Upon the Closing Date and subject to the occurrence of the Closing, Dow shall, or shall cause its applicable Affiliates to, assign the Seconded Employees to the Host Company.  The Secondment for each Seconded Employee shall begin on the Closing Date and, subject to Article 10 (Term and Termination), shall continue until the applicable Secondment Termination Date.

3.2.                            During the Secondments, the Seconded Employees shall:

(a)         remain employees of Dow or its Affiliate, as applicable;

(b)         occupy positions within the organization of, and conduct business on behalf of, the Host Company;

(c)          remain subject to the applicable terms of employment with Dow as Dow shall establish from time to time (including, without limitation, the “at will” employment policy, codes of conduct, and policies concerning confidential and proprietary information);

(d)         be subject to the general workplace policies and procedures of the Host Company (including, without limitation, codes of conduct and policies concerning confidential and proprietary information);

(e)          be eligible for participation in all Dow benefit plans for which they would have been eligible absent their Secondments;

(f)           work under the general direction, supervision, and control of the Host Company;

(g)          devote one hundred percent (100%) of their work time each week to the Host Company and be expected to perform their work for the Host Company by engaging in decision-making in the best interest of the Host Company;

(h)         be considered agents of the Host Company and not of Dow or any of its Affiliates, and shall have no authority to enter into contracts or otherwise engage in any business transactions on behalf of Dow or its Affiliates; and

(i)             be ineligible to participate in any of the Host Company’s benefit plans.

3.3                               Each Seconded Employee shall perform services for the Host Company at the location set forth in Exhibit A with respect to the Seconded Employee, or such other locations as mutually agreed to by the Parties.  The normal working hours for the Seconded Employees shall be the normal working hours of the Host Company at the site or location that the Seconded Employees are assigned to by

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the Host Company.  The Host Company shall provide, or shall cause an Affiliate to provide, the Seconded Employees with (a) a suitable workplace that complies with all applicable safety and health standards, statutes, and ordinances, (b) all necessary information, training, and safety equipment with respect to hazardous substances, (c) adequate instruction, assistance, direction, and time to perform the services requested of them during the Secondments, and (d) all appropriate medical emergency response and first-aid medical services for each Seconded Employee while onsite at the Host Company’s premises.

3.4                               The Parties shall comply with all applicable national, provincial, state, and local laws, regulations, and orders, including, but not limited to, national, provincial, state, and local tax, social legislation, civil rights laws, and any other employment-related laws, regulations, and orders affecting, directly or indirectly, the Seconded Employees.

3.5                               Any discipline of the Seconded Employees under any Host Company policies or practices shall be handled by mutual agreement of Dow and the Host Company.

3.6                               Assuming the Secondment Termination Date does not occur by reason of the Seconded Employee’s termination from employment by Dow or the Seconded Employee’s voluntary resignation from employment with Dow prior to the Estimated Secondment Termination Date set forth in Exhibit A, the Host Company shall offer each Seconded Employee a position as a Transferred Employee, in accordance with the Purchase Agreement, to become effective as of the Secondment Termination Date.  Provided that the Seconded Employees accept the offers of employment, the Host Company recognizes and agrees that the Seconded Employees shall be entitled to the same treatment as the Transferred Employees, as set forth in the Purchase Agreement, beginning on the Secondment Termination Date.

3.7                               Unless the Seconded Employee is terminated for cause or voluntarily resigns, the Host Company shall reimburse Dow for any severance payment owed by Dow to a Seconded Employee under the terms of a TDCC Benefit Plan by reason of (a) the Host Company’s failure to provide the Seconded Employee with a written offer of employment, or notice of continued employment, that satisfies the terms of the Purchase Agreement to commence upon the Secondment Termination Date, or (b) the Host Company’s revocation of such an offer of employment, or notice of continued employment, prior to the Secondment Termination Date.

4.              PAYMENT OF COSTS FOR SECONDED EMPLOYEE SERVICES

4.1                               The Host Company shall reimburse Dow for all Employment Costs incurred by Dow in connection with each Seconded Employee.

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4.2                               On a monthly basis, Dow (or its Affiliate) shall invoice the Host Company in respect of the Employment Costs.  All amounts will be stated in U.S. dollars unless otherwise agreed upon between the Parties.  All invoices shall contain sufficient detail to clearly describe the costs being invoiced.

4.3                               Payment of any amount due under this Agreement shall be made within thirty (30) days of receipt of the applicable invoice.  Payments shall be made in immediately available funds by wire transfer into the bank account specified in the invoice or otherwise communicated by Dow (or its Affiliate) on or before the due date for such payment.  If any payment due under this Agreement remains unpaid after its due date, Dow (or its Affiliate, as applicable) shall be entitled to receive interest on the unpaid amount accruing from (but excluding) the relevant due date up to (and including) the date of actual payment in full at a rate equal to LIBOR (as quoted on the due date) plus one percent (1%).  Such interest shall accrue from day to day on the basis of a 365-day year.

5.              DISCLAIMER BY DOW

5.1.                            There are no representations or warranties made by Dow or any of its Affiliates hereunder, express or implied, at law or in equity, with respect to the subject matter hereof.  By way of example and not by way of limitation, neither Dow nor any of its Affiliates warrants the quality or competence of any of the Seconded Employees, or that the Secondments will permit the Host Company to achieve any specific or general results, nor does Dow or any of its Affiliates, except as provided in Article 6 (Indemnities) hereof, accept any obligation or liability whatsoever for the acts, omissions, or other performance of the Seconded Employees during the Secondments.  In no event shall Dow or any of its Affiliates have any liability hereunder due to the refusal of a Seconded Employee at any time to participate in a Secondment.  In no event shall Dow or any of its Affiliates be liable for special, indirect, incidental, consequential, or punitive damages.

6.              INDEMNITIES

6.1.                            The Host Company shall defend, indemnify, and hold harmless Dow, its Affiliates, and their officers, directors, employees, and agents, from, against, and in respect to any and all costs, lawsuits, proceedings, demands, assessments, penalties, fines, administrative orders, claims, losses, expenses, liabilities, obligations, and damages (including reasonable attorneys’ fees, costs, and expenses incidental thereto) that in any way accrue and arise out of, result from, or relate to (a) the acts, omissions, or other performance of services by the Seconded Employees during the Secondments, (b) any negligent or intentional act or omission on the part of the Host Company, its Affiliates, or their respective officers, employees (including, without limitation, the Seconded Employees during the Secondments), or agents, or (c) the Host Company’s, or

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its Affiliates’, failure to comply with all applicable laws, regulations, or orders with respect to the Seconded Employees, except as set forth in Section 6.2 below.

6.2.                            Dow shall defend, indemnify, and hold harmless the Host Company, its Affiliates, and their officers, directors, employees, and agents, from, against, and in respect to any and all costs, lawsuits, proceedings, demands, assessments, penalties, fines, administrative orders, claims, losses, expenses, liabilities, obligations, and damages (including reasonable attorneys’ fees, costs and expenses incidental thereto) that in any way arise out of, result from, or relate to (a) Dow’s failure to comply with all applicable laws, regulations, or orders with respect to the Seconded Employees, including but not limited to payment of compensation and benefits, or (b) any negligent or intentional act or omission on the part of Dow, its Affiliates, or their respective officers, employees (excluding the Seconded Employees during the Secondments), or agents, or (c) any claim, demand, or cause of action that may be brought by any Seconded Employee or his or her heirs for personal injury to, or death of, the Seconded Employee (to the extent covered by Dow’s statutorily required workers’ compensation and disability coverage or national equivalent thereof applicable to the Seconded Employee), except to the extent such personal injury to, or death of, the Seconded Employee is caused by the negligent or intentional act or omission of the Host Company, its Affiliates, or their respective officers, employees (including, without limitation, the Seconded Employees during the Secondments), or agents.

6.3.                            The Host Company and Dow agree to (a) notify each other in writing of any asserted claim within ten (10) working days of either discovery of the occurrence upon which the claim may be based or learning of the claim, whichever occurs first, and (b) permit Dow or the Host Company, as the case may be, to defend the claim at the option of the Party against whom the claim is asserted, with counsel acceptable to that Party, which consent shall not be unreasonably refused.  No Party may pay or agree to pay any asserted claim under this Agreement without prior written approval from the Party against whom the claim is asserted, which approval shall not be unreasonably withheld; provided, however, that approval on behalf of Dow must be obtained in writing from the Dow Legal Department in Midland, Michigan.

7.              FORCE MAJEURE

7.1.                            No Party shall be liable to another Party hereto for its failure or delay in performing its obligations hereunder (other than its obligations to pay money) due to Force Majeure.

8.             CONFIDENTIALITY AND NON-USE

8.1                               Dow and the Host Company each acknowledge that during the term of this

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Agreement, their employees, including the Seconded Employees, may receive, or otherwise acquire, information that the Party disclosing the information (the “Disclosing Party”) considers proprietary and confidential, or that the Disclosing Party is obligated to keep in confidence pursuant to an agreement with a third party.  Except as otherwise provided to the contrary in any general confidentiality and non-use agreements between Dow and the Host Company, the Party receiving the disclosure of any the proprietary and confidential information (the “Receiving Party”), and its employees, agree to maintain any and all proprietary and confidential information transmitted to it, or its employees, by the Disclosing Party, or otherwise acquired by it, or its employees, as a result of the performance of services for the Host Company by the Seconded Employees or being present on the Disclosing Party’s premises, in strict confidence.  The Receiving Party agrees to, and shall cause its employees to, not disclose the information to any third party or use the information on its (or its employees’) own behalf, without the prior written consent of the Disclosing Party.  All business and technical information received, developed, observed, or otherwise acquired by the Receiving Party or its employees, including the Seconded Employees, as a result of performing services for the Host Company, or being present at the Disclosing Party’s premises, is presumed to be confidential.  The obligations of confidence and non-use described in this Article 8 shall not apply to any information that (a) was known to the Receiving Party prior to receipt from the Disclosing Party, or as a result of performing services for the Disclosing Party or being present on the Disclosing Party’s premises, (b) is or becomes known to the public through no fault of the Receiving Party, (c) the Receiving Party is legally required by statute, subpoena, or other valid court order, to disclose by a Governmental Authority having competent jurisdiction, provided the Receiving Party gives notice to the Disclosing Party as soon as reasonably possible regarding its obligation to disclose the information, (d) corresponds in substance to that furnished to the Receiving Party by others as a matter of right without restriction on disclosure, or (e) corresponds in substance to that independently developed by or for the Receiving Party.

8.2                               The Host Company may, at its discretion, require the Seconded Employees to execute a confidentiality agreement in the form specified in Exhibit C attached to and made part of this Agreement.

9.              WORK PRODUCT OWNERSHIP

9.1.                            All Work Product created by the Seconded Employees shall be owned as between Dow, the Seconded Employees, and the Host Company, solely by the Host Company, either by operation of the “work for hire” doctrine, to the extent it is applicable, or by assignment from Dow or its Affiliate, as applicable.  In this regard, Dow hereby assigns to the Host Company, its nominee, successor or assign, all rights, title, and interest in and to the Work Product, including the United States and foreign patents, patent applications, copyrights, trademarks,

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and any other intellectual property rights created to protect the Work Product.  Dow shall also execute, upon request by the Host Company, its nominee, successor, or assign any papers necessary or desirable to register a copyright or patent, or apply for and obtain letters patent from the United States or foreign countries, to maintain, enforce, or defend any copyrights, patents, patent applications, or other legal protection available to protect the Work Product, and to vest complete title to such patents, patent applications, copyrights, and other legal protection in the Host Company, its nominee, successor, or assign, including, but not limited to, any papers relating to interferences, oppositions, invalidations, conflicts, reissues, reexaminations, divisionals, continuations, continuations-in-part, or litigation relating to any Work Product.  Neither Dow nor any of its Affiliates shall retain any proprietary interest in the Work Product.  Under no circumstances shall the Work Product be conveyed, disclosed, released, or exploited for the benefit of Dow, its Affiliates, or any of their respective employees, or any third party without the prior written consent of the Host Company.

10.       TERM AND TERMINATION

10.1.                     The term of this Agreement shall begin on the Closing Date and end on the Secondment Termination Date of the final remaining Seconded Employee.

10.2.                     Notwithstanding the foregoing Section 10.1, this Agreement shall automatically terminate upon the termination of the Purchase Agreement.

10.3.                     If this Agreement is terminated, the Parties agree to promptly negotiate in good faith to determine the amount of Employment Costs for which the Host Company has not reimbursed Dow or its Affiliate, as applicable.  The Host Company shall pay any amount owed by the Host Company to Dow within fourteen (14) days of the reconciliation as described in this Section 10.3, or within thirty (30) days of the effective date of the termination, whichever is later.

11.       RELATIONSHIP OF THE PARTIES

11.1.                     Nothing in this Agreement shall create or be deemed to create a partnership, joint venture, agency, or any other relationship between the Parties or otherwise alter the independent contractor relationship of the Parties.  No prior course of dealing between Dow and the Host Company, or any of their respective Affiliates, shall be of any effect to modify, in any respect, any Party’s status under this Agreement as an independent contractor.

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12.       MISCELLANEOUS

12.1.                     Neither Party may assign or otherwise transfer its rights or delegate or otherwise transfer its obligations hereunder without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld.  Any attempted assignment or transfer in violation hereof shall be void.

12.2.                     Any notice or request specifically provided for or permitted to be given under this Agreement must be in writing and may be delivered by hand delivery, mail, courier service, or electronic transmission such as telefax, facsimile, telegram, or electronic mail and shall be deemed effective as of the time of actual delivery thereof to the addressee.  For purposes of notice, the address of the Parties shall be as follows:

If to Dow:

The Dow Chemical Company
Attn:  Human Resources Legal Group

2030 Dow Center

Midland, Michigan 48674

Facsimile: (989) 638-9793

If to the Host Company:

Boulevard Acquisition Corp.

Attn: Stephen S. Trevor

399 Park Avenue, 6th Floor
New York, NY 10022
Facsimile: (212) 878-3545

Each Party named above may change its address and that of its representative for notice by giving of notice thereof in the manner hereinabove provided.

12.3.                     This Agreement shall constitute a contract for services between Dow and the Host Company.  This Agreement does not create any third-party beneficiary rights or rights of enforcement by any other person. Nothing in this Agreement shall be deemed to create any contract, quasi-contract, or any other right to employment or continued employment or to a particular term or condition of employment with Dow, the Host Company, or any of their respective Affiliates.  To the extent applicable under applicable Law, the Seconded Employees shall remain subject to Dow’s “at will” employment policy.  In addition, nothing in this Agreement (a) shall be construed to establish, amend, or modify any benefit

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or compensation plan, program, agreement, or arrangement of Dow, the Host Company, or any of their respective Affiliates, or (b) shall limit the ability of Dow, the Host Company, or any of their respective Affiliates to amend, modify, or terminate any benefit or compensation plan, program, agreement, or arrangement at any time.

12.4.                     This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, supersedes all prior writings and understandings with respect thereto, and may not be modified or amended, except by a writing duly executed by authorized representatives of the respective Parties.  No change in, modification of, addition to, or waiver of any of the terms and conditions of this Agreement shall be effected by the acknowledgment or acceptance of requests containing additional or different terms and conditions.  No waiver of any of the provisions hereof shall be effective unless in writing and signed by the Party against whom asserted and no waiver made shall bind a Party to a waiver of any succeeding breach of the same or any other provisions hereof.

12.5.                     Section 12.15 (Applicable Law) of the Purchase Agreement is incorporated herein by reference as if set forth herein and shall apply to the terms and provisions of this Agreement.

12.6.                     The headings and captions to the paragraphs of this Agreement have been inserted for convenience of reference only and shall not affect or be deemed to affect the construction of this Agreement.

12.7.                     If any provision of this Agreement is held invalid, the invalidity shall not affect other provisions of this Agreement.  To the extent reasonably possible, the Parties agree to promptly negotiate in good faith to cure any invalid provision consistent with the intent and spirit of this Agreement.

12.8.                     The obligations of Dow and the Host Company described in Article 4 (Payment of Costs for Seconded Employee Services), Article 6 (Indemnities), Article 8 (Confidentiality and Non-Use), and Article 9 (Work Product Ownership) shall survive the expiration or termination of this Agreement.

12.9.                     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate as of the date first above written.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

BOULEVARD ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Employee Seconding Agreement]

Exhibit H

Form of

SUBLEASE

This Sublease (“Sublease”) is made and dated as of                                   ,                         , 2015, by the Landlord and the Tenant named below.

ARTICLE IBASIC SUBLEASE TERMS

For the purposes of this Sublease, the following definitions and terms shall apply:

1.1                               Landlord:  The Dow Chemical Company, a Delaware corporation.

1.2                               Tenant:                                                                     .

1.3                               Subleased Premises:  The space indicated on Exhibit A attached hereto, comprising an aggregate of approximately 8,761 rentable square feet, in the building (the “Building”) located at 400 Arcola Rd, Collegeville, PA 19426.  The Building and its parking areas and other appurtenances are herein together called the “Property.”

1.4                               Sublease Term: A period of time commencing on                                                   , 2015 (the “Term Commencement Date”) and, unless sooner terminated as herein provided, ending on                                                           , 2020.  The Term Commencement Date shall constitute the commencement of the Sublease Term for all purposes, whether or not Tenant has actually taken possession.  If for any reason the Subleased Premises are not ready for occupancy by the Term Commencement Date, Landlord shall not be liable for any claims or damages by reason thereof.  If Tenant occupies the Subleased Premises prior to the Term Commencement Date, Tenant shall pay Base Rent and all additional rent and shall comply with all of Tenant’s obligations in this Sublease during the early occupancy period (including, without limitation, the provisions requiring Tenant to obtain insurance and to indemnify and exculpate Landlord) and Tenant’s occupancy of the Subleased Premises shall be subject to all of the provisions of this Sublease.  Early occupancy of the Subleased Premises shall not advance the expiration date of this Sublease.  The Sublease Term shall automatically expire or terminate upon the expiration or termination for any reason of the Prime Lease.  Landlord shall be under no obligation to exercise any renewal option in the Prime Lease.

1.5                               Rent Commencement Date:  The Rent Commencement Date shall be the earlier of the date Tenant begins occupancy of the Subleased Premises or the Term Commencement Date.

1.6                               Base Rent:  “Base Rent” shall be the amount set forth on Schedule 1.

1.7                               Permitted Use:  As provided in Section 1.8 of the Prime Lease.

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1.8                               Prime Lease:  The Lease Agreement dated May 3, 2012, between Wyeth Pharmaceuticals Inc. and Wyeth Holdings Corporation, as landlord (“Prime Landlord”), and Landlord, as tenant, covering premises which include the Subleased Premises.

ARTICLE IIGRANTING CLAUSE AND RENT PROVISIONS

2.1                               Grant of Premises.  Landlord hereby leases the Subleased Premises to Tenant during the Sublease Term, subject to the provisions of this Sublease.  This Sublease is an entirely net sublease; Landlord shall not be required to provide any service, pay any cost or expense or do any act or thing with regard to the Subleased Premises except as may be specifically stated in this Sublease.

2.2                               Base Rent; Late Payment.  Tenant agrees to pay the Base Rent to Landlord monthly in advance during the term of this Sublease, without demand, offset or reduction.  One (1) monthly installment of Base Rent shall be due and payable on the Term Commencement Date for the first month’s Base Rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date during the term of this Sublease, without demand, offset or reduction; provided, if the Rent Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Sublease.  Tenant shall pay, as additional rent, all other sums due under this Sublease.  Base Rent and additional rent are sometimes collectively called “rent”.  If any payment due Landlord is not received by Landlord by the tenth (10th) day after it became due, Tenant shall at Landlord’s request pay to Landlord a late payment charge of five percent (5%) of the past-due amount.

2.3                               Additional Rent.  Tenant shall pay to Landlord, as additional rent, all amounts, if any, that Landlord is required to pay to Prime Landlord pursuant to the Prime Lease that are related to operating expenses of the Building or basic costs of the Building or similar items (or to increases in the foregoing), but only to the extent such amounts are applicable to the Subleased Premises.  Landlord shall make a reasonable allocation of such amounts between the premises leased by Landlord under the Prime Lease and the Subleased Premises.  Tenant shall pay all use, consumption and other charges for after-hours air conditioning or other special services for the Subleased Premises for which Landlord is or would be responsible under the Prime Lease or otherwise.  Tenant shall pay the amounts referred to in this Section within five (5) days after receipt of notice of the amount due (and if such amount is a regularly recurring amount, only one such notice shall be required for all such regularly recurring amounts due during the period specified in such notice).

2.4                               Holding Over.  Upon the expiration or earlier termination of this Sublease, Tenant agrees to vacate and deliver the Subleased Premises, and all keys thereto, to Landlord.  If Tenant does not vacate the Subleased Premises upon the expiration or earlier termination of this Sublease, Tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Sublease shall be applicable during that period, except that Tenant shall at the option of Landlord pay to Landlord (in addition to any other sums payable under this Sublease) as base rental for the period of such holdover an amount equal to 200% of the Base Rent which

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would have been payable by Tenant had the holdover period been a part of the original term of this Sublease (without waiver of Landlord’s right to recover damages as permitted by law) but not less than the amount, if any, Landlord is required to pay under the Prime Lease in such event for the Subleased Premises.  The rental payable during the holdover period shall be payable to Landlord on demand.  No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Sublease.  Tenant shall indemnify Landlord against all claims made by Prime Landlord or any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Subleased Premises to the Prime Landlord or such other tenant or prospective tenant, to the extent caused by holding over by Tenant.

ARTICLE IIIOCCUPANCY AND USE

3.1                               Use; Compliance.  The Subleased Premises shall be used and occupied only for the Permitted Use as set forth in Section 1.7.  Tenant has inspected the Subleased Premises and accepts them in their present “AS-IS” condition.  Tenant, at its expense, shall comply, and shall cause all of its personnel to comply, with all applicable laws and other legal requirements and with all of Landlord’s personnel, operational, safety and security procedures, policies, rules and regulations applicable to the Subleased Premises in effect from time to time.  If Tenant is not complying with such legal requirements, rules and regulations, Landlord, may, at its election, and without waiving any right or default, enter the Subleased Premises without liability therefor and fulfill Tenant’s obligations at Tenant’s expense.

3.2                               Entry.  Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Subleased Premises without liability therefor, upon reasonable notice to Tenant (which may be oral) except in an emergency, when no notice shall be required.

3.3                               Confidentiality.  Before permitting access to the Subleased Premises, Tenant shall cause all of its employees, agents, contractors, and visitors to sign that certain Confidentiality and Non-Disclosure Agreement attached as Exhibit B hereto (the “CNDA”).  Tenant shall be responsible and liable for any failure by Tenant or its employees, agents, contractors, or visitors to comply with the terms of the CNDA.  Tenant shall indemnify, defend, and hold TDCC, TDCC’s affiliates, and each of their respective directors, officers and employees, harmless from and against any and all claims, losses, liabilities, damages, and all related costs and expenses based upon or related to any failure by Tenant or Tenant’s employees, agents, contractors, or visitors to sign or to comply with the terms of the CNDA.

ARTICLE IVUTILITIES AND SERVICES

Landlord is not responsible for providing any services or utilities to Tenant.  Landlord shall, however, cooperate with Tenant, at no cost to Landlord, to attempt to cause Prime Landlord to comply with its obligations under the Prime Lease with respect to the Subleased Premises and to provide all such services and utilities for the benefit of the Subleased Premises.  Failure or cessation in the furnishing of any services or utilities shall not render Landlord liable to Tenant in any respect for damages to either persons or property, nor be construed as an eviction by Landlord, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement in this Sublease.

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ARTICLE VREPAIRS AND MAINTENANCE

5.1                               Landlord Repairs.  Landlord shall have no obligation to repair, maintain, refurbish or make replacements for the Subleased Premises (collectively, “repairs”), whether or not arising out of fire, other casualty, or in connection with the need for normal maintenance and repair.  Landlord shall, however, cooperate with Tenant, at no cost to Landlord, to attempt to cause Prime Landlord to comply with its obligations under the Prime Lease with respect to the Subleased Premises and to provide such repairs for the benefit of the Subleased Premises.

5.2                               Tenant Repairs.  Tenant shall be responsible for the cost to repair or replace any damage or injury in or about the Subleased Premises caused by any act or omission of Tenant or Tenant’s agents, employees, or invitees.  At the termination of this Sublease, by lapse of time or otherwise, Tenant shall deliver the Subleased Premises to Landlord in the same repair and condition as existed on the Term Commencement Date, normal wear and tear and damage by fire or other casualty excepted.

ARTICLE VIALTERATIONS AND IMPROVEMENTS

Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Subleased Premises (including signs) without first obtaining the written consent of Landlord and Prime Landlord.  Tenant shall have no authority or power, express or implied, to create or cause the imposition of any mechanic’s lien, materialman’s lien, or other charge or encumbrance of any kind against the Subleased Premises or any other part of the Property.  Tenant waives any defects in the Subleased Premises and accepts the Subleased Premises as suitable for the purpose for which they are leased.

ARTICLE VIIPRIME LEASE

7.1                               Compliance with Prime Lease.  Except for the obligation to pay base rent or operating expense escalations to Prime Landlord as provided in the Prime Lease, Tenant shall comply with all of the provisions of the Prime Lease that are to be observed or performed by Landlord as tenant thereunder with respect to the Subleased Premises (including, without limitation, Article 10 of the Prime Lease).  Tenant shall not, by any act or omission, cause Landlord to be in violation of or in default under the Prime Lease.

7.2                               Incorporation of Prime Lease.

(a)                                 Insofar as the provisions of the Prime Lease do not conflict with specific provisions hereof, they and each of them are incorporated by this reference into this Sublease as fully as if completely restated herein.  Tenant shall be bound to Landlord by all of the provisions of the Prime Lease and shall perform all of the obligations and responsibilities that Landlord by the Prime Lease undertakes toward Prime Landlord with respect to the Subleased Premises.  Therefore, in construing these obligations of Tenant to Landlord, wherever in the Prime Lease the word “Landlord” or “Lessor” is used, it shall mean Landlord and wherever in the Prime Lease the word “Tenant” or “Lessee” is used, it shall mean Tenant and wherever in the Prime Lease the words “Leased Premises” or “Premises” or similar words are used, they shall mean the Subleased Premises.

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(b)                                 The foregoing notwithstanding, this Sublease does not create any rights in Prime Landlord or any third parties, and if there are any provisions in the Prime Lease that pertain to Landlord’s rights regarding:

(i)                                     any option or election, including any option to renew or extend the term thereof, or to expand the premises thereunder, or any preferential right or right of first refusal on any additional space; or

(ii)                                  any exclusive uses in favor of Landlord; or

(iii)                               any sign rights (or rights regarding the name of the Building) in favor of Landlord; or

(iv)                              any tenant finish or other construction obligations; or

(v)                                 any parking rights of Landlord; or

(vi)                              any provisions of the Prime Lease that apply uniquely to Landlord;

then none of such provisions shall be incorporated herein and Tenant shall not have any rights or benefits thereunder.

7.3                               Subject to Prime Lease.  This Sublease is expressly subject to and inferior to the Prime Lease.

7.4                               Familiarity With Prime Lease.  Tenant represents that it has read and is familiar with all of the provisions of the Prime Lease.

7.5                               Landlord’s Obligations Re Prime Lease.  Provided Tenant is not in default hereunder, Landlord shall pay the rent due to Prime Landlord, so as not to cause a default under the Prime Lease.

ARTICLE VIIICASUALTY AND INSURANCE

8.1                               Damage.  If the Subleased Premises shall be damaged by any cause, Tenant shall give prompt written notice thereof to Landlord.

8.2                               Damage from Certain Causes.  Notwithstanding any other provision of this Sublease or the Prime Lease to the contrary, Landlord shall not be liable to Tenant, or to Tenant’s employees, agents, subtenants, licensees, invitees, or visitors, or to any other person whomever, for any loss, or any damage to or loss of any property or death or injury to any person occasioned by or arising out of (a) the condition or design of or any defect in or failure to repair the Subleased Premises or the Property or any part or component thereof (including without limitation any mechanical, electrical, plumbing, heating, air conditioning or other systems or equipment); or (b) acts or omissions of Prime Landlord, other tenants or occupants in the Property or of any other persons whomever; or (c) burglary, theft, vandalism, malicious mischief, fire, act of God, public enemy, criminal conduct, court order or injunction, riot, strike, insurrection, war, requisition or order of governmental authority, or any other matter beyond the

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reasonable control of Landlord; (d) repair or alteration of any part of the Subleased Premises or Property; or (e) violation or default by Prime Landlord under the Prime Lease (including without limitation slow-down, interruption, failure or cessation of any service to be provided by Prime Landlord).

8.3                               Tenant’s Indemnification of Landlord.  Tenant hereby agrees to indemnify and hold Landlord harmless from and against all fines, suits, claims, demands, loss, cost, liability, judgments and expenses (including attorneys’ fees and any liability Landlord may have to Prime Landlord) of every kind in connection with any loss, or any death or injury to person or damage to or loss of property to the extent caused by any act, omission, or neglect of Tenant, its employees, agents, subtenants, licensees, invitees, or visitors or any other person entering the Property or the Subleased Premises under express or implied invitation or permission of Tenant, or arising out of the occupancy or use of the Subleased Premises by Tenant.

8.4                               Waiver of Recovery.  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant severally waive any claim in its favor against the other or the other employees or agents (REGARDLESS OF CAUSE, INCLUDING NEGLIGENCE OF THE OTHER OR ITS AGENTS OR EMPLOYEES, AND STRICT LIABILITY OF ANY KIND) for loss of or damage to any of its property located on or constituting a part of the Leased Premises or the Property, by reason of fire or the elements, or any other cause that is insured, or is insurable (whether or not actually insured) by the terms of standard fire and extended coverage insurance in the state where the Building is located, regardless of the amount of the proceeds, if any, payable under such insurance.

ARTICLE IXASSIGNMENT OR SUBLEASE

Tenant shall not assign, sublet, transfer or hypothecate, in whole or in part, this Sublease, by operation of law or otherwise, without the prior written consent of Landlord and Prime Landlord, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder.

ARTICLE XDEFAULT AND REMEDIES

10.1                        Default by Tenant.  Each of the following shall be deemed to be an event of default by Tenant under this Lease:  (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and the failure continues for five (5) days after written notice from the Landlord of such failure to pay; (2) Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; (3) Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (4) Tenant shall do or permit to be done any act which results in a lien being filed against the Subleased Premises or the Property and the lien is not released by payment or bonding within fifteen (15) days after Tenant first has notice thereof; (5) the liquidation, termination or dissolution of Tenant; or (6)  Tenant shall be in default of any other term, provision or covenant of this Lease, other than those specified in clauses (1) through (5) above, and such default is not cured within thirty (30) days after written notice thereof to Tenant; provided, that if the default is

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a potential event of default under the Prime Lease, Tenant shall only have the grace or cure period, if any, afforded Landlord under the Prime Lease, less five (5) days.

10.2                        Remedies for Tenant’s Default.  If there shall be an event of default as set forth in Section 10.1 above, Landlord may treat the occurrence of any one or more of such events as a breach of this Sublease, and at its option may have any one or more of the following described remedies without any additional notice or demand, in addition to all other rights and remedies provided at law or in equity or elsewhere in this Sublease:

(a)                                 Without declaring the Lease terminated, Landlord may enter upon and take possession of the Subleased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Subleased Premises without being liable for any claim for damages, and relet the Subleased Premises on behalf of Tenant and receive the rent directly by reason of the reletting.  Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Subleased Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Subleased Premises, including, but not limited to, remodeling and repair costs.

(b)                                 Without declaring the Lease terminated, Landlord may enter upon the Subleased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Sublease.  Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Sublease.  Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this Sublease WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

(c)                                  Landlord may terminate this Sublease, in which event Tenant shall immediately surrender the Subleased Premises to Landlord, and if Tenant fails to surrender the Subleased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Subleased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Subleased Premises without being liable for any claim for damages.  Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this Lease under this Section 10.2, including (without limitation) loss and damage due to the failure of Tenant to maintain and/or repair the Subleased Premises as required hereunder and/or due to the inability of Landlord to relet the Subleased Premises on satisfactory terms or otherwise.

Landlord’s exercise, following a default by Tenant under this Sublease, of any right granted hereunder or under any applicable law to lock out or change the locks securing the Subleased Premises shall not impose upon Landlord any duty to notify Tenant of the name and address or telephone number of the individual or company from whom a new key may be obtained, nor shall Landlord have any duty to provide Tenant with a new key or any other means of access to the Subleased Premises.

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In addition to any other remedy set forth in this Sublease, if Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Subleased Premises on the Rent Commencement Date or otherwise defaults at any time during the term of this Sublease, the rent concessions, including any waived Base Rent, shall be cancelled and the amount of the Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted.  A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Sublease, including, without limitation, any sum due under Section 2.3 of this Sublease.  Notwithstanding anything contained in this Sublease to the contrary, this Sublease may be terminated by Landlord only by written notice of such termination given by Landlord to Tenant, and no other act or omission of Landlord shall be construed as a termination of this Sublease.

Tenant expressly agrees that any judgment, order or decree entered against Tenant by or in any court of Magistrate by virtue of the powers of attorney contained in this Lease, or otherwise, shall be final with respect to possession of the Subleased Premises, and releases to Landlord and to any and all attorneys who may appear for Landlord all errors in the said proceedings except those errors relating to the facts of the underlying claim by Landlord against Tenant, and all liability therefor.  Tenant expressly waives the benefits of all laws, now or hereafter in force, exempting any goods on the Subleased Premises, or elsewhere from distraint, levy or sale in any legal proceedings taken by Landlord to enforce any rights under this Sublease.  Tenant hereby waives all errors and imperfections in any proceedings brought hereunder against Tenant.  If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly, either at the end of the Sublease Term or earlier termination of the Sublease, or for nonpayment of rent or any other reason, Tenant specifically waives all rights to notice under the Landlord and Tenant Act of 1951, 68 P.S. §250.101 et seq., as same may be amended from time to time (the “Landlord and Tenant Act”), including, without limitation, the right to the three months’ notice and/or the ten, fifteen or thirty days’ notice required by the Landlord and Tenant Act.

10.3                        Confession of Judgment.  TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSIONS OF JUDGMENT PROVISIONS CONTAINED IN ARTICLE 20 OF THE PRIME LEASE (WHICH ARE INCORPORATED BY THIS REFERENCE INTO THIS SUBLEASE AS FULLY AS IF COMPLETELY RESTATED HEREIN) AND THAT SUCH CONFESSIONS OF JUDGMENT PROVISIONS APPLY TO TENANT AND THIS SUBLEASE AND THAT THE LANDLORD/TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE AND THAT TENANT WAIVES ANY RIGHT TO A HEARING WHICH WOULD OTHERWISE BE A CONDITION TO LANDLORD’S OBTAINING THE JUDGMENTS AUTHORIZED BY ARTICLE 20 OF THE PRIME LEASE.  TENANT FURTHER ACKNOWLEDGES THAT BY AGREEING TO THE FOREGOING CONFESSIONS OF JUDGMENT AND WARRANTS OF ATTORNEY, TENANT WAIVES THE RIGHT TO NOTICE AND A PRIOR JUDICIAL PROCEEDING TO DETERMINE ITS RIGHTS AND LIABILITIES, AND FURTHER ACKNOWLEDGES THAT LANDLORD MAY, UPON A FAILURE TO SURRENDER THE SUBLEASED PREMISES OR ANY PORTION THEREOF AT THE EXPIRATION OF THE SUBLEASE TERM IN ACCORDANCE WITH THE REQUIREMENTS OF THIS SUBLEASE, OBTAIN A JUDGMENT AGAINST TENANT FOR POSSESSION OF THE

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SUBLEASED PREMISES WITHOUT ANY OPPORTUNITY OF TENANT TO RAISE ANY DEFENSE, SETOFF, COUNTERCLAIM OR OTHER CLAIM THAT TENANT MAY HAVE, AND THAT TENANT KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY GRANTS LANDLORD THE FOREGOING RIGHTS TO CONFESS JUDGMENTS AND WARRANTS OF ATTORNEY AS AN EXPLICIT AND MATERIAL PART OF THE CONSIDERATION BARGAINED FOR BETWEEN TENANT AND LANDLORD.  TENANT CERTIFIES THAT IT HAS BEEN REPRESENTED BY OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) AT THE SIGNING OF THIS SUBLEASE AND IN THE GRANTING OF THIS CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY BY SEPARATE LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THE CONFESSIONS OF JUDGMENT AND WARRANTS OF ATTORNEY WITH SUCH SEPARATE COUNSEL.  TENANT FURTHER CERTIFIES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THE FOREGOING CONFESSIONS OF JUDGMENT AND WARRANTS OF ATTORNEY.

Tenant:

By:

Name:

Title:

Date:

10.4                        Default by Landlord.  If Landlord should fail to perform or observe any covenant, term, provision or condition of this Sublease required to be performed or observed by Landlord, Landlord shall have a period of thirty (30) days after written notice thereof is given by Tenant to Landlord specifying the failure, to commence to cure the failure and Landlord shall have an additional period of thirty (30) days or such longer period as is reasonably necessary in which to effect the cure provided Landlord commences the cure within the initial thirty (30) days and is diligently pursuing it.

10.5                        Remedies Cumulative.  Except as may be otherwise specified herein, all rights and remedies of Landlord or Tenant herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

10.6                        Notice to Mortgagees.  Provided that Tenant has received prior written notice of the name and address of such lender, Tenant shall serve written notice of any claimed default or breach by Landlord under this Sublease upon any lender which is a beneficiary under any deed of trust or mortgage against the Subleased Premises, and no notice to Landlord shall be effective against Landlord unless such notice is served upon said lender; notwithstanding anything to the

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contrary contained herein, Tenant shall allow such lender the same period following lender’s receipt of such notice to cure such default or breach as is afforded Landlord.

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ARTICLE XIMISCELLANEOUS

11.1                        Relocation.  Landlord shall have the right to relocate Tenant’s space from the Subleased Premises to other space in the Building [INSERT ANY OTHER APPLICABLE AREA] (the “Relocation Premises”) designated by Landlord by notice to Tenant of Landlord’s exercise of this right (the “Relocation Notice”), provided that the floor area of the Relocation Premises is equal to or larger than the floor area of the Subleased Premises.  Tenant will complete its vacation of the Subleased Premises and its relocation to the Relocation Premises, time being of the essence, within thirty (30) days after the date on which Landlord gives Tenant the Relocation Notice, and this Lease shall continue in full force and effect without any increase in the Base Rent or any other change in the terms or conditions of this Lease because of the relocation, but with the Relocation Premises substituted for the former Subleased Premises specified above in this Sublease.  Landlord will pay Tenant’s reasonable out-of-pocket expenses of the relocation, including the expenses of moving Tenant’s property from the Subleased Premises to the Relocation Premises.

11.2                        Estoppel Certificates.  Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, a statement certifying such matters pertaining to this Sublease as may reasonably be requested by Landlord.

11.3                        Attorney’s Fees.  In the event of any action or proceeding brought by either party under this Sublease against the other party hereto, the prevailing party shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees, in such action or proceeding.

11.4                        Notices.  Each notice, request, demand, approval or other communication which may be or is required to be given under or in respect of this Sublease shall be in writing and shall be deemed to have been properly given or delivered to the addressee thereof (a) upon the first to occur of (i) the date on which actually received, when delivered personally during normal business hours, (ii) the first business day after having been deposited with a reputable overnight courier delivery service, delivery charges prepaid, for overnight delivery, (iii) the date of transmission (or the next business day, if such date is not a business day), when sent during normal business hours by facsimile or via portable document format (.pdf), provided, that the facsimile or .pdf transmission is promptly confirmed by telephone confirmation thereof, or (iv) the third business day after having been deposited in the United States Mails, registered or certified mail, return receipt requested, postage prepaid, and (b) if addressed as follows:

If to Landlord:	The Dow Chemical Company 2030 Dow Center Midland, MI 48674 Attention: Corporate Director, M&A Facsimile: (989) 636-8907

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with copies to:

The Dow Chemical Company 2030 Dow Center Midland, MI 48674 Attention: Executive Vice President and General Counsel Facsimile: (989) 638-9397

and

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 Attention: Marc F. Sperber Kevin C. Cunningham Facsimile: (312) 706-8208 (312) 706-8139

If to Tenant:	[•] [•] [•] Attention: [•] Facsimile: [•] Email: [•] Phone: [•]

By notice given as provided above, either party may change its address for the receipt of notices hereunder and may designate other parties to receive copies of notices hereunder.

11.5                        Submission of Sublease.  Submission of this Sublease to Tenant for signature does not constitute a reservation of space or an option to Sublease.  This Sublease is not effective until execution by and delivery to both Landlord and Tenant.

11.6                        Waiver of Property Tax Protest and Appeal Rights.  Tenant waives all rights to protest the appraised value of the Leased Premises or the Property or to appeal the same and further waives all rights to receive notices of reappraisal of the Leased Premises or the Property.

11.7                        Landlord’s Liability.  The liability of Landlord for any breach or default by Landlord under this Sublease, or otherwise for whatever reason regarding this Sublease or the Subleased Premises, whether such liability is in contract, tort or otherwise, shall, in each instance, be limited to the interest of Landlord in the Property (i.e., Landlord’s leasehold estate therein), and Tenant agrees to look solely to Landlord’s interest in the Property as the same may then be encumbered, for the recovery of any judgment against Landlord, it being intended and agreed that neither Landlord nor any person or entity comprising, owning or affiliated with Landlord shall ever be personally liable for any judgment or deficiency.

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11.8                        Security.  Tenant acknowledges that Landlord has or may have guards or other security personnel or security systems.  Such guards, security personnel and security systems are for Landlord’s sole benefit.  Landlord has no obligation to continue providing same and Landlord may make such changes in the provision thereof from time to time, as Landlord may desire.  Tenant acknowledges that Tenant has no right to the benefit of such security personnel, guards or security systems, and Tenant waives all claims against Landlord, its agents and/or employees based on or related to any failure to furnish security services, failure to furnish protection from crime or related matters.

11.9                        Severability.  If any provision of this Sublease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Sublease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

11.10                 Successors.  This Sublease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns (subject to Article 9).

11.11                 Interpretation.  The captions appearing in this Sublease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Section.  The laws of the State of Pennsylvania and applicable United States federal law shall govern the validity, performance and enforcement of this Sublease.  This Sublease shall not be construed more or less favorably with respect to either party as a consequence of the Sublease or various provisions hereof having been drafted by one of the parties hereto.

ARTICLE XIIAMENDMENT AND LIMITATION OF WARRANTIES

12.1                        Entire Agreement.  IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS SUBLEASE, THAT THIS SUBLEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENT OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS SUBLEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS SUBLEASE.  THE FOLLOWING EXHIBITS ARE ATTACHED HERETO AND ARE INCORPORATED HEREIN BY THIS REFERENCE (CHECK IF APPLICABLE):

☒	EXHIBIT “A”	-	SUBLEASED PREMISES

☐	EXHIBIT “_”	-

☐	EXHIBIT “_”	-

12.2                        Amendment.  THIS SUBLEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

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12.3                        Limitation of Warranties.  LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS SUBLEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS SUBLEASE.

12.4                        Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE ARISING IN CONNECTION WITH OR RELATING TO THIS SUBLEASE OR ANY MATTER CONTEMPLATED HEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

12.5                        Waiver And Releases.  TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS SUBLEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN.  TENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS.

(Signature page attached)

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Executed to be effective as of the date first above written.

Landlord

By:
Name:
Title:

Tenant

By:
Name:
Title:

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Exhibit I

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[CORPORATION NAME]

[          ], 2015

[Corporation Name], a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.                                      The present name of the Corporation is “Boulevard Acquisition Corp.”.  The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 24, 2013 and amended and restated and filed with the Secretary of State of the State of Delaware on February 12, 2014 (the “Amended Certificate”).

2.                                      This Amended and Restated Certificate of Incorporation (the “Second Amended Certificate”), which both restates and further amends the provisions of the Amended Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), at a special meeting duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute and the Amended Certificate were voted in favor of the Second Amended Certificate.

3.                                      The text of the Amended Certificate is hereby restated and amended in its entirety to read as follows:

FIRST:  The name of the corporation is [Corporation Name] (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is [      ], in the City of [                ], County of [      ], State of Delaware, postal code [                    ].  The name of the registered agent of the Corporation at that address is [      ]

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:  A.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is [      ], consisting of [      ] shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and [      ] shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

B.                                    The board of directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions thereof (the certificate of designations setting forth a copy of such resolution or resolutions filed pursuant to the applicable law of the State of Delaware is being hereinafter referred to as a “Preferred Stock Designation”), to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock and, with respect to each such series, to establish the number of shares constituting each such series, and to fix the designation, powers (including voting powers), preferences, and relative, participating, optional, special or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions, if any, of the shares of such series.  The designation, powers, preferences, and relative, participating, optional, special or other rights, if any, of the shares of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of the shares of each series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding.  Except as may otherwise be provided in this Second Amended Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock), no holder of an outstanding share of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

C.                                    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended Certificate (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Second Amended Certificate (including any Preferred Stock Designation relating to any series of Preferred Stock) or the DGCL.

FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.                                    The business and affairs of the Corporation shall be managed by or under the direction of the Board.  In addition to the powers and authority expressly conferred upon them by statute or by this Second Amended Certificate or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in this Second Amended Certificate of Incorporation.

B.                                    The directors of the Corporation need not be elected by written ballot unless the bylaws so provide.

C.                                    Subject to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.                                    Subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board acting pursuant to a resolution adopted by a majority of the Whole Board.  For purposes of this Second Amended

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Certificate, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SIXTH:  A.                                   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation, shall be fixed from time to time in the manner provided in the bylaws.

B.                                    The Board (other than those directors elected by the holders of any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of FOURTH, Section B) shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III.  The term of the initial Class I directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended Certificate; the term of the initial Class II directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended Certificate; and the term of the initial Class III directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended Certificate.  At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.  If the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.  The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended Certificate (and therefore such classification) becomes effective in accordance with the DGCL.  Notwithstanding any other provision of this Article SIXTH, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article SIXTH unless expressly provided by such terms.

C.                                    A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the Board, and, except as otherwise expressly required by law or by this Second Amended Certificate, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.

D.                                    Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of

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stockholders at which the term of office of the class to which they have been chosen expires, with each director to hold office until his or her successor shall have been duly elected and qualified.  No decrease in the authorized number of directors shall shorten the term of any incumbent director.

E.                                     Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.

SEVENTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly empowered to adopt, amend or repeal bylaws of the Corporation.  Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board.  The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Second Amended Certificate (including any Preferred Stock Designation relating to any series of Preferred Stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

EIGHTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, modification or repeal of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH:  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Second Amended Certificate, and the other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended Certificate in its present form or as hereafter amended are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Second Amended Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this

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Corporation required by law or by this Second Amended Certificate (including any Preferred Stock Designation relating to any series of Preferred Stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

TENTH:  To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its directors or stockholders, other than those directors or stockholders who are employees of the Corporation or any of its subsidiaries.  No amendment or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such director or stockholder becomes aware prior to such amendment or repeal.

ELEVENTH:  The Corporation expressly elects not to be governed by Section 203 of the DGCL.

TWELFTH:                               Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Second Amended Certificate (including any Preferred Stock Designation relating to any series of Preferred Stock) or the bylaws of the Corporation (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine.  If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.  If any provision or provisions of this Article TWELFTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article TWELFTH (including, without limitation, each portion of any sentence of this Article TWELFTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, [Corporation Name] has caused this Second Amended Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

[CORPORATION NAME]

By:
Name:
Title:

Exhibit J

AMENDED AND RESTATED

BY LAWS
OF
[Name of Surviving Corporation] (THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1.                                Registered Office.  The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2.                                Additional Offices.  The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1.                                Annual Meetings.  The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).  At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2.                                Special Meetings.  Subject to the rights of the holders of any outstanding series of preferred stock of the Corporation (“Preferred Stock”), special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person.  Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3.                                Notices.  Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting,

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and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”).  If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto).  Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7 (c)) given before the date previously scheduled for such meeting.

Section 2.4.                                Quorum.  Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend.  The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5.                                Voting of Shares.

(a)                                 Voting Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder.  Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting:

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(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present.  If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)                                 Manner of Voting.  At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy.  If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder.  The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)                                  Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i)                                     A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)                                  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

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Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)                                 Required Vote.  Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.  All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e)                                  Inspectors of Election.  The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  No person who is a candidate for an office at an election may serve as an inspector at such election.  Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6.                                Adjournments.  Any meeting of stockholders, annual or special, may be adjourned, from time to time, whether or not there is a quorum, to reconvene at the same or some other place.  Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original

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meeting.  If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7.                                Advance Notice for Business.

(a)                                 Annual Meetings of Stockholders.  No business (other than nominations of individual(s) for election to the Board) may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a).  Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i)                                     In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action.  Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation.  The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii)                                  To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such

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stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)                               The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business.  If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting.  Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)                              In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)                                 Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c)                                  Public Announcement.  For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation

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with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8.                                Conduct of Meetings.  The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board.  The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting.  In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9.                                Stockholder Action by Written Consent.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE III

DIRECTORS

Section 3.1.                                Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders.  Directors need not be stockholders or residents of the State of Delaware.

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Section 3.2.                                Advance Notice for Nomination of Directors.

(a)                                 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors.  Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b)                                 In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c)                                  Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 100th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d)                                 To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal

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occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)                                  If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question.  Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f)                                   In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3.                                Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board.  The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of committees of the Board may be allowed like reimbursement of expenses for service on the committee.

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ARTICLE IV

BOARD MEETINGS

Section 4.1.                                Annual Meetings.  The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board.  No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2.                                Regular Meetings.  Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3.                                Special Meetings.  Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.  Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail.  If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting.  Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting.  Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 4.4.                                Quorum; Required Vote.  A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws.  If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5.                                Consent In Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee,

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as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6.                                Organization.  The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present.  The Secretary shall act as secretary of all meetings of the Board.  In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting.  In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1.                                Establishment.  The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee.  The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2.                                Available Powers.  Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3.                                Alternate Members.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4.                                Procedures.  Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee.  At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board.  If a quorum is not present at a

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meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article IV of these By Laws.

ARTICLE VI

OFFICERS

Section 6.1.                                Officers.  The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine.  Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board.  The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a)                                 Chairman of the Board.  The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board.  The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters.  In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.  The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Company (other than through participation as a member of the Board).  The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b)                                 Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above.  In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.  The position of Chief Executive Officer and President may be held by the same person.

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(c)                                  President.  The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer.  In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.  The President shall also perform such duties and have such powers as shall be designated by the Board.  The position of President and Chief Executive Officer may be held by the same person.

(d)                                 Vice Presidents.  In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President.  Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e)                                  Secretary.

(i)                                     The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President.  The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)                                  The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f)                                   Assistant Secretaries.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g)                                  Chief Financial Officer.  The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h)                                 Treasurer.  The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

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Section 6.2.                                Term of Office; Removal; Vacancies.  The elected officers of the Corporation shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office.  Any officer may be removed, with or without cause, at any time by the Board.  Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides.  Any vacancy occurring in any elected office of the Corporation may be filled by the Board.  Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3.                                Multiple Officeholders; Stockholder and Director Officers.  Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide.  Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1.                                Certificated and Uncertificated Shares.  The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2.                                Multiple Classes of Stock.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3.                                Signatures.  Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or

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registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4.                                Consideration and Payment for Shares.

(a)                                 Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board.  The consideration may consist of cash, tangible or intangible property or any benefit to the Corporation or any combination thereof.

(b)                                 Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5.                                Lost, Destroyed or Wrongfully Taken Certificates.

(a)                                 If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)                                 If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6.                                Transfer of Stock.

(a)                                 If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i)                                     in the case of certificated shares, the certificate representing such shares has been surrendered;

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(ii)                                  (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)                               the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv)                              the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v)                                 such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b)                                 Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7.                                Registered Stockholders.  Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8.                                Effect of the Corporation’s Restriction on Transfer.

(a)                                 A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent pursuant to Section 7.2, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b)                                 A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is

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noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice sent pursuant to Section 7.2.

Section 7.9.                                Regulations.  The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares.  The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1.                                Right to Indemnification.  To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2.                                Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

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Section 8.3.                                Right of Indemnitee to Bring Suit.  If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit.  In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4.                                Non-Exclusivity of Rights.  The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5.                                Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6.                                Indemnification of Other Persons.  This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees.  Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust

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or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7.                                Amendments.  Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 65% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8.                                Certain Definitions.  For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9.                                Contract Rights.  The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10.                         Severability.  If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1.                                Place of Meetings.  If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a

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meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2.                                Fixing Record Dates.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3.                                Means of Giving Notice.

(a)                                 Notice to Directors.  Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone.  A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the

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electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)                                 Electronic Transmission.  “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(c)                                  Notice to Stockholders Sharing Same Address.  Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation.  Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(d)                                 Exceptions to Notice Requirements.  Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required.  Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given.  If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated.  In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230 (b) of the DGCL.  The exception in subsection (1) of the first sentence of this paragraph to the

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requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4.                                Waiver of Notice.  Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5.                                Meeting Attendance via Remote Communication Equipment.

(a)                                 Stockholder Meetings.  If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i)                                     participate in a meeting of stockholders; and

(ii)                                  be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)                                 Board Meetings.  Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation in a meeting shall constitute presence in person at the meeting.

Section 9.6.                                Dividends.  The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7.                                Reserves.  The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

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Section 9.8.                                Contracts and Negotiable Instruments.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize.  Such authority may be general or confined to specific instances as the Board may determine.  The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation.  Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9.                                Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10.                         Seal.  The Board may adopt a corporate seal, which shall be in such form as the Board determines.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11.                         Books and Records.  The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12.                         Resignation.  Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13.                         Surety Bonds.  Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine.  The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14.                         Securities of Other Corporations.  Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the

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Chairman of the Board, Chief Executive Officer, President, or any officers authorized by the Board.  Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed.  The Board may from time to time confer like powers upon any other person or persons.

Section 9.15.                         Amendments.  The Board shall have the power to adopt, amend, alter or repeal the By Laws.  The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws.  The By Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation (including any preferred stock designation relating to any series of the Corporation’s preferred stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting (except as otherwise provided in Section 8.7) power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

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Exhibit K

Restructuring Transactions

ARTICLE I
DEFINITIONS

1.1                               Certain Definitions.  The following terms shall have the following meanings for purposes of this Exhibit K.

“Excluded Accounts Receivable” means, if a Put Option Exercise Event does not occur on or prior to the Closing Date, any accounts receivable and notes receivable and other rights to payment from customers and other Persons included in the French Assets.

“French Asset Transfer Agreement” means the agreement for the transfer of the French Assets, a form of which is attached to the Put Option Agreement.

“French Assets” has the meaning set forth in the French Asset Transfer Agreement.

“French Assumed Obligations” has the meaning set forth in the French Asset Transfer Agreement.

“Put Option Agreement” means the agreement by and among Athena France, Rohm and Haas Europe Trading ApS and Rohm and Haas Europe Services ApS, substantially in the form attached hereto as Annex K-1.

“Put Option Exercise Event” means the acceptance by the parties to the Put Option Agreement (other than Athena France) of the irrevocable, firm and binding offer of Athena France to purchase the French Assets and assume the French Assumed Obligations as set forth in the Put Option Agreement.

“Transferred Current Assets” means (a) Inventory and (b) accounts receivable and notes receivable and other rights to payment from customers and other Persons (other than the Excluded Accounts Receivable, if any), in each case of TDCC and the Asset Transferors arising exclusively out of, or exclusively relating to, the Business and in each case excluding all assets relating to Taxes other than value added and similar Taxes associated with items included in clause (b).

“Transferred Current Liabilities” means (a) all Liabilities in respect of accounts and notes payable of TDCC or any Asset Transferor as of immediately prior to the Closing for which obligations have been billed and recorded in the internal accounting systems of the applicable Asset Transferor; (b) all Liabilities in respect of invoices issued to customers for which all application obligations have not been met; and (c) Transferred Customer Rebates, in each case of clause (a) or clause (b), of TDCC or any Asset Transferor exclusively relating to the Business and in each case excluding (i) all Liabilities relating to Taxes other than value added and similar Taxes associated with items included in clause (a) or clause (b); and (ii) intercompany balances between such Asset Transferor on the one hand and AgroFresh, TDCC or any other Affiliate of TDCC on the other hand.

“Transferred Customer Rebates” means all Liabilities in respect of rebates accrued or payable to customers, in each case of TDCC or an Asset Transferor arising exclusively out of, or exclusively relating to the Business.

1.2                               Certain Terms and References.  Capitalized terms used herein but not defined have the meanings set forth in Section 1.1 of the Agreement.  References to sections of Schedule K refer to the Schedules to this Exhibit K.

ARTICLE II
TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

2.1                               Transfer of Transferred Assets.  Except as provided in Sections 5.14(a) and 5.14(b) of the Agreement (with respect to the Transferred Registrations and the Transferred Registration Data, respectively) and on the terms and subject to the conditions of the Agreement and any applicable Local Transfer Agreement, prior to the Closing, TDCC shall, and shall cause each other Asset Transferor to, assign, convey, transfer and deliver to the applicable AgroFresh Entities (as specified in this Exhibit K) and AgroFresh shall cause the AgroFresh Entities to accept and acquire from the applicable Asset Transferors and take assignment and delivery from such Asset Transferors of, all of such Asset Transferors’ right, title and interest in and to the following assets, properties and rights, as the same shall exist prior to the Closing (such assets, properties and rights collectively referred to as the “Transferred Assets”):

(a)                                 Current Assets.  The Transferred Current Assets.

(b)                                 Information and Records.  (i) Business Records in tangible form that are owned by the Asset Transferors, but in each case only to the extent used or held for use exclusively in, or having arisen exclusively from the conduct of, the Business by the Asset Transferors, (ii) Business Records in electronic form and contained on the transferred information technology listed on Schedule K-2.1(c) and (iii) subject to any applicable procedures and other applicable terms and conditions set forth in the Transition Services Agreement, the Business Records in electronic form described in Schedule K-2.1(b) (the information described in clauses (i), (ii) and (iii) collectively, the “Information and Records”); provided, however, that TDCC and its Affiliates shall be entitled to retain copies of the Information and Records; provided, further, that TDCC and its Affiliates shall be entitled to redact therefrom or otherwise render inaccessible to the AgroFresh Entities any information that is not related to the Business prior to the delivery thereof to the applicable AgroFresh Entity.

(c)                                  IT Assets.  The information technology assets, systems and networks owned by the Asset Transferors that are set forth on Schedule K-2.1(c).

(d)                                 Permits.  The Permits held by the Asset Transferors that are set forth on Schedule K-2.1(d), to the extent such Permits are transferable prior to the Closing (the “Transferred Permits”).

(e)                                  Contracts.  All Contracts that are either (i) exclusively related to the Business including those that are set forth on Schedule K-2.1(e)(i) or (ii) set forth on Schedule K-2.1(e)(ii), in the case of each of the foregoing clauses (i) and (ii), to the extent relating to the period subsequent to the Closing (the “Transferred Contracts”).

(f)                                   Intellectual Property.  The Transferred Patents and Transferred Trademarks.

(g)                                  Personal Property.  The equipment, machinery, furniture, tools, vehicles and other items of tangible personal property owned by the Asset Transferors that are set forth on Schedule K-2.1(g).

(h)                                 Registrations.  The Registrations set forth on Schedule 3.12(a) of the Agreement that are held by the Asset Transferors (the “Transferred Registrations”).

(i)                                     Registration Data.  The (i) Registration Data set forth on Schedule 3.12(b) of the Agreement that is held by the Asset Transferors (the “Transferred Registration Data”) and (ii) rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Asset Transferors with respect to the Transferred Registration Data, including any claims for data compensation.

(j)                                    French Assets Upon Put Option Exercise.  Only upon a Put Option Exercise Event, the French Assets (including the Excluded Accounts Receivable); provided that unless and until a Put Option Exercise Event occurs, the French Assets shall constitute Excluded Assets.

(k)                                 Goodwill.  All goodwill of the Asset Transferors directly associated with the Business.

2.2                               Excluded Assets.  Notwithstanding anything to the contrary in the Agreement (including this Exhibit K) and for the avoidance of doubt, none of TDCC or any of its Affiliates shall assign, convey, transfer or deliver to any AgroFresh Entity, and neither the AgroFresh Entities nor any of their Affiliates shall accept, acquire or take assignment or delivery of, any of the following assets or Contracts nor any right, title or interest therein (collectively, the “Excluded Assets”):

(a)                                 Cash and Cash Equivalents.  All Cash and Cash Equivalents of TDCC or any of its Affiliates.

(b)                                 Other Current Assets.  All inventory, accounts receivable and notes receivable and other rights to payment from customers and other Persons and deferred charges, prepaid expenses and other current assets of TDCC or any of its Affiliates, except to the extent expressly set forth in Section 2.1 of this Exhibit K.

(c)                                  Dow Names and Other Intellectual Property.  All right, title and interest in or to (i) the Dow Names (and all goodwill associated therewith) and (ii) any other Intellectual Property or other intangible property or rights, except to the extent expressly set forth in Section 2.1 of this Exhibit K.

(d)                                 Tax Refunds; Tax Returns.  All claims for and rights of TDCC or any of its Affiliates to receive refunds, rebates or similar payments of Taxes relating to any Pre-Closing Tax Period and all Tax Returns and all notes, worksheets, files or documents relating thereto.

(e)                                  Corporate Records.  All minute books and corporate records of TDCC or any of its Affiliates.

(f)                                   Employee Records.  All personnel, discipline, performance, employee compensation, medical and benefits and labor relations records relating to employees or past employees of TDCC or any of its Affiliates; provided, however, that TDCC shall make available to the applicable AgroFresh Entity copies of such records that are required by Law to be made available to such AgroFresh Entity or that are required for such AgroFresh Entity to perform its obligations set forth in Article VI of the Agreement.

(g)                                  Sale Documents.  All books, records and other documents (in paper or electronic form) prepared or received in connection with the proposed sale of the Business, including offers received from prospective purchasers, engagement letters with outside advisors and representatives, non-disclosure agreements with prospective bidders and the right, title and interest of TDCC or any of its Affiliates under the Agreement, the Put Option Agreement and any of the Related Agreements.

(h)                                 Group Contracts.  All Group Contracts.

(i)                                     Disposed Assets.  All assets sold or otherwise disposed of, and rights expiring or terminated, in the ordinary course of business during the period from the date of the Agreement until the Closing Date.

(j)                                    Insurance.  Any insurance policies or insurance coverage and all rights of any nature with respect thereto (including all insurance recoveries thereunder and rights to assert claims with respect thereto).

(k)                                 Intercompany Agreements.  All Contracts between TDCC or any of its Affiliates (on the one hand) and any other Affiliate of TDCC or AgroFresh (on the other hand), except for the Related Agreements or the Contracts set forth on Schedule 5.13 to the Agreement.

(l)                                     Employee Non-Compete Obligations.  All rights with respect to any obligation of any Employee to refrain from competing with any Other Dow Business.

(m)                             Share Capital.  All legal and beneficial interest in the share capital or Equity Interest of any Person other than the AgroFresh Entities.

(n)                                 French Assets Pending Put Option Exercise.  The French Assets; provided that upon a Put Option Exercise Event, the French Assets (including the Excluded Accounts Receivable) shall, automatically and without any further action of the parties hereto or any other Person, constitute Transferred Assets and shall no longer be Excluded Assets.

(o)                                 Other Assets.  All other assets (real or personal, tangible or intangible, including software, firmware, programs and source codes) and Contracts of TDCC or any of its Affiliates that are not included in the definition of Transferred Assets and those assets identified on Schedule K-2.2(o).

2.3                               Assumed Obligations.  Immediately prior to the Closing, the applicable AgroFresh Entity shall assume, and shall agree to pay, perform and discharge (or cause its applicable Affiliates to pay, perform and discharge) when due, the following Liabilities of TDCC and its Affiliates (collectively, the “Assumed Obligations”):

(a)                                 Current Liabilities.  The Transferred Current Liabilities.

(b)                                 Transferred Contracts.  All Liabilities arising under the Transferred Contracts.

(c)                                  Proceedings.  All Liabilities in respect of any pending or threatened Proceeding or investigation by or before any Governmental Authority or arbitration tribunal, whether class, individual or otherwise in nature, in law or in equity, to the extent relating to, or arising out of, the ownership or operation of the Business or the Transferred Assets at any time.

(d)                                 Product Claims.  All Liabilities arising with respect to the products or services of the Business, whether sold or provided prior to or after the Closing, and whether arising under warranty, contract, equity, tort, strict liability, product liability, statute or otherwise.

(e)                                  Environmental Liabilities.  All Liabilities resulting from or in connection with any Environmental Law or Environmental Permit to the extent relating to, or arising out of, the ownership or operation of the Business or the Transferred Assets at any time.

(f)                                   Employee and Benefit Obligations.  All Liabilities to or with respect to the Employees, and Liabilities under or with respect to TDCC Benefit Plans, in each case as provided and to the extent set forth in Article VI of the Agreement.

(g)                                  Permits.  All Liabilities with respect to the Transferred Permits.

(h)                                 Registrations and Registration Data.  Subject to Section 5.14 of the Agreement, all Liabilities for obtaining, registering, maintaining, prosecuting and supporting the Transferred Registrations and the Transferred Registration Data.

(i)                                     Taxes.  All Taxes, fees and other amounts for which Purchaser is responsible pursuant to Section 5.10 of the Agreement.

(j)                                    French Assumed Obligations Upon Put Option Exercise.  Only upon a Put Option Exercise Event, the French Assumed Obligations; provided that unless and until a Put Option Exercise Event occurs, the French Assets shall constitute Retained Obligations.

(k)                                 Other Assumed Obligations.  All other Liabilities to the extent relating to, or arising out of, the ownership or operation of the Business or the Transferred Assets at any time, whether arising prior to, on or after the Closing, and any other Liabilities specifically assumed by Purchaser under the Agreement, in each case other than the Retained Obligations.

2.4          Retained Obligations.  The AgroFresh Entities shall not assume or otherwise be liable in respect of any of the following Liabilities of TDCC or any of its Affiliates, which shall be retained by TDCC or its Affiliates, as applicable (the “Retained Obligations”):

(a)           Taxes.  All Taxes, fees and other amounts for which TDCC is responsible pursuant to Section 5.10 of the Agreement.

(b)           Specified Retained Matter.  All Liabilities with respect to the Specified Retained Matter.

(c)           Employee Liabilities.  Any Liabilities to or with respect to the Employees, and Liabilities under or with respect to TDCC Benefit Plans, in either case with respect to periods ending prior to the Closing Date, except for the Liabilities of Purchaser or its Affiliates as provided in Article VI of the Agreement.

(d)           French Assumed Obligations Pending Put Option Exercise.  The French Assumed Obligations; provided that upon a Put Option Exercise Event, the French Assumed Obligations shall automatically and without any further action of the parties hereto or any other Person, constitute Assumed Obligations and shall no longer be Retained Obligations.

(e)           Other Retained Obligations.  All Liabilities with respect to the matters set forth on Schedule K-2.4(e) to this Exhibit K).

(f)            Non-Business Liabilities.  Any Liabilities not relating to, or arising out of, the ownership or operation of the Business or the Transferred Assets at any time.

ARTICLE III
ENTITY FORMATION AND TRANSFERS

Except as set forth in Section 5.14 of the Agreement, and subject to any changes or modifications that TDCC or its Affiliates deem advisable or reasonably necessary, the Restructuring Transactions are expected to consist of the actions set forth on Schedule K-3 (together with any other actions deemed advisable or reasonably necessary in connection therewith).  In addition, certain Transferred Employees may be transferred to certain AgroFresh Entities effective at or prior to the Closing in accordance with Article VI of the Agreement.

ARTICLE IV
FRENCH ASSET OPERATION AFTER CLOSING

4.1          French Asset Operation After Closing.  In the event that the French Assets constitute Excluded Assets as of the Closing, Purchaser shall, and shall cause its Affiliates to, sell products of the Business to TDCC or its Affiliates from and after Closing at a price that is mutually agreed to by such parties in order for TDCC and its Affiliates to operate the Business in France until such time as either (a) the French Assets are transferred to the Athena France pursuant to the French Asset Transfer Agreement or (b) the Put Option Agreement is terminated (it being understood and agreed that such pricing shall reflect the price that TDCC or its Affiliates are obligated to sell such products to customers of the Business in France, less TDCC’s and its Affiliates’ fully burdened costs, including the compensation and benefits of any employees incurred in connection therewith, and any other fully burdened costs and expenses reasonably related to the sale of such products in France).

Exhibit L

CERTIFICATE OF DESIGNATION OF

SERIES A PREFERRED STOCK OF

[INSERT NEW NAME OF BOULEVARD POST CLOSING]

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

[BLVD], a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof) as required by Section 151 of the General Corporation Law of the State of Delaware (the “General Corporation Law”):

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the certificate of incorporation of the Corporation, there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated and fixed the number of shares constituting such series and the designation of such series and the powers (including voting powers), if any, of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of such series as follows:

Series A Preferred Stock:

Section 1.              Designation and Amount.  The shares of such series shall be designated as shares of “Series A Preferred Stock,” par value $0.0001 per share, of the Corporation (the “Series A Preferred Stock”), and the number of shares constituting such series shall be one (1).

Section 2.              Definitions.  The following terms shall have the following meanings for purposes of this Certificate of Designation (as the same may be amended or amended and restated from time to time, this “Certificate of Designation”):

(a)           “Board of Directors” shall mean the Board of Directors of the Corporation.

(b)           “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Corporation.

(c)           “Expiration Date” shall mean the earlier of (i) the date that the Holder shall no longer own (directly or indirectly through a majority-owned subsidiary of the Holder) at least the Minimum Amount or (ii) the date that the Holder shall transfer, sell, assign or convey the share of Series A Preferred Stock held by the Holder to any Person that is not a direct or indirect majority-owned subsidiary of the Holder.

(d)           “Holder” shall mean The Dow Chemical Company, a Delaware corporation.

(e)           “Liquidation Preference” shall mean $10.00 per share of Series A Preferred Stock, as adjusted for any stock splits, stock dividends, combinations, subdivisions, reclassifications, recapitalizations or the like with respect to the outstanding share of Series A Preferred Stock.

(f)            “Liquidation Proceeds” shall mean the assets of the Corporation legally available for distribution to its stockholders upon a liquidation, dissolution or winding up of the Corporation.

(g)           “Minimum Amount” shall mean not less than ten percent (10%) of the then outstanding shares of Common Stock.

(h)           “Permitted Transferee” shall mean a direct or indirect majority-owned subsidiary of the Holder.

(i)            “Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, governmental authority or other entity.

Section 3.              Dividends.  The holder of the share of Series A Preferred Stock shall not be entitled to share in any dividends or distributions of any kind or nature whatsoever, and in furtherance thereof, shall not have any dividend or distribution privileges of any kind or nature whatsoever.

Section 4.              Voting Rights.

(a)           For so long as the share of Series A Preferred Stock shall be outstanding and until the Expiration Date, the holder of the share of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director to the Board of Directors (the “Series A Director”), which Series A Director shall not be subject to the classified board of directors provisions of Article SIXTH of the certificate of incorporation of the Corporation nor classified into Class I, Class II or Class III.  The Series A Director elected in accordance with this Section 4 may be removed without cause only by the affirmative vote or written consent of the holder of the share of Series A Preferred Stock.  Any vacancy resulting from death, resignation, disqualification or other removal from office of the Series A Director shall be filled only by the holder of the share of Series A Preferred Stock (and not by the Board of Directors).  During any period when the holder of the outstanding share of Series A Preferred Stock has the right to elect the Series A Director, then upon commencement of, and for the duration of, the period during which such right continues:  (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by one (1), and the holder of the outstanding share of Series A Preferred Stock shall be entitled to elect the Series A Director; and (ii) the Series A Director shall serve until such director’s successor shall have been duly elected and qualified, or until the Series A Director’s right to hold such office terminates pursuant to the provisions of this Section 4, whichever occurs earlier, subject to the Series A Director’s earlier death, resignation, retirement.  Whenever the holder of the outstanding share of Series A Preferred Stock is divested of the right to elect the Series A Director in accordance with this Certificate of Designation, the

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term of office of the Series A Director shall forthwith and automatically terminate and the total authorized number of directors of the Corporation shall automatically be decreased by one (1).

(b)           For so long as the share of Series A Preferred Stock shall be outstanding and until the Expiration Date, the Series A Director shall be a member of every committee of the Board of Directors, to the extent permitted by applicable law (including applicable tax regulations) and applicable stock exchange rules.

(c)           For so long as the share of Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or written consent of the holder of the share of Series A Preferred Stock, voting separately as a single class, amend, alter or repeal, whether by merger, consolidation or otherwise, any provision of the certificate of incorporation of the Corporation (including, without limitation, this Certificate of Designation), if such amendment, alteration or repeal would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect the holder of the Series A Preferred Stock adversely.

(d)           Notwithstanding Article FIFTH of the certificate of incorporation of the Corporation, any action required or permitted to be taken at any meeting of the holder of the share of Series A Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holder of the outstanding share of Series A Preferred Stock and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(e)           Except as set forth in subsections (a) or (c) of this Section 4 or otherwise required by law, the holder of Series A Preferred Stock shall not be entitled to vote on or consent to any matters submitted to a vote or consent of the stockholders of the Corporation, nor have any special or other voting rights and its vote or consent shall not be required for taking any corporate action.

Section 5.              Liquidation.  In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the outstanding share of Series A Preferred Stock shall be entitled receive out of the Liquidation Proceeds, on a pari passu basis with respect to the holders of any outstanding shares of Common Stock, an amount per share of Series A Preferred Stock equal to the Liquidation Preference.

Section 6.              Expiration.

(a)           On the Expiration Date, and without any action on the part of the Corporation or the holder of the outstanding share of Series A Preferred Stock, the outstanding share of Series A Preferred Stock shall be redeemed by the Corporation on the Expiration Date at the redemption price of $1.00 per share (the “Redemption Price”).  Payment of the Redemption Price shall be made solely out of assets of the Corporation legally available therefor.

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(b)           Promptly following the Expiration Date, (i) the Corporation shall deliver the Redemption Price in cash to the address of the holder of the outstanding share of Series A Preferred Stock shown on the books and records of the Corporation, and (ii) the certificate representing the share of Series A Preferred Stock shall be surrendered to the Corporation by such holder.

(c)           The redemption of the outstanding share of Series A Preferred Stock pursuant to this Section 6 shall be effective as of the Expiration Date.

(d)           From and after the Expiration Date, the share of Series A Preferred Stock redeemed pursuant to this Section 6 shall no longer be deemed to be outstanding and all rights in respect of such share of Series A Preferred Stock (including the right to elect a Series A Director pursuant to Section 4) shall automatically terminate, except for the right to receive the Redemption Price.

Section 7.              Reacquired Share.  If the share of Series A Preferred Stock is cancelled or purchased, redeemed or otherwise acquired by the Corporation, in any manner whatsoever, the share of Series A Preferred Stock so acquired shall, to the fullest extent permitted by law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Series A Preferred Stock.  The share of Series A Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the certificate of incorporation of the Corporation or imposed by the General Corporation Law.

Section 8.              Conversion; Exchange.  The share of Series A Preferred Stock shall not be entitled to be converted into or exchanged for share(s) of any other capital stock of the Corporation and in furtherance thereof, shall not have conversion or exchange privileges of any kind or nature whatsoever.

Section 9.              Transfer Restriction.  The holder of the share of Series A Preferred Stock shall not sell, transfer, assign, convey, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of such share of Series A Preferred Stock, or any interest therein, without the prior written consent of the Corporation.  Notwithstanding the foregoing restriction, the holder of the share of Series A Preferred Stock may sell, transfer, assign or convey the share of Series A Preferred Stock to a Permitted Transferee.

Section 10.            Waiver.  The powers (including voting powers), if any, of the Series A Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Series A Preferred Stock may be waived as to the share of Series A Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the written consent or agreement of the holder of the share of Series A Preferred Stock, consenting or agreeing separately as a single class.

 [Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series A Preferred Stock of [BLVD] on this    day of              2015.

[BLVD]

By:
Name:
Title:

Exhibit M

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of [•], 2015 by and among Boulevard Acquisition Corp., a Delaware corporation (the “Company”), Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and The Dow Chemical Company, a Delaware corporation (“TDCC”).  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company and TDCC have entered into that certain Stock Purchase Agreement, dated as of April 30, 2015 (as amended, modified, supplemented or waived from time to time, the “Purchase Agreement”);

WHEREAS, on the date hereof, the Company and TDCC are entering into certain ancillary agreements in connection with the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Company and Continental Stock Transfer & Trust Company, as warrant agent, have entered into to that certain Warrant Agreement, dated as of February 12, 2014 (the “Warrant Agreement”), governing (i) 11,025,000 warrants, each warrant exercisable to purchase one share of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), issued in connection with the Company’s initial public offering (the “Public Warrants”), and (ii) 6,160,000 warrants, each warrant exercisable to purchase one share of the Common Stock, purchased by the Sponsor pursuant to that certain Sponsor Warrants Purchase Agreement, dated as of November 19, 2013, as amended and restated, by and between Company and the Sponsor (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”); and

WHEREAS, the Company’s execution and delivery of this Agreement is a condition to TDCC’s obligations under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.             Purchase of Warrants by the Company.  Commencing upon the date hereof and until 5:00 p.m. Eastern Standard Time on the date that is nine (9) months from the Closing Date (the “Purchase Deadline”), the Company will purchase, in the aggregate and at such times in its sole discretion, ten million dollars ($10,000,000) in Public Warrants in the open market at a purchase price per whole Public Warrant of no more than $1.25 per whole Public Warrant; provided that in the event that the Company shall not have purchased Public Warrants in such aggregate dollar amount immediately prior to the Purchase Deadline, the Sponsor may, at its option, sell to the Company Private Placement Warrants at $1.00 per Private Placement Warrant

to satisfy such obligation (any such purchased Warrants, the “Purchased Warrants”); provided further that in no event shall the Company be obligated to purchase more than 10,000,000 Warrants in total.  The Purchased Warrants shall be cancelled and terminated by the Company.

2.             Issuance of Warrants to TDCC.  The Company shall issue warrants to purchase shares of the Common Stock to TDCC representing sixty-six and two-thirds percent (66 2/3%) of the Purchased Warrants (rounded up to the next whole Warrant), at no cost to TDCC and on terms and conditions that are identical to the Public Warrants (the “TDCC Warrants”), no later than the Purchase Deadline.

3.             Make-Up Warrants. In the event that the Company has not issued to TDCC an aggregate of 6,000,000 TDCC Warrants on or prior to the Purchase Deadline, (a) the Sponsor will transfer to the Company, at no cost to the Company, the number of Warrants equal to one-half (1/2) of the difference between (i) 6,000,000 and (ii) the number of TDCC Warrants issued by the Company to TDCC on or prior to the Purchase Deadline (the difference between clause (i) and clause (ii) being, the “Make-Up Warrant Amount”) and such transferred Warrants shall be cancelled and terminated by the Company and (b) the Company will issue such number of TDCC Warrants equal to the Make-Up Warrant Amount.  From the date hereof until the Purchase Deadline, none of Sponsor and its Affiliates will purchase or otherwise acquire (including through any hedging transaction) any Public Warrants or any rights therein.

4.             Miscellaneous.

(a)           Entire Agreement.  Subject to the applicable provisions of the Purchase Agreement, this Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby and supersedes and replaces any and all prior agreements, arrangements and understandings, written or oral, between the parties relating to the subject matter hereof.

(b)           Further Assurances.  On and after the execution of this Agreement, each party hereto shall execute and deliver to any other party such documents, agreements and other instruments as may be reasonably requested by such other party and are required to effectuate the transactions contemplated by this Agreement.

(c)           Amendments and Waivers.  This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the parties hereto.  The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term or covenant contained in this Agreement shall be effective unless it is in a writing signed by such Party.

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(d)           Assignment; No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)           Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)           Other Definitional Provisions and Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Articles, Sections or clauses shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of this Agreement.

(h)           Governing Law.  This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

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(i)            Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to the Company, addressed as follows:

Boulevard Acquisition Corp.
399 Park Avenue, 6th Floor
New York, NY 10022
Attention:              Stephen S. Trevor
Facsimile:              (212) 878-3545

with a copy to:

Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166
Attention:              Alan I. Annex
Facsimile:              (212) 805-9323

If to the Sponsor, addressed as follows:

Boulevard Acquisition Sponsor, LLC
399 Park Avenue, 6th Floor
New York, NY 10022
Attention:              Steven S. Trevor
Facsimile:              (212) 878-3545

with a copy to:

Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166
Attention:              Alan I. Annex
Facsimile:              (212) 805-9323

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If to TDCC, addressed as follows:

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
Attention:              Corporate Director, M&A
Facsimile:              (989) 636-8907

with copies to:

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
Attention:              Executive Vice President and General Counsel
Facsimile:              (989) 638-9397

and

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention:              Marc F. Sperber
Facsimile:              (312) 706-8208

*      *      *      *      *

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IN WITNESS WHEREOF, the parties have executed this Warrant Purchase Agreement as of the date first written above.

BOULEVARD ACQUISITION CORP.

By:
Name:
Title:

BOULEVARD ACQUISITION SPONSOR, LLC

By:
Name:
Title:

THE DOW CHEMICAL COMPANY

By:
Name:
Title: